As filed with the Securities and Exchange Commission on April 25, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HANESBRANDS INC.*
(Exact name of registrant as specified in its charter)

Maryland	5600	20-3552316
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105
(336) 519-4400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joia M. Johnson, Esq.
Executive Vice President,
General Counsel and Corporate Secretary
Hanesbrands Inc.
1000 East Hanes Mill Road
Winston-Salem, North Carolina 27105
(336) 519-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald T. Nowak, Esq.
Kirkland & Ellis LLP
200 E. Randolph Drive
Chicago, Illinois 60601
(312) 861-2000

*The Co-Registrants listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public:  Upon consummation of the exchange offer described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price Per Unit(1)	Offering Price	Fee
Floating Rate Senior Notes due 2014, Series B	$500,000,000	100%	$500,000,000	$15,350
Guarantees of Floating Rate Senior Notes(2)	$500,000,000	—	—	(3)

(1)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)	The Floating Rate Senior Notes due 2014, Series B will be issued by Hanesbrands Inc. and guaranteed by substantially all of the domestic subsidiaries of Hanesbrands Inc. No separate consideration will be received for the issuance of these guarantees.

(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrant*	Jurisdiction of Formation	I.R.S. Employer Identification No.

BA International, L.L.C.	Delaware	20-3151349
Caribesock, Inc.	Delaware	36-4311677
Caribetex, Inc.	Delaware	36-4147282
CASA International, LLC	Delaware	01-0863412
Ceibena Del, Inc.	Delaware	36-4165547
Hanes Menswear, LLC	Delaware	66-0320041
Hanes Puerto Rico, Inc.	Delaware	36-3726350
Hanesbrands Direct, LLC	Colorado	20-5720114
Hanesbrands Distribution, Inc.	Delaware	36-4500174
HBI Branded Apparel Enterprises, LLC	Delaware	20-5720055
HBI Branded Apparel Limited, Inc.	Delaware	35-2274670
HbI International, LLC	Delaware	01-0863413
HBI Sourcing, LLC	Delaware	20-3552316
Inner Self, LLC	Delaware	36-4413117
Jasper-Costa Rica, L.L.C.	Delaware	51-0374405
National Textiles, L.L.C.	Delaware	56-2051054
Playtex Dorado, LLC	Delaware	13-2828179
Playtex Industries, Inc.	Delaware	51-0313092
Seamless Textiles, LLC	Delaware	36-4311900
UPCR, Inc.	Delaware	36-4165638
UPEL, Inc.	Delaware	36-4165642

*	The address for each of the additional Registrants is c/o Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, NC 27105, telephone: (336) 519-4400. The primary standard industrial classification number for each of the additional Registrants is 5600. The name, address, including zip code, of the agent for service for each of the additional Registrants is Joia M. Johnson, Esq., Executive Vice President, General Counsel and Corporate Secretary of Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105, telephone (336) 519-4400.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 25, 2007

PROSPECTUS

EXCHANGE OFFER FOR
$500,000,000
FLOATING RATE SENIOR NOTES DUE 2014

We are offering to exchange
up to $500,000,000 of our new Floating Rate Senior Notes due 2014, Series B
for
a like amount of our outstanding Floating Rate Senior Notes due 2014

Material Terms of Exchange Offer

•	The terms of the new notes to be issued in the exchange offer, which we refer to as the Exchange Notes, are substantially identical to the outstanding Floating Rate Senior Notes due 2014, which we refer to as the Notes, except that the transfer restrictions and registration rights relating to the Notes will not apply to the Exchange Notes.

•	The Exchange Notes will be guaranteed on a senior basis by substantially all of our existing and future domestic subsidiaries.

•	See the section of this prospectus entitled “Description of the Exchange Notes” that begins on page 130 for more information about the Exchange Notes.

•	There is no existing public market for the Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or seek approval for quotation through any automated trading system.

•	You may withdraw your tender of Notes at any time before the expiration of the exchange offer. We will exchange all of the Notes that are validly tendered and not withdrawn.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2007, unless extended.

•	The exchange of Notes will not be a taxable event for U.S. federal income tax purposes.

•	The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

•	We will not receive any proceeds from the exchange offer.

  For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Exchange Notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2007

We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.

Until          , 2007, all dealers that, buy, sell or trade the Exchange Notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

Trademarks, Trade Names and Service Marks

We own or have rights to use the trademarks, service marks and trade names that we use in conjunction with the operation of our business. Some of the more important trademarks that we own or have rights to use that appear in this prospectus include the Hanes, Champion, Playtex, Bali, Just My Size, barely there, Wonderbra, C9 by Champion, L’eggs, Beefy-T and Outer Banks marks, which may be registered in the United States and other jurisdictions. We do not own any trademark, trade name or service mark of any other company appearing in this prospectus.

The Exchange Notes are being offered by Hanesbrands Inc., a Maryland corporation organized in September 2005 that was spun off from Sara Lee Corporation (“Sara Lee”) on September 5, 2006. In connection with the spin off, Sara Lee contributed its branded apparel Americas and Asia business to Hanesbrands Inc. and distributed all of the outstanding shares of Hanesbrands Inc. common stock to its stockholders on a pro rata basis. As a result of the spin off, Sara Lee ceased to own any equity interest in Hanesbrands Inc. and Hanesbrands Inc. became an independent, separately traded, publicly held company. Unless the context otherwise requires, (i) references in this prospectus to “Hanesbrands,” “HBI,” “we,” “our” and “us” mean Hanesbrands Inc. and its subsidiaries (ii) the term “issuer” refers to Hanesbrands Inc. and not to any of its subsidiaries and (iii) the term “guarantors” refers to the direct and indirect subsidiaries of Hanesbrands Inc. that guarantee Hanesbrands Inc.’s obligations under the Exchange Notes.

i

We describe in this prospectus the businesses contributed to us by Sara Lee in the spin off as if the contributed businesses were our business for all historical periods described. References in this prospectus to our assets, liabilities, products, businesses or activities of our business for periods including or prior to the spin off are generally intended to refer to the historical assets, liabilities, products, businesses or activities of the contributed businesses as the businesses were conducted as part of Sara Lee and its subsidiaries prior to the spin off.

In making an investment decision, you must rely on your own examination of our business and the terms of this exchange offer, including the merits and risks involved. The Exchange Notes have not been recommended by any U.S. or non-U.S. federal or state securities commission or regulatory authority. Furthermore, these authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

ii

MARKET AND INDUSTRY DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. The NPD Group/Consumer Panel TrackSM (“NPD”), Millward Brown Market Research and Women’s Wear Daily were the primary sources for third-party industry data and forecasts. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. For example, in 1983, the U.S. Department of Energy forecast that oil would cost $74 per barrel in 1995, however, the price of oil was actually $17 per barrel. In addition, we do not know what assumptions regarding general economic growth were used in preparing the forecasts we cite. We do not make any representation as to the accuracy of information described in this paragraph. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. We cannot guarantee the accuracy or completeness of any such information contained in this prospectus.

iii

SUMMARY

The following is a summary of material information discussed in this prospectus or in the documents incorporated by reference into this prospectus, and is qualified in its entirety by the more detailed information, including the section entitled “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. This summary may not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated by reference into this prospectus, including the financial statements and related notes, before deciding whether to participate in the exchange offer.

Our Company

Introduction

We are a consumer goods company with a portfolio of leading apparel brands, including Hanes, Champion, Playtex, Bali, Just My Size, barely there and Wonderbra. We design, manufacture, source and sell a broad range of apparel essentials such as t-shirts, bras, panties, men’s underwear, kids’ underwear, socks, hosiery, casualwear and activewear.

We were spun off from Sara Lee Corporation, or “Sara Lee,” on September 5, 2006. In connection with the spin off, Sara Lee contributed its branded apparel Americas and Asia business to us and distributed all of the outstanding shares of our common stock to its stockholders on a pro rata basis. As a result of the spin off, Sara Lee ceased to own any equity interest in our company. In this prospectus, we describe the businesses contributed to us by Sara Lee in the spin off as if the contributed businesses were our business for all historical periods described. References in this prospectus to our assets, liabilities, products, businesses or activities of our business for periods including or prior to the spin off are generally intended to refer to the historical assets, liabilities, products, businesses or activities of the contributed businesses as the businesses were conducted as part of Sara Lee and its subsidiaries prior to the spin off.

Following the spin off, we changed our fiscal year end from the Saturday closest to June 30 to the Saturday closest to December 31. This change created a transition period beginning on July 2, 2006, the day following the end of our 2006 fiscal year on July 1, 2006, and ending on December 30, 2006.

In the six month transition period ended December 30, 2006, we generated $2.3 billion in net sales and $190.0 million in operating profit. Our products are sold through multiple distribution channels. During the six months ended December 30, 2006, approximately 47% of our net sales were to mass merchants, 20% were to national chains and department stores, 9% were direct to consumer, 9% were in our international segment and 15% were to other retail channels such as embellishers, specialty retailers, warehouse clubs and sporting goods stores. In addition to designing and marketing apparel essentials, we have a long history of operating a global supply chain that incorporates a mix of self-manufacturing, third-party contractors and third-party sourcing.

The apparel essentials segment of the apparel industry is characterized by frequently replenished items, such as t-shirts, bras, panties, men’s underwear, kids’ underwear, socks and hosiery. Growth and sales in the apparel essentials industry are not primarily driven by fashion, in contrast to other areas of the broader apparel industry. Rather, we focus on the core attributes of comfort, fit and value, while remaining current with regard to consumer trends.

Our business is subject to risks. For a more detailed description of these risks, see “Risk Factors.”

Our Competitive Strengths

Strong Brands with Leading Market Positions.  Our brands have a strong heritage in the apparel essentials industry. According to NPD, our brands hold either the number one or number two U.S. market position by sales in most product categories in which we compete, on a rolling year-end basis as of December 2006. Our brands enjoy high awareness among consumers according to a 2006 brand equity analysis by Millward Brown Market Research. According to a 2006 survey of consumer brand awareness by

Women’s Wear Daily, Hanes is the most recognized apparel and accessory brand among women in the United States. According to Millward Brown Market Research, Hanes is found in over 85% of the United States households who have purchased men’s or women’s casual clothing or underwear in the 12-month period ended December 31, 2006. Our creative, focused advertising campaigns have been an important element in the continued success and visibility of our brands. We employ a multimedia marketing plan involving national television, radio, Internet, direct mail and in-store advertising, as well as targeted celebrity endorsements, to communicate the key features and benefits of our brands to consumers. We believe that these marketing programs reinforce and enhance our strong brand awareness across our product categories.

High-Volume, Core Essentials Focus.  We sell high-volume, frequently replenished apparel essentials. The majority of our core styles continue from year to year, with variations only in color, fabric or design details, and are frequently replenished by consumers. For example, we believe the average U.S. consumer makes 3.5 trips to retailers to purchase men’s underwear and 4.5 trips to purchase panties annually. We believe that our status as a high-volume seller of core apparel essentials creates a more stable and predictable revenue base and reduces our exposure to dramatic fashion shifts often observed in the general apparel industry.

Significant Scale of Operations.  According to NPD, we are the largest seller of apparel essentials in the United States as measured by sales on a rolling year-end basis as of December 2006. Most of our products are sold to large retailers which have high-volume demands. We have met the demands of our customers by developing vertically integrated operations and an extensive network of owned facilities and third-party manufacturers over a broad geographic footprint. We believe that we are able to leverage our significant scale of operations to provide us with greater manufacturing efficiencies, purchasing power and product design, marketing and customer management resources than our smaller competitors.

Significant Cash Flow Generation.  Due to our strong brands and market position, our business has historically generated significant cash flow. In the six months ended December 30, 2006 and in fiscal 2006, 2005 and 2004, we generated $113.0, $400.0 million, $446.8 million and $410.2 million, respectively, of cash from operating activities net of cash used in investing activities. Our goal is to maximize cash flow in a manner that gives us the flexibility to create shareholder value by investing in our business, reducing debt and returning capital to our shareholders.

Strong Customer Relationships.  We sell our products primarily through large, high-volume retailers, including mass merchants, department stores and national chains. We have strong, long-term relationships with our top customers, including relationships of more than ten years with each of our top ten customers. The size and operational scale of the high-volume retailers with which we do business require extensive category and product knowledge and specialized services regarding the quantity, quality and planning of orders. In the late 1980s, we undertook a shift in our approach to our relationships with our largest customers when we sought to align significant parts of our organization with corresponding parts of their organizations. For example, we are organized into teams that sell to and service our customers across a range of functional areas, such as demand planning, replenishment and logistics. We also have entered into customer-specific programs such as the introduction in 2004 of C9 by Champion products marketed and sold through Target Corporation (“Target”) stores. Through these efforts, we have become the largest apparel essentials supplier to many of our customers.

Strong Management Team.  We have strengthened our management team through the addition of experienced executives in key leadership roles. Richard Noll, our Chief Executive Officer, has extensive management experience in the apparel and consumer products industries. During his 14-year tenure at Sara Lee, Mr. Noll led Sara Lee’s sock and hosiery businesses, Sara Lee Direct and Sara Lee Mexico (all of which are now part of our business), as well as the Sara Lee Bakery Group and Sara Lee Australia. Lee Wyatt, our Executive Vice President, Chief Financial Officer, has broad experience in executive financial management, including tenures as Chief Financial Officer at Sonic Automotive, a publicly traded automotive aftermarket supplier, and Sealy Corporation. Gerald Evans, our Executive Vice President, Chief Supply Chain Officer, Kevin Hall, our Executive Vice President, Chief Marketing Officer, and Joia Johnson, our Executive Vice President, General Counsel and Corporate Secretary, also add significant experience and leadership to our management team. The additions of Messrs. Noll and Wyatt complement the leadership and experience provided by Lee Chaden, our Executive Chairman, who has extensive experience within the apparel and consumer products industries.

Key Business Strategies

Our core strategies are to build our largest, strongest brands in core categories by driving innovation in key items, to continually reduce our costs by consolidating our organization and globalizing our supply chain and to use our strong, consistent cash flows to fund business growth, supply-chain reorganization and debt reduction and to repurchase shares to offset dilution. Specifically, we intend to focus on the following strategic initiatives:

Increase the Strength of Our Brands with Consumers.  Our advertising and marketing campaigns have been an important element in the success and visibility of our brands. We intend to increase our level of marketing support behind our key brands with targeted, effective advertising and marketing campaigns. For example, in fiscal 2005, we launched a comprehensive marketing campaign titled “Look Who We’ve Got Our Hanes on Now,” which we believe significantly increased positive consumer attitudes about the Hanes brand in the areas of stylishness, distinctiveness and up-to-date products.

Our ability to react to changing customer needs and industry trends will continue to be key to our success. Our design, research and product development teams, in partnership with our marketing teams, drive our efforts to bring innovations to market. We intend to leverage our insights into consumer demand in the apparel essentials industry to develop new products within our existing lines and to modify our existing core products in ways that make them more appealing, addressing changing customer needs and industry trends. Examples of our success to date include:

•	Tagless garments — where the label is embroidered or printed directly on the garment instead of attached on a tag — which we first released in t-shirts under our Hanes brand (2002), and subsequently expanded into other products such as outerwear tops (2003) and panties (2004).

•	“Comfort Soft” bands in our underwear and bra lines, which deliver to our consumers a softer, more comfortable feel with the same durable fit (2004 and 2005).

•	New versions of our Double Dry wicking products and Friction Free running products under our Champion brand (2005).

•	The “no poke” wire which was successfully introduced to the market in our Bali brand bras (2004).

Strengthen Our Retail Relationships.  We intend to expand our market share at large, national retailers by applying our extensive category and product knowledge, leveraging our use of multi-functional customer management teams and developing new customer-specific programs such as C9 by Champion for Target. Our goal is to strengthen and deepen our existing strategic relationships with retailers and develop new strategic relationships. Additionally, we plan to expand distribution by providing manufacturing and production of apparel essentials products to specialty stores and other distribution channels, such as direct to consumer through the Internet.

Develop a Lower-Cost Efficient Supply Chain.  As a provider of high-volume products, we are continually seeking to improve our cost-competitiveness and operating flexibility through supply chain initiatives. In this regard, we have launched two textile manufacturing projects outside of the United States — an owned textile manufacturing facility in the Dominican Republic, which began production in early 2006, and a strategic alliance with a third-party textile manufacturer in El Salvador, which began production in 2005. Over the next several years, we will continue to transition additional parts of our supply chain from the United States to locations in Central America, the Caribbean Basin and Asia in an effort to optimize our cost structure. We intend to continue to self-manufacture core products where we can protect or gain a significant cost advantage through scale or in cases where we seek to protect proprietary processes and technology. We plan to continue to selectively source product categories that do not meet these criteria from third-party manufacturers. We expect that in future years our supply chain will become more balanced across the Eastern and Western Hemispheres. Our customers require a high level of service and responsiveness, and we intend to continue to meet these needs through a carefully managed facility migration process. We expect that these changes in our supply chain will result in significant cost efficiencies and increased asset utilization.

Create a More Integrated, Focused Company.  Historically, we have had a decentralized operating structure, with many distinct operating units. We are in the process of consolidating functions, such as purchasing, finance, manufacturing/sourcing, planning, marketing and product development, across all of our product categories in the United States. We also are in the process of integrating our distribution operations and information technology systems. We believe that these initiatives will streamline our operations, improve our inventory management, reduce costs, standardize processes and allow us to distribute our products more effectively to retailers. We expect that our initiative to integrate our technology systems also will provide us with more timely information, increasing our ability to allocate capital and manage our business more effectively.

Recent Developments

On March 29, 2007, in furtherance of our efforts to migrate portions of our manufacturing operations to lower-cost locations, we announced plans to close a textile manufacturing facility located in the United States.

Company Information

We were incorporated in Maryland on September 30, 2005 and became an independent public company following our spin off from Sara Lee on September 5, 2006. Our principal executive offices are located at 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105. Our main telephone number is (336) 519-4400. Our website is www.hanesbrands.com. Information on our website is not a part of this prospectus and is not incorporated into this prospectus by reference.

The Exchange Offer

The Initial Offering of Notes	We sold the Notes on December 14, 2006 to Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. We collectively refer to those parties in this prospectus as the ‘‘initial purchasers.” The initial purchasers subsequently resold the Notes: (i) to qualified institutional buyers pursuant to Rule 144A; or (ii) outside the United States in compliance with Regulation S, each as promulgated under the Securities Act of 1933, as amended.

Registration Rights Agreement	Simultaneously with the initial sale of the Notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our commercially reasonable efforts to file a registration statement with the SEC and to commence and complete this exchange offer. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Notes.

The Exchange Offer	We are offering to exchange the Exchange Notes, which have been registered under the Securities Act, for your Notes, which were issued on December 14, 2006 in the initial offering. In order to be exchanged, a Note must be properly tendered and accepted. All Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the Exchange Notes promptly after the expiration of the exchange offer.

Resales	We believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

• the Exchange Notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any Exchange Notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from these requirements you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued Exchange Notes in the exchange offer for its own account in exchange for Notes that were acquired by that broker-dealer as a result of market-marking or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the Exchange Notes issued to it in the exchange offer.

Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of Notes on , 2007.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2007, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering Outstanding Notes	If you wish to tender your Notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

• an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your Notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

• if the Notes you own are held of record by The Depository Trust Company, or “DTC,” in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or “ATOP,” in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your Notes and update your account to reflect the issuance of the Exchange Notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

• a timely confirmation of book-entry transfer of your Notes into the account of the Notes exchange agent at DTC if you are effecting delivery of book-entry transfer, or

• if necessary, the documents required for compliance with the guaranteed delivery procedures.

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or Notes in the exchange offer, you should contact the person in whose name your book-entry interests or Notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights	You may withdraw the tender of your Notes at any time prior to 5:00 p.m., New York City time on , 2007.

Federal Income Tax Considerations	The exchange of Notes will not be a taxable event for United States federal income tax purposes.

Appraisal and Dissenters’ Rights	Holders of Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	Branch Banking & Trust Company is serving as the exchange agent in connection with the exchange offer.

The Exchange Notes

The form and terms of the Exchange Notes are the same as the form and terms of the Notes, except that the Exchange Notes will be registered under the Securities Act. As a result, the Exchange Notes will not bear legends restricting their transfer and the registration rights relating to the Notes will not apply to the Exchange Notes. The Exchange Notes represent the same debt as the Notes. Both the Notes and the Exchange Notes are governed by the same indenture.

The following is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Notes, see “Description of the Exchange Notes.”

Issuer	Hanesbrands Inc.

Securities Offered	$500.0 million Floating Rate Senior Notes due 2014, Series B

Maturity Date	December 15, 2014.

Interest	The Exchange Notes will bear interest at an annual rate equal to LIBOR plus 3.375%, payable semi-annually in arrears.

Optional Redemption	We may redeem any of the Exchange Notes beginning on December 15, 2008 at the redemption prices listed under “Description of the Exchange Notes — Optional Redemption,” plus accrued interest.

On or prior to December 15, 2008, we may redeem up to 35% of the Exchange Notes at a redemption price described in this prospectus, plus accrued interest, using the net cash proceeds from sales of certain types of capital stock as described under “Description of the Exchange Notes — Optional Redemption.”

We may also redeem any of the Exchange Notes at any time prior to December 15, 2008 in cash at the redemption prices described in this prospectus plus accrued interest to the date of redemption and a make-whole premium as described under “Description of the Exchange Notes — Optional Redemption.”

Change of Control and Asset Sales	Upon the occurrence of certain change of control events described under “Description of the Exchange Notes — Repurchase of Exchange Notes Upon a Change of Control,” you may require us to repurchase some or all of your Exchange Notes at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase.

In addition, to the extent we or a restricted subsidiary receive proceeds from the sale of certain assets and do not apply the proceeds of such asset sale in the manner set forth in the indenture governing the Exchange Notes within twelve months of receipt of such proceeds, we will be required to make an offer to purchase an aggregate amount of the Exchange Notes equal to the amount of such unapplied proceeds. See “Description of the Exchange Notes — Covenants — Limitation on Asset Sales.”

Guarantees	Substantially all of our existing and future domestic restricted subsidiaries (other than immaterial subsidiaries) will fully and unconditionally guarantee the Exchange Notes on a senior unsecured basis. We own 100% of the equity interests of each of our subsidiaries that will guarantee the Exchange Notes as of the closing of the exchange offer.

Ranking	The Exchange Notes and the subsidiary guarantees will be unsecured senior obligations and will rank:

• senior in right of payment to all of our and our subsidiary guarantors’ existing and future senior subordinated and subordinated indebtedness;

• equally in right of payment with any of our and our subsidiary guarantors’ existing and future senior unsecured indebtedness;

• effectively junior in right of payment to all our and our subsidiary guarantors’ secured indebtedness, including any indebtedness under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and

• structurally junior to all of the obligations, including trade payables, of any subsidiaries that do not guarantee the Exchange Notes.

Certain Covenants	The indenture under which the Notes were issued will govern the Exchange Notes. The indenture contains certain covenants that limit our ability and the ability of our restricted subsidiaries to:

• incur additional debt or issue preferred stock;

• create liens;

• create restrictions on our subsidiaries’ ability to make payments to Hanesbrands Inc.;

• pay dividends and make other distributions in respect of our capital stock;

• redeem or repurchase our capital stock or prepay subordinated indebtedness;

• make certain investments or certain other restricted payments;

• guarantee indebtedness;

• designate unrestricted subsidiaries;

• sell certain kinds of assets;

• enter into certain types of transactions with affiliates;

• engage in certain business activities; or

• effect mergers or consolidations.

At any time after the Exchange Notes are rated Baa3 or better by Moody’s Investors Service, Inc. and BBB- or better by Standard and Poor’s Ratings Group and no default has occurred and is continuing, the foregoing covenants will thereafter cease to be in effect with the exception of covenants that contain limitations on liens and on, among other things, certain consolidations and mergers. If the rating by either rating agency should subsequently decline to below Baa3 or BBB-, respectively, the suspended covenants will be reinstated as of and from the date of such rating decline.

These covenants are subject to a number of important exceptions and qualifications. See “Description of the Exchange Notes.”

Risk Factors

Before making an investment decision, you should carefully consider all of the information in this prospectus, including the discussion under the caption “Risk Factors” beginning on page 11, for a discussion of risks and uncertainties relating to us, our subsidiaries, our business and your participation in the exchange offer.

Summary Financial and Other Data

The following table presents our summary historical financial data. The statements of income data for each of the fiscal years in the three fiscal years ended July 1, 2006 and the six-month period ended December 30, 2006, and the balance sheet data as of December 30, 2006, July 1, 2006 and July 2, 2005 have been derived from our audited Combined and Consolidated Financial Statements included elsewhere in this prospectus.

Our historical financial data is not necessarily indicative of our future performance or what our financial position and results of operations would have been if we had operated as a separate, stand-alone entity during all of the periods shown. The data should be read in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Six Months
	Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004
	(dollars in thousands, except per share data)

Statements of Income Data:
Net sales	$2,250,473	$4,472,832	$4,683,683	$4,632,741
Cost of sales	1,530,119	2,987,500	3,223,571	3,092,026

Gross profit	720,354	1,485,332	1,460,112	1,540,715
Selling, general and administrative expenses	547,469	1,051,833	1,053,654	1,087,964
Gain on curtailment of postretirement benefits	(28,467)	—	—	—
Restructuring	11,278	(101)	46,978	27,466

Operating profit	190,074	433,600	359,480	425,285
Other expenses	7,401	—	—	—
Interest expense, net	70,753	17,280	13,964	24,413

Income before income taxes	111,920	416,320	345,516	400,872
Income tax expense (benefit)	37,781	93,827	127,007	(48,680)

Net income	$74,139	$322,493	$218,509	$449,552

Net income per share basic(1)	$0.77	$3.35	$2.27	$4.67
Net income per share diluted(2)	$0.77	$3.35	$2.27	$4.67
Weighted average shares basic(1)	96,309	96,306	96,306	96,306
Weighted average shares diluted(2)	96,620	96,306	96,306	96,306

	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004
	(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$155,973	$298,252	$1,080,799	$674,154
Total assets	3,435,620	4,903,886	4,257,307	4,402,758
Noncurrent liabilities:
Long-term debt	2,484,000	—	—	—
Other noncurrent liabilities	271,168	49,987	53,559	35,934
Total noncurrent liabilities	2,755,168	49,987	53,559	35,934
Total stockholders’ or parent companies’ equity	69,271	3,229,134	2,602,362	2,797,370

(1)	Prior to the spin off on September 5, 2006, the number of shares used to compute basic and diluted earnings per share is 96,306,232, which was the number of shares of our common stock outstanding on September 5, 2006.

(2)	Subsequent to the spin off on September 5, 2006, the number of shares used to compute diluted earnings per share is based on the number of shares of our common outstanding, plus the potential dilution that could occur if restricted stock units and options granted under the equity-based compensation arrangements were exercised or converted into common stock.

RISK FACTORS

You should carefully consider the risks described below before deciding whether to participate in the exchange offer. The risks described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, results of operations or financial condition. In such case, you may lose all or part of your original investment.

Risks Related to Our Business

A significant portion of our textile manufacturing operations are located in higher-cost locations, placing us at a product cost disadvantage to our competitors who have a higher percentage of their manufacturing operations in lower-cost, offshore locations.

Though there has been a general industry-wide migration of manufacturing operations to lower-cost locations, such as Central America, the Caribbean Basin and Asia, a significant portion of our textile manufacturing operations are still located in higher-cost locations, such as the United States. In addition, our competitors generally source or produce a greater portion of their textiles from regions with lower costs than us, placing us at a cost disadvantage. Our competitors are able to exert pricing pressure on us by using their manufacturing cost savings to reduce prices of their products, while maintaining higher margins than us. To remain competitive, we must, among other things, react to these pricing pressures by lowering our prices from time to time. We will continue to experience pricing pressure and remain at a cost disadvantage to our competitors unless we are able to successfully migrate a greater portion of our textile manufacturing operations to lower-cost locations. However, we cannot guarantee that our migration plans, as executed, will relieve these pricing pressures and our cost disadvantage.

We are in the process of relocating a significant portion of our textile manufacturing operations to overseas locations and this process involves significant costs and the risk of operational interruption.

We currently are relocating and expect to continue to relocate a significant portion of our textile manufacturing operations to locations in Central America, the Caribbean Basin and Asia. The process of relocating significant portions of our textile manufacturing and production operations has resulted in and will continue to result in significant costs. As further plans are developed and approved by management and our board of directors, we expect to recognize additional restructuring costs to eliminate duplicative functions within the organization and transition a significant portion of our manufacturing capacity to lower-cost locations. As a result of these efforts, we expect to incur approximately $250 million in restructuring and related charges over the three year period following the spin off from Sara Lee of which approximately half is expected to be noncash. This process also may result in operational interruptions, which may have an adverse effect on our business, results of operations and financial condition.

The integration of our information technology systems is complex, and any delay or problem with this integration may cause serious disruption or harm to our business.

As part of our efforts to consolidate our operations, we are in the process of integrating currently unrelated information technology systems across our company which has resulted in operational inefficiencies and in some cases increased our costs. This process involves the replacement of eight independent systems environments running on different technology platforms with a unified enterprise system that will integrate all of our departments and functions onto common software that runs off a single database. We are subject to the risk that we will not be able to absorb the level of systems change, commit the necessary resources or focus the management attention necessary for the implementation to succeed. Many key strategic initiatives of major business functions, such as our supply chain and our finance operations, depend on advanced capabilities enabled by the new systems and if we fail to properly execute or if we miss critical deadlines in the implementation of this initiative, we could experience serious disruption and harm to our business.

We operate in a highly competitive and rapidly evolving market, and our market share and results of operations could be adversely affected if we fail to compete effectively in the future.

The apparel essentials market is highly competitive and evolving rapidly. Competition is generally based upon price, brand name recognition, product quality, selection, service and purchasing convenience. Our businesses face competition today from other large corporations and foreign manufacturers. These competitors include Berskhire Hathaway Inc. through its subsidiary Fruit of the Loom, Inc., Warnaco Group Inc. and Maidenform Brands, Inc. in our innerwear business segment and Gildan Activewear, Inc. and Berkshire Hathaway Inc. through its subsidiaries Russell Corporation and Fruit of the Loom, Inc. in our outerwear business segment. We also compete with many small companies across all of our business segments. Additionally, department stores and other retailers, including many of our customers, market and sell apparel essentials products under private labels that compete directly with our brands. These customers may buy goods that are manufactured by others, which represents a lost business opportunity for us, or they may sell private label products manufactured by us, which have significantly lower gross margins than our branded products. We also face intense competition from specialty stores that sell private label apparel not manufactured by us, such as Victoria’s Secret, Old Navy and The Gap. Increased competition may result in a loss of or a reduction in shelf space and promotional support and reduced prices, in each case decreasing our cash flows, operating margins and profitability. Our ability to remain competitive in the areas of price, quality, brand recognition, research and product development, manufacturing and distribution will, in large part, determine our future success. If we fail to compete successfully, our market share, results of operations and financial condition will be materially and adversely affected.

If we fail to manage our inventory effectively, we may be required to establish additional inventory reserves or we may not carry enough inventory to meet customer demands, causing us to suffer lower margins or losses.

We are faced with the constant challenge of balancing our inventory with our ability to meet marketplace needs. Excess inventory reserves can result from the complexity of our supply chain, a long manufacturing process and the seasonal nature of certain products. As a result, we are subject to high levels of obsolescence and excess stock. Based on discussions with our customers and internally generated projections, we produce, purchase and/or store raw material and finished goods inventory to meet our expected demand for delivery. However, we sell a large number of our products to a small number of customers, and these customers generally are not required by contract to purchase our goods. If, after producing and storing inventory in anticipation of deliveries, demand is lower than expected, we may have to hold inventory for extended periods or sell excess inventory at reduced prices, in some cases below our cost. There are inherent uncertainties related to the recoverability of inventory, and it is possible that market factors and other conditions underlying the valuation of inventory may change in the future and result in further reserve requirements. Excess inventory can reduce gross margins or result in operating losses, lowered plant and equipment utilization and lowered fixed operating cost absorption, all of which could have a material adverse effect on our business, results of operations or financial condition. For example, while our total inventory reserves were approximately $99 million at December 30, 2006, $88 million at July 1, 2006 and $89 million at July 3, 2004, our total inventory reserves were approximately $116 million at July 2, 2005, due in part to lower demand for some of our products than forecasted.

Conversely, we also are exposed to lost business opportunities if we underestimate market demand and produce too little inventory for any particular period. Because sales of our products are generally not made under contract, if we do not carry enough inventory to satisfy our customers’ demands for our products within an acceptable time frame, they may seek to fulfill their demands from one or several of our competitors and may reduce the amount of business they do with us. Any such action could have a material adverse effect on our business, results of operations and financial condition.

Sales of and demand for our products may decrease if we fail to keep pace with evolving consumer preferences and trends, which could have an adverse effect on net sales and profitability.

Our success depends on our ability to anticipate and respond effectively to evolving consumer preferences and trends and to translate these preferences and trends into marketable product offerings. If we are unable to successfully anticipate, identify or react to changing styles or trends or misjudge the market for our products, our sales may be lower than expected and we may be faced with a significant amount of unsold finished goods inventory. In response, we may be forced to increase our marketing promotions, provide markdown allowances to our customers or liquidate excess merchandise, any of which could have a material adverse effect on our net sales and profitability. Our brand image may also suffer if customers believe that we are no longer able to offer innovative products, respond to consumer preferences or maintain the quality of our products.

We rely on a relatively small number of customers for a significant portion of our sales, and the loss of or material reduction in sales to any of our top customers would have a material adverse effect on our business, results of operations and financial condition.

During the six months ended December 30, 2006, our top ten customers accounted for 62% of our net sales and our top customer, Wal-Mart, accounted for 28% of our net sales. We expect that these customers will continue to represent a significant portion of our net sales in the future. In addition, our top ten customers are the largest market participants in our primary distribution channels across all of our product lines. Any loss of or material reduction in sales to any of our top ten customers, especially Wal-Mart Stores, Inc. (“Wal-Mart”), would be difficult to recapture, and would have a material adverse effect on our business, results of operations and financial condition.

We generally do not sell our products under contracts, and, as a result, our customers are generally not contractually obligated to purchase our products, which causes some uncertainty as to future sales and inventory levels.

We generally do not enter into purchase agreements that obligate our customers to purchase our products, and as a result, most of our sales are made on a purchase order basis. For example, we have no agreements with Wal-Mart that obligate Wal-Mart to purchase our products. If any of our customers experiences a significant downturn in its business, or fails to remain committed to our products or brands, the customer is generally under no contractual obligation to purchase our products and, consequently, may reduce or discontinue purchases from us. In the past, such actions have resulted in a decrease in sales and an increase in our inventory and have had an adverse effect on our business, results of operations and financial condition. If such actions occur again in the future, our business, results of operations and financial condition will likely be similarly affected.

Further consolidation among our customer base and continued growth of our existing customers could result in increased pricing pressure, reduced floor space for our products and other changes that could be harmful to our business.

In recent years there has been a growing trend toward retailer consolidation. As a result of this consolidation, the number of retailers to which we sell our products continues to decline and, as such, larger retailers now are able to exercise greater negotiating power when purchasing our products. Continued consolidation in the retail industry could result in further price and other competition that may damage our business. Additionally, as our customers grow larger, they increasingly may require us to provide them with some of our products on an exclusive basis, which could cause an increase in the number of stock keeping units, or “SKUs,” we must carry and, consequently, increase our inventory levels and working capital requirements.

Moreover, as our customers consolidate and grow larger they may increasingly seek markdown allowances, incentives and other forms of economic support which reduce our gross margins and affect our profitability. Our financial performance is negatively affected by these pricing pressures when we are forced to reduce our prices without being able to correspondingly reduce our production costs.

Our customers generally purchase our products on credit, and as a result, our results of operations and financial condition may be adversely affected if our customers experience financial difficulties.

During the past several years, various retailers, including some of our largest customers, have experienced significant difficulties, including restructurings, bankruptcies and liquidations. This could adversely affect us because our customers generally pay us after goods are delivered. Adverse changes in our customers’ financial position could cause us to limit or discontinue business with that customer, require us to assume more credit risk relating to that customer’s future purchases or limit our ability to collect accounts receivable relating to previous purchases by that customer, all of which could have a material adverse effect on our business, results of operations and financial condition.

International trade regulations may increase our costs or limit the amount of products that we can import from suppliers in a particular country, which could have an adverse effect on our business.

Because a significant amount of our manufacturing and production operations are in, or our products are sourced from, overseas locations, we are subject to international trade regulations. The international trade regulations to which we are subject or may become subject include tariffs, safeguards or quotas. These regulations could limit the countries from which we produce or source our products or significantly increase the cost of operating in or obtaining materials originating from certain countries. Restrictions imposed by international trade regulations can have a particular impact on our business when, after we have moved our operations to a particular location, new unfavorable regulations are enacted in that area or favorable regulations currently in effect are changed. The countries in which our products are manufactured or into which they are imported may from time to time impose additional new regulations, or modify existing regulations, including:

•	additional duties, taxes, tariffs and other charges on imports, including retaliatory duties or other trade sanctions, which may or may not be based on World Trade Organization, or “WTO,” rules, and which would increase the cost of products purchased from suppliers in such countries;

•	quantitative limits that may limit the quantity of goods which may be imported into the United States from a particular country, including the imposition of further “safeguard” mechanisms by the U.S. government or governments in other jurisdictions, limiting our ability to import goods from particular countries, such as China;

•	changes in the classification of products that could result in higher duty rates than we have historically paid;

•	modification of the trading status of certain countries;

•	requirements as to where products are manufactured;

•	creation of export licensing requirements, imposition of restrictions on export quantities or specification of minimum export pricing; or

•	creation of other restrictions on imports.

Adverse international trade regulations, including those listed above, would have a material adverse effect on our business, results of operations and financial condition.

Significant fluctuations and volatility in the price of cotton and other raw materials we purchase may have a material adverse effect on our business, results of operations and financial condition.

Cotton is the primary raw material used in the manufacture of many of our products. Our costs for cotton yarn and cotton-based textiles vary based upon the fluctuating and often volatile cost of cotton, which is affected by weather, consumer demand, speculation on the commodities market, the relative valuations and fluctuations of the currencies of producer versus consumer countries and other factors that are generally unpredictable and beyond our control. In addition, fluctuations in crude oil or petroleum prices may also influence the prices of related items used in our business, such as chemicals, dyestuffs, polyester yarn and foam.

We are not always successful in our efforts to protect our business from the volatility of the market price of cotton through short-term supply agreements and hedges, and our business can be adversely affected by dramatic movements in cotton prices. For example, we estimate that, excluding the impact of futures contracts, a change of $0.01 per pound in cotton prices would affect our annual raw material costs by $3.3 million, at current levels of production. The ultimate effect of this change on our earnings cannot be quantified, as the effect of movements in cotton prices on industry selling prices are uncertain, but any dramatic increase in the price of cotton would have a material adverse effect on our business, results of operations and financial condition.

We incurred substantial indebtedness in connection with the spin off, which subjects us to various restrictions and could decrease our profitability and otherwise adversely affect our business.

We incurred substantial indebtedness of $2.6 billion in connection with our spin off from Sara Lee as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.” In December 2006, we repaid $500 million of that indebtedness with the proceeds of the offering of the Notes. We are subject to significant financial and operating restrictions contained in the senior secured credit facility we entered into on September 5, 2006 (the “Senior Secured Credit Facility”) and the senior secured second lien credit facility we entered into on September 5, 2006 (the “Second Lien Credit Facility” and, together with the Senior Secured Credit Facility, the “Credit Facilities”) and the indenture governing the Notes. These restrictions affect, and in some cases significantly limit or prohibit, among other things, our ability to:

•	borrow funds;

•	pay dividends or make other distributions;

•	make investments;

•	engage in transactions with affiliates; or

•	create liens on our assets.

In addition, the Credit Facilities require us to maintain financial ratios. If we fail to comply with the covenant restrictions contained in the Credit Facilities, that failure could result in a default that accelerates the maturity of the indebtedness under such facilities.

Our substantial leverage also could put us at a significant competitive disadvantage compared to our competitors which are less leveraged. These competitors could have greater financial flexibility to pursue strategic acquisitions, secure additional financing for their operations by incurring additional debt, expend capital to expand their manufacturing and production operations to lower-cost areas and apply pricing pressure on us. In addition, because many of our customers rely on us to fulfill a substantial portion of their apparel essentials demand, any concern these customers may have regarding our financial condition may cause them to reduce the amount of products they purchase from us. Our substantial leverage could also impede our ability to withstand downturns in our industry or the economy in general.

As a result of our substantial indebtedness, we may not have sufficient funding for our operations and capital requirements.

We paid $2.4 billion of the proceeds of the borrowings we incurred in connection with the spin off to Sara Lee and, as a result, those proceeds are not available for our business needs, such as funding working capital or the expansion of our operations. In addition, the restrictions contained in the Credit Facilities and in the indenture governing the Notes restrict our ability to obtain additional capital in the future to:

•	fund capital expenditures or acquisitions;

•	meet our debt payment obligations and capital commitments;

•	fund any operating losses or future development of our business affiliates;

•	obtain lower borrowing costs that are available from secured lenders or engage in advantageous transactions that monetize our assets; or

•	conduct other necessary or prudent corporate activities.

We may need to incur additional debt or issue equity in order to fund working capital and capital expenditures or to make acquisitions and other investments. We cannot assure you that debt or equity financing will be available to us on acceptable terms or at all. If we are not able to obtain sufficient financing, we may be unable to maintain or expand our business. It may be more expensive for us to raise funds through the issuance of additional debt than it was while we were part of Sara Lee.

If we raise funds through the issuance of debt or equity, any debt securities or preferred stock issued will have rights, preferences and privileges senior to those of holders of our common stock in the event of a liquidation, and the terms of the debt securities may impose restrictions on our operations. If we raise funds through the issuance of equity, the issuance would dilute the ownership interest of our stockholders.

To service our substantial debt obligations, we may need to increase the portion of the income of our foreign subsidiaries that is expected to be remitted to the United States, which could significantly increase our income tax expense.

We pay U.S. federal income taxes on that portion of the income of our foreign subsidiaries that is expected to be remitted to the United States and be taxable. The amount of the income of our foreign subsidiaries we remit to the United States may significantly impact our U.S. federal income tax rate. In order to service our substantial debt obligations, we may need to increase the portion of the income of our foreign subsidiaries that we expect to remit to the United States, which may significantly increase our income tax expense. Consequently, we believe that our tax rate in future periods is likely to be higher, on average, than our historical income tax rates in periods prior to the spin off on September 5, 2006.

If we fail to meet our payment or other obligations under some of the Credit Facilities, the lenders could foreclose on, and acquire control of, substantially all of our assets.

In connection with our incurrence of indebtedness under the Credit Facilities, the lenders under those facilities have received a pledge of substantially all of our existing and future direct and indirect subsidiaries, with certain customary or agreed-upon exceptions for foreign subsidiaries and certain other subsidiaries. Additionally, these lenders generally have a lien on substantially all of our assets and the assets of our subsidiaries, with certain exceptions. As a result of these pledges and liens, if we fail to meet our payment or other obligations under the Senior Secured Credit Facility or the Second Lien Credit Facility, the lenders under those facilities will be entitled to foreclose on substantially all of our assets and, at their option, liquidate these assets.

Our supply chain relies on an extensive network of foreign operations and any disruption to or adverse impact on such operations may adversely affect our business, results of operations and financial condition.

We have an extensive global supply chain in which a significant portion of our products are manufactured in or sourced from locations in Central America, the Caribbean Basin, Mexico and Asia. Potential events that may disrupt our foreign operations include:

•	political instability and acts of war or terrorism;

•	disruptions in shipping and freight forwarding services;

•	increases in oil prices, which would increase the cost of shipping;

•	interruptions in the availability of basic services and infrastructure, including power shortages;

•	fluctuations in foreign currency exchange rates resulting in uncertainty as to future asset and liability values, cost of goods and results of operations that are denominated in foreign currencies;

•	extraordinary weather conditions or natural disasters, such as hurricanes, earthquakes or tsunamis; and

•	the occurrence of an epidemic, the spread of which may impact our ability to obtain products on a timely basis.

Disruptions to our foreign operations have an adverse impact on our supply chain that can result in production and sourcing interruptions, increases in our cost of sales and delayed deliveries of our products to our customers, all of which can have an adverse affect on our business, results of operations and financial condition.

The loss of one or more of our suppliers of finished goods or raw materials may interrupt our supplies and materially harm our business.

We purchase all of the raw materials used in our products and approximately 25% of the apparel designed by us from a limited number of third-party suppliers and manufacturers. Our ability to meet our customers’ needs depends on our ability to maintain an uninterrupted supply of raw materials and finished products from our third-party suppliers and manufacturers. Our business, financial condition or results of operations could be adversely affected if any of our principal third-party suppliers or manufacturers experience production problems, lack of capacity or transportation disruptions. The magnitude of this risk depends upon the timing of the changes, the materials or products that the third-party manufacturers provide and the volume of production.

Our dependence on third parties for raw materials and finished products subjects us to the risk of supplier failure and customer dissatisfaction with the quality of our products. Quality failures by our third-party manufacturers or changes in their financial or business condition that affect their production could disrupt our ability to supply quality products to our customers and thereby materially harm our business.

We may suffer negative publicity if we or our third-party manufacturers violate labor laws or engage in practices that are viewed as unethical or illegal, which could cause a loss of business.

We cannot fully control the business and labor practices of our third-party manufacturers, the majority of whom are located in Central America, the Caribbean Basin and Asia. If one of our own manufacturing operations or one of our third-party manufacturers violates or is accused of violating local or international labor laws or other applicable regulations, or engages in labor or other practices that would be viewed in any market in which our products are sold as unethical, we could suffer negative publicity which could tarnish our brands’ image or result in a loss of sales. In addition, if such negative publicity affected one of our customers, it could result in a loss of business for us.

We have approximately 49,000 employees worldwide, and our business operations and financial performance could be adversely affected by changes in our relationship with our employees or changes to U.S. or foreign employment regulations.

We have approximately 49,000 employees worldwide. This means we have a significant exposure to changes in domestic and foreign laws governing our relationships with our employees, including wage and hour laws and regulations, fair labor standards, minimum wage requirements, overtime pay, unemployment tax rates, workers’ compensation rates, citizenship requirements and payroll taxes, which likely would have a direct impact on our operating costs. We have approximately 35,700 employees outside of the United States. A significant increase in minimum wage or overtime rates in countries where we have employees could have a significant impact on our operating costs and may require that we relocate those operations or take other steps to mitigate such increases, all of which may cause us to incur additional costs, expend resources responding to such increases and lower our margins.

In addition, some of our employees are members of labor organizations or are covered by collective bargaining agreements. If there were a significant increase in the number of our employees who are members of labor organizations or become parties to collective bargaining agreements, we would become vulnerable to a strike, work stoppage or other labor action by these employees that could have an adverse effect on our business.

Due to the extensive nature of our foreign operations, fluctuations in foreign currency exchange rates could negatively impact our results of operations.

We sell a majority of our products in transactions denominated in U.S. dollars; however, we purchase many of our products, pay a portion of our wages and make other payments in our supply chain in foreign currencies. As a result, if the U.S. dollar were to weaken against any of these currencies, our cost of sales could increase substantially. We are also exposed to gains and losses resulting from the effect that fluctuations in foreign currency exchange rates have on the reported results in our Combined and Consolidated Financial Statements due to the translation of operating results and financial position of our foreign subsidiaries. We use foreign exchange forward and option contracts to hedge material exposure to adverse changes in foreign exchange rates. In addition, currency fluctuations can impact the price of cotton, the primary raw material we use in our business.

We have significant unfunded employee benefit liabilities; if assumptions underlying our calculation of these liabilities prove incorrect, the amount of these liabilities could increase or we could be required to make contributions to these plans in excess of our current expectations, both of which could have a negative impact on our cash flows, liquidity and results of operations.

We assumed significant unfunded employee benefit liabilities of $299 million as of September 5, 2006 for pension, postretirement and other retirement benefit qualified and nonqualified plans from Sara Lee in connection with the spin off. Included in these unfunded liabilities are pension obligations that have not been reflected in our historical financial statements for periods prior to the six months ended December 30, 2006 because these obligations have historically been obligations of Sara Lee. The pension obligations we assumed were $225 million more than the corresponding pension assets we acquired, and as a result our pension plans are underfunded. As a result of provisions of the Pension Protection Act of 2006, we may be required, commencing with plan years beginning after 2007, to make larger contributions to our pension plans than Sara Lee made with respect to these plans in past years. In addition, we could be required to make contributions to the pension plans in excess of our current expectations if financial conditions change or if the assumptions we have used to calculate our pension costs and obligations prove to be inaccurate. A significant increase in our funding obligations could have a negative impact on our cash flows, liquidity and results of operations.

We are prohibited from selling our Wonderbra and Playtex intimate apparel products in the EU, as well as certain other countries in Europe and South Africa, and therefore are unable to take advantage of business opportunities that may arise in such countries.

In February 2006, Sara Lee sold its European branded apparel business to Sun Capital. In connection with the sale, Sun Capital received an exclusive, perpetual, royalty-free license to sell and distribute apparel products under the Wonderbra and Playtex trademarks in the member states of the EU, as well as Russia, South Africa, Switzerland and certain other nations in Europe. Due to the exclusive license, we are not permitted to sell Wonderbra and Playtex branded products in these nations and Sun Capital is not permitted to sell Wonderbra and Playtex branded products outside of these nations. Consequently, we will not be able to take advantage of business opportunities that may arise relating to the sale of Wonderbra and Playtex products in these nations. For more information on these sales restrictions see “Business — Intellectual Property.”

The success of our business is tied to the strength and reputation of our brands, including brands that we license to other parties. If other parties take actions that weaken, harm the reputation of or cause confusion with our brands, our business, and consequently our sales and results of operations, may be adversely affected.

We license some of our important trademarks to third parties. For example, we license Champion to third parties for athletic-oriented accessories. Although we make concerted efforts to protect our brands through quality control mechanisms and contractual obligations imposed on our licensees, there is a risk that some licensees may not be in full compliance with those mechanisms and obligations. In that event, or if a licensee engages in behavior with respect to the licensed marks that would cause us reputational harm, we could experience a significant downturn in that brand’s business, adversely affecting our sales and results of operations. Similarly, any misuse of the Wonderbra and Playtex brands by Sun Capital could result in negative publicity and a loss of sales for our products under these brands, any of which may have a material adverse effect on our business, results of operations or financial condition.

We design, manufacture, source and sell products under trademarks that are licensed from third parties. If any licensor takes actions related to their trademarks that would cause their brands or our company reputational harm, our business may be adversely affected.

We design, manufacture, source and sell a number of our products under trademarks that are licensed from third parties such as our Polo Ralph Lauren men’s underwear. Because we do not control the brands licensed to us, our licensors could make changes to their brands or business models that could result in a significant downturn in a brand’s business, adversely affecting our sales and results of operations. If any licensor engages in behavior with respect to the licensed marks that would cause us reputational harm, or if any of the brands licensed to us violates the trademark rights of another or are deemed to be invalid or unenforceable, we could experience a significant downturn in that brand’s business, adversely affecting our sales and results of operations, and we may be required to expend significant amounts on public relations, advertising and, possibly, legal fees.

Risks Related to the Exchange Offer

Because there is no public market for the Exchange Notes, you may not be able to resell your Exchange Notes.

The Exchange Notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which the holders would be able to sell their Exchange Notes.

If a trading market were to develop, the Exchange Notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance. There can be no assurance that an active trading market will exist for the Exchange Notes or that any trading market that does develop will be liquid.

In addition, any holder of Notes who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see “The Exchange Offer.”

Your Notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your Notes will continue to be subject to existing transfer restrictions and you may not be able to sell your Notes.

We will not accept your Notes for exchange if you do not follow the exchange offer procedures. We will issue Exchange Notes as part of this exchange offer only after a timely receipt of your Notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. If there are defects or irregularities with respect to your tender of Notes, we may not accept your Notes for exchange. For more information, see “The Exchange Offer.”

If you do not exchange your Notes, your Notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your Notes.

We did not register the Notes, nor do we intend to do so following the exchange offer. Outstanding Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your Notes in the exchange offer, you will lose your right to have your Notes registered under the federal securities laws. As a result, if you hold Notes after the exchange offer, you may not be able to sell your Notes.

Risks Related to the Exchange Notes

We may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the Exchange Notes, and to fund planned capital expenditures will depend on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. See “— Risks Related to Our Business.”

Our business may not generate sufficient cash flow from operations, or future borrowings under our senior secured credit facilities or from other sources may not be available to us in an amount sufficient, to enable us to repay our indebtedness, including the Exchange Notes, or to fund our other liquidity needs, including capital expenditure requirements. We cannot guarantee that we will be able to obtain enough capital to service our debt and fund our planned capital expenditures and business plan. If we complete an acquisition, our debt service requirements could also increase. For the six months ended December 30, 2006, our cash flow from operating activities was $136.1 million and our cash interest expense was approximately $68.9 million. A substantial portion of our indebtedness, including all of our indebtedness under the Credit Facilities, bears interest at floating rates, and therefore if interest rates increase, our debt service requirements will increase with respect to any portion of the indebtedness with respect to which we have not entered into hedging or other interest rate protection arrangements. For a discussion of certain hedging arrangements with respect to our floating rate debt, see “Management’s Discussion and Analysis of Results of Operations and Financial Condition — Liquidity and Capital Resources — Derivatives.” We may need to refinance or restructure all or a portion of our indebtedness, including the Exchange Notes, on or before maturity. We may not be able to refinance any of our indebtedness, including the Credit Facilities and the Exchange Notes, on commercially reasonable terms, or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets, seeking additional equity investments or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances, any of which could have a material adverse effect on our operations. Additionally, we may not be able to effect such actions, if necessary, on commercially reasonable terms, or at all.

The Exchange Notes will be structurally subordinated in right of payment to the indebtedness and other liabilities of those of our existing and future subsidiaries that do not guarantee the Exchange Notes, and to the indebtedness and other liabilities of any guarantor whose guarantee of the Exchange Notes is deemed to be unenforceable.

All of our subsidiaries that are guarantors under the Senior Secured Credit Facility will guarantee the Exchange Notes. Certain of our existing non-U.S. subsidiaries will not guarantee the Exchange Notes as of the issue date, and such non-U.S. subsidiaries (and certain future non-U.S. subsidiaries) will only be required to guarantee the Exchange Notes in the future under very limited circumstances. In addition, any future subsidiary that we properly designate as an unrestricted subsidiary under the indenture will not provide guarantees of the Exchange Notes. Moreover, for the reasons described below under “— Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors,” the guarantees that are given by our subsidiaries may be unenforceable in whole or in part.

Because a portion of our operations are conducted by subsidiaries that will not guarantee the Exchange Notes, our cash flow and our ability to service debt, including our and the guarantors’ ability to pay the interest on and principal of the Exchange Notes when due, are dependent to a significant extent on interest payments, cash dividends and distributions and other transfers of cash from subsidiaries that will not guarantee the Exchange Notes. In addition, any payment of interest, dividends, distributions, loans or advances by subsidiaries that will not guarantee the Exchange Notes to us and the guarantors, as applicable, could be subject to taxation or other restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdiction in which these subsidiaries operate. Moreover, payments to us and the guarantors by subsidiaries that will not guarantee the Exchange Notes will be contingent on these subsidiaries’ earnings. Our subsidiaries that will not guarantee the Exchange Notes are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Any right that we or the guarantors have to receive any assets of any subsidiaries that will not guarantee the Exchange Notes upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Exchange Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and holders of debt and preferred stock of that subsidiary. Therefore, if there was a dissolution, bankruptcy, liquidation or reorganization of any such entity, the holders of the Exchange Notes would not receive any amounts with respect to the Exchange Notes from the assets of such entity until after the payment in full of the claims of creditors (including preferred stockholders) of such entity.

As of December 30, 2006, the total liabilities of our consolidated subsidiaries that will not be guarantors of the Exchange Notes was $121 million, after eliminations, all of which would have been structurally senior to the Exchange Notes. For the six months ended December 30, 2006, our subsidiaries that will not guarantee the Exchange Notes represented approximately 5% of net sales after eliminations. These non-guarantor subsidiaries held assets of $566 million, representing 17% of our combined total assets after eliminations as of December 30, 2006.

Because the Exchange Notes are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt.

Our obligations under the Exchange Notes and the guarantors’ obligations under the guarantees will not be secured by any of our assets, while our obligations and the obligations of the guarantors under the Credit Facilities are secured by substantially all of the assets and intercompany loans made by us and the guarantors, and pledges of the outstanding shares of capital stock of all of our domestic and non-U.S. subsidiaries, except in certain limited circumstances. Therefore, the lenders under the Credit Facilities, and the holders of any other secured debt that we or the guarantors may incur in the future, will have claims with respect to these assets that have priority over the claims of holders of Exchange Notes. As of December 30, 2006, we had $2.0 billion of secured debt, all of which consisted of outstanding borrowings and related guarantees under the Credit Facilities. As of December 30, 2006, the initial guarantors of the Exchange Notes had no secured indebtedness outstanding.

The Exchange Notes may be redeemed prior to maturity.

We may redeem any of the Exchange Notes beginning on December 15, 2008, at the redemption prices listed under “Description of the Exchange Notes — Optional Redemption,” plus accrued interest. On or prior to December 15, 2008, we may redeem up to 35% of the Exchange Notes at the redemption prices described in this prospectus using the net cash proceeds from sales of certain types of capital stock as described under “Description of the Exchange Notes — Optional Redemption.” We may also redeem any of the Exchange Notes at any time prior to December 15, 2008 in cash at the redemption prices described in this prospectus plus accrued interest to the date of redemption and a make-whole premium as described under “Description of the Exchange Notes — Optional Redemption.”

If the Exchange Notes were redeemed, the redemption would be a taxable event to you. In addition, you might not be able to reinvest the money you receive upon redemption of the Exchange Notes at the same rate as the relevant rate of return on the Exchange Notes.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of Exchange Notes to return payments received from guarantors.

The issuance of the guarantees of the Exchange Notes by the guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the U.S. bankruptcy law and comparable provisions of state fraudulent transfer and conveyance laws, any guarantees of the Exchange Notes could be voided, or claims in respect of a guarantee could be subordinated to all other existing and future debts of that guarantor if, among other things, and depending upon the jurisdiction whose laws are applied, the guarantor, at the time it incurs the indebtedness evidenced by its guarantee or, in some jurisdictions, when payments came due under such guarantee:

•	issued the guarantee with the intent of hindering, delaying or defrauding any present or future creditor; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which the guarantor’s remaining assets constitute unreasonably small capital or (3) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they mature.

We cannot assure you that a court would find that a guarantor did receive reasonably equivalent value or fair consideration for its guarantee.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless. If a guarantee were legally challenged, such guarantee could also be subject to the claim that, because the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the guarantor were incurred for less than fair consideration. A court could thus void the obligations under a guarantee, subordinate it to a guarantor’s other debt or take other action detrimental to the holders of the Exchange Notes.

We cannot be certain as to the standard that a court would use to determine whether or not a guarantor was solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the Exchange Notes would not be voided or subordinated to any guarantor’s other debt.

If a court voided a guarantee, you would no longer have a claim against such guarantor for amounts owed in respect of such guarantee. In addition, a court might direct you to repay any amounts already received from such guarantor. If a court were to void any guarantee, funds may not be available from any other source to pay our obligations under the Exchange Notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all Exchange Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Exchange Notes or that restrictions in the Credit Facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of the Exchange Notes — Repurchase of Exchange Notes upon a Change of Control.”

Risks Related to Our Spin Off from Sara Lee

If the IRS determines that the spin off does not qualify as a “tax-free” distribution or a “tax-free” reorganization, we may be subject to substantial liability.

Sara Lee has received a private letter ruling from the Internal Revenue Service, or the “IRS,” to the effect that, among other things, the spin off qualifies as a tax-free distribution for U.S. federal income tax purposes under Section 355 of the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code,” and as part of a tax-free reorganization under Section 368(a)(1)(D) of the Internal Revenue Code, and the transfer to us of assets and the assumption by us of liabilities in connection with the spin off will not result in the recognition of any gain or loss for U.S. federal income tax purposes to Sara Lee.

Although the private letter ruling relating to the qualification of the spin off under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code generally is binding on the IRS, the continuing validity of the ruling is subject to the accuracy of factual representations and assumptions made in connection with obtaining such private letter ruling. Also, as part of the IRS’s general policy with respect to rulings on spin off transactions under Section 355 of the Internal Revenue Code, the private letter ruling obtained by Sara Lee is based upon representations by Sara Lee that certain conditions which are necessary to obtain tax-free treatment under Section 355 and Section 368(a)(1)(D) of the Internal Revenue Code have been satisfied, rather than a determination by the IRS that these conditions have been satisfied. Any inaccuracy in these representations could invalidate the ruling.

If the spin off does not qualify for tax-free treatment for U.S. federal income tax purposes, then, in general, Sara Lee would be subject to tax as if it has sold the common stock of our company in a taxable sale for its fair market value. Sara Lee’s stockholders would be subject to tax as if they had received a taxable distribution equal to the fair market value of our common stock that was distributed to them, taxed as a dividend (without reduction for any portion of a Sara Lee’s stockholder’s basis in its shares of Sara Lee common stock) for U.S. federal income tax purposes and possibly for purposes of state and local tax law, to the extent of a Sara Lee’s stockholder’s pro rata share of Sara Lee’s current and accumulated earnings and profits (including any arising from the taxable gain to Sara Lee with respect to the spin off). It is expected that the amount of any such taxes to Sara Lee’s stockholders and to Sara Lee would be substantial.

Pursuant to a tax sharing agreement we entered into with Sara Lee in connection with the spin off, we agreed to indemnify Sara Lee and its affiliates for any liability for taxes of Sara Lee resulting from: (1) any action or failure to act by us or any of our affiliates following the completion of the spin off that would be inconsistent with or prohibit the spin off from qualifying as a tax-free transaction to Sara Lee and to Sara Lee’s stockholders under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code, or (2) any action or failure to act by us or any of our affiliates following the completion of the spin off that would be inconsistent with or cause to be untrue any material, information, covenant or representation made in connection with the private letter ruling obtained by Sara Lee from the IRS relating to, among other things, the qualification of the spin off as a tax-free transaction described under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code. Our indemnification obligations to Sara Lee and its affiliates are not limited in amount or subject to any cap. We expect that the amount of any such taxes to Sara Lee would be substantial. For more information about the tax sharing agreement, see “The Spin Off” below.

We have virtually no operating history as an independent company upon which our performance can be evaluated and, accordingly, our prospects must be considered in light of the risks that any newly independent company encounters.

Prior to the consummation of the spin off, we operated as part of Sara Lee. Accordingly, we have virtually no experience operating as an independent company and performing various corporate functions, including human resources, tax administration, legal (including compliance with the Sarbanes-Oxley Act of 2002 and with the periodic reporting obligations of the Securities Exchange Act of 1934, or the “Exchange Act”), treasury administration, investor relations, internal audit, insurance, information technology and telecommunications services, as well as the accounting for many items such as equity compensation, income taxes, derivatives, intangible assets and pensions. Our prospects must be considered in light of the risks, expenses and difficulties encountered by companies in the early stages of independent business operations, particularly companies such as ours in highly competitive markets with complex supply chain operations.

Our historical financial information is not necessarily indicative of our results as a separate company and therefore may not be reliable as an indicator of our future financial results.

Much of our historical financial statements have been created from Sara Lee’s financial statements using our historical results of operations and historical bases of assets and liabilities as part of Sara Lee. For example, we operated as part of Sara Lee for all periods discussed in this prospectus, other than the last four months of the six months ended December 30, 2006. Accordingly, the historical financial information we have included in this prospectus is not necessarily indicative of what our financial position, results of operations and cash flows would have been if we had been a separate, stand-alone entity during all of the periods presented.

Much of the historical financial information is not necessarily indicative of what our results of operations, financial position and cash flows will be in the future and, for periods prior to the six months ended December 30, 2006, does not reflect many significant changes in our capital structure, funding and operations resulting from the spin off. While our historical results of operations include all costs of Sara Lee’s branded apparel business, our historical costs and expenses do not include all of the costs that would have been or will be incurred by us as an independent company. In addition, we have not made adjustments to our historical financial information to reflect changes, many of which are significant, that occurred in our cost structure, financing and operations as a result of the spin off, including the substantial debt we incurred and pension liabilities we assumed in connection with the spin off. These changes include potentially increased costs associated with reduced economies of scale and purchasing power.

Our effective income tax rate as reflected in our historical financial information for periods prior to the six months ended December 30, 2006 also may not be indicative of our future effective income tax rate. Among other things, the rate may be materially impacted by:

•	changes in the mix of our earnings from the various jurisdictions in which we operate;

•	the tax characteristics of our earnings;

•	the timing and amount of earnings of foreign subsidiaries that we repatriate to the United States, which may increase our tax expense and taxes paid;

•	the timing and results of any reviews of our income tax filing positions in the jurisdictions in which we transact business; and

•	the expiration of the tax incentives for manufacturing operations in Puerto Rico, which are no longer in effect.

We and Sara Lee provide a number of services to each other pursuant to a master transition services agreement. When this agreement terminates, we will be required to replace Sara Lee’s services internally or through third parties on terms that may be less favorable to us.

Under the terms of a master transition services agreement that we entered into with Sara Lee in connection with the spin off, we and Sara Lee are providing to each other, for a fee, specified support services related to human resources and payroll functions, financial and accounting functions and information technology for periods of up to 12 months following the spin off (with some renewal terms available). When the master transition services agreement terminates, Sara Lee will no longer be obligated to provide any of these services to us or pay us for the services we are providing Sara Lee, and we will be required to either enter into a new agreement with Sara Lee or another services provider or assume the responsibility for these functions ourselves. At such time, the economic terms of the new arrangement may be less favorable than the arrangement with Sara Lee under the master transition services agreement, which may have a material adverse effect on our business, results of operations and financial condition. For more information about the master transition services agreement, see “The Spin Off” below.

We agreed with Sara Lee to certain restrictions in order to comply with U.S. federal income tax requirements for a tax-free spin off and we may not be able to engage in acquisitions and other strategic transactions that may otherwise be in our best interests.

Current U.S. federal tax law that applies to spin offs generally creates a presumption that the spin off would be taxable to Sara Lee but not to its stockholders if we engage in, or enter into an agreement to engage in, a plan or series of related transactions that would result in the acquisition of a 50% or greater interest (by vote or by value) in our stock ownership during the four-year period beginning on the date that begins two years before the spin off, unless it is established that the transaction is not pursuant to a plan related to the spin off. U.S. Treasury Regulations generally provide that whether an acquisition of our stock and a spin off are part of a plan is determined based on all of the facts and circumstances, including specific factors listed in the regulations. In addition, the regulations provide certain “safe harbors” for acquisitions of our stock that are not considered to be part of a plan related to the spin off.

There are other restrictions imposed on us under current U.S. federal tax law for spin offs and with which we will need to comply in order to preserve the favorable tax treatment of the distribution, such as continuing to own and manage our apparel business and limitations on sales or redemptions of our common stock for cash or other property following the distribution.

In our tax sharing agreement with Sara Lee, we agreed that, among other things, we will not take any actions that would result in any tax being imposed on Sara Lee as a result of the spin off. Further, for the two-year period following the spin off, we agreed, among other things, not to: (1) sell or otherwise issue equity securities or repurchase any of our stock except in certain circumstances permitted by the IRS guidelines; (2) voluntarily dissolve or liquidate or engage in any merger (except certain cash acquisition mergers), consolidation, or other reorganizations except for certain mergers of our wholly-owned subsidiaries to the extent not inconsistent with the tax-free status of the spin off; (3) sell, transfer or otherwise dispose of more than 50% of our assets, excluding any sales conducted in the ordinary course of business; or (4) cease, transfer or dispose of all or any portion of our socks business.

We are, however, permitted to take certain actions otherwise prohibited by the tax sharing agreement if we provide Sara Lee with an unqualified opinion of tax counsel or private letter ruling from the IRS, acceptable to Sara Lee, to the effect that these actions will not affect the tax-free nature of the spin off. These restrictions could substantially limit our strategic and operational flexibility, including our ability to finance our operations by issuing equity securities, make acquisitions using equity securities, repurchase our equity securities, raise money by selling assets or enter into business combination transactions. For more information about the tax sharing agreement, see “Certain Relationships and Related Transactions, and Director Independence” below.

The terms of our spin off from Sara Lee, anti-takeover provisions of our charter and bylaws, as well as Maryland law and our stockholder rights agreement, may reduce the likelihood of any potential change of control or unsolicited acquisition proposal that you might consider favorable.

The terms of our spin off from Sara Lee could delay or prevent a change of control that our stockholders may favor. An acquisition or issuance of our common stock could trigger the application of Section 355(e) of the Internal Revenue Code. Under the tax sharing agreement that we entered into with Sara Lee, we are required to indemnify Sara Lee for the resulting tax in connection with such an acquisition or issuance and this indemnity obligation might discourage, delay or prevent a change of control that our stockholders may consider favorable. Our charter and bylaws and Maryland law contain provisions that could make it harder for a third-party to acquire us without the consent of our board of directors. Our charter permits our board of directors, without stockholder approval, to amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, conversion or other rights, voting powers and other terms of the classified or reclassified shares. Our board of directors could establish a series of preferred stock that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Our board of directors also is permitted, without stockholder approval, to implement a classified board structure at any time.

Our bylaws, which only can be amended by our board of directors, provide that nominations of persons for election to our board of directors and the proposal of business to be considered at a stockholders meeting may be made only in the notice of the meeting, by our board of directors or by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures of our bylaws. Also, under Maryland law, business combinations between us and an interested stockholder or an affiliate of an interested stockholder, including mergers, consolidations, share exchanges or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. An interested stockholder includes any person who beneficially owns 10% or more of the voting power of our shares or any affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our stock. A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by two supermajority votes or our common stockholders must receive a minimum price, as defined under Maryland law, for their shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder.

In addition, we have adopted a stockholder rights agreement which provides that in the event of an acquisition of or tender offer for 15% of our outstanding common stock, our stockholders shall be granted rights to purchase our common stock at a certain price. The stockholder rights agreement could make it more difficult for a third-party to acquire our common stock without the approval of our board of directors.

These and other provisions of Maryland law or our charter and bylaws could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or otherwise be considered favorably by our stockholders.

FORWARD-LOOKING STATEMENTS

Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, information appearing under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Our Business” includes forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	our ability to migrate our production and manufacturing operations to lower-cost locations around the world;

•	the highly competitive and evolving nature of the industry in which we compete;

•	our ability to effectively manage our inventory and reduce inventory reserves;

•	failure by us to successfully streamline our operations;

•	retailer consolidation and other changes in the apparel essentials industry;

•	our ability to keep pace with changing consumer preferences in intimate apparel;

•	loss of or reduction in sales to any of our top customers, especially Wal-Mart;

•	financial difficulties experienced by any of our top customers;

•	risks associated with our foreign operations or foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions and currency exchange rate fluctuations;

•	the impact of economic and business conditions and industry trends in the countries in which we operate our supply chain;

•	failure by us to protect against dramatic changes in the volatile market price of cotton, the primary material used in the manufacture of our products;

•	costs and adverse publicity arising from violations of labor and environmental laws by us or any of our third-party manufacturers;

•	our ability to attract and retain key personnel;

•	our substantial debt and debt service requirements that restrict our operating and financial flexibility, and impose significant interest and financing costs;

•	the risk of inflation or deflation;

•	consumer disposable income and spending levels, including the availability and amount of individual consumer debt;

•	the receipt of licenses and other rights associated with Sara Lee Corporation’s branded apparel business;

•	rapid technological changes;

•	future financial performance, including availability, terms and deployment of capital;

•	the outcome of any pending or threatened litigation;

•	our ability to comply with environmental and occupational health and safety laws and regulations;

•	general economic conditions; and

•	possible terrorists attacks and ongoing military action in the Middle East and other parts of the world.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

All forward-looking statements speak only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to update or revise forward-looking statements which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

USE OF PROCEEDS

This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement that we entered into simultaneously with the initial sale of the Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive Notes from you in like principal amount. The Notes surrendered in exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any change to our indebtedness.

CAPITALIZATION

The following table sets forth our capitalization on a historical basis as of December 30, 2006. This table should be read in conjunction with “Selected Historical Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Combined and Consolidated Financial Statements and corresponding notes included in this prospectus.

December 30,
2006
(in thousands)

Cash and cash equivalents	$155,973
Debt, including current and long-term:
Senior secured credit facility:
Term A facility	246,875
Term B facility	1,296,500
Revolving credit facility	—
Second lien credit facility	450,000
Notes	500,000
Capital lease obligations including related interest payments	2,575
Notes payable to banks	14,264

Total debt	2,510,214

Total stockholders’ equity	69,271

Total capitalization	$2,579,485

RATIO OF EARNINGS TO FIXED CHARGES

Set forth below is information concerning our ratio of earnings to fixed charges. For purposes of determining the ratio of earnings to fixed charges, earnings consist of the total of (i) the following (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, and (d) distributed income of equity investees, minus the total of (ii) the following: (a) interest capitalized and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges are defined as the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,	June 28,	June 29,
	2006	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges(1)	2.24x	10.37x	7.64x	8.71x	10.35x	26.95x

(1)	As part of our historical relationship with Sara Lee, we engaged in intercompany borrowings. We also have borrowed monies from third parties under a credit facility and a revolving line of credit. The interest charged under these facilities was recorded as interest expense. We are no longer able to borrow from Sara Lee. As part of the spin off on September 5, 2006, we incurred $2.6 billion of debt in the form of the Senior Secured Credit Facility, the Second Lien Credit Facility and a bridge loan facility (the “Bridge Loan Facility”), $2.4 billion of the proceeds of which was paid to Sara Lee, and subsequent to the spin off, we repaid all amounts outstanding under the Bridge Loan Facility with the proceeds from the offering of the Notes. As a result, our interest expense in periods including and following the spin off will be substantially higher than in historical periods.

SELECTED FINANCIAL DATA

The following table presents our selected historical financial data. The statements of income data for each of the fiscal years in the three fiscal years ended July 1, 2006 and the six-month period ended December 30, 2006, and the balance sheet data as of December 30, 2006, July 1, 2006 and July 2, 2005 have been derived from our audited Combined and Consolidated Financial Statements included elsewhere in this prospectus. The statements of income data for the years ended June 28, 2003 and June 29, 2002 and the balance sheet data as of July 3, 2004, June 28, 2003 and June 29, 2002 has been derived from our financial statements not included in this prospectus.

Our historical financial data is not necessarily indicative of our future performance or what our financial position and results of operations would have been if we had operated as a separate, stand-alone entity during all of the periods shown. The data should be read in conjunction with our historical financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Six Months
	Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,	June 28,	June 29,
	2006	2006	2005	2004	2003	2002
						(unaudited)
	(dollars in thousands, except per share data)

Statements of Income Data:
Net sales	$2,250,473	$4,472,832	$4,683,683	$4,632,741	$4,669,665	$4,920,840
Cost of sales	1,530,119	2,987,500	3,223,571	3,092,026	3,010,383	3,278,506

Gross profit	720,354	1,485,332	1,460,112	1,540,715	1,659,282	1,642,334
Selling, general and administrative expenses	547,469	1,051,833	1,053,654	1,087,964	1,126,065	1,146,549
Gain on curtailment of postretirement benefits	(28,467)	—	—	—	—	—
Restructuring	11,278	(101)	46,978	27,466	(14,397)	27,580

Operating profit	190,074	433,600	359,480	425,285	547,614	468,205
Other expenses	7,401	—	—	—	—	—
Interest expense, net	70,753	17,280	13,964	24,413	(2,386)	(11,244)

Income before income taxes	111,920	416,320	345,516	400,872	550,000	479,449
Income tax expense (benefit)	37,781	93,827	127,007	(48,680)	121,560	139,488

Net income	$74,139	$322,493	$218,509	$449,552	$428,440	$339,961

Net income per share basic(1)	$0.77	$3.35	$2.27	$4.67	$4.45	$3.53
Net income per share diluted(2)	$0.77	$3.35	$2.27	$4.67	$4.45	$3.53
Weighted average shares basic(1)	96,309	96,306	96,306	96,306	96,306	96,306
Weighted average shares diluted(2)	96,620	96,306	96,306	96,306	96,306	96,306

	December 30,	July 1,	July 2,	July 3,	June 28,	June 29,
	2006	2006	2005	2004	2003	2002
						(unaudited)
	(in thousands)

Balance Sheet Data:
Cash and cash equivalents	$155,973	$298,252	$1,080,799	$674,154	$289,816	$106,250
Total assets	3,435,620	4,903,886	4,257,307	4,402,758	3,915,573	4,064,730
Noncurrent liabilities:
Long-term debt	2,484,000	—	—	—	—	—
Other noncurrent liabilities	271,168	49,987	53,559	35,934	49,251	59,971
Total noncurrent liabilities	2,755,168	49,987	53,559	35,934	49,251	59,971
Total stockholders’ or parent companies’ equity	69,271	3,229,134	2,602,362	2,797,370	2,237,448	1,762,824

(1)	Prior to the spin off on September 5, 2006, the number of shares used to compute basic and diluted earnings per share is 96,306,232, which was the number of shares of our common stock outstanding on September 5, 2006.

(2)	Subsequent to the spin off on September 5, 2006, the number of shares used to compute diluted earnings per share is based on the number of shares of our common outstanding, plus the potential dilution that could occur if restricted stock units and options granted under the equity-based compensation arrangements were exercised or converted into common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This management’s discussion and analysis of financial condition and results of operations, or MD&A, contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” in this prospectus for a discussion of the uncertainties, risks and assumptions associated with these statements. This discussion should be read in conjunction with our historical financial statements and related notes thereto and the other disclosures contained elsewhere in this prospectus. On October 26, 2006, our Board of Directors approved a change in our fiscal year end from the Saturday closest to June 30 to the Saturday closest to December 31. We refer to the resulting transition period from July 2, 2006 to December 30, 2006 in this prospectus as the six months ended December 30, 2006. All references to fiscal years 2006 and earlier, unless otherwise noted, are references to our 52- or 53-week fiscal year that ended on the Saturday closest to June 30 of that calendar year. Fiscal years 2006, 2005 and 2004 were 52-, 52- and 53-week years, respectively. All reported results for fiscal 2004 include the impact of the additional week. The results of operations for the periods reflected herein are not necessarily indicative of results that may be expected for future periods, and our actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to those listed under “Risk Factors” in this prospectus and included elsewhere in this prospectus.

MD&A is a supplement to our Combined and Consolidated Financial Statements and notes thereto included elsewhere in this prospectus, and is provided to enhance your understanding of our results of operations and financial condition. Our MD&A is organized as follows:

•	Overview. This section provides a general description of our company and operating segments, business and industry trends, our key business strategies and background information on other matters discussed in this MD&A.

•	Components of Net Sales and Expense. This section provides an overview of the components of our net sales and expense that are key to an understanding of our results of operations.

•	Combined and Consolidated Results of Operations and Operating Results by Business Segment. These sections provide our analysis and outlook for the significant line items on our statements of income, as well as other information that we deem meaningful to an understanding of our results of operations on both a combined and consolidated basis and a business segment basis.

•	Liquidity and Capital Resources. This section provides an analysis of our liquidity and cash flows, as well as a discussion of our commitments that existed as of December 30, 2006.

•	Significant Accounting Policies and Critical Estimates. This section discusses the accounting policies that are considered important to the evaluation and reporting of our financial condition and results of operations, and whose application requires significant judgments or a complex estimation process.

•	Recently Issued Accounting Standards. This section provides a summary of the most recent authoritative accounting standards and guidance that the company will be required to adopt in a future period.

Overview

Our Company

We are a consumer goods company with a portfolio of leading apparel brands, including Hanes, Champion, Playtex, Bali, Just My Size, barely there and Wonderbra. We design, manufacture, source and sell a broad range of apparel essentials such as t-shirts, bras, panties, men’s underwear, kids’ underwear, socks, hosiery, casualwear and activewear. Our brands hold either the number one or number two U.S. market position by sales in most product categories in which we compete.

We were spun off from Sara Lee on September 5, 2006. In connection with the spin off, Sara Lee contributed its branded apparel Americas and Asia business to us and distributed all of the outstanding shares of our common stock to its stockholders on a pro rata basis. As a result of the spin off, Sara Lee ceased to own any equity interest in our company. In this prospectus, we describe the businesses contributed to us by Sara Lee in the spin off as if the contributed businesses were our business for all historical periods described. References in this prospectus to our assets, liabilities, products, businesses or activities of our business for periods including or prior to the spin off are generally intended to refer to the historical assets, liabilities, products, businesses or activities of the contributed businesses as the businesses were conducted as part of Sara Lee and its subsidiaries prior to the spin off.

Our Segments

During the six months ended December 30, 2006, we changed our internal reporting structure such that operations are managed and reported in five operating segments, each of which is a reportable segment: innerwear, outerwear, hosiery, international and other. These segments are organized principally by product category and geographic location. Management of each segment is responsible for the assets and operations of these businesses. Prior to the six months ended December 30, 2006, we evaluated segment operating performance based upon a definition of segment operating profit that included restructuring and related accelerated depreciation charges. Beginning in the six months ended December 30, 2006, we began evaluating the operating performance of our segments based upon a new definition of segment operating profit, which is defined as operating profit before general corporate expenses, amortization of trademarks and other identifiable intangibles and restructuring and related accelerated depreciation charges. Prior period segment results have been conformed to the new measurements of segment financial performance.

•	Innerwear. The innerwear segment focuses on core apparel essentials, and consists of products such as women’s intimate apparel, men’s underwear, kids’ underwear, socks, thermals and sleepwear, marketed under well-known brands that are trusted by consumers. We are an intimate apparel category leader in the United States with our Hanes, Playtex, Bali, barely there, Just My Size and Wonderbra brands. We are also a leading manufacturer and marketer of men’s underwear, and kids’ underwear under the Hanes and Champion brand names. Our net sales for the six months ended December 30, 2006 from our innerwear segment were $1.3 billion, representing approximately 57% of total segment net sales.

•	Outerwear. We are a leader in the casualwear and activewear markets through our Hanes, Champion and Just My Size brands, where we offer products such as t-shirts and fleece. Our casualwear lines offer a range of quality, comfortable clothing for men, women and children marketed under the Hanes and Just My Size brands. The Just My Size brand offers casual apparel designed exclusively to meet the needs of plus-size women. In addition to activewear for men and women, Champion provides uniforms for athletic programs and in 2004 launched an apparel program at Target stores, C9 by Champion. We also license our Champion name for collegiate apparel and footwear. We also supply our t-shirts, sportshirts and fleece products to screen printers and embellishers, who imprint or embroider the product and then resell to specialty retailers and organizations such as resorts and professional sports clubs. Our net sales for the six months ended December 30, 2006 from our outerwear segment were $616 million, representing approximately 27% of total segment net sales.

•	Hosiery. We are the leading marketer of women’s sheer hosiery in the United States. We compete in the hosiery market by striving to offer superior values and executing integrated marketing activities, as well as focusing on the style of our hosiery products. We market hosiery products under our Hanes, L’eggs and Just My Size brands. Our net sales for the six months ended December 30, 2006 from our hosiery segment were $144 million, representing approximately 6% of total segment net sales. Consistent with a sustained decline in the hosiery industry due to changes in consumer preferences, our net sales from hosiery sales have declined each year since 1995.

•	International. International includes products that span across the innerwear, outerwear and hosiery reportable segments. Our net sales for the six months ended December 30, 2006 in our international segment were $198 million, representing approximately 9% of total segment net sales and included sales in Europe, Asia, Canada and Latin America. Japan, Canada and Mexico are our largest international markets, and we also have opened sales offices in India and China.

•	Other. Our net sales for the six months ended December 30, 2006 in our other segment were $19 million, representing approximately 1% of total segment net sales and are comprised of sales of nonfinished products such as fabric and certain other materials in the United States, Asia and Latin America in order to maintain asset utilization at certain manufacturing facilities.

Business and Industry Trends

Our businesses are highly competitive and evolving rapidly. Competition generally is based upon price, brand name recognition, product quality, selection, service and purchasing convenience. While the majority of our core styles continue from year to year, with variations only in color, fabric or design details, other products such as intimate apparel and sheer hosiery have a heavier emphasis on style and innovation. Our businesses face competition today from other large corporations and foreign manufacturers, as well as department stores, specialty stores and other retailers that market and sell apparel essentials products under private labels that compete directly with our brands.

Our distribution channels range from direct to consumer sales at our outlet stores, to national chains and department stores to warehouse clubs and mass-merchandise outlets. For the six months ended December 30, 2006, approximately 47% of our net sales were to mass merchants, 20% were to national chains and department stores, 9% were direct to consumer, 9% were in our international segment and 15% were to other retail channels such as embellishers, specialty retailers, warehouse clubs and sporting goods stores.

In recent years, there has been a growing trend toward retailer consolidation, and as result, the number of retailers to which we sell our products continues to decline. For the six months ended December 30, 2006, for example, our top ten customers accounted for 62% of our net sales and our top customer, Wal-Mart, accounted for over $630 million of our sales. Our largest customers in the six months ended December 30, 2006 were Wal-Mart, Target and Kohl’s, which accounted for 28%, 15% and 6% of total sales, respectively. This trend toward consolidation has had and will continue to have significant effects on our business. Consolidation creates pricing pressures as our customers grow larger and increasingly seek to have greater concessions in their purchase of our products, while they also are increasingly demanding that we provide them with some of our products on an exclusive basis. To counteract these and other effects of consolidation, it has become increasingly important to increase operational efficiency and lower costs. As discussed below, for example, we are moving more of our supply chain from domestic to foreign locations to lower the costs of our operational structure.

Anticipating changes in and managing our operations in response to consumer preferences remains an important element of our business. In recent years, we have experienced changes in our net sales, revenues and cash flows in accordance with changes in consumer preferences and trends. For example, since fiscal 1995, net sales in our hosiery segment have declined in connection with a larger sustained decline in the hosiery industry. The hosiery segment only comprised 6% of our net sales in the six months ended December 30, 2006 however, and as a result, the decline in the hosiery segment has not had a significant impact on our net sales, revenues or cash flows. Generally, we manage the hosiery segment for cash, placing an emphasis on reducing our cost structure and managing cash efficiently.

Restructuring and Transformation Plans

Over the past several years, we have undertaken a variety of restructuring efforts designed to improve operating efficiencies and lower costs. We have closed plant locations, reduced our workforce, and relocated some of our domestic manufacturing capacity to lower cost locations. For example, during the six months ended December 30, 2006 we announced decisions to close four textile and sewing plants in the United States, Puerto Rico and Mexico and consolidate three distribution centers in the United States. While we believe that these efforts have had and will continue to have a beneficial impact on our operational efficiency and cost structure, we have incurred significant costs to implement these initiatives. In particular, we have recorded charges for severance and other employment-related obligations relating to workforce reductions, as well as payments in connection with lease and other contract terminations. These amounts are included in the “Cost of sales,” “Restructuring” and “Selling, general and administrative expenses” lines of our statements of income.

As a result of the restructuring actions taken since the beginning of fiscal 2004 through the spin off on September 5, 2006, our cost structure was reduced and efficiencies improved, generating savings of $80.2 million for periods prior to the spin off. Savings from recently announced restructuring actions are expected to occur in future periods. For more information about our restructuring actions, see Note 4, titled “Restructuring” to our Combined and Consolidated Financial Statements included in this prospectus.

As further plans are developed and approved by management and our board of directors, we expect to recognize additional restructuring costs to eliminate duplicative functions within the organization and transition a significant portion of our manufacturing capacity to lower-cost locations. As a result of these efforts, we expect to incur approximately $250 million in restructuring and related charges over the three year period following the spin off from Sara Lee of which approximately half is expected to be noncash. As part of our efforts to consolidate our operations, we also are in the process of integrating information technology systems across our company. This process involves the replacement of eight independent information technology platforms with a unified enterprise system, which will integrate all of our departments and functions into common software that runs off a single database. Once this plan is developed and approved by management, a number of variables will impact the cost and timing of installing and transitioning to new information technology systems over the next several years.

Components of Net Sales and Expense

Net sales

We generate net sales by selling apparel essentials such as t-shirts, bras, panties, men’s underwear, kids’ underwear, socks, hosiery, casualwear and activewear. Our net sales are recognized net of discounts, coupons, rebates, volume-based incentives and cooperative advertising costs. We recognize net sales when title and risk of loss pass to our customers. Net sales include an estimate for returns and allowances based upon historical return experience. We also offer a variety of sales incentives to resellers and consumers that are recorded as reductions to net sales.

Cost of sales

Our cost of sales includes the cost of manufacturing finished goods, which consists largely of labor and raw materials such as cotton and petroleum-based products. Our cost of sales also includes finished goods sourced from third-party manufacturers that supply us with products based on our designs as well as charges for slow moving or obsolete inventories. Rebates, discounts and other cash consideration received from a vendor related to inventory purchases are reflected in cost of sales when the related inventory item is sold. Our costs of sales do not include shipping and handling costs, and thus our gross margins may not be comparable to those of other entities that include such costs in costs of sales.

Selling, general and administrative expenses

Our selling, general and administrative expenses include selling, advertising, shipping, handling and distribution costs, research and development, rent on leased facilities, depreciation on owned facilities and equipment and other general and administrative expenses. Also included for periods presented prior to the spin off on September 5, 2006 are allocations of corporate expenses that consist of expenses for business insurance, medical insurance, employee benefit plan amounts and, because we were part of Sara Lee during all periods presented, allocations from Sara Lee for certain centralized administration costs for treasury, real estate, accounting, auditing, tax, risk management, human resources and benefits administration. These allocations of centralized administration costs were determined on bases that we and Sara Lee considered to be reasonable and take into consideration and include relevant operating profit, fixed assets, sales and payroll. Selling, general and administrative expenses also include management payroll, benefits, travel, information systems, accounting, insurance and legal expenses.

Restructuring

We have from time to time closed facilities and reduced headcount, including in connection with previously announced restructuring and business transformation plans. We refer to these activities as restructuring actions. When we decide to close facilities or reduce headcount, we take estimated charges for such restructuring, including charges for exited non-cancelable leases and other contractual obligations, as well as severance and benefits. If the actual charge is different from the original estimate, an adjustment is recognized in the period such change in estimate is identified.

Other Expenses

Our other expenses include charges such as losses on extinguishment of debt and certain other non-operating items.

Interest expense, net

As part of our historical relationship with Sara Lee, we engaged in intercompany borrowings. We also have borrowed monies from third parties under a credit facility and a revolving line of credit. The interest charged under these facilities was recorded as interest expense. We are no longer able to borrow from Sara Lee. As part of the spin off on September 5, 2006, we incurred $2.6 billion of debt in the form of the Senior Secured Credit Facility, the Second Lien Credit Facility and a bridge loan facility (the “Bridge Loan Facility”), $2.4 billion of the proceeds of which was paid to Sara Lee, and subsequent to the spin off, we repaid all amounts outstanding under the Bridge Loan Facility with the proceeds from the offering of the Notes. As a result, our interest expense in the current and future periods will be substantially higher than in historical periods.

Our interest expense is net of interest income. Interest income is the return we earned on our cash and cash equivalents and, historically, on money we lent to Sara Lee as part of its corporate cash management practices. Our cash and cash equivalents are invested in highly liquid investments with original maturities of three months or less.

Income tax expense (benefit)

Our effective income tax rate fluctuates from period to period and can be materially impacted by, among other things:

•	changes in the mix of our earnings from the various jurisdictions in which we operate;

•	the tax characteristics of our earnings;

•	the timing and amount of earnings of foreign subsidiaries that we repatriate to the United States, which may increase our tax expense and taxes paid;

•	the timing and results of any reviews of our income tax filing positions in the jurisdictions in which we transact business; and

•	the expiration of the tax incentives for manufacturing operations in Puerto Rico, which are no longer in effect.

In particular, to service the substantial amount of debt we incurred in connection with and subsequent to the spin off and to meet other general corporate needs, we may have less flexibility than we have had previously regarding the timing or amount of future earnings that we repatriate from foreign subsidiaries. As a result, we believe that our income tax rate in future periods is likely to be higher, on average, than our historical effective tax rates in periods prior to the spin off on September 5, 2006.

Inflation and Changing Prices

We believe that changes in net sales and in net income that have resulted from inflation or deflation have not been material during the periods presented. There is no assurance, however, that inflation or deflation will not materially affect us in the future. Cotton is the primary raw material we use to manufacture many of our products and is subject to fluctuations in prices. Further discussion of the market sensitivity of cotton is included in “Quantitative and Qualitative Disclosures about Market Risk.”

Combined and Consolidated Results of Operations — Six Months Ended December 30, 2006 Compared with Six Months Ended December 31, 2005

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
		(unaudited)
	(dollars in thousands)

Net sales	$2,250,473	$2,319,839	$(69,366)	(3.0)%
Cost of sales	1,530,119	1,556,860	26,741	1.7

Gross profit	720,354	762,979	(42,625)	(5.6)
Selling, general and administrative expenses	547,469	505,866	(41,603)	(8.2)
Gain on curtailment of postretirement benefits	(28,467)	—	28,467	NM
Restructuring	11,278	(339)	(11,617)	NM

Operating profit	190,074	257,452	(67,378)	(26.2)
Other expenses	7,401	—	(7,401)	NM
Interest expense, net	70,753	8,412	(62,341)	(741.1)

Income before income taxes	111,920	249,040	(137,120)	(55.1)
Income tax expense	37,781	60,424	22,643	37.5

Net income	$74,139	$188,616	$(114,477)	(60.7)

Net Sales

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Net sales	$2,250,473	$2,319,839	$(69,366)	(3.0)%

Net sales decreased $52 million, $12 million and $17 million in our innerwear, hosiery and other segments, respectively. These declines were offset by increases in net sales of $13 million and $2 million in our outerwear and international segments, respectively. Overall net sales decreased due to a $28 million impact from our intentional discontinuation of low-margin product lines in the outerwear segment and a $12 million decrease in sheer hosiery sales. Additionally, the acquisition of National Textiles, L.L.C. in September 2005 caused a $16 million decrease in our other segment as sales to this business were included in net sales in periods prior to the acquisition. Finally, we experienced slower sell-through of innerwear products in the mass merchandise and department store retail channels during the latter half of the six months ended December 30, 2006. We expect the trend of declining hosiery sales to continue as a result of shifts in consumer preferences, which is consistent with the long-term decline in the overall hosiery industry.

Cost of Sales

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Cost of sales	$1,530,119	$1,556,860	$26,741	1.7%

Cost of sales were lower year over year as a result of a decrease in net sales, favorable spending from the benefits of manufacturing cost savings initiatives and a favorable impact from shifting certain production to lower cost locations. These savings were offset partially by higher cotton costs, unusual charges primarily to exit certain contracts and low margin product lines, and accelerated depreciation as a result of our announced plans to close four textile and sewing plants in the United States, Puerto Rico and Mexico.

Gross Profit

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Gross profit	$720,354	$762,979	$(42,625)	(5.6)%

As a percent of net sales, gross profit percentage decreased to 32.0% for the six months ended December 30, 2006 from 32.9% for the six months ended December 31, 2005. The decrease in gross profit percentage was due to $21 million in accelerated depreciation as a result of our announced plans to close four textile and sewing plants, higher cotton costs of $18 million, $15 million of unusual charges primarily to exit certain contracts and low margin product lines and an $11 million impact from lower manufacturing volume. The higher costs were partially offset by $38 million of net favorable spending from our prior year restructuring actions, manufacturing cost savings initiatives and a favorable impact of shifting certain production to lower cost locations. In addition, the impact on gross profit from lower net sales was $16 million.

Selling, General and Administrative Expenses

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Selling, general and administrative expenses	$547,469	$505,866	$(41,603)	(8.2)%

Selling, general and administrative expenses increased partially due to higher non-recurring spin off and related costs of $17 million and incremental costs associated with being an independent company of $10 million, excluding the corporate allocations associated with Sara Lee ownership in the prior year of $21 million. Media, advertising and promotion costs increased $12 million primarily due to unusual charges to exit certain license agreements and additional investments in our brands. Other unusual charges increasing selling, general and administrative expenses by $12 million primarily included certain freight revenue being moved to net sales during the six months ended December 30, 2006 and a reduction of estimated allocations to inventory costs. In addition, we experienced slightly higher spending of approximately $10 million in numerous areas such as technology consulting, distribution, severance and market research, which were partially offset by headcount savings from prior year restructuring actions and a reduction in pension and postretirement expenses.

Gain on Curtailment of Postretirement Benefits

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Gain on curtailment of postretirement benefits	$(28,467)	$—	$28,467	NM

In December 2006, we notified retirees and employees that we will phase out premium subsidies for early retiree medical coverage and move to an access-only plan for early retirees by the end of 2007. We will also eliminate the medical plan for retirees ages 65 and older as a result of coverage available under the expansion of Medicare with Part D drug coverage and eliminate future postretirement life benefits. The gain on curtailment represents the unrecognized amounts associated with prior plan amendments that were being amortized into income over the remaining service period of the participants prior to the December 2006 amendments. We will record postretirement benefit income related to this plan in 2007, primarily representing the amortization of negative prior service costs, which is partially offset by service costs, interest costs on the accumulated benefit obligation and actuarial gains and losses accumulated in the plan. We expect to record a final gain on curtailment of plan benefits in December 2007.

Restructuring

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Restructuring	$11,278	$(339)	$(11,617)	NM

During the six months ended December 30, 2006, we approved actions to close four textile and sewing plants in the United States, Puerto Rico and Mexico and consolidate three distribution centers in the United States. These actions resulted in a charge of $11 million, representing costs associated with the planned termination of 2,989 employees for employee termination and other benefits in accordance with benefit plans previously communicated to the affected employee group. In connection with these restructuring actions, a charge of $21 million for accelerated depreciation of buildings and equipment is reflected in the “Cost of sales” line of the Combined and Consolidated Statement of Income. These actions are expected to be completed in early 2007. These actions, which are a continuation of our long-term global supply chain globalization strategy, are expected to result in benefits of moving production to lower-cost manufacturing facilities, improved alignment of sewing operations with the flow of textiles, leveraging our large scale in high-volume products and consolidating production capacity.

Operating Profit

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Operating profit	$190,074	$257,452	$(67,378)	(26.2)%

Operating profit for the six months ended December 30, 2006 decreased as compared to the six months ended December 31, 2005 primarily as a result of facility closures announced in the current period and restructuring related costs of $32 million, higher non-recurring spin off and related charges of $17 million, higher costs associated with being an independent company of $10 million, unusual charges of $35 million primarily to exit certain contracts and low margin product lines, charges to exit certain license agreements and additional investments in our brands. In addition, we experienced higher cotton and production related costs of $29 million, lower gross margin from lower net sales of $16 million and slightly higher selling, general and administrative spending of approximately $10 million in numerous areas such as technology consulting, distribution, severance and market research. These higher costs were offset partially by favorable spending from our prior year restructuring actions, manufacturing cost savings initiatives, a favorable impact of shifting certain production to lower cost locations and lower corporate allocations from Sara Lee totaling $59 million and the gain on curtailment of postretirement benefits of $28 million.

Other Expenses

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Losses on early extinguishment of debt	$7,401	$—	$(7,401)	NM

In connection with the offering of the Notes as described below under interest expense, net, we recognized a $6 million loss on early extinguishment of debt for unamortized debt issuance costs on the Bridge Loan Facility entered into in connection with the spin off from Sara Lee. We recognized approximately

$1 million loss on early extinguishment of debt related to unamortized debt issuance costs on the Senior Secured Credit Facility for the prepayment of $100 million of principal in December 2006.

Interest Expense, net

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Interest expense, net	$70,753	$8,412	$(62,341)	(741.1)%

In connection with the spin off, we incurred $2.6 billion of debt pursuant to the Senior Secured Credit Facility, the Second Lien Credit Facility and the Bridge Loan Facility, $2.4 billion of the proceeds of which was paid to Sara Lee. As a result, our net interest expense in the six months ended December 30, 2006 was substantially higher than in the comparable period.

Under the Credit Facilities, we are required to hedge a portion of our floating rate debt to reduce interest rate risk caused by floating rate debt issuance. During the six months ended December 30, 2006, we entered into various hedging arrangements whereby we capped the interest rate on $1 billion of our floating rate debt at 5.75%. We also entered into interest rate swaps tied to the 3-month London Interbank Offered Rate, or “LIBOR,” whereby we fixed the interest rate on an aggregate of $500 million of our floating rate debt at a blended rate of approximately 5.16%. Approximately 60% of our total debt outstanding at December 30, 2006 is at a fixed or capped rate. There was no hedge ineffectiveness during the current period related to these instruments.

In December 2006, we completed the offering of $500 million aggregate principal amount of the Notes. The Notes will bear interest at a per annum rate, reset semiannually, equal to the six month LIBOR plus a margin of 3.375 percent. The proceeds from the offering were used to repay all outstanding borrowings under the Bridge Loan Facility.

Income Tax Expense

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Income tax expense	$37,781	$60,424	$22,643	37.5%

Our effective income tax rate increased from 24.3% for the six months ended December 31, 2005 to 33.8% for the six months ended December 30, 2006. The increase in our effective tax rate as an independent company is attributable primarily to the expiration of tax incentives for manufacturing in Puerto Rico of $9 million, which were repealed effective for the periods after July 1, 2006, higher taxes on remittances of foreign earnings for the period of $9 million and $5 million tax effect of lower unremitted earnings from foreign subsidiaries in the six months ended December 30, 2006 taxed at rates less than the U.S. statutory rate. The tax expense for both periods was impacted by a number of significant items that are set out in the reconciliation of our effective tax rate to the U.S. statutory rate in Note 17 titled “Income Taxes” to our Combined and Consolidated Financial Statements.

Net Income

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Net income	$74,139	$188,616	$(114,477)	(60.7)%

Net income for the six months ended December 30, 2006 was lower than for the six months ended December 31, 2005 primarily as a result of reduced operating profit, increased interest expense, higher incomes taxes as an independent company and losses on early extinguishment of debt.

Operating Results by Business Segment — Six Months Ended December 30, 2006 Compared with Six Months Ended December 31, 2005

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)
		(unaudited)

Net sales:
Innerwear	$1,295,868	$1,347,582	$(51,714)	(3.8)%
Outerwear	616,298	603,585	12,713	2.1
Hosiery	144,066	155,897	(11,831)	(7.6)
International	197,729	195,980	1,749	0.9
Other	19,381	36,096	(16,715)	(46.3)

Total net segment sales	2,273,342	2,339,140	(65,798)	(2.8)
Intersegment	(22,869)	(19,301)	(3,568)	(18.5)

Total net sales	$2,250,473	$2,319,839	$(69,366)	(3.0)

Segment operating profit:
Innerwear	$172,008	$192,449	$(20,441)	(10.6)
Outerwear	21,316	49,248	(27,932)	(56.7)
Hosiery	36,205	26,531	9,674	36.5
International	15,236	16,574	(1,338)	(8.1)
Other	(288)	1,202	(1,490)	NM

Total segment operating profit	244,477	286,004	(41,527)	(14.5)
Items not included in segment operating profit:
General corporate expenses	(46,927)	(24,846)	(22,081)	(88.9)
Amortization of trademarks and other intangibles	(3,466)	(4,045)	579	14.3
Gain on curtailment of postretirement benefits	28,467	—	28,467	NM
Restructuring	(11,278)	339	(11,617)	NM
Accelerated depreciation	(21,199)	—	(21,199)	NM

Total operating profit	190,074	257,452	(67,378)	(26.2)
Other expenses	(7,401)	—	(7,401)	NM
Interest expense, net	(70,753)	(8,412)	(62,341)	NM

Income before income taxes	$111,920	$249,040	$(137,120)	(55.1)

Innerwear

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Net sales	$1,295,868	$1,347,582	$(51,714)	(3.8)%
Segment operating profit	172,008	192,449	(20,441)	(10.6)

Net sales in our innerwear segment decreased primarily due to lower men’s underwear and kids’ underwear sales of $36 million and lower thermal sales of $14 million, as well as additional investments in our brands as compared to the six months ended December 31, 2005. We experienced lower sell-through of products in the mass merchandise and department store retail channels primarily in the latter half of the six months ended December 30, 2006.

As a percent of segment net sales, gross profit percentage in the innerwear segment increased from 36.5% for the six months ended December 31, 2005 to 37.0% for the six months ended December 30, 2006, reflecting a positive impact of favorable spending of $21 million from our prior year restructuring actions, cost savings initiatives and savings associated with moving to lower cost locations. These changes were partially offset by an unfavorable impact of lower volumes of $18 million, higher cotton costs of $7 million and unusual costs of $8 million primarily associated with exiting certain low margin product lines.

The decrease in segment operating profit is primarily attributable to the gross profit impact of the items noted above and higher allocated selling, general and administrative expenses of $8 million. Media, advertising and promotion costs were slightly higher due to changes in license agreements, net of lower media spend on innerwear categories. Our total selling, general and administrative expenses before segment allocations increased as a result of unusual charges, higher stand alone costs as an independent company and higher spending in numerous areas such as technology consulting, distribution, severance and market research, which were partially offset by headcount savings from prior year restructuring actions and a reduction in pension and postretirement expenses.

Outerwear

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Net sales	$616,298	$603,585	12,713	2.1%
Segment operating profit	21,316	49,248	(27,932)	(56.7)

Net sales in our outerwear segment increased primarily due to $33 million of increased sales of activewear and $33 million of increased sales of boys’ fleece as compared to the six months ended December 31, 2005. These changes were partially offset by the $28 million impact of our intentional exit of certain lower margin fleece product lines, lower women’s and girls’ fleece sales of $16 million and $9 million of lower sportshirt, jersey and other fleece sales.

As a percent of segment net sales, gross profit percentage declined from 20.7% for the six months ended December 31, 2005 to 19.8% for the six months ended December 30, 2006 primarily as a result of higher cotton costs of $11 million, $5 million associated with exiting certain low margin product lines and higher duty, freight and contractor costs of $6 million, partially offset by $19 million in cost savings initiatives and a favorable impact with shifting production to lower cost locations.

The decrease in segment operating profit is primarily attributable to the gross profit impact of the items noted above, higher media advertising and promotion expenses directly attributable to our casualwear products of $15 million and higher allocated selling, general and administrative expenses of $10 million. Our total selling, general and administrative expenses before segment allocations increased as a result of unusual charges, higher stand-alone costs as an independent company and higher spending in numerous areas such as technology consulting, distribution, severance and market research, which were partially offset by headcount savings from prior year restructuring actions and a reduction in pension and postretirement expenses.

Hosiery

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Net sales	$144,066	$155,897	$(11,831)	(7.6)%
Segment operating profit	36,205	26,531	9,674	36.5

Net sales in our hosiery segment decreased primarily due to the continued decline in U.S. sheer hosiery consumption. As compared to the six months ended December 31 2005, overall sales for the hosiery segment declined 8% due to a continued reduction in sales of L’eggs to mass retailers and food and drug stores and declining sales of Hanes to department stores. Overall, the hosiery market declined 4.5% for the six months ended December 30, 2006. We expect the trend of declining hosiery sales to continue as a result of shifts in consumer preferences, which is consistent with the long-term decline in the overall hosiery industry.

Gross profit declined slightly primarily due to the decline in net sales offset by favorable spending of $3 million from cost savings initiatives and a reduction in pension and postretirement expenses.

Segment operating profit increased due primarily to $10 million of lower allocated selling, general and administrative expenses.

International

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Net sales	$197,729	$195,980	$1,749	0.9%
Segment operating profit	15,236	16,574	(1,338)	(8.1)

Net sales in our international segment increased slightly due to higher sales of t-shirts in Europe and higher sales in our emerging markets in China, India and Brazil, partially offset by softer sales in Mexico and lower sales in Japan due to a shift in the launch of fall seasonal products. Changes in foreign currency exchange rates increased net sales by $3 million.

As a percent of segment net sales, gross profit percentage increased from 39.7% to 40.2% for the six months ended December 30, 2006. The increase resulted primarily from a $3 million decrease in overall spending and $1 million from positive changes in foreign currency exchange rates. These changes were offset by a $4 million impact from unfavorable manufacturing efficiencies compared to the prior period.

The decrease in segment operating profit is attributable to the gross profit impact of the items noted above offset by higher allocated selling, general and administrative expenses of $3 million.

Other

	Six Months	Six Months
	Ended	Ended
	December 30,	December 31,	Dollar	Percent
	2006	2005	Change	Change
	(dollars in thousands)

Net sales	$19,381	$36,096	$(16,715)	(46.3)%
Segment operating profit	(288)	1,202	(1,490)	NM

Net sales in the other segment decreased primarily due to the acquisition of National Textiles, L.L.C. in September 2005 which caused a $16 million decline as sales to this business were previously included in net sales prior to the acquisition.

As a percent of segment net sales, gross profit percentage increased from 4.8% for the six months ended December 31, 2005 to 9.9% for the six months ended December 30, 2006 primarily as a result of favorable manufacturing variances.

The decrease in segment operating profit is primarily attributable to higher allocated selling, general and administrative expenses in the current period of $2 million offset by the favorable manufacturing variances noted above. As sales of this segment are generated for the purpose of maintaining asset utilization at certain manufacturing facilities, gross profit and operating profit are lower than those of our other segments.

General Corporate Expenses

General corporate expenses increased primarily due to higher nonrecurring spin off and related costs of $17 million and higher stand alone costs of $10 million of operating as an independent company.

Combined and Consolidated Results of Operations — Fiscal 2006 Compared with Fiscal 2005

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales	$4,472,832	$4,683,683	$(210,851)	(4.5)%
Cost of sales	2,987,500	3,223,571	236,071	7.3

Gross profit	1,485,332	1,460,112	25,220	1.7
Selling, general and administrative expenses	1,051,833	1,053,654	1,821	0.2
Restructuring	(101)	46,978	47,079	NM

Operating profit	433,600	359,480	74,120	20.6
Interest expense, net	17,280	13,964	(3,316)	(23.7)

Income before income taxes	416,320	345,516	70,804	20.5
Income tax expense	93,827	127,007	33,180	26.1

Net income	$322,493	$218,509	$103,984	47.6

Net Sales

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales	$4,472,832	$4,683,683	$(210,851)	(4.5)%

Net sales declined primarily due to the $142 million impact from the discontinuation of low-margin product lines in the innerwear, outerwear and international segments and a $48 million decline in sheer hosiery sales. Other factors netting to $21 million of this decline include lower selling prices and changes in product sales mix. Going forward, we expect the trend of declining hosiery sales to continue as a result of shifts in consumer preferences.

Cost of Sales

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Cost of sales	$2,987,500	$3,223,571	$236,071	7.3%

Cost of sales declined year over year primarily as a result of the decline in net sales. As a percent of net sales, gross margin increased from 31.2% in fiscal 2005 to 33.2% in fiscal 2006. The increase in gross margin percentage was primarily due to a $140 million impact from lower cotton costs, and lower charges for slow moving and obsolete inventories and a $13 million impact from the benefits of prior year restructuring actions partially offset by an $84 million impact of lower selling prices and changes in product sales mix. Although our fiscal 2006 results benefited from lower cotton prices, we currently anticipate cotton costs to increase in future periods.

Selling, General and Administrative Expenses

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Selling, general and administrative expenses	$1,051,833	$1,053,654	$1,821	0.2%

Selling, general and administrative expenses declined due to a $31 million benefit from prior year restructuring actions, an $11 million reduction in variable distribution costs and a $7 million reduction in pension plan expense. These decreases were partially offset by a $47 million decrease in recovery of bad debts, higher share-based compensation expense, increased advertising and promotion costs and higher costs incurred related to the spin off. Measured as a percent of net sales, selling, general and administrative expenses increased from 22.5% in fiscal 2005 to 23.5% in fiscal 2006.

Restructuring

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Restructuring	$(101)	$46,978	$47,079	NM

The charge for restructuring in fiscal 2005 is primarily attributable to costs for severance actions related to the decision to terminate 1,126 employees, most of whom are located in the United States. The income from restructuring in fiscal 2006 resulted from the impact of certain restructuring actions that were completed for amounts more favorable than originally expected which is partially offset by $4 million of costs associated with the decision to terminate 449 employees.

Operating Profit

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Operating profit	$433,600	$359,480	$74,120	20.6%

Operating profit in fiscal 2006 was higher than in fiscal 2005 as a result of the items discussed above.

Interest Expense, net

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Interest expense, net	$17,280	$13,964	$(3,316)	(23.7)%

Interest expense decreased year over year as a result of lower average balances on borrowings from Sara Lee. Interest income decreased significantly as a result of lower average cash balances. As a result of the spin off on September 5, 2006, our net interest expense will increase substantially as a result of our increased indebtedness.

Income Tax Expense

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Income tax expense	$93,827	$127,007	$33,180	26.1%

Our effective income tax rate decreased from 36.8% in fiscal 2005 to 22.5% in fiscal 2006. The decrease in our effective tax rate is attributable primarily to an $81.6 million charge in fiscal 2005 related to the repatriation of the earnings of foreign subsidiaries to the United States. Of this total, $50.0 million was recognized in connection with the remittance of current year earnings to the United States, and $31.6 million related to earnings repatriated under the provisions of the American Jobs Creation Act of 2004. The tax expense for both periods was impacted by a number of significant items which are set out in the reconciliation of our effective tax rate to the U.S. statutory rate in Note 17 titled “Income Taxes” to our Combined and Consolidated Financial Statements.

Net Income

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net income	$322,493	$218,509	$103,984	47.6%

Net income in fiscal 2006 was higher than in fiscal 2005 as a result of the items discussed above.

Operating Results by Business Segment — Fiscal 2006 Compared with Fiscal 2005

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales:
Innerwear	$2,627,101	$2,703,637	$(76,536)	(2.8)%
Outerwear	1,140,703	1,198,286	(57,583)	(4.8)
Hosiery	290,125	338,468	(48,343)	(14.3)
International	398,157	399,989	(1,832)	(0.5)
Other	62,809	88,859	(26,050)	(29.3)

Total net segment sales	4,518,895	4,729,239	(210,344)	(4.4)
Intersegment	(46,063)	(45,556)	(507)	(1.1)

Total net sales	$4,472,832	$4,683,683	$(210,851)	(4.5)

Segment operating profit:
Innerwear	$344,643	$300,796	$43,847	14.6%
Outerwear	74,170	68,301	5,869	8.6
Hosiery	39,069	40,776	(1,707)	(4.2)
International	37,003	32,231	4,772	14.8
Other	127	(174)	301	NM

Total segment operating profit	495,012	441,930	53,082	12.0
Items not included in segment operating profit:
General corporate expenses	(52,482)	(21,823)	(30,659)	(140.5)
Amortization of trademarks and other identifiable intangibles	(9,031)	(9,100)	69	0.8
Restructuring	101	(46,978)	47,079	NM
Accelerated depreciation	—	(4,549)	4,549	NM

Total operating profit	433,600	359,480	74,120	20.6
Interest expense, net	(17,280)	(13,964)	(3,316)	(23.7)

Income before income taxes	$416,320	$345,516	$70,804	20.5

Innerwear

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales	$2,627,101	$2,703,637	$(76,536)	(2.8)%
Segment operating profit	344,643	300,796	43,847	14.6

Net sales in the innerwear segment decreased primarily due to a $65 million impact of our discontinuation of certain sleepwear, thermal and private label product lines and the closure of certain retail stores. Net sales were also negatively impacted by $15 million of lower sock sales due to both lower shipment volumes and lower pricing.

Gross profit percentage in the innerwear segment increased from 35.1% in fiscal 2005 to 37.2% in fiscal 2006, reflecting a $78 million impact of lower charges for slow moving and obsolete inventories, lower cotton costs and benefits from prior restructuring actions, partially offset by lower gross margins for socks due to pricing pressure and mix.

The increase in innerwear segment operating profit is primarily attributable to the increase in gross margin and a $37 million impact of lower allocated selling expenses and other selling, general and administrative expenses due to headcount reductions. This is partially offset by $21 million related to higher allocated media advertising and promotion costs.

Outerwear

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales	$1,140,703	$1,198,286	$(57,583)	(4.8)%
Segment operating profit	74,170	68,301	5,869	8.6

Net sales in the outerwear segment decreased primarily due to the $64 million impact of our exit of certain lower-margin fleece product lines and a $33 million impact of lower sales of casualwear products both in the retail channel and in the embellishment channel, resulting from lower prices and an unfavorable sales mix, partially offset by a $44 million impact from higher sales of activewear products.

Gross profit percentage in the outerwear segment increased from 18.9% in fiscal 2005 to 20.0% in fiscal 2006, reflecting a $72 million impact of lower charges for slow moving and obsolete inventories, lower cotton costs, benefits from prior restructuring actions and the exit of certain lower-margin fleece product lines, partially offset by pricing pressures and an unfavorable sales mix of t-shirts sold in the embellishment channel.

The increase in outerwear segment operating profit is primarily attributable to a higher gross profit percentage and a $7 million impact of lower allocated selling, general and administrative expenses due to the benefits of prior restructuring actions.

Hosiery

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales	$290,125	$338,468	$(48,343)	(14.3)%
Segment operating profit	39,069	40,776	(1,707)	(4.2)

Net sales in the hosiery segment decreased primarily due to the continued decline in sheer hosiery consumption in the United States. Outside unit volumes in the hosiery segment decreased by 13% in fiscal 2006, with an 11% decline in L’eggs volume to mass retailers and food and drug stores and a 22% decline in Hanes volume to department stores. Overall the hosiery market declined 11%. We expect this trend to continue as a result of shifts in consumer preferences.

Gross profit percentage in the hosiery segment increased from 38.0% in fiscal 2005 to 40.2% in fiscal 2006. The increase resulted primarily from improved product sales mix and pricing.

The decrease in hosiery segment operating profit is primarily attributable to lower sales volume.

International

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales	$398,157	$399,989	$(1,832)	(0.5)%
Segment operating profit	37,003	32,231	4,772	14.8

Net sales in the international segment decreased primarily as a result of $4 million in lower sales in Latin America which were mainly the result of a $13 million impact from our exit of certain low-margin product lines. Changes in foreign currency exchange rates increased net sales by $10 million.

Gross profit percentage increased from 39.1% in fiscal 2005 to 40.6% in fiscal 2006. The increase is due to lower allocated selling, general and administrative expenses and margin improvements in sales in Canada resulting from greater purchasing power for contracted goods.

The increase in international segment operating profit is primarily attributable to a $7 million impact of improvements in gross profit in Canada.

Other

			Dollar	Percent
	Fiscal 2006	Fiscal 2005	Change	Change
	(dollars in thousands)

Net sales	$62,809	$88,859	$(26,050)	(29.3)%
Segment operating profit	127	(174)	301	NM

Net sales decreased primarily due to the acquisition of National Textiles, L.L.C. in September 2005 which caused a $72 million decline as sales to this business were previously included in net sales prior to the acquisition. Sales to National Textiles, L.L.C. subsequent to the acquisition of this business are eliminated for purposes of segment reporting. This decrease was partially offset by $40 million in fabric sales to third parties by National Textiles, L.L.C. subsequent to the acquisition. An additional offset was related to increased sales of $7 million due to the acquisition of a Hong Kong based sourcing business at the end of fiscal 2005.

Gross profit and segment operating profit remained flat as compared to fiscal 2005. As sales of this segment are generated for the purpose of maintaining asset utilization at certain manufacturing facilities, gross profit and operating profit are lower than those of our other segments.

General Corporate Expenses

General corporate expenses not allocated to the segments increased in fiscal 2006 from fiscal 2005 as a result of higher incurred costs related to the spin off.

Combined and Consolidated Results of Operations — Fiscal 2005 Compared with Fiscal 2004

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales	$4,683,683	$4,632,741	$50,942	1.1%
Cost of sales	3,223,571	3,092,026	(131,545)	(4.3)

Gross profit	1,460,112	1,540,715	(80,603)	(5.2)
Selling, general and administrative expenses	1,053,654	1,087,964	34,310	3.2
Restructuring	46,978	27,466	(19,512)	(71.0)

Operating profit	359,480	425,285	(65,805)	(15.5)
Interest expense, net	13,964	24,413	10,449	42.8

Income before income taxes	345,516	400,872	(55,356)	(13.8)
Income tax expense (benefit)	127,007	(48,680)	(175,687)	NM

Net income	$218,509	$449,552	$(231,043)	(51.4)

Net Sales

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales	$4,683,683	$4,632,741	$50,942	1.1%

Net sales increased year over year primarily as a result of a $91 million impact from increases in net sales in the innerwear and outerwear segments. Approximately $106 million of this increase was due to increased sales of our activewear products, primarily due to the introduction of our C9 by Champion line toward the end of fiscal 2004. Net sales were adversely affected by a $55 million impact from declines in the hosiery and international segments. The total impact of the 53rd week in fiscal 2004 was $77 million.

Cost of Sales

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Cost of sales	$3,223,571	$3,092,026	$(131,545)	(4.3)%

Cost of sales increased year over year as a result of the increase in net sales. Also contributing to the increase in cost of sales was a $94 million impact from higher raw material costs for cotton and charges for slow moving and obsolete inventories. Our gross margin declined from 33.3% in fiscal 2004 to 31.2% in fiscal 2005.

Selling, General and Administrative Expenses

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Selling, general and administrative expenses	$1,053,654	$1,087,964	$34,310	3.2%

Selling, general and administrative expenses declined due to a $36 million impact from lower benefit plan costs, increased recovery of bad debts and a lower cost structure achieved through prior restructuring actions, offset in part by increases in total advertising and promotion costs. Selling, general and administrative expenses in fiscal 2004 included a $7.5 million charge related to the discontinuation of the Lovable U.S. trademark, while selling, general and administrative expenses in fiscal 2005 included a $4.5 million charge for accelerated depreciation of leasehold improvements as a result of exiting certain store leases. Measured as a percent of net sales, selling, general and administrative expenses declined from 23.5% in fiscal 2004 to 22.5% in fiscal 2005.

Restructuring

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Restructuring	$46,978	$27,466	$(19,512)	(71.0)%

The charge for restructuring in fiscal 2005 is primarily attributable to costs for severance actions related to the decision to terminate 1,126 employees, most of whom are located in the United States. The charge for restructuring in fiscal 2004 is primarily attributable to a charge for severance actions related to the decision to terminate 4,425 employees, most of whom are located outside the United States. The increase year over year is primarily attributable to the relative costs associated with terminating U.S. employees as compared to international employees.

Operating Profit

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Operating profit	$359,480	$425,285	(65,805)	(15.5)%

Operating profit in fiscal 2005 was lower than in fiscal 2004 primarily due to higher raw material costs for cotton and charges for slow moving and obsolete inventories.

Interest Expense, net

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Interest expense, net	$13,964	$24,413	$10,449	42.8%

Interest expense decreased year over year as a result of lower average balances on borrowings from Sara Lee. Interest income increased significantly as a result of higher average cash balances. As a result of the spin off on September 5, 2006, our net interest expense will increase substantially as a result of our increased indebtedness.

Income Tax Expense (Benefit)

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Income tax expense (benefit)	$127,007	$(48,680)	$(175,687)	NM

Our effective income tax rate increased from a negative 12.1% in fiscal 2004 to 36.8% in fiscal 2005. The increase in our effective tax rate is attributable primarily to an $81.6 million charge in fiscal 2005 related to the repatriation of the earnings of foreign subsidiaries to the United States. Of this total, $50.0 million was recognized in connection with the remittance of current year earnings to the United States, and $31.6 million related to earnings repatriated under the provisions of the American Jobs Creation Act of 2004. The negative rate in fiscal 2004 is attributable primarily to an income tax benefit of $128.1 million resulting from Sara Lee’s finalization of tax reviews and audits for amounts that were less than originally anticipated and recognized in fiscal 2004. The tax expense for both periods was impacted by a number of significant items which are set out in the reconciliation of our effective tax rate to the U.S. statutory rate in Note 17 titled “Income Taxes” to our Combined and Consolidated Financial Statements.

Net Income

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net income	$218,509	$449,552	$(231,043)	(51.4)%

Net income in fiscal 2005 was lower than in fiscal 2004 as a result of the decline in operating profit and the increase in income tax expense, as discussed above.

Operating Results by Business Segment — Fiscal 2005 Compared with Fiscal 2004

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales:
Innerwear	$2,703,637	$2,668,876	$34,761	1.3%
Outerwear	1,198,286	1,141,677	56,609	5.0
Hosiery	338,468	382,728	(44,260)	(11.6)
International	399,989	410,889	(10,900)	(2.7)
Other	88,859	86,888	1,971	2.3

Total net segment sales	4,729,239	4,691,058	38,181	0.8
Intersegment	(45,556)	(58,317)	12,761	21.9

Total net sales	$4,683,683	$4,632,741	$50,942	1.1

Segment operating profit:
Innerwear	$300,796	$366,988	$(66,192)	(18.0)
Outerwear	68,301	47,059	21,242	45.1
Hosiery	40,776	38,113	2,663	7.0
International	32,231	38,248	(6,017)	(15.7)
Other	(174)	35	(209)	NM

Total segment operating profit	441,930	490,443	(48,513)	(9.9)
Items not included in segment operating profit:
General corporate expenses	(21,823)	(28,980)	7,157	24.7
Amortization of trademarks and other identifiable intangibles	(9,100)	(8,712)	(388)	(4.5)
Restructuring	(46,978)	(27,466)	(19,512)	(71.0)
Accelerated depreciation	(4,549)	—	(4,549)	NM

Total operating profit	359,480	425,285	(65,805)	(15.5)
Interest expense, net	(13,964)	(24,413)	10,449	42.8

Income before income taxes	$345,516	$400,872	$(55,356)	(13.8)

Innerwear

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales	$2,703,637	$2,668,876	$34,761	1.3%
Segment operating profit	300,796	366,988	(66,192)	(18.0)

Net sales in the innerwear segment increased primarily due to a $40 million impact from volume increases in the sales of men’s underwear and socks. Net sales were adversely affected year over year by a $47 million impact of the 53rd week in fiscal 2004.

Gross profit percentage in the innerwear segment declined from 37.5% in fiscal 2004 to 35.1% in fiscal 2005, reflecting a $60 million impact of higher raw material costs for cotton and charges for slow moving and obsolete underwear inventories.

The decrease in innerwear segment operating profit is primarily attributable to the following factors. First, we increased inventory reserves by $30 million for slow moving and obsolete underwear inventories in fiscal 2005 as compared to fiscal 2004. Second, innerwear operating profit was adversely affected by a $12 million impact of the 53rd week in fiscal 2004. The remaining decrease in segment operating profit was primarily the result of higher unit volume offset in part by higher allocated distribution and media advertising and promotion costs.

Outerwear

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales	$1,198,286	$1,141,677	$56,609	5.0%
Segment operating profit	68,301	47,059	21,242	45.1

Net sales in the outerwear segment increased primarily due to $106 million impact from increases in sales of activewear products, offsetting $45 million in volume declines in t-shirts sold through our embellishment channel. Net sales were adversely affected year over year by an $18 million impact of the 53rd week in fiscal 2004.

Gross profit percentage in the outerwear segment decreased from 21.2% in fiscal 2004 to 18.9% in fiscal 2005, reflecting a $45 million impact of higher raw material costs for cotton and additional start-up costs associated with new product rollouts. These charges are partially offset by favorable manufacturing variances as a result of higher sales volume.

The increase in outerwear segment operating profit is attributable primarily to higher net sales and lower allocated selling, general and administrative expenses. Segment operating profit also was adversely affected year over year by a $1 million impact of the 53rd week in fiscal 2004.

Hosiery

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales	$338,468	$382,728	$(44,260)	(11.6)%
Segment operating profit	40,776	38,113	2,663	7.0

Net sales in the hosiery segment decreased primarily due to $42 million from unit volume decreases and $5 million from unfavorable product sales mix. Outside unit volumes in the hosiery segment decreased by 8% in fiscal 2005, with a 7% decline in L’eggs volume to mass retailers and food and drug stores and a 13% decline in Hanes volume to department stores. The 8% volume decrease was in line with the overall hosiery market decline. Net sales also were adversely affected year over year by a $6 million impact of the 53rd week in fiscal 2004.

Gross profit percentage in the hosiery segment decreased from 38.7% in fiscal 2004 to 38.0% in fiscal 2005. The decrease resulted primarily from $1 million in unfavorable product sales mix.

The increase in hosiery segment operating profit is attributable primarily to a $16 million decrease in allocated media advertising and promotion costs and allocated selling, general and administrative expenses partially offset by a decrease in sales. Hosiery segment operating profit was also adversely affected year over year by a $2 million impact of the 53rd week in fiscal 2004.

International

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales	$399,989	$410,889	$(10,900)	(2.7)%
Segment operating profit	32,231	38,248	(6,017)	(15.7)

Net sales in the international segment decreased primarily as a result of a $19 million decrease in sales from Latin America and Asia, partially offset by an $11 million impact from changes in foreign currency exchange rates during fiscal 2005. Net sales were adversely affected year over year by a $6 million impact of the 53rd week in fiscal 2004.

Gross profit percentage increased from 36.4% in fiscal 2004 to 39.1% in fiscal 2005. The increase resulted primarily from margin improvements in Canada and Latin America, partially offset by declines in Asia.

The decrease in international segment operating profit is attributable primarily to the decrease in net sales and higher allocated media advertising and promotion expenditures and selling, general and administrative expenses in fiscal 2005 as compared to fiscal 2004. These effects were offset in part by the improvement in gross profit and $3 million from changes in foreign currency exchange rates. International segment operating profit also was affected adversely year over year by a $2 million impact of the 53rd week in fiscal 2004.

Other

			Dollar	Percent
	Fiscal 2005	Fiscal 2004	Change	Change
	(dollars in thousands)

Net sales	$88,859	$86,888	$1,971	2.3%
Segment operating profit	(174)	35	(209)	NM

Net sales increased due to higher sales of yarn and other materials to National Textiles, L.L.C. Gross profit and segment operating profit remained flat as compared to fiscal 2004. As sales of this segment are generated for the purpose of maintaining asset utilization at certain manufacturing facilities, gross profit and operating profit are lower than those of our other segments.

General Corporate Expenses

General corporate expenses not allocated to the segments decreased in fiscal 2005 from fiscal 2004 as a result of lower allocations of Sara Lee centralized costs and employee benefit costs, offset in part by expenses incurred for the spin off.

Liquidity and Capital Resources

Trends and Uncertainties Affecting Liquidity

Following the spin off that occurred on September 5, 2006, our capital structure, long-term capital commitments and sources of liquidity changed significantly from our historical capital structure, long-term capital commitments and sources of liquidity. Our primary sources of liquidity are cash provided from operating activities and availability under the Revolving Loan Facility (as defined below). The following has or is expected to negatively impact liquidity:

•	we incurred long-term debt in connection with the spin off of $2.6 billion;

•	we expect to continue to invest in efforts to improve operating efficiencies and lower costs;

•	we expect to continue to add new manufacturing capacity in Central America, the Caribbean Basin and Asia;

•	we assumed net pension and other benefit obligations from Sara Lee of $299 million; and

•	we may need to increase the portion of the income of our foreign subsidiaries that is expected to be remitted to the United States, which could significantly increase our income tax expense.

We incurred indebtedness of $2.6 billion in connection with the spin off as further described below. On September 5, 2006 we paid $2.4 billion of the proceeds from these borrowings to Sara Lee and, as a result, those proceeds are not available for our business needs, such as funding working capital or the expansion of our operations. In addition, in order to service our substantial debt obligations, we may need to increase the portion of the income of our foreign subsidiaries that is expected to be remitted to the United States, which could significantly increase our income tax expense. We believe that our cash provided from operating activities, together with our available credit capacity, will enable us to comply with the terms of our indebtedness and meet presently foreseeable financial requirements.

We expect to continue the restructuring efforts that we have undertaken over the last several years. For example, in the six months ended December 30, 2006 we announced decisions to close four textile and sewing plants in the United States, Puerto Rico and Mexico and consolidate three distribution centers in the United States. The implementation of these efforts, which are designed to improve operating efficiencies and lower costs, has resulted and is likely to continue to result in significant costs. As further plans are developed and approved by management and our board of directors, we expect to recognize additional restructuring to eliminate duplicative functions within the organization and transition a significant portion of our manufacturing capacity to lower-cost locations. As a result of these efforts, we expect to incur approximately $250 million in restructuring and related charges over the three year period following the spin off from Sara Lee of which approximately half is expected to be noncash. We also expect to incur costs associated with the integration of our information technology systems across our company.

As we continue to add new manufacturing capacity in Central America, the Caribbean Basin and Asia, our exposure to events that could disrupt our foreign supply chain, including political instability, acts of war or terrorism or other international events resulting in the disruption of trade, disruptions in shipping and freight forwarding services, increases in oil prices (which would increase the cost of shipping), interruptions in the availability of basic services and infrastructure and fluctuations in foreign currency exchange rates, is increased. Disruptions in our foreign supply chain could negatively impact our liquidity by interrupting production in offshore facilities, increasing our cost of sales, disrupting merchandise deliveries, delaying receipt of the products into the United States or preventing us from sourcing our products at all. Depending on timing, these events could also result in lost sales, cancellation charges or excessive markdowns.

We assumed $299 million in unfunded employee benefit liabilities for pension, postretirement and other retirement benefit qualified and nonqualified plans from Sara Lee in connection with the spin off that occurred on September 5, 2006. Included in these liabilities are pension obligations that have not been reflected in our historical financial statements for periods prior to the spin off, because these obligations have historically been obligations of Sara Lee. The pension obligations we assumed are $225 million more than the corresponding pension assets we acquired. In addition, we could be required to make contributions to the pension plans in excess of our current expectations if financial conditions change or if our actual experience is significantly different than the assumptions we have used to calculate our pension costs and obligations. A significant increase in our funding obligations could have a negative impact on our liquidity.

Net Cash from Operating Activities

Net cash from operating activities decreased to $136.1 million in the six months ended December 30, 2006 from $358.9 million in the six months ended December 31, 2005. The $222.8 million decrease was primarily the result of lower earnings in the business due to higher interest expense and income taxes, a pension contribution of $48.1 million and other changes in the use of working capital. The net cash from operating activities of $358.9 million for the six months ended December 31, 2005 was unusually high due to the timing of other working capital reductions.

Net Cash Used in Investing Activities

Net cash used in investing activities decreased to $23.0 million in the six months ended December 30, 2006 from $49.9 million in the six months ended December 31, 2005. The $26.9 million decrease was primarily the result of more cash received from sales of property and equipment, and lower purchases of property and equipment, partially offset by the acquisition of a sewing facility in Thailand in November 2006.

Net Cash Used in Financing Activities

Net cash used in financing activities decreased to $253.9 million in the six months ended December 30, 2006 from $881.4 million in the six months ended December 31, 2005. The decrease was primarily the result of net transactions with parent companies and related entities. In connection with the spin off on September 5,

2006, we incurred indebtedness of $2.6 billion pursuant to the $2.15 billion Senior Secured Credit Facility, the $450 million Second Lien Credit Facility and the $500 million Bridge Loan Facility. We used proceeds from borrowings under these facilities to distribute a cash dividend payment to Sara Lee of $1.95 billion and repay a loan from Sara Lee in the amount of $450 million. In connection with the incurrence of debt under these credit facilities and the issuance of the Notes in December 2006, we paid $50 million in debt issuance costs, which are included in the accompanying Combined and Consolidated Balance Sheet. The debt issuance costs are being amortized to interest expense in the accompanying Combined and Consolidated Statement of Income over the life of these credit facilities.

In December 2006, we completed an offering of $500 million aggregate principal amount of the Notes. The proceeds from the offering were used to repay all outstanding borrowings under the Bridge Loan Facility, which were $500 million.

Also in December 2006, we elected to prepay $106.6 million of long-term debt primarily under the Term B Loan Facility (as defined below), which bears interest at a higher rate than the Term A Loan Facility (as defined below), to reduce our overall indebtedness and lower our ongoing interest costs. Approximately $6.6 million of the amount included in this prepayment was due in the first quarter of 2007.

Cash and Cash Equivalents

As of December 30, 2006 and July 1, 2006, cash and cash equivalents were $156.0 million and $298.3 million, respectively. The decrease in cash and cash equivalents as of December 30, 2006 was primarily the result of transactions associated with the spin off, $106.6 million prepayment of long-term debt and a voluntary pension contribution of $48.1 million. The July 1, 2006 balance was also impacted by a $275 million bank overdraft which was classified as a current liability. As part of Sara Lee, we participated in Sara Lee’s cash pooling arrangements under which positive and negative cash balances are netted within geographic regions. The recapitalization undertaken in conjunction with the spin off resulted in a reduction in cash and cash equivalents. In periods after the spin off, our primary sources of liquidity are cash provided from operating activities and availability under the Revolving Loan Facility.

Credit Facilities and Notes Payable

In connection with the spin off, on September 5, 2006, we entered into the $2.15 billion Senior Secured Credit Facility which includes a $500 million revolving loan facility, or the “Revolving Loan Facility,” that was undrawn at the time of the spin off, the $450 million Second Lien Credit Facility and the $500 million Bridge Loan Facility with various financial institution lenders, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents and the joint lead arrangers and joint bookrunners. Citicorp USA, Inc. is acting as administrative agent and Citibank, N.A. is acting as collateral agent for the Senior Secured Credit Facility and the Second Lien Credit Facility. Morgan Stanley Senior Funding, Inc. acted as the administrative agent for the Bridge Loan Facility. As a result of this debt incurrence, the amount of interest expense will increase significantly in periods after the spin off. We paid $2.4 billion of the proceeds of these borrowings to Sara Lee in connection with the consummation of the spin off. As noted above, we repaid all amounts outstanding under the Bridge Loan Facility with the proceeds of the offering of the Notes in December 2006.

Senior Secured Credit Facility

The Senior Secured Credit Facility provides for aggregate borrowings of $2.15 billion, consisting of: (i) a $250.0 million Term A loan facility (the “Term A Loan Facility”); (ii) a $1.4 billion Term B loan facility (the “Term B Loan Facility”); and (iii) the $500.0 million Revolving Loan Facility that was undrawn as of December 30, 2006. Any issuance of commercial paper would reduce the amount available under the Revolving Loan Facility. As of December 30, 2006, $122.5 million of standby and trade letters of credit were issued under this facility and $377.5 million was available for borrowing.

The Senior Secured Credit Facility is guaranteed by substantially all of our existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions for certain subsidiaries. We and each of the guarantors under the Senior Secured Credit Facility have granted the lenders under the Senior Secured Credit Facility a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in the following:

•	the equity interests of substantially all of our direct and indirect U.S. subsidiaries and 65% of the voting securities of certain foreign subsidiaries; and

•	substantially all present and future property and assets, real and personal, tangible and intangible, of Hanesbrands and each guarantor, except for certain enumerated interests, and all proceeds and products of such property and assets.

The final maturity of the Term A Loan Facility is September 5, 2012. The Term A Loan Facility will amortize in an amount per annum equal to the following: year 1 — 5.00%; year 2 — 10.00%; year 3 — 15.00%; year 4 — 20.00%; year 5 — 25.00%; year 6 — 25.00%. The final maturity of the Term B Loan Facility is September 5, 2013. The Term B Loan Facility will be repaid in equal quarterly installments in an amount equal to 1% per annum, with the balance due on the maturity date. The final maturity of the Revolving Loan Facility is September 5, 2011. All borrowings under the Revolving Loan Facility must be repaid in full upon maturity. Outstanding borrowings under the Senior Secured Credit Facility are prepayable without penalty.

At our option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (a) Base Rate loans, which shall bear interest at the higher of (i) 1/2 of 1% in excess of the federal funds rate and (ii) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case in effect from time to time, plus the applicable margin in effect from time to time (which is currently 0.75%), or (b) LIBOR-based loans, which shall bear interest at the LIBO Rate (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves), as determined by the administrative agent for the respective interest period plus the applicable margin in effect from time to time (which is currently 1.75%).

In February 2007, we entered into an amendment to the Senior Secured Credit Facility, pursuant to which the applicable margin with respect to Term B Loan Facility was reduced from 2.25% to 1.75% with respect to LIBOR-based loans and from 1.25% to 0.75% with respect to loans maintained as Base Rate loans. The amendment also provides that in the event that, prior to February 22, 2008, we: (i) incur a new tranche of replacement loans constituting obligations under the Senior Secured Credit Facility having an effective interest rate margin less than the applicable margin for loans pursuant to the Term B Loan Facility (“Term B Loans”), the proceeds of which are used to repay or return, in whole or in part, principal of the outstanding Term B Loans, (ii) consummate any other amendment to the Senior Secured Credit Facility that reduces the applicable margin for the Term B Loans, or (iii) incur additional Term B loans having an effective interest rate margin less than the applicable margin for Term B Loans, the proceeds of which are used in whole or in part to prepay or repay outstanding Term B Loans, then in any such case, we will pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term B Loans, a fee in an amount equal to 1.0% of the aggregate principal amount of all Term B Loans being replaced on such date immediately prior to the effectiveness of such transaction.

The Senior Secured Credit Facility requires us to comply with customary affirmative, negative and financial covenants. The Senior Secured Credit Facility requires that we maintain a minimum interest coverage ratio and a maximum total debt to earnings before income taxes, depreciation expense and amortization, or “EBITDA” ratio. The interest coverage covenant requires that the ratio of our EBITDA for the preceding four fiscal quarters to our consolidated total interest expense for such period shall not be less than 2 to 1 for each fiscal quarter ending after December 15, 2006. The interest coverage ratio will increase over time until it reaches 3.25 to 1 for fiscal quarters ending after October 15, 2009. The total debt to EBITDA covenant requires that the ratio of our total debt to our EBITDA for the preceding four fiscal quarters will not be more than 5.5 to 1 for each fiscal quarter ending after December 15, 2006. This ratio limit will decline over time until it reaches 3 to 1 for fiscal quarters after October 15, 2009. The method of calculating all of the components used in the covenants is included in the Senior Secured Credit Facility. As of December 30, 2006, we were in compliance with all covenants.

The Senior Secured Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after stated grace period; inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default of more than $50 million; certain judgments of more than $50 million; certain events related to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and a change in control (as defined in the Senior Secured Credit Facility).

Second Lien Credit Facility

The Second Lien Credit Facility provides for aggregate borrowings of $450 million by Hanesbrands’ wholly-owned subsidiary, HBI Branded Apparel Limited, Inc. The Second Lien Credit Facility is unconditionally guaranteed by Hanesbrands and each entity guaranteeing the Senior Secured Credit Facility, subject to the same exceptions and exclusions provided in the Senior Secured Credit Facility. The Second Lien Credit Facility and the guarantees in respect thereof are secured on a second-priority basis (subordinate only to the Senior Secured Credit Facility and any permitted additions thereto or refinancings thereof) by substantially all of the assets that secure the Senior Secured Credit Facility (subject to the same exceptions).

Loans under the Second Lien Credit Facility will bear interest in the same manner as those under the Senior Secured Credit Facility, subject to a margin of 2.75% for Base Rate loans and 3.75% for LIBOR based loans.

The Second Lien Credit Facility requires us to comply with customary affirmative, negative and financial covenants. The Second Lien Credit Facility requires that we maintain a minimum interest coverage ratio and a maximum total debt to EBITDA ratio. The interest coverage covenant requires that the ratio of our EBITDA for the preceding four fiscal quarters to our consolidated total interest expense for such period shall not be less than 1.5 to 1 for each fiscal quarter ending after December 15, 2006. The interest coverage ratio will increase over time until it reaches 2.5 to 1 for fiscal quarters ending after April 15, 2009. The total debt to EBITDA covenant requires that the ratio of our total debt to our EBITDA for the preceding four fiscal quarters will not be more than 6 to 1 for each fiscal quarter ending after December 15, 2006. This ratio will decline over time until it reaches 3.75 to 1 for fiscal quarters ending after October 15, 2009. The method of calculating all of the components used in the covenants is included in the Second Lien Credit Facility. As of December 30, 2006, we were in compliance with all covenants.

The Second Lien Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after stated grace period; inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default of more than $60 million; certain judgments of more than $60 million; certain ERISA-related events; and a change in control (as defined in the Second Lien Credit Facility).

The Second Lien Credit Facility matures on March 5, 2014, may not be prepaid prior to September 5, 2007, and includes premiums for prepayment of the loan prior to September 5, 2009 based on the timing of the prepayment. The Second Lien Credit Facility will not amortize and will be repaid in full on its maturity date.

Bridge Loan Facility

Prior to its repayment in full, the Bridge Loan Facility provided for a borrowing of $500 million and was unconditionally guaranteed by each entity guaranteeing the Senior Secured Credit Facility. The Bridge Loan Facility was unsecured and was scheduled to mature on September 5, 2007. If the Bridge Loan Facility had not been repaid prior to or at maturity, the outstanding principal amount of the facility was to roll over into a rollover loan in the same amount that was to mature on September 5, 2014. Lenders that extended rollover loans to us would have been entitled to request that we issue “exchange notes” to them in exchange for the rollover loans, and also to request that we register such notes upon request.

In December 2006 as discussed below, the proceeds from the issuance of the Notes were used to repay the entire outstanding principal of the Bridge Loan Facility. In connection with the issuance of the Notes, we recognized a $6 million loss on early extinguishment of debt for unamortized finance fees on the Bridge Loan Facility.

Notes Payable

Notes payable to banks were $14.3 million at December 30, 2006, $3.5 million at July 1, 2006 and $83.3 million at July 2, 2005.

During the six months ended December 30, 2006, we amended our short-term revolving facility arrangement with a Chinese branch of a U.S. bank. The facility, renewable annually, was initially in the amount of RMB 30 million and was increased to RMB 56 million (approximately $7.2 million) as of December 30, 2006. Borrowings under the facility accrue interest at the prevailing base lending rates published by the People’s Bank of China from time to time less 10%. As of December 30, 2006, $6.6 million was outstanding under this facility with $0.6 million of borrowing available. We were in compliance with the covenants contained in this facility at December 30, 2006.

We had other short-term obligations amounting to $7.7 million which consisted of a short-term revolving facility arrangement with an Indian branch of a U.S. bank amounting to INR 220 million (approximately $5.0 million) of which $3.9 million was outstanding at December 30, 2006 which accrues interest at 10.5%, and multiple short-term credit facilities and promissory notes acquired as part of our acquisition of a sewing facility in Thailand, totaling THB 241 million (approximately $6.6 million) of which $3.8 million was outstanding at December 30, 2006, which accrues interest at an average rate of 5.9%.

Historically, we maintained a 364-day short-term non-revolving credit facility under which the Company could borrow up to 107 million Canadian dollars at a floating rate of interest that was based upon either the announced bankers acceptance lending rate plus 0.6% or the Canadian prime lending rate. Under the agreement, we had the option to borrow amounts for periods of time less than 364 days. The facility expired at the end of the 364-day period and the amount of the facility could not be increased until the next renewal date. During fiscal 2004 and 2005 we and the bank renewed the facility. At the end of fiscal 2005, we had borrowings under this facility of $82.0 million at an interest rate of 3.16%. In 2006, the borrowings under this agreement were repaid at the end of the year and the facility was closed.

The Notes

On December 14, 2006, we issued $500.0 million aggregate principal amount of the Notes. The Notes are senior unsecured obligations that rank equal in right of payment with all of our existing and future unsubordinated indebtedness. The Notes bear interest at an annual rate, reset semi-annually, equal to LIBOR plus 3.375%. Interest is payable on the Notes on June 15 and December 15 of each year beginning on June 15, 2007. The Notes will mature on December 15, 2014. The net proceeds from the sale of the Notes were approximately $492.0 million. These proceeds, together with our working capital, were used to repay in full the $500 million outstanding under the Bridge Loan Facility. The Notes are guaranteed by substantially all of our domestic subsidiaries.

We may redeem some or all of the Notes at any time on or after December 15, 2008 at a redemption price equal to the principal amount of the Notes plus a premium of 102% if redeemed during the 12-month period commencing on December 15, 2008, 101% if redeemed during the 12-month period commencing on December 15, 2009 and 100% if redeemed during the 12-month period commencing on December 15, 2010, as well as any accrued and unpaid interest as of the redemption date. At any time on or prior to December 15, 2008, we may redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of certain types of capital stock at a redemption price equal to the product of (x) the sum of (1) 100% and (2) a percentage equal to the per annum rate of interest on the Notes then applicable on the date on which the notice of redemption is given, and (y) the principal amount thereof, plus accrued and unpaid interest to the redemption date, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding after each such redemption. At any time prior to December 15, 2008, we may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus a specified premium as of, and accrued and unpaid interest and additional interest, if any, to the redemption date.

The Exchange Notes will bear identical terms to those described above. See “Description of the Exchange Notes” for further information regarding the terms of the Exchange Notes.

Derivatives

We are required under the Credit Facilities entered into in connection with the spin off to hedge a portion of our floating rate debt to reduce interest rate risk caused by floating rate debt issuance. During the six months ended December 30, 2006, we entered into various hedging arrangements whereby we capped the interest rate on $1 billion of our floating rate debt at 5.75%. We also entered into interest rate swaps tied to the 3-month LIBOR rate whereby we fixed the interest rate on an aggregate of $500 million of our floating rate debt at a blended rate of approximately 5.16%. Approximately 60% of our total debt outstanding at December 30, 2006 is at a fixed or capped rate. There was no hedge ineffectiveness during the current period related to these instruments.

Cotton is the primary raw material we use to manufacture many of our products. We generally purchase our raw materials at market prices. In fiscal 2006, we started to use commodity financial instruments, options and forward contracts to hedge the price of cotton, for which there is a high correlation between the hedged item and the hedged instrument. We generally do not use commodity financial instruments to hedge other raw material commodity prices.

Off-Balance Sheet Arrangements

We engage in off-balance sheet arrangements that we believe are reasonably likely to have a current or future effect on our financial condition and results of operations. These off-balance sheet arrangements include operating leases for manufacturing facilities, warehouses, office space, vehicles and machinery and equipment.

Minimum operating lease obligations are scheduled to be paid as follows: $32.4 million in 2007, $27.1 million in 2008, $22.5 million in 2009, $17.6 million in 2010, $12.6 million in 2011 and $15.1 million thereafter.

Future Contractual Obligations and Commitments

The following table contains information on our contractual obligations and commitments as of December 30, 2006.

		Payments Due by Fiscal Period
	At December 30,	Less Than
	2006	1 — Year	1 — 3 Years	3 — 5 Years	Thereafter
	(in thousands)

Long-term debt	$2,493,375	$9,375	$89,000	$124,500	$2,270,500
Notes payable to banks	14,264	14,264	—	—	—
Interest on debt obligations(1)	1,371,515	202,264	396,688	379,686	392,877
Operating lease obligations	127,385	32,440	49,652	30,194	15,099
Capital lease obligations including related interest payments	2,575	1,290	1,285	—	—
Purchase obligations(2)	623,784	569,821	47,801	6,162	—
Other long-term obligations(3)	68,317	52,503	8,418	7,396	—

Total	$4,701,215	$881,957	$592,844	$547,938	$2,678,476

(1)	Interest obligations on floating rate debt instruments are calculated for future periods using interest rates in effect at December 30, 2006.

(2)	“Purchase obligations,” as disclosed in the table, are obligations to purchase goods and services in the ordinary course of business for production and inventory needs (such as raw materials, supplies, packaging, and manufacturing arrangements), capital expenditures, marketing services, royalty-bearing license agreement payments and other professional services. This table only includes purchase obligations for which we have agreed upon a fixed or minimum quantity to purchase, a fixed, minimum or variable pricing arrangement, and an approximate delivery date. Actual cash expenditures relating to these obligations may vary from the amounts shown in the table above. We enter into purchase obligations when terms or conditions are favorable or when a long-term commitment is necessary. Many of these arrangements are cancelable after a notice period without a significant penalty. This table omits purchase obligations that did not exist as of December 30, 2006, as well as obligations for accounts payable and accrued liabilities recorded on the balance sheet.

(3)	Represents the projected payment for long-term liabilities recorded on the balance sheet for deferred compensation, deferred income, and the fiscal 2007 projected minimum pension contribution of $33 million. We have employee benefit obligations consisting of pensions and other postretirement benefits including medical. Other than the fiscal 2007 projected minimum pension contribution of $33 million, pension and postretirement obligations have been excluded from the table. A discussion of our pension and postretirement plans is included in Notes 15 and 16 to our Combined and Consolidated Financial Statements. Our obligations for employee health and property and casualty losses are also excluded from the table.

Pension Plans

Prior to the spin off on September 5, 2006, the exact amount of contributions made to pension plans by us in any year depended upon a number of factors and included minimum funding requirements in the jurisdictions in which Sara Lee operated and Sara Lee’s policy of charging its operating units for pension costs. In conjunction with the spin off which occurred on September 5, 2006, we established the Hanesbrands Inc. Pension and Retirement Plan, which assumed the portion of the underfunded liabilities and the portion of the assets of pension plans sponsored by Sara Lee that relate to our employees. In addition, we assumed sponsorship of certain other Sara Lee plans and will continue sponsorship of the Playtex Apparel Inc. Pension Plan and the National Textiles, L.L.C. Pension Plan. We are required to make periodic pension contributions to the assumed plans, the Playtex Apparel Inc. Pension Plan, the National Textiles, L.L.C. Pension Plan and the Hanesbrands Inc. Pension and Retirement Plan. Our net unfunded liability for these qualified pension plans as of December 30, 2006 is $173.1 million, exclusive of liabilities for our nonqualified supplemental retirement plans. The levels of contribution will differ from historical levels of contributions by Sara Lee due to a number of factors, including the funded status of the plans as of the completion of the spin off, as well as our operation as a stand-alone company, regulatory requirements, financing costs, tax positions and jurisdictional funding requirements.

During the six months ended December 30, 2006, we were not required to make any contributions to our pension plans, however we voluntarily contributed $48 million to our pension plans based upon minimum funding estimates for fiscal 2007. We currently expect to contribute, at a minimum, an additional $33 million to our pension plans during fiscal 2007. We may make further contributions to our pension plans in fiscal 2007 depending upon changes in the funded status of those plans and as we gain more clarity with respect to the Pension Protection Act of 2006, or “PPA,” that was signed into law on August 17, 2006. The United States Treasury Department is in the process of developing implementation guidance for the PPA, however, it is likely the PPA will accelerate minimum funding requirements beginning in fiscal 2009. We may choose to pre-fund some of this anticipated funding.

Share Repurchase Program

On February 1, 2007, we announced that our Board of Directors has granted authority for the repurchase of up to 10 million shares of our common stock. Share repurchases will be made periodically in open-market transactions, and are subject to market conditions, legal requirements and other factors. Additionally, management has been granted authority to establish a trading plan under Rule 10b5-1 of the Exchange Act in connection with share repurchases, which will allow use to repurchase shares in the open market during periods in which the stock trading window is otherwise closed for our company and certain of our officers and employees pursuant to our insider trading policy.

Significant Accounting Policies and Critical Estimates

We have chosen accounting policies that we believe are appropriate to accurately and fairly report our operating results and financial position in conformity with accounting principles generally accepted in the United States. We apply these accounting policies in a consistent manner. Our significant accounting policies are discussed in Note 2, titled “Summary of Significant Accounting Policies,” to our Combined and Consolidated Financial Statements.

The application of these accounting policies requires that we make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures. These estimates and assumptions are based on historical and other factors believed to be reasonable under the circumstances. We evaluate these estimates and assumptions on an ongoing basis and may retain outside consultants to assist in our evaluation. If actual results ultimately differ from previous estimates, the revisions are included in results of operations in the period in which the actual amounts become known. The accounting policies that involve the most significant management judgments and estimates used in preparation of our Combined and Consolidated Financial Statements, or are the most sensitive to change from outside factors, are the following:

Sales Recognition and Incentives

We recognize sales when title and risk of loss passes to the customer. We record provisions for any uncollectible amounts based upon our historical collection statistics and current customer information. Our management reviews these estimates each quarter and makes adjustments based upon actual experience.

Note 2(d), titled “Summary of Significant Accounting Policies — Sales Recognition and Incentives,” to our Combined and Consolidated Financial Statements describes a variety of sales incentives that we offer to resellers and consumers of our products. Measuring the cost of these incentives requires, in many cases, estimating future customer utilization and redemption rates. We use historical data for similar transactions to estimate the cost of current incentive programs. Our management reviews these estimates each quarter and makes adjustments based upon actual experience and other available information.

Catalog Expenses

We incur expenses for printing catalogs for our products to aid in our sales efforts. We initially record these expenses as a prepaid item and charge it against selling, general and administrative expenses over time as the catalog is distributed into the stream of commerce. Expenses are recognized at a rate that approximates our historical experience with regard to the timing and amount of sales attributable to a catalog distribution.

Inventory Valuation

We carry inventory on our balance sheet at the estimated lower of cost or market. Cost is determined by the first-in, first-out, or “FIFO,” method for our inventories at December 30, 2006. We carry obsolete, damaged, and excess inventory at the net realizable value, which we determine by assessing historical recovery rates, current market conditions and our future marketing and sales plans. Because our assessment of net realizable value is made at a point in time, there are inherent uncertainties related to our value determination. Market factors and other conditions underlying the net realizable value may change, resulting in further reserve requirements. A reduction in the carrying amount of an inventory item from cost to market value creates a new cost basis for the item that cannot be reversed at a later period. During the six months ended December 30, 2006, we elected to convert all inventory valued by the last-in, first-out, or “LIFO,” method to the FIFO method. In accordance with the Statement of Financial Accounting Standards, or “SFAS,” No. 154, Accounting Changes and Error Corrections, or “SFAS 154,” a change from the LIFO to FIFO method of inventory valuation constitutes a change in accounting principle. Historically, inventory valued under the LIFO method, which was 4% of total inventories, would have had the same value if measured under the FIFO method. Therefore, the conversion has no retrospective reporting impact.

Rebates, discounts and other cash consideration received from a vendor related to inventory purchases are reflected as reductions in the cost of the related inventory item, and are therefore reflected in cost of sales when the related inventory item is sold. While we believe that adequate write-downs for inventory obsolescence have been provided in the Combined and Consolidated Financial Statements, consumer tastes and preferences will continue to change and we could experience additional inventory write-downs in the future.

Depreciation and Impairment of Property, Plant and Equipment

We state property, plant and equipment at its historical cost, and we compute depreciation using the straight-line method over the asset’s life. We estimate an asset’s life based on historical experience, manufacturers’ estimates, engineering or appraisal evaluations, our future business plans and the period over which the asset will economically benefit us, which may be the same as or shorter than its physical life. Our policies require that we periodically review our assets’ remaining depreciable lives based upon actual experience and expected future utilization. A change in the depreciable life is treated as a change in accounting estimate and the accelerated depreciation is accounted for in the period of change and future periods. Based upon current levels of depreciation, the average remaining depreciable life of our net property other than land is five years.

We test an asset for recoverability whenever events or changes in circumstances indicate that its carrying value may not be recoverable. Such events include significant adverse changes in business climate, several periods of operating or cash flow losses, forecasted continuing losses or a current expectation that an asset or asset group will be disposed of before the end of its useful life. We evaluate an asset’s recoverability by comparing the asset or asset group’s net carrying amount to the future net undiscounted cash flows we expect such asset or asset group will generate. If we determine that an asset is not recoverable, we recognize an impairment loss in the amount by which the asset’s carrying amount exceeds its estimated fair value.

When we recognize an impairment loss for an asset held for use, we depreciate the asset’s adjusted carrying amount over its remaining useful life. We do not restore previously recognized impairment losses.

Trademarks and Other Identifiable Intangibles

Trademarks and computer software are our primary identifiable intangible assets. We amortize identifiable intangibles with finite lives, and we do not amortize identifiable intangibles with indefinite lives. We base the estimated useful life of an identifiable intangible asset upon a number of factors, including the effects of demand, competition, expected changes in distribution channels and the level of maintenance expenditures required to obtain future cash flows. As of December 30, 2006, the net book value of trademarks and other identifiable intangible assets was $137 million, of which we are amortizing the entire balance. We anticipate that our amortization expense for the 2007 fiscal year will be $7.3 million.

We evaluate identifiable intangible assets subject to amortization for impairment using a process similar to that used to evaluate asset amortization described above under “— Depreciation and Impairment of Property, Plant and Equipment.” We assess identifiable intangible assets not subject to amortization for impairment at least annually and more often as triggering events occur. In order to determine the impairment of identifiable intangible assets not subject to amortization, we compare the fair value of the intangible asset to its carrying amount. We recognize an impairment loss for the amount by which an identifiable intangible asset’s carrying value exceeds its fair value.

We measure a trademark’s fair value using the royalty saved method. We determine the royalty saved method by evaluating various factors to discount anticipated future cash flows, including operating results, business plans, and present value techniques. The rates we use to discount cash flows are based on interest rates and the cost of capital at a point in time. Because there are inherent uncertainties related to these factors and our judgment in applying them, the assumptions underlying the impairment analysis may change in such a manner that impairment in value may occur in the future. Such impairment will be recognized in the period in which it becomes known.

Assets and Liabilities Acquired in Business Combinations

We account for business acquisitions using the purchase method, which requires us to allocate the cost of an acquired business to the acquired assets and liabilities based on their estimated fair values at the acquisition date. We recognize the excess of an acquired business’s cost over the fair value of acquired assets and liabilities as goodwill as discussed below under “Goodwill.” We use a variety of information sources to determine the fair value of acquired assets and liabilities. We generally use third-party appraisers to determine the fair value and lives of property and identifiable intangibles, consulting actuaries to determine the fair value of obligations associated with defined benefit pension plans, and legal counsel to assess obligations associated with legal and environmental claims.

Goodwill

As of December 30, 2006, we had $281.5 million of goodwill. We do not amortize goodwill, but we assess for impairment at least annually and more often as triggering events occur. Historically, we have performed our annual impairment review in the second quarter of each year.

In evaluating the recoverability of goodwill, we estimate the fair value of our reporting units. We have determined that our reporting units are at the operating segment level. We rely on a number of factors to determine the fair value of our reporting units and evaluate various factors to discount anticipated future cash flows, including operating results, business plans, and present value techniques. As discussed above under “Trademarks and Other Identifiable Intangibles,” there are inherent uncertainties related to these factors, and our judgment in applying them and the assumptions underlying the impairment analysis may change in such a manner that impairment in value may occur in the future. Such impairment will be recognized in the period in which it becomes known.

We evaluate the recoverability of goodwill using a two-step process based on an evaluation of reporting units. The first step involves a comparison of a reporting unit’s fair value to its carrying value. In the second step, if the reporting unit’s carrying value exceeds its fair value, we compare the goodwill’s implied fair value and its carrying value. If the goodwill’s carrying value exceeds its implied fair value, we recognize an impairment loss in an amount equal to such excess.

Insurance Reserves

Prior to the spin off on September 5, 2006, we were insured through Sara Lee for property, worker’s compensation, and other casualty programs, subject to minimum claims thresholds. Sara Lee charged an amount to cover premium costs to each operating unit. Subsequent to the spin off on September 5, 2006, we maintain our own insurance coverage for these programs. We are responsible for losses up to certain limits and are required to estimate a liability that represents the ultimate exposure for aggregate losses below those limits. This liability is based on management’s estimates of the ultimate costs to be incurred to settle known claims and claims not reported as of the balance sheet date. The estimated liability is not discounted and is based on a number of assumptions and factors, including historical trends, actuarial assumptions and economic conditions. If actual trends differ from the estimates, the financial results could be impacted.

Income Taxes

Prior to spin off on September 5, 2006, all income taxes were computed and reported on a separate return basis as if we were not part of Sara Lee. Deferred taxes were recognized for the future tax effects of temporary differences between financial and income tax reporting using tax rates in effect for the years in which the differences are expected to reverse. Net operating loss carryforwards had been determined in our Combined and Consolidated Financial Statements as if we were separate from Sara Lee, resulting in a different net operating loss carryforward amount than reflected by Sara Lee. Given our continuing losses in certain geographic locations on a separate return basis, a valuation allowance has been established for the deferred tax assets relating to these specific locations. Federal income taxes are provided on that portion of our income of foreign subsidiaries that is expected to be remitted to the United States and be taxable, reflecting the historical decisions made by Sara Lee with regards to earnings permanently reinvested in foreign jurisdictions. In periods after the spin off, we may make different decisions as to the amount of earnings permanently reinvested in foreign jurisdictions, due to anticipated cash flow or other business requirements, which may impact our federal income tax provision and effective tax rate.

We periodically estimate the probable tax obligations using historical experience in tax jurisdictions and our informed judgment. There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which we transact business. The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to, or further interpretations of, regulations. Income tax expense is adjusted in the period in which these events occur, and these adjustments are included in our Combined and Consolidated Statements of Income. If such changes take place, there is a risk that our effective tax rate may increase or decrease in any period.

In conjunction with the spin off, we and Sara Lee entered into a tax sharing agreement, which allocates responsibilities between us and Sara Lee for taxes and certain other tax matters. Under the tax sharing agreement, Sara Lee generally is liable for all U.S. federal, state, local and foreign income taxes attributable to us with respect to taxable periods ending on or before September 5, 2006. Sara Lee also is liable for income taxes attributable to us with respect to taxable periods beginning before September 5, 2006 and ending after September 5, 2006, but only to the extent those taxes are allocable to the portion of the taxable period ending on September 5, 2006. We are generally liable for all other taxes attributable to us. Changes in the amounts payable or receivable by us under the stipulations of this agreement may impact our tax provision in any period.

Within 180 days after Sara Lee files its final consolidated tax return for the period that includes September 5, 2006, Sara Lee is required to deliver to us a computation of the amount of deferred taxes attributable to our United States and Canadian operations that would be included on our balance sheet as of September 6, 2006. If substituting the amount of deferred taxes as finally determined for the amount of estimated deferred taxes that were included on that balance sheet at the time of the spin off causes a decrease in the net book value reflected on that balance sheet, then Sara Lee will be required to pay us the amount of such decrease. If such substitution causes an increase in the net book value reflected on that balance sheet, then we will be required to pay Sara Lee the amount of such increase. For purposes of this computation, our deferred taxes are the amount of deferred tax benefits (including deferred tax consequences attributable to deductible temporary differences and carryforwards) that would be recognized as assets on our balance sheet computed in accordance with GAAP, but without regard to valuation allowances, less the amount of deferred tax liabilities (including deferred tax consequences attributable to deductible temporary differences) that would be recognized as liabilities on our balance sheet computed in accordance with GAAP, but without regard to valuation allowances. Neither we nor Sara Lee will be required to make any other payments to the other with respect to deferred taxes.

Stock Compensation

In connection with the spin off on September 5, 2006, we established the Hanesbrands Inc. Omnibus Incentive Plan of 2006, the (“Omnibus Incentive Plan”) to award stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares and cash to our employees, non-employee directors and employees of our subsidiaries to promote the interest of our Company and incent performance and retention of employees.

On September 26, 2006, a number of awards were made to employees and non-employee directors under the Omnibus Incentive Plan. Two categories of these awards are intended to replace award values that employees would have received under Sara Lee incentive plans before the spin off. Three other categories of these awards were to attract and retain certain employees, including our 2006 annual awards. See Note 3 to the Combined and Consolidated Financial Statements regarding stock-based compensation for further information on these awards. The cost of these equity-based awards is equal to the fair value of the award at the date of grant, and compensation expense is recognized for those awards earned over the service period. We determined the fair value of the stock option awards using the Black-Scholes option pricing model using the following weighted average assumptions: weighted average expected volatility of 30%; weighted average expected term of 3.7 years; expected dividend yield of 0%; and risk-free interest rate ranging from 4.52% to 4.59%, with a weighted average of 4.55%. We use the volatility of peer companies for a period of time that is comparable to the expected life of the option to determine volatility assumptions. We have utilized the simplified method outlined in SEC Staff Bulletin No. 107 to estimate expected lives of options granted during the period.

Prior to spin off on September 5, 2006, Sara Lee restricted stock units, or “RSUs,” and stock options were issued to our employees in exchange for employee services. See Note 3 to the Combined and Consolidated Financial Statements regarding stock-based compensation for further information on these awards. The cost of RSUs and other equity-based awards is equal to the fair value of the award at the date of grant, and compensation expense is recognized for those awards earned over the service period. Certain of the Sara Lee RSUs vest based upon the employee achieving certain defined performance measures. During the service periods prior to spin off on September 5, 2006, management estimated the number of awards that will meet the defined performance measures. With regard to stock options, at the date of grant, we determined the fair value of the award using the Black-Scholes option pricing formula. Management estimated the period of time the employee will hold the option prior to exercise and the expected volatility of Sara Lee’s stock, each of which impacts the fair value of the stock options.

Defined Benefit Pension and Postretirement Healthcare and Life Insurance Plans

For a discussion of our net periodic benefit cost, plan obligations, plan assets, and how we measure the amount of these costs, see Notes 15 and 16 titled “Defined Benefit Pension Plans” and “Postretirement Healthcare and Life Insurance Plans,” respectively, to our Combined and Consolidated Financial Statements.

In September 2006, the Financial Accounting Standards Board, or “FASB,” issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — An Amendment of FASB No. 87, 88, 106 and 132(R)” (SFAS 158”). SFAS 158 requires that the funded status of defined benefit postretirement plans be recognized on the company’s balance sheet, and changes in the funded status be reflected in comprehensive income, effective fiscal years ending after December 15, 2006, which we adopted as of and for the six months ended December 30, 2006. SFAS 158 also requires companies to measure the funded status of the plan as of the date of its fiscal year end, effective for fiscal years ending after December 15, 2008. The impact of adopting the funded status provisions of SFAS 158 was an increase in assets of $1.4 million, an increase in liabilities of $25.7 million and a pretax increase in the accumulated other comprehensive loss of $31.8 million.

Prior to the spin off on September 5, 2006, certain eligible employees of our company participated in the defined benefit pension plans and the postretirement healthcare and life insurance plans of Sara Lee. In connection with the spin off on September 5, 2006, we assumed $299 million in obligations under the Sara Lee sponsored pension and postretirement plans and the Sara Lee Corporation Supplemental Executive Retirement Plan that related to our current and former employees. The amount of the net liability actually assumed was evaluated in a manner specified by ERISA and will be finalized and certified by plan actuaries several months after the completion of the spin off. Benefits under the pension and postretirement benefit plans are generally based on age at retirement and years of service and for some plans, benefits are also based on the employee’s annual earnings. The net periodic cost of the pension and postretirement plans is determined using the projections and actuarial assumptions, the most significant of which are the discount rate, the long-term rate of asset return, and medical trend (rate of growth for medical costs). The net periodic pension and postretirement income or expense is recognized in the year incurred. Gains and losses, which occur when actual experience differs from actuarial assumptions, are amortized over the average future service period of employees.

The following assumptions were used to calculate the pension costs and obligations of the plans in which we participated prior to the spin off and the assumptions used subsequent to the spin off as a stand alone company.

	December 30,		July 1,		July 2,	July 3,
	2006		2006		2005	2004

Net periodic benefit cost:
Discount rate	5.77%		5.60%		5.50%	5.50%
Long-term rate of return on plan assets	7.57%		7.76%		7.83%	7.75%
Rate of compensation increase	3.60	%(1)	4.00	%(1)	4.50%	5.87%
Plan obligations:
Discount rate	5.77%		5.80%		5.60%	5.50%
Rate of compensation increase	3.60	%(1)	4.00	%(1)	4.00%	4.50%

(1)	The compensation increase assumption applies to the Canadian plans and portions of the Hanesbrands nonqualified retirement plans, as benefits under these plans are not frozen at December 30, 2006 and July 1, 2006.

Subsequent to the spin off on September 5, 2006, the Company’s policies regarding the establishment of pension assumptions are as follows:

•	In determining the discount rate, we utilized the Citigroup Pension Discount Curve (rounded to the nearest 10 basis points) in order to determine a unique interest rate for each plan and match the expected cash flows for each plan.

•	Salary increase assumptions were based on historical experience and anticipated future management actions.

•	In determining the long-term rate of return on plan assets we applied a proportionally weighted blend between assuming the historical long-term compound growth rate of the plan portfolio would predict the future returns of similar investments, and the utilization of forward looking assumptions. The calculated long term rate of return is reduced by a 1.00% expense load.

•	Retirement rates were based primarily on actual experience while standard actuarial tables were used to estimate mortality.

Prior to the spin off on September 5, 2006, Sara Lee’s policies regarding the establishment of pension assumptions and allocating the cost of participation in its company wide plans during the periods presented were as follows:

•	In determining the discount rate, Sara Lee utilized the yield on high-quality fixed-income investments that have a AA bond rating and match the average duration of the pension obligations.

•	Salary increase assumptions were based on historical experience and anticipated future management actions.

•	In determining the long-term rate of return on plan assets Sara Lee assumed that the historical long-term compound growth rate of equity and fixed income securities would predict the future returns of similar investments in the plan portfolio. Investment management and other fees paid out of plan assets were factored into the determination of asset return assumptions.

•	Retirement rates were based primarily on actual experience while standard actuarial tables were used to estimate mortality.

•	Prior to the spin off on September 5, 2006, operating units that participated in one of Sara Lee’s company-wide defined benefit pension plans were allocated a portion of the total annual cost of the plan. Consulting actuaries determined the allocated cost by determining the service cost associated with the employees of each operating unit. Other elements of the net periodic benefit cost (interest on the projected benefit obligation, the estimated return on plan assets, and the amortization of deferred losses and prior service cost) were allocated based upon the projected benefit obligation associated with the current and former employees of the reporting entity as a percentage of the projected benefit obligation of the entire defined benefit plan.

Recently Issued Accounting Standards

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes: An Interpretation of FASB Statement No. 109, or “FIN No. 48.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement principles for the financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006 and as such, we will adopt FIN No. 48 in 2007. As a result of the implementation of FIN No. 48 in 2007, we recognized no adjustment in the liability for unrecognized income tax benefits.

Fair Value Measurements

The FASB has issued SFAS 157, Fair Value Measurements, or “SFAS 157,” which provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for more information about (1) the extent to which companies measure assets and liabilities at fair value, (2) the information used to measure fair value, and (3) the effect that fair-value measurements have on earnings. SFAS 157 will apply whenever another standard requires (or permits) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value to any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We are currently evaluating the impact of SFAS 157 on our results of operations and financial position.

Pension and Other Postretirement Benefits

In September 2006, the FASB issued SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R), or “SFAS 158.” SFAS 158 requires an employer to recognize in its statement of financial position an asset for a plan’s over funded status, or a liability for a plan’s under funded status, measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions), and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in our comprehensive loss and as a separate component of stockholders’ equity. We adopted the provision to recognize the funded status of a benefit plan and the disclosure requirements during the six months ended December 30, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end is effective for fiscal years ending after December 15, 2008. We plan to adopt the measurement date provision in 2007.

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of SFAS 159 become effective for fiscal years beginning after November 15, 2007. We are currently evaluating the impact that SFAS 159 will have on our results of operations and financial position.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk from changes in foreign exchange rates, interest rates and commodity prices. Our risk management control system uses analytical techniques including market value, sensitivity analysis and value at risk estimations. Prior to the spin off on September 5, 2006, Sara Lee maintained risk management control systems on our behalf to monitor the foreign exchange, interest rate and commodities risks and Sara Lee’s offsetting hedge position.

Foreign Exchange Risk

We sell the majority of our products in transactions in U.S. dollars; however, we purchase some raw materials, pay a portion of our wages and make other payments in our supply chain in foreign currencies. Our exposure to foreign exchange rates exists primarily with respect to the Canadian dollar, Mexican peso and Japanese yen against the U.S. dollar. We use foreign exchange forward and option contracts to hedge material exposure to adverse changes in foreign exchange rates. A sensitivity analysis technique has been used to evaluate the effect that changes in the market value of foreign exchange currencies will have on our forward and option contracts. In conjunction with the spin off, all foreign currency hedge contracts were terminated and all gains and losses on these contracts were realized at the time of termination.

Interest Rates

Prior to the spin off on September 5, 2006, our interest rate exposure primarily related to intercompany loans or other amounts due to or from Sara Lee, cash balances (positive or negative) in foreign cash pool accounts which we have maintained with Sara Lee in the past and cash held in short-term investment accounts outside of the United States. We have not historically used financial instruments to address our exposure to interest rate movements.

Various notes receivable and notes payable between us and Sara Lee are reflected on the Combined and Consolidated Balance Sheets. These notes receivable and payable were capitalized by the parties in connection with the spin off that occurred on September 5, 2006. In connection with the spin off, we incurred (i) $1.65 billion of indebtedness funded under the Senior Secured Credit Facility, which includes the additional $500.0 million Revolving Loan Facility which was undrawn at the closing of the spin off and (ii) $450.0 million of indebtedness under the Second Lien Credit Facility. We also incurred $500.0 million of indebtedness under the Bridge Loan Facility, which we repaid with the proceeds of the offering of the Notes. Each of these credit facilities bears interests as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facilities and Notes Payable,” and there can be no assurance that we will be able to refinance this indebtedness at the same or better rates upon maturity. We paid $2.4 billion of the proceeds of this debt to Sara Lee and used the remainder to pay debt issuance costs and for working capital.

We are required under the Senior Secured Credit Facility and the Second Lien Credit Facility to hedge a portion of our floating rate debt to reduce interest rate risk caused by floating rate debt issuance. During the six months ended December 30, 2006, we entered into various hedging arrangements whereby we capped the interest payable on $1 billion of our floating rate debt at 5.75%. We also entered into interest rate swaps tied to the 3-month LIBOR rate whereby we fixed the interest payable on an aggregate of $500 million of our floating rate debt at a blended rate of approximately 5.16%. Approximately 60% of our total debt outstanding at December 30, 2006 is at a fixed or capped rate. After giving effect to these arrangements, a 25-basis point movement in the annual interest rate charged on the outstanding debt balances as of December 30, 2006 would result in a change in annual interest expense of $5 million.

Commodities

Cotton is the primary raw material we use to manufacture many of our products. In addition, fluctuations in crude oil or petroleum prices may influence the prices of other raw materials we use to manufacture our products, such as chemicals, dyestuffs, polyester yarn and foam. We generally purchase our raw materials at market prices. In fiscal 2006, we started to use commodity financial instruments to hedge the price of cotton, for which there is a high correlation between costs and the financial instrument. We generally do not use commodity financial instruments to hedge other raw material commodity prices. At December 30, 2006, the potential change in fair value of cotton commodity derivative instruments, assuming a 10% adverse change in the underlying commodity price, was $4.2 million.

DESCRIPTION OF OUR BUSINESS

General

We are a consumer goods company with a portfolio of leading apparel brands, including Hanes, Champion, Playtex, Bali, Just My Size, barely there and Wonderbra. We design, manufacture, source and sell a broad range of apparel essentials such as t-shirts, bras, panties, men’s underwear, kids’ underwear, socks, hosiery, casualwear and activewear.

We were spun off from Sara Lee on September 5, 2006. In connection with the spin off, Sara Lee contributed its branded apparel Americas and Asia business to us and distributed all of the outstanding shares of our common stock to its stockholders on a pro rata basis. As a result of the spin off, Sara Lee ceased to own any equity interest in our company. In this prospectus, we describe the businesses contributed to us by Sara Lee in the spin off as if the contributed businesses were our business for all historical periods described. References in this prospectus to our assets, liabilities, products, businesses or activities of our business for periods including or prior to the spin off are generally intended to refer to the historical assets, liabilities, products, businesses or activities of the contributed businesses as the businesses were conducted as part of Sara Lee and its subsidiaries prior to the spin off.

Following the spin off, we changed our fiscal year end from the Saturday closest to June 30 to the Saturday closest to December 31. This change created a transition period beginning on July 2, 2006, the day following the end of our 2006 fiscal year on July 1, 2006, and ending on December 30, 2006.

In the six month transition period ended December 30, 2006, we generated $2.3 billion in net sales and $190.0 million in operating profit. Our products are sold through multiple distribution channels. During the six months ended December 30, 2006, approximately 47% of our net sales were to mass merchants, 20% were to national chains and department stores, 9% were direct to consumer, 9% were in our international segment and 15% were to other retail channels such as embellishers, specialty retailers, warehouse clubs and sporting goods stores. In addition to designing and marketing apparel essentials, we have a long history of operating a global supply chain that incorporates a mix of self-manufacturing, third-party contractors and third-party sourcing.

The apparel essentials segment of the apparel industry is characterized by frequently replenished items, such as t-shirts, bras, panties, men’s underwear, kids’ underwear, socks and hosiery. Growth and sales in the apparel essentials industry are not primarily driven by fashion, in contrast to other areas of the broader apparel industry. Rather, we focus on the core attributes of comfort, fit and value, while remaining current with regard to consumer trends.

Our business is organized into five operating segments. These segments — innerwear, outerwear, hosiery, international and other — are reportable segments for financial reporting purposes. The following table summarizes our operating segments by category:

Segment	Primary Products	Primary Brands

Innerwear	Intimate apparel, such as bras, panties and bodywear	Hanes, Playtex, Bali, barely there, Just My Size, Wonderbra
	Men’s underwear and kids’ underwear	Hanes, Champion, Polo Ralph Lauren*
	Socks	Hanes, Champion
Outerwear	Activewear, such as performance t-shirts and shorts	Hanes, Champion, Just My Size
	Casualwear, such as t-shirts, fleece and sport shirts	Hanes, Just My Size, Outer Banks, Hanes Beefy-T
Hosiery	Hosiery	L’eggs, Hanes, Just My Size
International	Activewear, men’s underwear, kids’ underwear, intimate apparel, socks, hosiery and casualwear	Hanes, Wonderbra**, Playtex**, Champion, Rinbros, Bali
Other	Nonfinished products, including fabric and certain other materials	Not applicable

*	Brand used under a license agreement.

**	As a result of the February 2006 sale of Sara Lee’s European branded apparel business, we are not permitted to sell this brand in the member states of the European Union, or the “EU,” several other European countries and South Africa.

Our Competitive Strengths

Strong Brands with Leading Market Positions.  Our brands have a strong heritage in the apparel essentials industry. According to NPD, our brands hold either the number one or number two U.S. market position by sales in most product categories in which we compete, on a rolling year-end basis as of December 2006. Our brands enjoy high awareness among consumers according to a 2006 brand equity analysis by Millward Brown Market Research. According to a 2006 survey of consumer brand awareness by Women’s Wear Daily, Hanes is the most recognized apparel and accessory brand among women in the United States. According to Millward Brown Market Research, Hanes is found in over 85% of the United States households who have purchased men’s or women’s casual clothing or underwear in the 12-month period ended December 31, 2006. Our creative, focused advertising campaigns have been an important element in the continued success and visibility of our brands. We employ a multimedia marketing plan involving national television, radio, Internet, direct mail and in-store advertising, as well as targeted celebrity endorsements, to communicate the key features and benefits of our brands to consumers. We believe that these marketing programs reinforce and enhance our strong brand awareness across our product categories.

High-Volume, Core Essentials Focus.  We sell high-volume, frequently replenished apparel essentials. The majority of our core styles continue from year to year, with variations only in color, fabric or design details, and are frequently replenished by consumers. For example, we believe the average U.S. consumer makes 3.5 trips to retailers to purchase men’s underwear and 4.5 trips to purchase panties annually. We believe that our status as a high-volume seller of core apparel essentials creates a more stable and predictable revenue base and reduces our exposure to dramatic fashion shifts often observed in the general apparel industry.

Significant Scale of Operations.  According to NPD, we are the largest seller of apparel essentials in the United States as measured by sales on a rolling year-end basis as of December 2006. Most of our products are sold to large retailers which have high-volume demands. We have met the demands of our customers by developing vertically integrated operations and an extensive network of owned facilities and third-party manufacturers over a broad geographic footprint. We believe that we are able to leverage our significant scale of operations to provide us with greater manufacturing efficiencies, purchasing power and product design, marketing and customer management resources than our smaller competitors.

Significant Cash Flow Generation.  Due to our strong brands and market position, our business has historically generated significant cash flow. In the six months ended December 30, 2006 and in fiscal 2006, 2005 and 2004, we generated $113.0, $400.0 million, $446.8 million and $410.2 million, respectively, of cash from operating activities net of cash used in investing activities. Our goal is to maximize cash flow in a manner that gives us the flexibility to create shareholder value by investing in our business, reducing debt and returning capital to our shareholders.

Strong Customer Relationships.  We sell our products primarily through large, high-volume retailers, including mass merchants, department stores and national chains. We have strong, long-term relationships with our top customers, including relationships of more than ten years with each of our top ten customers. The size and operational scale of the high-volume retailers with which we do business require extensive category and product knowledge and specialized services regarding the quantity, quality and planning of orders. In the late 1980s, we undertook a shift in our approach to our relationships with our largest customers when we sought to align significant parts of our organization with corresponding parts of their organizations. For example, we are organized into teams that sell to and service our customers across a range of functional areas, such as demand planning, replenishment and logistics. We also have entered into customer-specific programs such as the introduction in 2004 of C9 by Champion products marketed and sold through Target stores. Through these efforts, we have become the largest apparel essentials supplier to many of our customers.

Strong Management Team.  We have strengthened our management team through the addition of experienced executives in key leadership roles. Richard Noll, our Chief Executive Officer, has extensive management experience in the apparel and consumer products industries. During his 14-year tenure at Sara Lee, Mr. Noll led Sara Lee’s sock and hosiery businesses, Sara Lee Direct and Sara Lee Mexico (all of which are now part of our business), as well as the Sara Lee Bakery Group and Sara Lee Australia. Lee Wyatt, our Executive Vice President, Chief Financial Officer, has broad experience in executive financial management, including tenures as Chief Financial Officer at Sonic Automotive, a publicly traded automotive aftermarket supplier, and Sealy Corporation. Gerald Evans, our Executive Vice President, Chief Supply Chain Officer, Kevin Hall, our Executive Vice President, Chief Marketing Officer, and Joia Johnson, our Executive Vice President, General Counsel and Corporate Secretary, also add significant experience and leadership to our management team. The additions of Messrs. Noll and Wyatt complement the leadership and experience provided by Lee Chaden, our Executive Chairman, who has extensive experience within the apparel and consumer products industries.

Key Business Strategies

Our core strategies are to build our largest, strongest brands in core categories by driving innovation in key items, to continually reduce our costs by consolidating our organization and globalizing our supply chain and to use our strong, consistent cash flows to fund business growth, supply-chain reorganization and debt reduction and to repurchase shares to offset dilution. Specifically, we intend to focus on the following strategic initiatives:

Increase the Strength of Our Brands with Consumers.  Our advertising and marketing campaigns have been an important element in the success and visibility of our brands. We intend to increase our level of marketing support behind our key brands with targeted, effective advertising and marketing campaigns. For example, in fiscal 2005, we launched a comprehensive marketing campaign titled “Look Who We’ve Got Our Hanes on Now,” which we believe significantly increased positive consumer attitudes about the Hanes brand in the areas of stylishness, distinctiveness and up-to-date products.

Our ability to react to changing customer needs and industry trends will continue to be key to our success. Our design, research and product development teams, in partnership with our marketing teams, drive our efforts to bring innovations to market. We intend to leverage our insights into consumer demand in the apparel essentials industry to develop new products within our existing lines and to modify our existing core products in ways that make them more appealing, addressing changing customer needs and industry trends. Examples of our success to date include:

•	Tagless garments — where the label is embroidered or printed directly on the garment instead of attached on a tag — which we first released in t-shirts under our Hanes brand (2002), and subsequently expanded into other products such as outerwear tops (2003) and panties (2004).

•	“Comfort Soft” bands in our underwear and bra lines, which deliver to our consumers a softer, more comfortable feel with the same durable fit (2004 and 2005).

•	New versions of our Double Dry wicking products and Friction Free running products under our Champion brand (2005).

•	The “no poke” wire which was successfully introduced to the market in our Bali brand bras (2004).

Strengthen Our Retail Relationships.  We intend to expand our market share at large, national retailers by applying our extensive category and product knowledge, leveraging our use of multi-functional customer management teams and developing new customer-specific programs such as C9 by Champion for Target. Our goal is to strengthen and deepen our existing strategic relationships with retailers and develop new strategic relationships. Additionally, we plan to expand distribution by providing manufacturing and production of apparel essentials products to specialty stores and other distribution channels, such as direct to consumer through the Internet.

Develop a Lower-Cost Efficient Supply Chain.  As a provider of high-volume products, we are continually seeking to improve our cost-competitiveness and operating flexibility through supply chain initiatives. In this regard, we have launched two textile manufacturing projects outside of the United States — an owned textile manufacturing facility in the Dominican Republic, which began production in early 2006, and a strategic alliance with a third-party textile manufacturer in El Salvador, which began production in 2005. Over the next several years, we will continue to transition additional parts of our supply chain from the United States to locations in Central America, the Caribbean Basin and Asia in an effort to optimize our cost structure. We intend to continue to self-manufacture core products where we can protect or gain a significant cost advantage through scale or in cases where we seek to protect proprietary processes and technology. We plan to continue to selectively source product categories that do not meet these criteria from third-party manufacturers. We expect that in future years our supply chain will become more balanced across the Eastern and Western Hemispheres. Our customers require a high level of service and responsiveness, and we intend to continue to meet these needs through a carefully managed facility migration process. We expect that these changes in our supply chain will result in significant cost efficiencies and increased asset utilization.

Create a More Integrated, Focused Company.  Historically, we have had a decentralized operating structure, with many distinct operating units. We are in the process of consolidating functions, such as purchasing, finance, manufacturing/sourcing, planning, marketing and product development, across all of our product categories in the United States. We also are in the process of integrating our distribution operations and information technology systems. We believe that these initiatives will streamline our operations, improve our inventory management, reduce costs, standardize processes and allow us to distribute our products more effectively to retailers. We expect that our initiative to integrate our technology systems also will provide us with more timely information, increasing our ability to allocate capital and manage our business more effectively.

Our Industry

The overall U.S. apparel market and the core categories critical to our future success will continue to be influenced by a number of broad-based trends:

•	the U.S. population is predicted to increase at a rate of less than 1% annually, with the rate of increase declining through 2050, with a continued aging of the population and a shift in the ethnic mix;

•	changing attitudes about fashion, the need for versatility, and continuing preferences for more casual apparel are expected to support the strength of basic or classic styles of “relaxed apparel;”

•	the impact of a continued deflationary environment in our business and the apparel essentials industry;

•	continued increases in body size across all age groups and genders, and especially among children, will drive demand for plus-sized apparel; and

•	intense competition and continued consolidation in the retail industry, the shifting of formats among major retailers, convenience and value will continue to be key drivers.

In addition, we anticipate growth in the apparel essentials industry will be driven in part by product improvements and innovations. Improvements in product features, such as stretch in t-shirts or tagless garment labels, or in increased variety through new sizes or styles, such as half sizes and boy leg briefs, are expected to enhance consumer appeal and category demand. Often the innovations and improvements in our industry are not trend-driven, but are designed to react to identifiable consumer needs and demands. As a consequence, the apparel essentials market is characterized by lower fashion risks compared to other apparel categories.

Our Brands

Our portfolio of leading brands is designed to address the needs and wants of various consumer segments across a broad range of apparel essentials products. Each of our brands has a particular consumer positioning that distinguishes it from its competitors and guides its advertising and product development. We discuss our brands in more detail below.

Hanes is the largest and most widely recognized brand in our portfolio. According to a 2006 survey of consumer brand awareness by Women’s Wear Daily, Hanes is the most recognized apparel and accessory brand among women in the United States. The Hanes brand covers all of our product categories, including men’s underwear, kids’ underwear, bras, panties, socks, t-shirts, fleece and sheer hosiery. Hanes stands for outstanding comfort, style and value. According to Millward Brown Market Research, Hanes is found in over 85% of the United States households who have purchased men’s or women’s casual clothing or underwear in the 12-month period ended December 31, 2006.

Champion is our second-largest brand. Specializing in athletic performance apparel, the Champion brand is designed for everyday athletes. We believe that Champion’s combination of comfort, fit and style provides athletes with mobility, durability and up-to-date styles, all product qualities that are important in the sale of athletic products. We also distribute products under the C9 by Champion brand exclusively through Target stores.

Playtex, the third-largest brand within our portfolio, offers a line of bras, panties and shapewear, including products that offer solutions for hard to fit figures. Bali is the fourth-largest brand within our portfolio. Bali offers a range of bras, panties and shapewear sold in the department store channel. Our brand portfolio also includes the following well-known brands: L’eggs, Just My Size, barely there, Wonderbra, Outer Banks and Duofold. These brands serve to round out our product offerings, allowing us to give consumers a variety of options to meet their diverse needs.

Our Segments

We manage and report our operations in five segments, each of which is a reportable segment: innerwear, outerwear, hosiery, international and other. These segments are organized principally by product category and geographic location. Management of each segment is responsible for the assets and operations of these businesses. For more information about our segments, see Note 20 to our Combined and Consolidated Financial Statements included in this prospectus.

Innerwear

The innerwear segment focuses on core apparel essentials, and consists of products such as women’s intimate apparel, men’s underwear, kids’ underwear, socks, thermals and sleepwear, marketed under well-known brands that are trusted by consumers. We are an intimate apparel category leader in the United States with our Hanes, Playtex, Bali, barely there, Just My Size and Wonderbra brands, offering a full line of bras, panties and bodywear. We are also a leading manufacturer and marketer of men’s underwear and kids’ underwear under the Hanes and Champion brand names. We also produce underwear products under a licensing agreement with Polo Ralph Lauren. Our net sales for the six months ended December 30, 2006 from our innerwear segment were $1.3 billion, representing approximately 57% of total segment net sales.

Outerwear

We are a leader in the casualwear and activewear markets through our Hanes, Champion and Just My Size brands, where we offer products such as t-shirts and fleece. Our casualwear lines offer a range of quality, comfortable clothing for men, women and children marketed under the Hanes and Just My Size brands. The Just My Size brand offers casual apparel designed exclusively to meet the needs of plus-size women. In addition to activewear for men and women, Champion provides uniforms for athletic programs and in 2004 launched an apparel program at Target stores, C9 by Champion. We also license our Champion name for collegiate apparel and footwear. We also supply our t-shirts, sportshirts and fleece products to screen printers and embellishers, who imprint or embroider the product and then resell to specialty retailers and organizations such as resorts and professional sports clubs. We sell our products to screen printers and embellishers primarily under the Hanes, Hanes Beefy-T and Outer Banks brands. Our net sales for the six months ended December 30, 2006 from our outerwear segment were $616 million, representing approximately 27% of total segment net sales.

Hosiery

We are the leading marketer of women’s sheer hosiery in the United States. We compete in the hosiery market by striving to offer superior values and executing integrated marketing activities, as well as focusing on the style of our hosiery products. We market hosiery products under our Hanes, L’eggs and Just My Size brands. Our net sales for the six months ended December 30, 2006 from our hosiery segment were $144 million, representing approximately 6% of total segment net sales. Consistent with a sustained decline in the hosiery industry due to changes in consumer preferences, our net sales from hosiery sales have declined each year since 1995.

International

International includes products that span across the innerwear, outerwear and hosiery reportable segments. Our net sales in this segment included sales in Europe, Asia, Canada and Latin America. Japan, Canada and Mexico are our largest international markets, and we also have opened sales offices in India and China. Our net sales for the six months ended December 30, 2006 from our international segment were $198 million, representing approximately 9% of total segment net sales.

Other

Our net sales in this segment are comprised of sales of nonfinished products such as fabric and certain other materials in the United States, Asia and Latin America in order to maintain asset utilization at certain manufacturing facilities. Our net sales for the six months ended December 30, 2006 from our other segment were $19 million, representing approximately 1% of total segment net sales.

Design, Research and Product Development

At the core of our design, research and product development capabilities is a team of more than 300 professionals. As part of plan to consolidate our operations, we combined our design, research and development teams into an integrated group for all of our product categories. A facility located in Winston-Salem, North Carolina, is the center of our research, technical design and product development efforts. We also employ creative design and product development personnel in our design center in New York City. During the six months ended December 30, 2006 and fiscal 2006, 2005 and 2004, we spent approximately $23 million, $55 million, $51 million and $53 million, respectively, on design, research and product development.

Customers

In the six months ended December 30, 2006, approximately 91% of our net sales were to customers in the United States and approximately 9% were to customers outside the United States. Domestically, almost 82% of our net sales were wholesale sales to retailers, 9% were wholesale sales to third-party embellishers and 9% were direct to consumer. We have well-established relationships with some of the largest apparel retailers in the world. Our largest customers are Wal-Mart Stores, Inc., or “Wal-Mart,” Target and Kohl’s Corporation, or “Kohl’s,” accounting for 28%, 15% and 6%, respectively, of our total sales in the six months ended December 30, 2006. As is common in the apparel essentials industry, we generally do not have purchase agreements that obligate our customers, including Wal-Mart, to purchase our products. However, all of our key customer relationships have been in place for ten years or more. Wal-Mart and Target are our only customers with sales that exceed 10% of any individual segment’s sales. In our innerwear segment, Wal-Mart accounted for 35% of sales and Target accounted for 12% of sales during the six months ended December 30, 2006. In our outerwear segment, Wal-Mart accounted for 24% of sales and Target accounted for 29% of sales during the six months ended December 30, 2006. In our hosiery and international segments, Wal-Mart accounted for 22% and 14% of sales, respectively, during the six months ended December 30, 2006.

Due to their size and operational scale, high-volume retailers require extensive category and product knowledge and specialized services regarding the quantity, quality and timing of product orders. We have organized multifunctional customer management teams, which has allowed us to form strategic long-term relationships with these customers and efficiently focus resources on category, product and service expertise.

Smaller regional customers attracted to our leading brands and quality products also represent an important component of our distribution, and our organizational model provides for an efficient use of resources that delivers a high level of category and channel expertise and services to these customers.

Sales to the mass merchant channel accounted for approximately 47% of our net sales in the six months ended December 30, 2006. We sell all of our product categories in this channel primarily under our Hanes, Just My Size, Playtex and C9 by Champion brands. Mass merchants feature high-volume, low-cost sales of basic apparel items along with a diverse variety of consumer goods products, such as grocery and drug products and other hard lines, and are characterized by large retailers, such as Wal-Mart. Wal-Mart, which accounted for approximately 28% of our net sales during the six months ended December 30, 2006, is our largest mass merchant customer.

Sales to the national chains and department stores channel accounted for approximately 20% of our net sales during the six months ended December 30, 2006. These retailers target a higher-income consumer than mass merchants, focus more of their sales on apparel items rather than other consumer goods such as grocery and drug products, and are characterized by large retailers such as Sears, Roebuck and Co., JC Penney Company, Inc. and Kohl’s. We sell all of our product categories in this channel. Traditional department stores target higher-income consumers and carry more high-end, fashion conscious products than national chains or mass merchants and tend to operate in higher-income areas and commercial centers. Traditional department stores are characterized by large retailers such as Macy’s and Dillard’s, Inc. We sell products in our intimate apparel, hosiery and underwear categories through these department stores.

Sales to the direct to consumer channel accounted for approximately 9% of our net sales in the six months ended December 30, 2006. We sell our branded products directly to consumers through our approximately 220 outlet stores, as well as our catalogs and our web sites operating under the Hanes name as well as OneHanes Place, Outer Banks, Just My Size and Champion. Our outlet stores are value-based, offering the consumer a savings of 25% to 40% off suggested retail prices, and sell first-quality, excess, post-season, obsolete and slightly imperfect products. Our catalogs and web sites address the growing direct to consumer channel that operates in today’s 24/7 retail environment, and we have an active database of approximately two million consumers receiving our catalogs and emails. Our web sites have experienced significant growth and we expect this trend to continue as more consumers embrace this retail shopping channel.

Sales in our international segment represented approximately 9% of our net sales during the six months ended December 30, 2006, and included sales in Europe, Asia, Canada and Latin America. Japan, Canada and Mexico are our largest international markets, and we also have opened sales offices in India and China. We operate in several locations in Latin America including Mexico, Puerto Rico, Argentina, Brazil and Central America. From an export business perspective, we use distributors to service customers in the Middle East and Asia, and have a limited presence in Latin America. The primary focus of the export business is Hanes underwear and Bali, Playtex, Wonderbra and barely there intimate apparel.

Sales in other channels represented approximately 15% of our net sales during the six months ended December 30, 2006. We sell t-shirts, golf and sport shirts and fleece sweatshirts to third-party embellishers primarily under our Hanes, Hanes Beefy-T and Outer Banks brands. Sales to third-party embellishers accounted for approximately 9% of our net sales during the six months ended December 30, 2006. We also sell a significant range of our underwear, activewear and sock products under the Champion brand to wholesale clubs, such as Costco, and sporting goods stores, such as The Sports Authority, Inc. We sell primarily legwear and underwear products under the Hanes and L’eggs brands to food, drug and variety stores. We sell our branded apparel essentials products to the U.S. military for sale to servicemen and servicewomen.

Inventory

Effective inventory management is a key component of our future success. Because our customers do not purchase our products under long-term supply contracts, but rather on a purchase order basis, effective inventory management requires close coordination with the customer base. We employ various types of inventory management techniques that include collaborative forecasting and planning, vendor-managed inventory, key event management and various forms of replenishment management processes. We have demand management planners in our customer management group who work closely with customers to develop demand forecasts that are passed to the supply chain. We also have professionals within the customer management group who coordinate daily with our larger customers to help ensure that our customers’ planned inventory levels are in fact available at their individual retail outlets. Additionally, within our supply chain organization we have dedicated professionals that translate the demand forecast into our inventory strategy and specific production plans. These individuals work closely with our customer management team to balance inventory investment/exposure with customer service targets.

Seasonality

Generally, our diverse range of product offerings helps mitigate the impact of seasonal changes in demand for certain items. Nevertheless, we are subject to some degree of seasonality. Sales are typically higher in the two quarters ending in September and December. Socks, hosiery and fleece products generally have higher sales during this period as a result of cooler weather, back-to-school shopping and holidays. Sales levels in a period are also impacted by customers’ decisions to increase or decrease their inventory levels in response to anticipated consumer demand.

Marketing

Our strategy is to bring consumer-driven innovation to market in a compelling way. Our approach is to build targeted, effective multimedia advertising and marketing campaigns regarding our portfolio of key brands. In addition, we will explore new marketing opportunities through which we can communicate the key features and benefits of our brands to consumers. For example, in fiscal 2005, we launched our comprehensive “Look Who We’ve Got Our Hanes on Now” marketing campaign, which we believe significantly increased positive consumer attitudes about the Hanes brand in the areas of stylishness, distinctiveness and up-to-date products. We believe that the strength of our consumer insights, our distinctive brand propositions and our focus on integrated marketing give us a competitive advantage in the fragmented apparel marketplace.

Distribution

We distribute our products for the U.S. market primarily from U.S.-based company-owned and company-operated distribution centers. As of December 30, 2006, we operated 32 distribution centers and also performed direct ship services from selected Central America-, Caribbean Basin- and Mexico-based operations to the U.S. markets. International distribution operations use a combination of third-party logistics providers, as well as owned and operated distribution operations, to distribute goods to our various international markets. We are currently in the process of consolidating several of our U.S. distribution centers. In this process, we intend to centralize our distribution centers around our Winston-Salem, North Carolina, base, and we announced the closure of three distribution centers in the United States during the six months ended December 30, 2006. During the six months ended December 30, 2006, we opened our first West Coast distribution center in California.

Manufacturing and Sourcing

During the six months ended December 30, 2006, approximately 77% of our finished goods sold in the United States were manufactured through a combination of facilities we own and operate and facilities owned and operated by third-party contractors. These contractors perform some of the steps in the manufacturing process for us, such as cutting and/or sewing. We sourced the remainder of our finished goods from third-party manufacturers who supply us with finished products based on our designs. We believe that our balanced approach to product supply, which relies on a combination of owned, contracted and sourced manufacturing located across different geographic regions, increases the efficiency of our operations, reduces product costs and offers customers a reliable source of supply.

Finished Goods That Are Manufactured by Hanesbrands

The manufacturing process for finished goods that we manufacture begins with raw materials we obtain from third parties. The principal raw materials in our product categories are cotton and synthetics. Our costs for cotton yarn and cotton-based textiles vary based upon the fluctuating and often volatile cost of cotton, which is affected by, among other factors, weather, consumer demand, speculation on the commodities market and the relative valuations and fluctuations of the currencies of producer versus consumer countries. We attempt to mitigate the effect of fluctuating raw material costs by entering into short-term supply agreements that set the price we will pay for cotton yarn and cotton-based textiles in future periods. We also enter into hedging contracts on cotton designed to protect us from severe market fluctuations in the wholesale prices of cotton. In addition to cotton yarn and cotton-based textiles, we use thread and trim for product identification, buttons, zippers, snaps and lace.

Fluctuations in crude oil or petroleum prices may also influence the prices of items used in our business, such as chemicals, dyestuffs, polyester yarn and foam. Alternate sources of these materials and services are readily available. After they are sourced, cotton and synthetic materials are spun into yarn, which is then knitted into cotton, synthetic and blended fabrics. We spin a significant portion of the yarn and knit a significant portion of the fabrics we use in our owned and operated facilities. To a lesser extent, we purchase fabric from several domestic and international suppliers in conjunction with scheduled production. These fabrics are cut and sewn into finished products, either by us or by third-party contractors. Most of our cutting and sewing operations are located in Central America and the Caribbean Basin.

In making decisions about the location of manufacturing operations and third-party sources of supply, we consider a number of factors including local labor costs, quality of production, applicable quotas and duties, and freight costs. Although, according to a 2005 study, approximately 80% of our workforce in fiscal 2005 was located outside the United States, approximately 70% of our labor costs in fiscal 2005 were related to our domestic workforce. We continue to evaluate actions to reduce our U.S. workforce over time, which should have the effect of reducing our total labor costs. Over the past ten years, we have engaged in a substantial asset relocation strategy designed to eliminate or relocate portions of our U.S.-based manufacturing operations to lower-cost locations in Central America, the Caribbean Basin and Asia. For example, at an owned textile manufacturing facility in the Dominican Republic, which began production in early 2006, and through a strategic alliance with a third-party textile manufacturer in El Salvador, which began production in 2005, textiles are knit, dyed, finished and cut in accordance with our specifications. We expect to achieve cost efficiencies from our operations at these facilities primarily as a result of lower labor costs. In addition, because these manufacturing facilities are located in close proximity to the sewing operations to which the manufactured textiles must be transported, we expect to achieve additional efficiencies by reducing the amount of time needed to produce finished goods. We also expect to increase asset utilization through the operations at these facilities. In connection with moving operations from other facilities, we reduced excess manufacturing capacity. We closed two of our owned textile facilities in the United States in connection with these projects.

During the six months ended December 30, 2006, we announced decisions to close four textile and sewing plants in the United States, Puerto Rico and Mexico and consolidate three distribution centers in the United States. As further plans are developed and approved by management and our board of directors, we expect to recognize additional restructuring costs to eliminate duplicative functions within the organization and transition a significant portion of our manufacturing capacity to lower-cost locations. As a result of these efforts, we expect to incur approximately $250 million in restructuring and related charges over the three year period following the spin off from Sara Lee of which approximately half is expected to be noncash.

Finished Goods That Are Manufactured by Third Parties

In addition to our manufacturing capabilities, we also source finished goods designed by us from third-party manufacturers, also referred to as “turnkey products.” Many of these turnkey products are sourced from international suppliers by our strategic sourcing hubs in Hong Kong and other locations in Asia.

All contracted and sourced manufacturing must meet our high quality standards. Further, all contractors and third-party manufacturers must be preaudited and adhere to our strict supplier and business practices guidelines. These requirements provide strict standards covering hours of work, age of workers, health and safety conditions and conformity with local laws. Each new supplier must be inspected and agree to comprehensive compliance terms prior to performance of any production on our behalf. We audit compliance with these standards and maintain strict compliance performance records. In addition to our audit procedures, we require certain of our suppliers to be Worldwide Responsible Apparel Production, or “WRAP,” certified. WRAP is a stringent apparel certification program that independently monitors and certifies compliance with certain specified manufacturing standards that are intended to ensure that a given factory produces sewn goods under lawful, humane, and ethical conditions. WRAP uses third-party, independent certification firms and requires factory-by-factory certification.

Trade Regulation

We are exposed to certain risks of doing business outside of the United States. We import goods from company-owned facilities in Mexico, Central America and the Caribbean Basin, and from suppliers in those areas and in Asia, Europe, Africa and the Middle East. These import transactions had been subject to constraints imposed by bilateral agreements that imposed quotas that limited the amount of certain categories of merchandise from certain countries that could be imported into the United States and the EU.

Pursuant to a 1995 Agreement on Textiles and Clothing under the WTO effective January 1, 2005, the United States and other WTO member countries were required, with few exceptions, to remove quotas on goods from WTO member countries. The complete removal of quotas would benefit us, as well as other apparel companies, by allowing us to source products without quantitative limitation from any country. Several countries, including the United States, have imposed safeguard quotas on China pursuant to the terms of China’s Accession Agreement to the WTO, and others may impose similar restrictions in the future. Our management evaluates the possible impact of these and similar actions on our ability to import products from China. We do not expect the imposition of these safeguards to have a material impact on us.

Our management monitors new developments and risks relating to duties, tariffs and quotas. In response to the changing import environment resulting from the elimination of quotas, management has chosen to continue its balanced approach to manufacturing and sourcing. We attempt to limit our sourcing exposure through geographic diversification with a mix of company-owned and contracted production, as well as shifts of production among countries and contractors. We will continue to manage our supply chain from a global perspective and adjust as needed to changes in the global production environment.

Competition

The apparel essentials market is highly competitive and rapidly evolving. Competition generally is based upon price, brand name recognition, product quality, selection, service and purchasing convenience. Our businesses face competition today from other large corporations and foreign manufacturers. These competitors include Berskhire Hathaway Inc. through its subsidiary Fruit of the Loom, Inc., Warnaco Group Inc. and Maidenform Brands, Inc. in our innerwear business segment and Gildan Activewear, Inc. and Berkshire Hathaway Inc. through its subsidiaries Russell Corporation and Fruit of the Loom, Inc. in our outerwear business segment. We also compete with many small manufacturers across all of our business segments. Additionally, department stores and other retailers, including many of our customers, market and sell apparel essentials products under private labels that compete directly with our brands. We also face intense competition from specialty stores who sell private label apparel not manufactured by us such as Victoria’s Secret, Old Navy and The Gap.

Our competitive strengths include our strong brands with leading market positions, our high-volume, core essentials focus, our significant scale of operations and our strong customer relationships.

•	Strong Brands with Leading Market Positions. According to NPD, our brands hold either the number one or number two U.S. market position by sales in most product categories in which we compete, on a rolling year-end basis as of December 2006. According to NPD, our largest brand, Hanes, is the top-selling apparel brand in the United States by units sold, on a rolling year-end basis as of December 2006.

•	High-Volume, Core Essentials Focus. We sell high-volume, frequently replenished apparel essentials. The majority of our core styles continue from year to year, with variations only in color, fabric or design details, and are frequently replenished by consumers. We believe that our status as a high-

volume seller of core apparel essentials creates a more stable and predictable revenue base and reduces our exposure to dramatic fashion shifts often observed in the general apparel industry.

•	Significant Scale of Operations. According to NPD, we are the largest seller of apparel essentials in the United States as measured by sales on a rolling year-end basis as of December 2006. Most of our products are sold to large retailers which have high-volume demands. We believe that we are able to leverage our significant scale of operations to provide us with greater manufacturing efficiencies, purchasing power and product design, marketing and customer management resources than our smaller competitors.

•	Strong Customer Relationships. We sell our products primarily through large, high-volume retailers, including mass merchants, department stores and national chains. We have strong, long-term relationships with our top customers, including relationships of more than ten years with each of our top ten customers. In the late 1980s, we undertook a shift in our approach to our relationships with our largest customers when we sought to align significant parts of our organization with corresponding parts of their organizations. We also have entered into customer-specific programs such as the introduction in 2004 of C9 by Champion products marketed and sold through Target stores. Through these efforts, we have become the largest apparel essentials supplier to many of our customers.

Intellectual Property

Overview

We market our products under hundreds of trademarks, service marks and trade names in the United States and other countries around the world, the most widely recognized being Hanes, Champion, Playtex, Bali, Just My Size, barely there, Wonderbra, C9 by Champion, L’eggs, Beefy-T, Outer Banks, Duofold, Sol y Oro, Rinbros, Zorba and Ritmo. Some of our products are sold under trademarks that have been licensed from third parties, such as Polo Ralph Lauren men’s underwear, and we also hold licenses from various toy and media companies that give us the right to use certain of their proprietary characters, names and trademarks.

Some of our own trademarks are licensed to third parties for noncore product categories, such as Champion for athletic-oriented accessories. In the United States, the Playtex trademark is owned by Playtex Marketing Corporation, of which we own a 50% share and which grants to us a perpetual royalty-free license to the Playtex trademark on and in connection with the sale of apparel in the United States and Canada. The other 50% share of Playtex Marketing Corporation is owned by Playtex Products, Inc., an unrelated third-party, which has a perpetual royalty-free license to the Playtex trademark on and in connection with the sale of non-apparel products in the United States. Outside the United States and Canada, we own the Playtex trademark and perpetually license such trademark to Playtex Products, Inc. for non-apparel products. In addition, as described below, as part of Sara Lee’s sale in February 2006 of its European branded apparel business, an affiliate of Sun Capital Partners, Inc., or “Sun Capital,” has an exclusive, perpetual, royalty-free license to sell and distribute apparel products under the Wonderbra and Playtex trademarks in the member states of the EU, as well as several other European nations and South Africa. We also own a number of copyrights. Our trademarks and copyrights are important to our marketing efforts and have substantial value. We aggressively protect these trademarks and copyrights from infringement and dilution through appropriate measures, including court actions and administrative proceedings.

Although the laws vary by jurisdiction, trademarks generally remain valid as long as they are in use and/or their registrations are properly maintained and have not been found to have become generic. Most of the trademarks in our portfolio, including all of our core brands, are covered by trademark registrations in the countries of the world in which we do business, with registration periods ranging between seven and 20 years depending on the country. Trademark registrations generally can be renewed indefinitely as long as the trademarks are in use. We have an active program designed to ensure that our trademarks are registered, renewed, protected and maintained. We plan to continue to use all of our core trademarks and plan to renew the registrations for such trademarks for as long as we continue to use them. Most of our copyrights are unregistered, although we have a sizable portfolio of copyrighted lace designs that are the subject of a number of registrations at the U.S. Copyright Office.

We place high importance on product innovation and design, and a number of these innovations and designs are the subject of patents. However, we do not regard any segment of our business as being dependent upon any single patent or group of related patents. In addition, we own proprietary trade secrets, technology, and know how that we have not patented.

Shared Trademark Relationship with Sun Capital

In February 2006, Sara Lee sold its European branded apparel business to an affiliate of Sun Capital. In connection with the sale, Sun Capital received an exclusive, perpetual, royalty-free license to sell and distribute apparel products under the Wonderbra and Playtex trademarks in the member states of the EU, as well as Belarus, Bosnia-Herzegovina, Bulgaria, Croatia, Macedonia, Moldova, Morocco, Norway, Romania, Russia, Serbia-Montenegro, South Africa, Switzerland, Ukraine, Andorra, Albania, Channel Islands, Lichtenstein, Monaco, Gibraltar, Guadeloupe, Martinique, Reunion and French Guyana, which we refer to as the “Covered Nations.” We are not permitted to sell Wonderbra and Playtex branded products in the Covered Nations and without our agreement Sun Capital is not permitted to sell Wonderbra and Playtex branded products outside of the Covered Nations. In connection with the sale, we also have received an exclusive, perpetual royalty-free license to sell DIM and UNNO branded products in Panama, Honduras, El Salvador, Costa Rica, Nicaragua, Belize, Guatemala, Mexico, Puerto Rico, the United States, Canada and, for DIM products, Japan. We are not permitted to sell DIM or UNNO branded apparel products outside of these countries and Sun Capital is not permitted to sell DIM or UNNO branded apparel products inside these countries. In addition, the rights to certain European-originated brands previously part of Sara Lee’s branded apparel portfolio were transferred to Sun Capital and are not included in our brand portfolio.

Licensing Relationship with Tupperware Corporation

In December 2005, Sara Lee sold its direct selling business, which markets cosmetics, skin care products, toiletries and clothing in 18 countries, to Tupperware Corporation, or “Tupperware.” In connection with the sale, Dart Industries Inc., or “Dart,” an affiliate of Tupperware, received a three-year exclusive license agreement to use the C Logo, Champion U.S.A., Wonderbra, W by Wonderbra, The One and Only Wonderbra, Playtex, Just My Size and Hanes trademarks for the manufacture and sale, under the applicable brands, of certain men’s and women’s apparel in the Philippines, including underwear, socks, sportswear products, bras, panties and girdles, and for the exhaustion of similar product inventory in Malaysia. Dart also received a ten-year, royalty-free, exclusive license to use the Girls’ Attitudes trademark for the manufacture and sale of certain toiletries, cosmetics, intimate apparel, underwear, sports wear, watches, bags and towels in the Philippines. The rights and obligations under these agreements were assigned to us as part of the spin off.

In connection with the sale of Sara Lee’s direct selling business, Tupperware also signed two five-year distributorship agreements providing Tupperware with the right, which is exclusive for the first three years of the agreements, to distribute and sell, through door-to-door and similar channels, Playtex, Champion, Rinbros, Aire, Wonderbra, Hanes and Teens by Hanes apparel items in Mexico that we have discontinued and/or determined to be obsolete. The agreements also provide Tupperware with the exclusive right for five years to distribute and sell through such channels such apparel items sold by us in the ordinary course of business. The agreements also grant a limited right to use such trademarks solely in connection with the distribution and sale of those products in Mexico.

Under the terms of the agreements, we reserve the right to apply for, prosecute and maintain trademark registrations in Mexico for those products covered by the distributorship agreement. The rights and obligations under these agreements were assigned to us as part of the spin off.

Environmental Matters

We are subject to various federal, state, local and foreign laws and regulations that govern our activities, operations and products that may have adverse environmental, health and safety effects, including laws and regulations relating to generating emissions, water discharges, waste, product and packaging content and workplace safety. Noncompliance with these laws and regulations may result in substantial monetary penalties and criminal sanctions. We are aware of hazardous substances or petroleum releases at a few of our facilities and are working with the relevant environmental authorities to investigate and address such releases. We also have been identified as a “potentially responsible party” at a few waste disposal sites undergoing investigation and cleanup under the federal Comprehensive Environmental Response, Compensation and Liability Act (commonly known as Superfund) or state Superfund equivalent programs. Where we have determined that a liability has been incurred and the amount of the loss can reasonably be estimated, we have accrued amounts in our balance sheet for losses related to these sites. Compliance with environmental laws and regulations and our remedial environmental obligations historically have not had a material impact on our operations, and we are not aware of any proposed regulations or remedial obligations that could trigger significant costs or capital expenditures in order to comply.

Government Regulation

We are subject to U.S. federal, state and local laws and regulations that could affect our business, including those promulgated under the Occupational Safety and Health Act, the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Product Identification Act, the rules and regulations of the Consumer Products Safety Commission and various environmental laws and regulations. Our international businesses are subject to similar laws and regulations in the countries in which they operate. Our operations also are subject to various international trade agreements and regulations. See “—Trade Regulation.” While we believe that we are in compliance in all material respects with all applicable governmental regulations, current governmental regulations may change or become more stringent or unforeseen events may occur, any of which could have a material adverse effect on our financial position or results of operations.

Employees

As of December 30, 2006, we had approximately 49,000 employees, approximately 13,300 of whom were located in the United States. As of December 30, 2006, in the United States, approximately 100 were covered by collective bargaining agreements. A portion of our international employees were also covered by collective bargaining agreements. We believe our relationships with our employees are good.

Properties

We own and lease facilities supporting our administrative, manufacturing, distribution and direct outlet activities. We own our approximately 470,000 square-foot headquarters located in Winston-Salem, North Carolina. Our headquarters house our various sales, marketing and corporate business functions. Research and development as well as certain product-design functions also are located in Winston-Salem, while other design functions are located in New York City.

As of December 30, 2006, we had 164 manufacturing, distribution and office facilities in 21 countries. We owned 76 of our manufacturing, distribution and office facilities and leased the others as of December 30, 2006. The leases for these facilities expire between 2007 and 2016, with the exception of some seasonal warehouses that we lease on a month-by-month basis. For more information about our capital lease obligations, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Future Contractual Obligations and Commitments.”

As of December 30, 2006, we also operated 220 direct outlet stores in 41 states, most of which are leased under five-year, renewable lease agreements. We believe that our facilities, as well as equipment, are in good condition and meet our current business needs.

The following table summarizes our facility space by country as of December 30, 2006:

	Owned	Leased
Facilities by Country(1)	Square Feet	Square Feet	Total

United States	13,516,172	4,424,132	17,940,304
Non-U.S. facilities:
Mexico	960,114	558,138	1,518,252
Dominican Republic	761,762	474,792	1,236,554
Honduras	356,279	458,710	814,989
Costa Rica	618,628	75,926	694,554
Canada	316,780	126,777	443,557
El Salvador	187,056	42,375	229,431
Brazil	—	172,736	172,736
Thailand	131,356	3,122	134,478
Argentina	102,434	—	102,434
Belgium	—	101,934	101,934
10 other countries	—	131,037	131,037

Total non-U.S. facilities	3,434,409	2,145,547	5,579,956

Totals	16,950,581	6,569,679	23,520,260

(1)	Excludes vacant land.

The following table summarizes the facility space primarily used by our segments as of December 30, 2006:

	Number of	Owned	Leased
Facilities by Segment(1)	Facilities	Square Feet	Square Feet	Total

Innerwear	77	6,686,834	3,531,397	10,218,231
Outerwear	25	6,136,558	637,650	6,774,208
Hosiery	6	1,733,940	149,934	1,883,874
International	28	558,916	1,031,831	1,590,747
Other(2)	—	—	—	—

Totals	136	15,116,248	5,350,812	20,467,060

(1)	Excludes vacant land, our outlet stores, property held for sale, sourcing offices not associated with a particular segment, and office buildings housing corporate functions.

(2)	Our other segment is comprised of sales of nonfinished products such as fabric and certain other materials in the United States, Asia and Latin America in order to maintain asset utilization at certain manufacturing facilities used by one or more of the innerwear, outerwear, hosiery or international segments. No facilities are used primarily by our other segment.

Legal Proceedings

Although we are subject to various claims and legal actions that occur from time to time in the ordinary course of our business, we are not party to any pending legal proceedings that we believe could have a material adverse effect on our business, results of operations or financial condition.

MANAGEMENT AND CORPORATE GOVERNANCE

Directors and Executive Officers

The chart below lists our directors and executive officers and is followed by biographic information about them. No family relationship exists between any director or executive officer.

Name	Age	Positions

Lee A. Chaden	65	Executive Chairman and Director
Richard A. Noll	49	Chief Executive Officer and Director
E. Lee Wyatt Jr.	54	Executive Vice President, Chief Financial Officer
Gerald W. Evans Jr.	47	Executive Vice President, Chief Supply Chain Officer
Kevin D. Hall	48	Executive Vice President, Chief Marketing Officer
Joia M. Johnson	47	Executive Vice President, General Counsel and Corporate Secretary
Joan P. McReynolds	56	Executive Vice President, Chief Customer Officer
Kevin W. Oliver	49	Executive Vice President, Human Resources
Harry A. Cockrell(2)(3)	57	Director
Charles W. Coker(2)(3)	73	Director
Bobby J. Griffin(1)	58	Director
James C. Johnson(2)(3)	54	Director
Jessica T. Mathews(1)	60	Director
J. Patrick Mulcahy(1)	63	Director
Alice M. Peterson(1)	54	Director
Andrew J. Schindler(2)(3)	62	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation and Benefits Committee

(3)	Member of the Governance and Nominating Committee

Lee A. Chaden has served as our Executive Chairman since April 2006 and a director since our formation in September 2005. From May 2003 until the completion of the spin off in September 2006, he also served as an Executive Vice President of Sara Lee. From May 2004 until April 2006, Mr. Chaden served as Chief Executive Officer of Sara Lee Branded Apparel. He has also served at the Sara Lee corporate level as Executive Vice President — Global Marketing and Sales from May 2003 to May 2004 and Senior Vice President — Human Resources from 2001 to May 2003. Mr. Chaden joined Sara Lee in 1991 as President of the U.S. and Westfar divisions of Playtex Apparel, Inc., which Sara Lee acquired that year. While employed by Sara Lee, Mr. Chaden also served as President and Chief Executive Officer of Sara Lee Intimates, Vice President of Sara Lee Corporation, Senior Vice President of Sara Lee Corporation and Chief Executive Officer of Sara Lee Branded Apparel — Europe. Mr. Chaden currently serves on the Board of Directors of Stora Enso Corporation.

Richard A. Noll has served as our Chief Executive Officer since April 2006 and a director since our formation in September 2005. From December 2002 until the completion of the spin off in September 2006, he also served as a Senior Vice President of Sara Lee. From July 2005 to April 2006, Mr. Noll served as President and Chief Operating Officer of Sara Lee Branded Apparel. Mr. Noll served as Chief Executive Officer of the Sara Lee Bakery Group from July 2003 to July 2005 and as the Chief Operating Officer of the Sara Lee Bakery Group from July 2002 to July 2003. From July 2001 to July 2002, Mr. Noll was Chief Executive Officer of Sara Lee Legwear, Sara Lee Direct and Sara Lee Mexico. Mr. Noll joined Sara Lee in 1992 and held a number of management positions with increasing responsibilities while employed by Sara Lee.

E. Lee Wyatt Jr. has served as our Executive Vice President, Chief Financial Officer since the completion of the spin off in September 2006. From September 2005 until the completion of the spin off, Mr. Wyatt served as a Vice President of Sara Lee and as Chief Financial Officer of Sara Lee Branded Apparel. Prior to joining Sara Lee, Mr. Wyatt was Executive Vice President, Chief Financial Officer and Treasurer of Sonic Automotive, Inc. from April 2003 to September 2005, and Vice President of Administration and Chief Financial Officer of Sealy Corporation from September 1998 to February 2003.

Gerald W. Evans Jr. has served as our Executive Vice President, Chief Supply Chain Officer since the completion of the spin off in September 2006. From July 2005 until the completion of the spin off, Mr. Evans served as a Vice President of Sara Lee and as Chief Supply Chain Officer of Sara Lee Branded Apparel. Prior to July 2005, Mr. Evans served as President and Chief Executive Officer of Sara Lee Sportswear and Underwear from March 2003 until June 2005 and as President and Chief Executive Officer of Sara Lee Sportswear from March 1999 to February 2003.

Kevin D. Hall has served as our Executive Vice President, Chief Marketing Officer since June 2006. From June 2005 until June 2006, Mr. Hall served on the advisory board of, and was a consultant to, Affinova, Inc., a marketing research and strategy firm. From August 2001 until June 2005, Mr. Hall served as Senior Vice President of Marketing for Fidelity Investments Tax-Exempt Retirement Services Company, a provider of 401(k), 403(b) and other defined contribution retirement plans and services. From June 1985 to August 2001, Mr. Hall served in various marketing positions with The Procter & Gamble Company, most recently as general manager of the Vidal Sassoon business worldwide.

Joia M. Johnson has served as our Executive Vice President, General Counsel and Corporate Secretary since January 2007. From May 2000 until January 2007, Ms. Johnson served as Executive Vice President, General Counsel and Secretary of RARE Hospitality International, Inc., or “RARE Hospitality,” an owner, operator and franchisor of restaurants, including LongHorn Steakhouse, The Capital Grille restaurants and Bugaboo Creek Steak House. From July 1999 until May 2000, she served as Vice President, General Counsel and Secretary of RARE Hospitality, and served as its Vice President and General Counsel from May 1999 until July 1999. From January 1989 until May 1999, Ms. Johnson served as Vice President, General Counsel and Secretary of H.J. Russell & Company, a real estate development, construction and property management firm. For six years during her employment with H.J. Russell & Company, Ms. Johnson served as Corporate Counsel for Concessions International, Inc., an airport food and beverage concessionaire and affiliate of H.J. Russell & Company.

Joan P. McReynolds has served our Executive Vice President, Chief Customer Officer since the completion of the spin off in September 2006. From August 2004 until the completion of the spin off, Ms. McReynolds served as Chief Customer Officer of Sara Lee Branded Apparel. From May 2003 to July 2004, Ms. McReynolds served as Chief Customer Officer for the food, drug and mass channels of customer management for Sara Lee Branded Apparel. Prior to that, Ms. McReynolds served as Vice President of sales for Sara Lee Hosiery from January 1997 to April 2003.

Kevin W. Oliver has served as our Executive Vice President, Human Resources since the completion of the spin off in September 2006. From January 2006 until the completion of the spin off, Mr. Oliver served as a Vice President of Sara Lee and as Senior Vice President, Human Resources of Sara Lee Branded Apparel. From February 2005 to December 2005, Mr. Oliver served as Senior Vice President, Human Resources for Sara Lee Food and Beverage and from August 2001 to January 2005 as Vice President, Human Resources for the Sara Lee Bakery Group.

Harry A. Cockrell has served as a member of our board of directors since the completion of the spin off in September 2006. Mr. Cockrell has been serving as shareholder and director of Pathfinder Investment Holdings Corporation, a privately owned investment company which invests in and manages hotels and resorts in the Philippines, since 1999, and of PTG Investment Holdings Corporation and Pacific Tiger Group Limited since 1999 and 2005, respectively, each of which is a privately owned investment company which invests in diversified interests in the Asia Pacific Region. From 1994 to 2003 Mr. Cockrell served as a member of the Investment Committee of The Asian Infrastructure Fund, an equity fund focused on investments in Asian utility markets and from 1992 to 1998, Mr. Cockrell served as a director of Jardine Fleming Asian Realty Inc., an investment company focused mainly on Asian property projects.

Charles W. Coker has served as a member of our board of directors since the completion of the spin off in September 2006. Mr. Coker served as Chairman of the Board of Sonoco Products Company from 1990 to May 2005. Mr. Coker also served as Chief Executive Officer of Sonoco Products from 1990 to 1998, as President from 1970 to 1990, and was reappointed President from 1994 to 1996, while maintaining the title and responsibility of Chairman and Chief Executive Officer.

Bobby J. Griffin has served as a member of our board of directors since the completion of the spin off in September 2006. From March 2005 to March 2007, Mr. Griffin served as President, International Operations of Ryder System, Inc. Beginning in 1986, Mr. Griffin served in various other management positions with Ryder System, Inc., including as Executive Vice President, International Operations from 2003 to March 2005 and Executive Vice President, Global Supply Chain Operations from 2001 to 2003.

James C. Johnson has served as a member of our board of directors since the completion of the spin off in September 2006. Since July 2004, Mr. Johnson has served as Vice President, Corporate Secretary and Assistant General Counsel of The Boeing Company. Prior to July 2004, Mr. Johnson served in various positions with The Boeing Company beginning in 1998, including as Senior Vice President, Corporate Secretary and Assistant General Counsel from September 2002 until a management reorganization in July 2004 and as Vice President, Corporate Secretary and Assistant General Counsel from July 2001 until September 2002. Mr. Johnson currently serves on the board of directors of Ameren Corporation.

Jessica T. Mathews has served as a member of our board of directors since October 2006. She has been serving as president of the Carnegie Endowment for International Peace since 1997. She was a senior fellow at the Council on Foreign Relations from 1993 to 1997, and in 1993 also served as deputy to the Undersecretary of State for Global Affairs. From 1982 to 1993, she was founding vice president and director of research of the World Resources Institute, a center for policy research on environmental and natural-resource management issues. She served on the editorial board of the Washington Post from 1980 to 1982. Ms. Mathews is a member of the Council on Foreign Relations and the Trilateral Commission.

J. Patrick Mulcahy has served as a member of our board of directors since the completion of the spin off in September 2006. From January 2005 to the present, Mr. Mulcahy has served as Vice Chairman of Energizer Holdings, Inc. From 2000 to January 2005, Mr. Mulcahy served as Chief Executive Officer of Energizer Holdings, Inc. From 1967 to 2000, Mr. Mulcahy served in a number of management positions with Ralston Purina Company, including as Co-Chief Executive Officer from 1997 to 1999. In addition to serving on the board of directors of Energizer Holdings, Inc., Mr. Mulcahy also currently serves on the board of directors of Solutia Inc.

Alice M. Peterson has served as a member of our board of directors since August 2006. Ms. Peterson is President of Syrus Global, a provider of ethics and compliance solutions. Ms. Peterson served as a director of TBC Corporation, a marketer of private branded replacement tires, from July 2005 to November 2005, when it was acquired by Sumitomo Corporation of America. From 1998 to August 2004, she served as a director of Fleming Companies. From December 2000 to December 2001, Ms. Peterson served as president and general manager of RIM Finance, LLC, a wholly owned subsidiary of Research In Motion, Ltd., the maker of the BlackBerrytm handheld device. She previously served in executive positions at Sears, Kraft Foods Inc. and Pepisco, Inc. Ms. Peterson is a director of the general partner of Williams Partners L.P.

Andrew J. Schindler has served as a member of our board of directors since the completion of the spin off in September 2006. From 1974 to 2005, Mr. Schindler served in various management positions with R.J. Reynolds Tobacco Holdings, Inc., including Chairman of Reynolds America Inc. from December 2004 to December 2005 and Chairman and Chief Executive Officer from 1999 to 2004. Mr. Schindler currently serves on the board of directors of Arvin Meritor, Inc. and Krispy Kreme Doughnuts, Inc.

Corporate Governance

Board of Directors

Our board of directors has ten members. Two of the members are also employees of our company: Mr. Chaden is our Executive Chairman and Mr. Noll is our Chief Executive Officer. The other eight of the members are non-employee directors. The non-employee directors are expected to meet regularly without any employee directors or other Hanesbrands employees present. Prior to the spin off, our board of directors consisted of Mr. Chaden, Mr. Noll and two representatives of Sara Lee. Our board of directors met three times during the six months ended December 30, 2006.

Commencing with the first annual meeting of stockholders, our directors will be elected at the annual meeting of stockholders and will serve until our next annual meeting of stockholders. Our board of directors maintains three standing committees that are comprised entirely of independent directors: the Audit Committee, the Compensation and Benefits Committee and the Governance and Nominating Committee.

Hanesbrands has not yet had an annual meeting of stockholders. Hanesbrands intends to encourage the members of its board of directors to attend our annual meetings of stockholders. Security holders may send written communications to our board of directors or to specified individual directors by sending such communications care of the Corporate Secretary’s Office, Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105. Such communications will be reviewed by our legal department and, depending on the content, will be:

•	forwarded to the addressees or distributed at the next scheduled board meeting; or

•	if they relate to financial or accounting matters, forwarded to the Audit Committee or discussed at the next scheduled Audit Committee meeting; or

•	if they relate to the recommendation of the nomination of an individual, forwarded to the Governance and Nominating Committee or discussed at the next scheduled Governance and Nominating Committee meeting; or

•	if they relate to the operations of Hanesbrands, forwarded to the appropriate officers of Hanesbrands, and the response or other handling reported to the board at the next scheduled board meeting.

Audit Committee

The Audit Committee, which has been established in accordance with section 3(a)(58)(A) of the Exchange Act, currently is comprised of Mr. Griffin, Ms. Mathews, Mr. Mulcahy and Ms. Peterson; Ms. Peterson is its chair. Each of the members of our Audit Committee is financially literate, as required under applicable New York Stock Exchange listing standards. In addition, the board of directors has determined that each of Ms. Peterson and Mr. Mulcahy possesses the experience and qualifications required of an “audit committee financial expert” as defined by the SEC, and is independent, as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

The Audit Committee is responsible for oversight on matters relating to corporate accounting and financial matters and our financial reporting and disclosure practices. In addition, the Audit Committee is responsible for reviewing our audited financial statements with management and the independent registered public accounting firm, recommending whether our audited financial statements should be included in our Form 10-K and preparing a report to stockholders to be included in our annual proxy statement.

The Audit Committee operates under a written charter adopted by the board of directors, which sets forth the responsibilities and powers delegated by the board to the Audit Committee. A copy of the Audit Committee charter is available in the “Investors” section of our website, www.hanesbrands.com.

Compensation and Benefits Committee

The Compensation and Benefits Committee currently is comprised of Mr. Cockrell, Mr. Coker, Mr. Johnson and Mr. Schindler; Mr. Coker is its chair. The responsibilities of the Compensation and Benefits

Committee include establishing and overseeing overall compensation programs and salaries for key executives, evaluating the performance of key executives including the Chief Executive Officer and also reviewing and approving their salaries and approving and overseeing the administration of our incentive plans. The Compensation and Benefits Committee is also responsible for reviewing and approving employee benefit plans applicable to our key executives, recommending whether our compensation discussion and analysis should be included in our Form 10-K and annually preparing a report to stockholders.

The Compensation and Benefits Committee operates under a written charter adopted by the board of directors, which sets forth the responsibilities and powers of the Compensation and Benefits Committee. This charter may be found on our website, www.hanesbrands.com.

Governance and Nominating Committee

The Governance and Nominating Committee currently is comprised of Mr. Cockrell, Mr. Coker, Mr. Johnson and Mr. Schindler; Mr. Johnson is its chair. The responsibilities of the Governance and Nominating Committee include assisting the board of directors in identifying individuals qualified to become board members and recommending to the board the nominees for election as directors at the next annual meeting of stockholders. The Governance and Nominating Committee also is responsible for assisting the board in determining the compensation of the board and its committees, in monitoring a process to assess board effectiveness, in developing and implementing our Corporate Governance Guidelines and in overseeing the evaluation of the board of directors and management.

The Governance and Nominating Committee will identify nominees for director positions from various sources. In assessing potential director nominees, the Governance and Nominating Committee will consider individuals who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees and board members, in collectively serving interests of the stockholders. The Governance and Nominating Committee also will consider any potential conflicts of interest. All director nominees must possess a reputation for the highest personal and professional ethics, integrity and values. In addition, nominees must also be willing to devote sufficient time and effort in carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time.

The Governance and Nominating Committee operates under a written charter adopted by the board of directors, which sets forth the responsibilities and powers of the Governance and Nominating Committee. This charter may be found on our website, www.hanesbrands.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of these securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the forms furnished to us during or with respect to the six months ended December 30, 2006, all of our directors and officers subject to the reporting requirements and each beneficial owner of more than ten percent of our common stock satisfied all applicable filing requirements under Section 16(a).

Code of Ethics

A copy of our Global Business Standards, which serves as our code of ethics, is available in the “Investors” section of our website. Our Global Business Standards apply to all directors and employees of our company and its subsidiaries. Any waiver of applicable requirements in the Global Business Standards that is granted to any of our directors, to our principal executive officer, to any of our senior financial officers (including our principal financial officer, principal accounting officer or controller) or to any other person who is an executive officer of Hanesbrands requires the approval of the Audit Committee and waivers will be disclosed on our website, www.hanesbrands.com in the “Investors” section, or in a Current Report on Form 8-K.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis section is intended to provide information about our compensation objectives and policies for our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (we refer to these officers as our “named executive officers”) that will place in context the information contained in the tables that follow this discussion. This section is organized as follows:

•	Introduction. This section provides a brief introduction to our Compensation and Benefits Committee and our compensation consultant and information about the participation of our executives in establishing compensation.

•	Objectives of Our Compensation Program. In this section, we describe our compensation philosophy, the benchmarking activities we have undertaken and information about our standard compensation policies.

•	Elements of Compensation. This section includes a description of the types of compensation payable to our executive officers both while they are employed by our company and on a post-termination basis, why we have chosen to pay each of these types of compensation and how we determine the specific amounts of compensation payable to our executive officers.

•	Share Ownership and Retention Guidelines. This section includes a description of the share ownership and retention guidelines applicable to our named executive officers.

•	Impact of Regulatory Requirements. This section discusses the impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Internal Revenue Code,” and various other regulatory requirements that impact decisions regarding our executive compensation.

Introduction

We were a wholly-owned subsidiary of Sara Lee until September 5, 2006, the date of our spin off from Sara Lee. Prior to the spin off, our executive officers were employees of Sara Lee and their compensation was determined by the Compensation and Benefits Committee of the board of directors of Sara Lee, or the “Sara Lee Compensation Committee.” In connection with the spin off, our board of directors formed a Compensation and Benefits Committee, which currently is comprised of Mr. Cockrell, Mr. Coker, Mr. Johnson and Mr. Schindler, with Mr. Coker serving as its chair. Our board of directors determined that each of these directors is a non-employee director within the meaning of Section 16 of the Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable New York Stock Exchange listing standards.

The Compensation and Benefits Committee has the authority to retain an outside independent executive compensation consultant to assist in the evaluation of executive officer compensation and in order to ensure the objectivity and appropriateness of the actions of the Compensation and Benefits Committee. The Compensation and Benefits Committee has the sole authority to retain, at our expense, and terminate any such consultant, including sole authority to approve such consultant’s fees and other retention terms. Our compensation consultant, Frederic W. Cook & Co., assists in the development of compensation programs for our executive officers and our non-employee directors by providing relevant market trend data, regulatory oversight and corporate governance guidance. As part of the Cook firm’s engagement, our management also has access to its services in developing information to assist the Compensation and Benefits Committee in fulfilling its responsibilities.

At the direction of the Compensation and Benefits Committee, our management has worked with the Cook firm to develop information about the compensation of our executive officers for the Compensation and Benefits Committee to use in making decisions about executive compensation. Members of management and a representative of the Cook firm have attended all meetings of the Compensation and Benefits Committee during the six months ended December 30, 2006. However, all decisions regarding compensation of executive officers are made solely by the Compensation and Benefits Committee. Executive sessions of the Compensation and Benefits Committee were not attended by any members of management or by any representative of the Cook firm.

Objectives of our Compensation Programs

We are committed to providing market competitive total compensation packages in order to attract and motivate talented employees. We believe in pay for performance and, as described below, we link performance to pay throughout our organization in order to create the appropriate level of incentives. We actively manage our compensation structures and levels to adapt to changes in the marketplace and the continuing evolution of our company.

Our company’s goal is to create a sustainable competitive advantage by achieving higher productivity and lower costs than our competitors. Our compensation objectives at all compensation levels are designed to support this goal by:

•	strategically choosing favorable locations and labor markets;

•	linking pay to performance to create incentives to perform;

•	ensuring compensation levels and components are actively managed according to the supply and demand of relevant markets; and

•	using equity compensation to align employees’ long-term interests with those of the stockholders.

In order to accomplish these goals, we use the following operating principles:

•	adherence to the highest legal and ethical standards;

•	simplicity in design, structure and process;

•	transparency and clarity in communicating our compensation programs; and

•	flexibility in design, process and approach.

The Development of Competitive Compensation Packages

As noted above, one objective of our compensation program is to attract and motivate highly qualified and talented employees through compensation packages that are appropriately competitive with compensation packages offered by other companies in the apparel and consumer products industries. To determine what constitutes a “competitive” compensation package, the Compensation and Benefits Committee generally targets total compensation, cash compensation and long-term incentive compensation, as well as the allocation among those elements of compensation, for named executive officers at benchmarks determined by median market rates of selected comparable companies. For these purposes, the Compensation and Benefits Committee determines “market” rates by considering two sources: Peer Benchmark Companies and Validation Benchmark Companies, which we refer to collectively as the “Benchmark Companies.”

Peer Benchmark Companies.  With the assistance of the Cook firm, we have selected eight apparel companies as our primary benchmarks, which we refer to collectively as the “Peer Benchmark Companies:” VF Corp., Jones Apparel Group Inc., Liz Claiborne Inc., Quiksilver Inc., Phillips-Van Heusen Corp., Kellwood Inc., Warnaco Group Inc. and Carter’s Inc. The Peer Benchmark Companies were selected consistent with best practices based on industry classification and revenue size.

Validation Benchmark Companies.  Because we identified a limited number of apparel companies we believed to be appropriate as Peer Benchmark Companies, we selected for purposes of validation an additional 12 companies with revenue sizes similar to ours from the consumer durables and apparel, food and beverage and household and personal product groups, which we refer to collectively as the “Validation Benchmark Companies:” Fortune Brands Inc., Black & Decker Corp., Newell Rubbermaid Inc., Brunswick Corp.,

Hormel Foods Corp., Mattel Inc., Hershey Co., Clorox Co., Jarden Corp., Stanley Works, Hasbro Inc. and Del Monte Foods Inc.

To illustrate our use of benchmarks, consider our equity compensation policies. In making decisions regarding our equity compensation policies, we consider “potential dilution” (the number of shares used and available for equity incentives as a percentage of fully diluted shares outstanding). We selected a number of shares to be made available for issuance under Hanesbrands Inc. Omnibus Incentive Plan of 2006, or the “Omnibus Incentive Plan,” to result in potential dilution consistent with the median for the Benchmark Companies.

In addition to using benchmark data when making equity grants, we also use this data when determining base salary levels as discussed below.

Linking Compensation to Performance

Our compensation program also seeks to link the compensation we pay to our named executive officers to their performance. We pursue this goal primarily through two elements of our compensation package: equity compensation and non-equity based compensation. Consistent with our operating policy of linking compensation to performance, we generally provide only limited perquisites to our named executive officers. In this respect, we have eliminated or reduced many of the perquisites and similar benefits that had been available to our executive officers prior to the spin off. For example, we no longer pay country club fees or provide financial advisory services. As another example, our executives at the level of vice president and above were previously provided with a company automobile for their use, with most of the cost associated with the automobile being paid by us. We have recently reduced the benefits under this program by providing an automobile allowance program rather than an automobile. The automobile allowance program consists of a payment to our executives of an amount equal to 4% of their base salary. We believe that these actions further reinforce a linkage between compensation and performance.

Aligning the Interests of our Named Executive Officers with Stockholders

Our compensation program also seeks to align the interests of our named executive officers with those of our stockholders, which we accomplish through the equity compensation element of our compensation package. We have a policy pursuant to which a greater portion of the compensation paid to our named executive officers is comprised of long-term incentive compensation as compared to our other executives. To align the interests of our named executive officers with the long-term interests of our stockholders, we pay named executive officers a mix of stock options and restricted stock units that vest over time.

In addition to the equity compensation element of our compensation package, we will in 2007 have an annual incentive program with payouts tied to the achievement of key financial and operating metrics. Finally, to further align the interests of employees with the interests of our stockholders and strengthen the link between amounts earned and our company’s performance, under the Omnibus Incentive Plan the Compensation and Benefits Committee may make retroactive adjustments to, and the executive officer would be required to reimburse us for, any cash or equity based incentive compensation paid to the executive officer where such compensation was predicated upon achieving certain financial results that were substantially the subject of a restatement, and as a result of the restatement it is determined that the executive officer otherwise would not have been paid such compensation, regardless of whether or not the restatement resulted from the executive officer’s misconduct.

Elements of Compensation

The Compensation and Benefits Committee has undertaken a comprehensive review of the compensation arrangements for executive officers that were put in place prior to the spin off. Although the Compensation and Benefits Committee has made some minor changes to the arrangements that were in existence at the time of the spin off, no significant changes have been made to such arrangements. The compensation of our executives is comprised of the following components:

Base Salary

The base salaries for our named executive officers were determined based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, we believe that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at the Benchmark Companies. Base salaries will be reviewed annually, and adjusted from time to time to reflect individual responsibilities, performance and experience, as well as market compensation levels.

As discussed below, in January 2007, the Compensation and Benefits Committee, following a review of total compensation opportunities for Hanesbrands’ executive officers and a comparison of such opportunities to those available to executive officers of the companies in Hanesbrands’ benchmarking group, determined to increase the equity compensation component of the total compensation opportunity of Richard A. Noll, our Chief Executive Officer. The annual base salaries of Hanesbrands’ executive officers remain unchanged, except that Joan P. McReynolds annual base salary was increased from $275,000 to $300,000 and Joia M. Johnson’s base salary was set at $330,000.

Annual Bonus

Bonus compensation pursuant to the Hanesbrands Inc. Performance Based Annual Incentive Plan, or the “AIP,” is designed to incent performance based on objective performance measures. Bonus opportunities exist at a target level, which for 2007 ranges from 85% to 150% of salary for our executive officers (including our named executive officers), and a maximum level, which for 2007 ranges from 128% to 225% of salary for these officers. Annual targets under the AIP are linked to our long-term financial targets. These targets are balanced with shorter term key performance indicators that are expected to change from year to year.

For 2007, the components that will be used to determine bonus amounts under the AIP are net operating profit after taxes, sales growth and key performance indicators. For each participant in the AIP, including the named executive officers, each of these three components is weighted from 0% to 80%. For example, if sales growth is assigned a weight of 20% for a named executive officer or other employee eligible to participate in the AIP, that employee will be eligible to receive 20% of their target bonus if sales increase by 2% over sales for the twelve months ended December 30, 2006, and will be eligible to receive 20% of their maximum bonus if sales increase by 4% over such prior period sales. We define net operating profit after taxes as operating profit, excluding certain actions, multiplied by one minus our tax rate for the period. We disclose our operating profit, excluding actions when we release our earnings information for completed fiscal periods. For the six months ended December 30, 2006, net operating profit after taxes excluded plant closings, spin off and related charges included in selling, general and administrative expenses and gain on curtailment of postretirement benefits. Key performance indicators for 2007 are workforce diversity, product quality, customer service and inventory management.

For the six months ended December 30, 2006, the Compensation and Benefits Committee determined to pay bonuses pursuant to the AIP at 97% of the target level established for an employee pursuant to the AIP, which target levels for our executive officers ranged from 85% to 150%. The Compensation and Benefits Committee made this determination based on the fact that the change in our fiscal year end to the Saturday closest to December 31 would create a transition period beginning on July 2, 2006 and ending on December 30, 2006, during which our company would be independent from Sara Lee for less than four months. In making this determination, the Compensation and Benefits Committee considered that payment of bonuses at 97% of target levels results in bonus payments that are consistent with the bonuses paid during the preceding four years.

Long-Term Incentive Program

The Omnibus Incentive Plan permits the issuance of long-term incentive awards to our employees, non-employee directors and employees of our subsidiaries to promote the interests of our company and our stockholders. The Omnibus Incentive Plan is designed to promote these interests by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of our company. Awards under the Omnibus Incentive Plan may be made in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares and cash. During the six months ended December 30, 2006, the only types of grants awarded to our executive officers were stock options and restricted stock units. We believe that awards of this type are consistent with the types of awards made by the Benchmark Companies. The awards made pursuant to the Omnibus Incentive Plan during the six months ended December 30, 2006 are discussed below under “Discussion of Summary Compensation Table and Grants of Plan-Based Awards Table.”

Awards under the Omnibus Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Internal Revenue Code, including, but not limited to, revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; net operating profit after taxes; ratio of operating earnings to capital spending; cash flow (before or after dividends); cash flow per share (before or after dividends); net earnings; net sales; sales growth; share price performance; return on assets or net assets; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; total stockholder return; improvement in or attainment of expense levels; and improvement in or attainment of working capital levels. Any performance criteria selected by the Compensation and Benefits Committee may be used to measure our performance as a whole or the performance of any of our business units and may be measured relative to a peer group or index. No awards to date under the Omnibus Incentive Plan have been performance based.

In January 2007, the Compensation and Benefits Committee determined that annual equity grants to our executive officers and other employees eligible to receive equity awards under the Omnibus Incentive Plan should be awarded on the second trading day following the day on which we release our earnings information for the prior fiscal year. Equity awards to executive officers and other employees are generally approved as a dollar amount, which on the grant date is converted into restricted stock units and, in the case of certain executive officers, options, in each case using the closing price of our common stock on the date of grant to determine the number of restricted stock units and options. The Compensation and Benefits Committee believes that granting awards following the release of earnings allows sufficient time for the market to absorb the impact of earnings information before the trading price of our common stock is used to determine the number of restricted stock units and options that will be awarded, as well as the exercise price of any options awarded.

In January 2007, the Compensation and Benefits Committee, following a review of total compensation opportunities for Hanesbrands’ executive officers and a comparison of such opportunities to those available to executive officers of the companies in Hanesbrands’ benchmarking group, determined to increase the equity compensation component of the total compensation opportunity of Richard A. Noll, our Chief Executive Officer. Commencing in 2007, Mr. Noll will be awarded restricted stock units and stock options pursuant to the Omnibus Incentive Plan with an aggregate value equal to 575% of his annual base salary. Mr. Noll previously received equity compensation with a value equal to 300% of his annual base salary. Based on the benchmarking, the Committee did not increase the equity compensation component of the total compensation opportunities of our other executive officers, which remain as the following percentages of such executive officers’ annual base salaries: 225%, for Lee A. Chaden; 200%, for each of E. Lee Wyatt Jr., Gerald W. Evans Jr., and Michael Flatow; and 150%, for each of Kevin D. Hall, Joia M. Johnson, Joan P. McReynolds and Kevin W. Oliver.

Allocation of Compensation Elements

In determining the total compensation opportunities for our executive officers, we consider the total compensation opportunities available to executive officers at the Benchmark Companies. Once we have determined total compensation opportunity levels, we then determine the portions of such compensation that should be represented by base salary, annual bonus and long-term compensation. After reviewing information about the allocation among the elements of compensation at the Benchmark Companies, the Compensation and Benefits Committee approves an allocation among these elements for our executives which is intended to further the objectives of our compensation policy. For our named executed officers, the percentage of total compensation opportunity represented by these elements ranges from 30% base salary, 25% annual bonus and 45% long-term equity incentive compensation to, in the case of our Chief Executive Officer, 18% base salary, 27% annual bonus and 55% long-term equity incentive compensation.

Other Compensation

Our executive officers are eligible to participate in certain employee benefits plans and arrangements offered by our company. These include the Hanesbrands Inc. Supplemental Employee Retirement Plan, or the “SERP,” the Hanesbrands Inc. Retirement Savings Plan, or the “401(k) Plan,” the Hanesbrands Inc. Executive Deferred Compensation Plan, or the “Executive Deferred Compensation Plan,” the Hanesbrands Inc. Executive Life Insurance Program, the Hanesbrands Inc. Executive Disability Program and the Hanesbrands Inc. Employee Stock Purchase Plan of 2006, or the “ESPP.”

In addition to these plans, the Hanesbrands Inc. Pension and Retirement Plan, or the “Pension Plan,” is a defined benefit pension plan under which benefits have been frozen since December 31, 2005, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for any of our employees, including our executive officers, under the Sara Lee Corporation Consolidated Pension and Retirement Plan as of December 31, 2005. Because the Pension Plan is frozen, no additional employees will become eligible to participate in the Pension Plan, and existing participants in the Pension Plan will not accrue any additional benefits after December 31, 2005. The Pension Plan and the SERP are described below under “Post-Termination Compensation.”

The 401(k) Plan.  Under the 401(k) Plan, our executive officers and generally all full-time domestic exempt and non-exempt salaried employees may contribute a portion of their compensation to the plan on a pre-tax basis and receive a matching employer contribution of up to a possible maximum of 4% of their eligible compensation. In addition, exempt and non-exempt salaried employees are eligible to receive an employer contribution of up to an additional 4% of their eligible compensation. Finally, employees who are exempt or non-exempt salaried employees and who, on January 1, 2006, had attained age 50 and completed 10 years of service with Sara Lee are eligible to receive a non-matching employer contribution of 10% of their eligible compensation if they are not eligible for the transitional credits provided in the SERP that are described below and if they were employed by us on December 31, 2006. None of our named executive officers will receive this 10% contribution, because with the exception of Mr. Wyatt they were eligible for the transitional credits. Mr. Wyatt was not eligible for either the transitional credits or the 10% contribution as he did not meet the length of service requirements.

The Executive Deferred Compensation Plan.  Under the Executive Deferred Compensation Plan, a group of approximately 250 executives at the director level and above, including our executive officers, may defer receipt of cash and equity compensation. The amount of compensation that may be deferred is determined in accordance with the Executive Deferred Compensation Plan based on elections by such participant. At the election of the executive, amounts deferred under the Executive Deferred Compensation Plan will earn a return equivalent to the return on an investment in an interest-bearing account earning interest based on the Federal Reserve’s published rate for five year constant maturity Treasury notes at the beginning of the calendar year, which will be 4.68% for 2007, or be invested in a stock equivalent account and earn a return based on our stock price. Prior to January 1, 2007, the interest rate payable with respect to funds invested in the interest account was 4.775%. The amount payable to participants will be payable either on the withdrawal date elected by the participant or upon the occurrence of certain events as provided under the Executive Deferred Compensation Plan. A participant may designate one or more beneficiaries to receive any portion of the obligations payable in the event of death, however neither participants nor their beneficiaries may transfer any right or interest in the Executive Deferred Compensation Plan.

The Hanesbrands Inc. Executive Life Insurance Program.  The Hanesbrands Inc. Executive Life Insurance Program provides life insurance coverage during active employment for certain of our executives at the level of vice president and above, including our executive officers, in an amount equal to three times their annual base salary. We also offer continuing coverage following retirement equal to such executive officer’s annual base salary immediately prior to retirement.

The Hanesbrands Inc. Executive Disability Program.  The Hanesbrands Inc. Executive Disability Program provides disability coverage for a group of approximately 110 employees at the level of vice president and above, including our executive officers. If an executive officer becomes totally disabled, the program will provide a monthly disability benefit equal to 1/12 of the sum of (i) 75% of the executive officer’s annual base salary up to an amount not in excess of $500,000, and (ii) 50% of the three-year average of the executive officer’s annual short-term incentive bonus up to an amount not in excess of $250,000. The maximum monthly disability benefit is $41,667 and is reduced by any disability benefits that an executive officer is entitled to receive under Social Security, workers’ compensation, a state compulsory disability law or another plan of Hanesbrands providing benefits for disability.

The ESPP.  We intend to implement the ESPP in 2007. The purpose of the ESPP is to provide an opportunity for eligible employees and eligible employees of designated subsidiaries to purchase a limited number of shares of our common stock at a discount through voluntary automatic payroll deductions. The ESPP is designed to attract, retain, and reward our employees and to strengthen the mutuality of interest between our employees and our stockholders. Our board of directors may at any time amend, suspend or discontinue the ESPP, subject to any stockholder approval needed to comply with the requirements of the SEC, the Internal Revenue Code and the rules of the New York Stock Exchange. The aggregate number of shares of our common stock that may be issued under the ESPP will not exceed 2,442,000 shares (subject to mandatory adjustment in the event of a stock split, stock dividend, recapitalization, reorganization or similar transaction). The maximum amount eligible for purchase of shares through the ESPP by any employee in any year will be $25,000. An employee may contribute from his or her cash earnings through payroll deductions during an offering period and the accumulated deductions will be applied to the purchase of shares on the first day of the next following offering period. The ESPP will provide for consecutive offering periods of three months each on a schedule determined by the Compensation and Benefits Committee. The purchase price per share will be at least 85% of the fair market value of our shares immediately after the end of each offering period in which an employee participates in the plan.

Perquisites.  As discussed above, we have limited the perquisites offered to our executive officers. In this respect, we have eliminated or reduced many of the perquisites and similar benefits that had been available to our executive officers prior to the spin off. For example, we no longer pay country club fees or provide financial advisory services. As another example, our executives at the level of vice president and above were previously provided with a company automobile for their use, with most of the cost associated with the automobile being paid by us. We have recently reduced the benefits under this program by providing an automobile allowance program rather than an automobile. The automobile allowance program consists of a payment to our executives of an amount equal to 4% of their base salary. In connection with the transition from our former automobile program, all of our executives who were participating in the former program, including our named executive officers, were offered the one-time opportunity to purchase the automobiles they had been using under that program at the lesser of book value and fair market value. If an executive purchased an automobile for a book value that was less than the fair market value, the difference is reflected in the “Other Compensation” column of the Summary Compensation Table.

Post-Termination Compensation

Our named executive officers are eligible to receive post-termination compensation pursuant to the Pension Plan, our SERP and pursuant to Severance/Change in Control Agreements, or “Severance Agreements.” Each of these arrangements is discussed below.

The Pension Plan.  The Pension Plan is a defined benefit pension plan under which benefits have been frozen since December 31, 2005, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for any of our employees, including our executive officers, under the Sara Lee Corporation Consolidated Pension and Retirement Plan as of December 31, 2005. Because the

Pension Plan is frozen, no additional employees will become eligible to participate in the Pension Plan, and existing participants in the Pension Plan will not accrue any additional benefits after December 31, 2005.

The SERP.  The SERP is a nonqualified supplemental retirement plan. Although, as described above, the 401(k) Plan provides for employer contributions to our executive officers at the same percent of their eligible compensation as provided for all employees who participate in the plan, compensation and benefit limitations imposed on the 401(k) Plan by the Internal Revenue Code generally prevent us from making the full employer contributions contemplated by the 401(k) Plan with respect to any employee whose compensation exceeds a threshold set by Internal Revenue Code provisions, which threshold is currently $220,000. Our executive officers are among those employees whose compensation exceeds this threshold. One of the primary purposes of the SERP is to provide to those employees whose compensation exceeds this threshold benefits that would be earned under the 401(k) Plan but for these limitations. The SERP also provides benefits consisting of (i) those supplemental retirement benefits that had been accrued under the Sara Lee Corporation Supplemental Executive Retirement Plan as of December 31, 2005 and (ii) transitional defined contribution credits for one to five years and ranging from 4% to 15% of eligible compensation for certain executives. These transitional credits are being provided to a broad group of executives in connection with our transition from providing both a defined benefit plan (as discussed above, the Pension Plan is frozen) and a defined contribution plan to providing only defined contribution plans, in order to mitigate the negative impact of that transition. The determination of the credits to be provided to an executive was based on the extent to which such executive was negatively impacted by the transition, including their age and years of service as of January 1, 2006.

Severance Agreements.  In connection with our spin off from Sara Lee, we entered into Severance Agreements with the following executive officers: Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr., Gerald W. Evans Jr., Michael Flatow, Kevin D. Hall, Joan P. McReynolds and Kevin W. Oliver, and we subsequently entered into a Severance Agreement with Joia M. Johnson. The Severance Agreements provide our executive officers with severance benefits upon the involuntary termination of their employment. The Severance Agreements also contain change in control benefits for our executive officers to help keep them focused on their work responsibilities during the uncertainty that accompanies a change in control, to provide benefits for a period of time after a change in control transaction and to help us attract and retain key talent. Generally, the agreements provide for severance pay and continuation of certain benefits if the executive officer’s employment is terminated involuntarily (for a reason other than “cause” as defined in the agreement) within two years following a change in control, or within three months prior to a change in control. The definition of “involuntary termination” under the Severance Agreements includes a voluntary termination by the executive officer following a change in control for “good reason.” Compensation that could potentially be paid to our named executive officers pursuant to the Severance Agreements is described below in “ — Potential Payments upon Termination or Change in Control.” Each agreement is effective for an unlimited term, unless we give at least 18 months prior written notice that the agreement will not be renewed. In addition, if a change in control (as defined in the Severance Agreements) occurs during the term of the agreement, the agreement will automatically continue for two years after the end of the month in which the change in control occurs.

Share Ownership and Retention Guidelines

We believe that our executives should have a significant equity interest in Hanesbrands. In order to promote such equity ownership and further align the interests of our executives with our stockholders, we adopted share retention and ownership guidelines for our key executives. The stock ownership requirements vary based upon the executive’s level and range from a minimum of one times the executive’s base salary (two times the executive’s base salary in the case of executive officers) to a maximum of four times the executive’s base salary, in the case of the Chief Executive Officer. The Compensation and Benefits Committee reviewed these guidelines during the six months ended December 30, 2006 and did not effect any changes.

Our key executives have a substantial portion of their incentive compensation paid in the form of our common stock. In addition to shares directly held by a key executive, shares held for such executive in the ESPP, the 401(k) Plan and the Executive Deferred Compensation Plan (including hypothetical share equivalents held in that plan) will be counted for purposes of determining whether the ownership requirements are met. Until the stock ownership guidelines are met, an executive is required to retain 50% of any shares received (on a net after tax basis) under our equity-based compensation plans.

Under our insider trading policy, no director or employee of Hanesbrands is permitted to engage in “short sales” or “sales against the box” or trade in puts, calls or other options on our securities. The purpose of this prohibition is to avoid the appearance that any Hanesbrands director, officer or employee is trading on inside information.

Impact of Regulatory Requirements

The Internal Revenue Code contains a provision that limits the tax deductibility of certain compensation paid to named executive officers. This provision disallows the deductibility of certain compensation in excess of $1.0 million per year unless it is considered performance-based compensation under the Internal Revenue Code. We have adopted policies and practices designed to ensure the maximum tax deduction possible under Section 162(m) of the Internal Revenue Code of our annual bonus payments and stock option awards. However, we may forgo any or all of the tax deduction if we believe it to be in the best long-term interests of our stockholders. Although most compensation paid to our named executive officers for the six months ended December 30, 2006 is expected to be tax deductible, we expect that approximately $60,000 and $560,000 of the compensation payable to Mr. Noll and Mr. Chaden, respectively, will not be deductible.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation, the “golden parachute” provisions of Section 280G of the Internal Revenue Code. For example, we generally have structured the Severance Agreements to avoid the application of the “golden parachute” provisions of Section 409A of the Internal Revenue Code. In making decisions about executive compensation, we also consider how various elements of compensation will impact our financial results. For example, we consider the impact of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” which requires us to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards.

Summary of Compensation

The following table sets forth certain information with respect to compensation for the six months ended December 30, 2006 earned by or paid to our named executive officers. Because the transition period covered by our most recent Form 10-K is a period of six months, the compensation reflected herein does not reflect the compensation that would have been earned by our named executive officers during a typical fiscal year consisting of 52 or 53 weeks.

Summary Compensation Table

								Change in
								Pension
								Value and
								Nonqualified
				Stock		Option		Deferred
Name and		Salary	Bonus	Awards		Awards		Compensation		All Other	Total
Principal Position	Year	($)(1)	($)(1)	($)(2)		($)(2)		Earnings(3)		Compensation(4)	Compensation

Richard A. Noll	Six months ended	$400,000	$636,203	$508,415		$993,412		$26,477		$464,980	$3,029,488
Chief Executive Officer	December 30, 2006
E. Lee Wyatt Jr	Six months ended	275,000	266,750	603,869		205,187		—		159,046	1,509,852
Executive Vice President, Chief Financial Officer	December 30, 2006
Lee A. Chaden	Six months ended	329,600	479,568	1,241,602	(5)	1,241,603	(5)	—	(6)	430,112	3,722,485
Executive Chairman	December 30, 2006
Gerald W. Evans Jr.	Six months ended	212,500	206,125	170,753		476,961		16,164		178,700	1,261,202
Executive Vice President, Chief Supply Chain Officer	December 30, 2006
Michael Flatow(7)	Six months ended	212,500	206,125	170,753		201,728		42,118		193,508	1,026,732
Former Executive Vice President, General Manager, Wholesale Americas	December 30, 2006

(1)	Amounts shown include deferrals to the 401(k) Plan and the Executive Deferred Compensation Plan.

(2)	The dollar values shown reflect the compensation cost of the awards, before reflecting forfeitures, over the requisite service period, as described in FAS 123R. The assumptions we used in valuing these awards are described in Note 3, “Stock-Based Compensation,” to our Combined and Consolidated Financial Statements included in this prospectus.

(3)	Neither the Executive Deferred Compensation Plan nor the SERP provide for “above-market” or preferential earnings as defined in applicable SEC rules. Increases in pension values are determined for the period July 2, 2006 to December 30, 2006; because the defined benefit arrangements are frozen, the values shown in this column represent solely the increase in the actuarial value of pension benefits previously accrued as of December 31, 2005.

(4)	Amounts reported in the “Other Compensation” column include the following:

							Tax Gross
	Personal						Up On
	Use of	Imputed			Contribu-		Personal
	Company	Income on	Imputed	Life	tions to	Contribu-	Use of
	Auto-	Automobile	Reloca-	Insurance	401(k)	tions to	Company	Miscella-
	mobile(A)	Purchase(B)	tion Costs	Premiums(C)	Plan(D)	SERP(E)	Aircraft	neous(F)

Richard A. Noll	$10,592	$31,599	$—	$25,606	$8,800	$383,626	$625	$4,133
E. Lee Wyatt Jr.	11,468	16,113	16,811	33,372	9,133	70,811	—	1,337
Lee A. Chaden	8,101	12,272	—	18,547	8,800	377,509	625	4,258
Gerald W. Evans Jr.	7,228	4,896	—	7,552	10,390	148,278	—	356
Michael Flatow	4,971	8,900	—	6,527	10,379	161,038	—	1,694

(A)	Represents the cost to us of providing a company automobile for the use of the named executive officer, as well as the imputed cost of the executive’s personal use of the automobile.

(B)	Represents the difference between the fair market value and the book value of an automobile purchased by the named executive officer, if the automobile was purchased for a book value that was less than the fair market value. In connection with the transition from our former automobile program, all of our executives who were participating in the former program, including our named executive officers, were offered the one-time opportunity to purchase the automobiles they had been using under that program at the lesser of book value and fair market value.

(C)	Represents the premiums paid by us for an insurance policy on the life of the executive officer.

(D)	Represents our contribution to the 401(k) Plan during the six months ended December 30, 2006. Under the 401(k) Plan, our employees may contribute a portion of their compensation to the plan on a pre-tax basis and receive a matching employer contribution of up to a possible maximum of 4% of their eligible compensation. In addition, exempt and non-exempt salaried employees are eligible to receive an employer contribution of up to an additional 4% of their eligible compensation.

(E)	Represents our contribution to the SERP during the six months ended December 30, 2006. One of the primary purposes of the SERP is to provide to those employees whose compensation exceeds a threshold established by the Internal Revenue Code benefits that would be earned under the 401(k) Plan but for these limitations. The SERP also provides benefits consisting of (i) those supplemental retirement benefits that had been accrued under the Sara Lee Corporation Supplemental Executive Retirement Plan as of December 31, 2005 and (ii) transitional defined contribution credits for one to five years and ranging from 4% to 15% of eligible compensation for certain executives, which transition credits were in the amount of $240,735 for Mr. Noll, $0 for Mr. Wyatt, $257,680 for Mr. Chaden, $99,527 for Mr. Evans and $116,503 for Mr. Flatow during the six months ended December 30, 2006. These transitional credits are being provided to a broad group of executives in connection with our transition from providing both a defined benefit plan and a defined contribution plan to providing only defined contribution plans, in order to mitigate the negative impact of that transition. The credits will be provided for up to five years, and range from 4% to 15% of eligible compensation. The determination of the credits to be provided to an executive was based on the extent to which such executive was negatively impacted by the transition, including their age and years of service as of January 1, 2006.

(F)	Includes financial advisory services (Mr. Noll and Mr. Chaden), personal use of company aircraft (Mr. Noll and Mr. Chaden), reimbursement of commercial airfare for travel by the officer’s spouse (Mr. Wyatt, Mr. Chaden, Mr. Evans, and Mr. Flatow), country club dues (Mr. Chaden and Mr. Flatow) and airline club dues (Mr. Chaden and Mr. Flatow). Although we have eliminated financial advisory services and country club dues as perquisites, Sara Lee offered such services to our executives during the portion of the six months ended December 30, 2006 prior to the spin off on September 5, 2006.

(5)	Because Mr. Chaden is eligible for retirement status, the value of the restricted stock units and stock options awarded to him during the six months ended December 30, 2006 are reported in full (rather than recognized over the vesting period as is the case for other executives).

(6)	The value of the pension benefits previously accrued by Mr. Chaden decreased by $6,173.

(7)	As previously disclosed, effective February 28, 2007, Mr. Flatow resigned as Executive Vice President, General Manager, Wholesale Americas.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the six months ended December 30, 2006 to the named executive officers.

Grants of Plan-Based Awards

				All Other Option
			All Other Stock	Awards: Number	Exercise or	Grant Date Fair
			Awards: Number of	of Securities	Base Price of	Value of Stock
			Shares of Stock	Underlying	Option	and Option
Name	Grant Date		or Units	Options (#)	Awards ($/Sh)	Awards(1)

Richard A. Noll	9/26/2006	(2)	38,742	121,382	22.37	1,733,326
	9/26/2006	(3)	53,643	162,602	22.37	2,399,997
	9/26/2006	(4)	67,054	203,252	22.37	2,999,998
	9/26/2006	(5)	—	71,011	22.37	375,648
E. Lee Wyatt Jr.	9/26/2006	(2)	24,586	77,031	22.37	1,099,990
	9/26/2006	(3)	24,586	74,526	22.37	1,099,991
	9/26/2006	(6)	89,405	—	22.37	1,999,990
Lee A. Chaden	9/26/2006	(3)	33,152	100,488	22.37	1,483,212
	9/26/2006	(4)	22,351	67,751	22.37	999,994
Gerald W. Evans Jr.	9/26/2006	(2)	13,721	42,989	22.37	613,880
	9/26/2006	(3)	18,999	57,588	22.37	850,007
	9/26/2006	(4)	18,999	57,588	22.37	850,007
	9/26/2006	(5)	—	52,029	22.37	275,233
Michael Flatow	9/26/2006	(2)	13,721	42,989	22.37	613,880
	9/26/2006	(3)	18,999	57,588	22.37	850,007
	9/26/2006	(4)	18,999	57,588	22.37	850,007

(1)	The dollar values shown reflect the full compensation cost of the awards as described in FAS 123R.

(2)	In anticipation of our spin off from Sara Lee, our employees generally received only a partial award of Sara Lee equity for the fiscal year ended July 1, 2006 in August 2005. This award represents the remaining portion of the awards. The value of this award was split evenly between stock options and RSUs. The stock options vest ratably on August 31, 2007 and August 31, 2008 and expire on the seventh anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. The RSUs vest ratably on August 31, 2007 and August 31, 2008. See “Fiscal 2006 Awards” for a discussion of these awards.

(3)	This award represents the annual award for calendar year 2006. The value of this award was split evenly between stock options and RSUs. The stock options vest ratably on the first, second and third anniversaries of the date of grant and expire on the seventh anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. The RSUs vest ratably on the first, second and third anniversaries of the date of grant. See “2006 Annual Awards” for a discussion of these awards.

(4)	This award was granted in connection with the completion of the spin off. The value of this award was split evenly between stock options and RSUs. The stock options vest ratably on the first, second and third anniversaries of the date of grant and expire on the seventh anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. The RSUs vest on the third anniversary of the date of grant. See “Other Awards” for a discussion of these awards.

(5)	Most Sara Lee stock options granted prior to August 2006 had a shortened exercise period as a result of employees terminating employment with the Sara Lee controlled group due to the spin off. This award represents stock options awarded to our employees who were active at the time of the spin off and not of retirement age to replace this lost value. The stock options were exercisable on the date of grant and expire on the fifth anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. See “Sara Lee Option Replacement Awards” for a discussion of these awards.

(6)	This award was granted in connection with the completion of the spin off. This award consists entirely of RSUs which vest ratably on the first and second anniversaries of the date of grant.

Discussion of Summary Compensation Table and Grant of Plan-Based Awards Table

The base salaries for our named executive officers in the six months ended December 30, 2006 were determined based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions, taking into account the fact that we expected the spin off to occur. For the six months ended December 30, 2006, the Compensation and Benefits Committee determined to pay bonuses pursuant to the AIP at 97% of the target level established for an employee pursuant to the AIP, which for our executive officers ranged from 85% to 150%. The Compensation and Benefits Committee made this determination based on the fact that the change in our fiscal year end to the Saturday closest to December 31 would create a transition period beginning on July 2, 2006 and ending on December 30, 2006, during which our company would be independent from Sara Lee for less than four months. In making this determination, the Compensation and Benefits Committee considered that payment of bonuses at 97% of target levels results in bonus payments that are consistent with the bonuses paid during the preceding four years.

During the six months ended December 30, 2006, consistent with the objectives of the Omnibus Incentive Plan of providing employees with a proprietary interest in our company and aligning employee interest with that of our stockholders, we made awards in connection with the spin off. All of these awards, including the date on which the awards were granted, were approved by the Sara Lee Compensation Committee prior to the spin off. The timing of these awards, as established prior to the spin off, was the 15th trading date following the completion of the spin off, which we believe was a reasonable time period to permit the development of an orderly market for the trading of our common stock. These awards were made as follows:

Fiscal 2006 Awards.  In anticipation of the spin off, our employees generally received only a partial award of Sara Lee equity for the fiscal year ended July 1, 2006 in August 2005. On September 26, 2006, we granted the remaining portion of the award in a combination of stock options and RSUs that will vest ratably over a two-year period to our employees. Generally, 50% of the value of the award to our executive officers was made in the form of stock options and 50% of the value of the award was made in the form of RSUs. The number of stock options granted to each recipient was determined based on a Black-Scholes option-pricing model. The exercise price of the stock options is 100% of the fair market value of our common stock on the grant date. The awards made to our named executive officers are reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Award Table” above.

Sara Lee Option Replacement Awards.  Most Sara Lee stock options granted prior to August 2006 had a shortened exercise period as a result of employees terminating employment with the Sara Lee controlled group due to the spin off. On September 26, 2006, we granted stock options to our employees who were active at the time of the spin off and not of retirement age to replace this lost value. We did not grant these stock options to employees who qualified for early retirement under the Sara Lee pension program because their Sara Lee stock options remain exercisable until the original expiration date. The replacement options were exercisable upon grant at an exercise price that is equal to 100% of the fair market value of our common stock on the date of grant. The stock options may be exercised for five years. The number of stock options granted to each recipient was determined based on a Black-Scholes option-pricing model calculation of the lost value of the Sara Lee stock options, which determination was made as of September 5, 2006 upon the completion of the spin off. The awards made to our named executive officers are reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Award Table” above.

Other Awards.  On September 26, 2006, we granted a number of stock options and RSUs in connection with the completion of the spin off. For our executive officers, the form of these awards was generally evenly split between stock options, which vest ratably over a three-year period, and RSUs, which vest on the third anniversary of their grant date. The number of stock options granted to each recipient was determined based on a Black-Scholes option-pricing model. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. The stock options generally expire seven years after the date of grant. The awards made to our named executive officers are reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Award Table” above.

2006 Annual Awards.  On September 26, 2006, we issued our 2006 annual equity awards. For executive officers, the form of these awards was split evenly between stock options and RSUs that vest ratably over a three-year period. The number of stock options granted to each recipient was determined based on a Black-Scholes option-pricing model. The exercise price of the stock options is 100% of the fair market value of our common stock on the grant date. The awards made to our named executive officers are reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Award Table” above.

Outstanding Equity Awards

The following table sets forth certain information with respect to outstanding equity awards at December 30, 2006 with respect to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

		Option Award				Stock Awards
		Number of	Number of			Number of	Market Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised	Unexercised	Option	Option	Stock That	Stock That
		Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
Name		Exercisable	Unexercisable	Price ($)	Date)	Vested (#)	Vested ($)(1)

Richard A. Noll	(2)	—	121,382	22.37	9/26/2013	38,742	915,086
	(3)	—	162,602	22.37	9/26/2013	53,643	1,267,048
	(4)	—	203,252	22.37	9/26/2013	67,054	1,583,815
	(5)	71,011	—	22.37	9/26/2011	—	—
E. Lee Wyatt Jr.	(2)	—	77,031	22.37	9/26/2013	24,586	580,721
	(3)	—	74,526	22.37	9/26/2013	24,586	580,721
	(6)	—	—	—	—	89,405	2,111,746
Lee A. Chaden	(3)	—	100,488	22.37	9/26/2013	33,152	783,050
	(4)	—	67,751	22.37	9/26/2013	22,351	527,931
Gerald W. Evans Jr.	(2)	—	42,989	22.37	9/26/2013	13,721	324,090
	(3)	—	57,588	22.37	9/26/2013	18,999	448,756
	(4)	—	57,588	22.37	9/26/2013	18,999	448,756
	(5)	52,029	—	22.37	9/26/2011	—	—
Michael Flatow	(2)	—	42,989	22.37	9/26/2013	13,721	324,090
	(3)	—	57,588	22.37	9/26/2013	18,999	448,756
	(4)	—	57,588	22.37	9/26/2013	18,999	448,756

(1)	Calculated by multiplying $23.62, the closing market price of our common stock on December 29, 2006, by the number of RSUs which have not vested.

(2)	These awards were granted on September 26, 2006. The stock options vest ratably on August 31, 2007 and August 31, 2008 and expire on the seventh anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. The RSUs vest ratably on August 31, 2007 and August 31, 2008.

(3)	These awards were granted on September 26, 2006. The stock options vest ratably on the first, second and third anniversaries of the date of grant and expire on the seventh anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. The RSUs vest ratably on the first, second and third anniversaries of the date of grant.

(4)	These awards were granted on September 26, 2006. The stock options vest ratably on the first, second and third anniversaries of the date of grant and expire on the seventh anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant. The RSUs vest on the third anniversary of the date of grant.

(5)	These awards were granted on September 26, 2006. The stock options were exercisable on the date of grant and expire on the fifth anniversary of the date of grant. The exercise price of the stock options is 100% of the fair market value of our common stock on the date of grant.

(6)	These awards were granted on September 26, 2006. This award was granted in connection with the completion of the spin off. This award consists entirely of RSUs which vest ratably on the first and second anniversaries of the date of grant.

Option Exercises and Stock Vested

The following table sets forth certain information with respect to option and stock exercises during the six months ended December 30, 2006 with respect to the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of	Value	Number of
	Shares	Realized	Shares	Value
	Acquired	Upon	Acquired on	Realized
	on Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Richard A. Noll	—	—	—	—
E. Lee Wyatt Jr.	—	—	—	—
Lee A. Chaden	—	—	—	—
Gerald W. Evans Jr.	—	—	—	—
Michael Flatow	—	—	—	—

Pension Benefits

Certain of our executive officers participate in the Pension Plan and the SERP. The Pension Plan is a frozen defined benefit pension plan, intended to be qualified under Section 401(a) of the Internal Revenue Code, that provides the benefits that had accrued for our employees, including our executive officers, under the Sara Lee Corporation Consolidated Pension and Retirement Plan as of December 31, 2005. The SERP is an unfunded deferred compensation plan that, in part, will provide the nonqualified supplemental pension benefits that had accrued for certain of our employees, including our executive officers, under the Sara Lee Corporation Supplemental Executive Retirement Plan with respect to benefits accrued through December 31, 2005 that could not be provided under the Sara Lee Corporation Consolidated Pension and Retirement Plan because of various Internal Revenue Code limitations.

Normal retirement age is age 65 for purposes of both the Pension Plan and the SERP. The normal form of benefits under the Pension Plan is a life annuity for single participants and a qualified joint and survivor annuity for married participants. The normal form of benefits under the SERP is a lump sum. Mr. Chaden and Mr. Flatow are eligible for early retirement under the Pension Plan and the SERP; each of which provides that participants who have attained at least age 55 and completed at least ten years of service are eligible for unreduced benefits at age 62, or benefits reduced by 5/12 of one percent thereof for each month by which the date of commencement of such benefit precedes the first day of the month coincident with or next following the month in which the participant attains age 62. Approximately 1% of the benefits payable to Mr. Flatow pursuant to the Pension Plan are computed under a different formula pursuant to which unreduced benefits are not available until age 65.

The following table sets forth certain information with respect to the value of pension benefits accumulated by our named executive officers, as well as pension benefits paid to them during the six months ended December 30, 2006.

Pension Benefits

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name	(#)	($)(1)	($)

Richard A. Noll	Hanesbrands Inc. Pension and Retirement Plan	13.75	192,316	—
	Hanesbrands Inc. Supplemental Employee Retirement Plan	13.75	745,357	—
E. Lee Wyatt Jr.(2)	—	—	—	—
Lee A. Chaden(3)	Hanesbrands Inc. Pension and Retirement Plan	13.50	511,439	—
Gerald W. Evans Jr.	Hanesbrands Inc. Pension and Retirement Plan	22.50	195,245	—
	Hanesbrands Inc. Supplemental Employee Retirement Plan	22.50	378,404	—
Michael Flatow	Hanesbrands Inc. Pension and Retirement Plan	19.17	539,704	—
	Hanesbrands Inc. Supplemental Employee Retirement Plan	19.17	941,488	—

(1)	Present values are computed as of December 30, 2006 using the FAS discount rate of 5.80% and the FAS healthy mortality table (the sex-specific RP 2000 mortality table projected for mortality improvement to 2015 with a white-collar adjustment). These are the same assumptions that we use for financial reporting purposes under generally accepted accounting principles. The benefit is valued assuming the participant commences the benefit as a life annuity at the earliest unreduced age (age 65 or age 62 if eligible for unreduced early retirement) and based upon the participant’s service through December 31, 2005 (the date on which service credits ceased).

(2)	Mr. Wyatt does not have any pension benefits because he was not eligible to receive benefits prior to December 31, 2005.

(3)	Mr. Chaden does not have a SERP benefit because the nonqualified benefits accrued by Mr. Chaden under Sara Lee’s plan are funded with periodic payments made by Sara Lee to trusts established on his behalf.

Nonqualified Deferred Compensation

The following table sets forth certain information with respect to contributions to and withdrawals from nonqualified deferred compensation plans by our named executive officers during the six months ended December 30, 2006.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings	Withdrawals/	Balance at
	Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)(1)	($)(2)	($)(3)(4)	($)	($)

Richard A. Noll	—	383,626	83,741	—	668,515
E. Lee Wyatt Jr.	228,783	70,811	55,453	—	481,876
Lee A. Chaden	—	377,509	132,635	—	828,739
Gerald W. Evans Jr.	—	148,278	229,059	197,762	2,253,145
Michael Flatow	—	161,038	42,687	—	306,263

(1)	Entries include the participant’s deferrals of cash and bonuses under the Executive Deferred Compensation Plan during the six months ended December 30, 2006; all of these amounts are included in the Summary Compensation Table in the “Salary” or “Bonus” column as applicable. Vested equity awards under the Omnibus Incentive Plan also are eligible to be deferred under the Executive Deferred Compensation Plan, but no such vested awards were deferred during the six months ended December 30, 2006.

(2)	Represents our contribution to the SERP during the six months ended December 30, 2006. One of the primary purposes of the SERP is to provide to those employees whose compensation exceeds a threshold established by the Internal Revenue Code benefits that would be earned under the 401(k) Plan but for these limitations. The SERP also provides benefits consisting of (i) those supplemental retirement benefits that had been accrued under the Sara Lee Corporation Supplemental Executive Retirement Plan as of December 31, 2005 and (ii) transitional defined contribution credits for one to five years and ranging from 4% to 15% of eligible compensation for certain executives, which transition credits were in the amount of $240,735 for Mr. Noll, $0 for Mr. Wyatt, $257,680 for Mr. Chaden, $99,527 for Mr. Evans and $116,503 for Mr. Flatow during the six months ended December 30, 2006. These transitional credits are being provided to a broad group of executives in connection with our transition from providing both a defined benefit plan and a defined contribution plan to providing only defined contribution plans, in order to mitigate the negative impact of that transition. The credits will be provided for up to five years, and range from 4% to 15% of eligible compensation. The determination of the credits to be provided to an executive was based on the extent to which such executive was negatively impacted by the transition, including their age and years of service as of January 1, 2006. All of these amounts are included in the Summary Compensation Table in the “All Other Compensation” column.

(3)	No portion of these earnings were included in the Summary Compensation Table because neither the Executive Deferred Compensation Plan nor the SERP provides for “above-market” or preferential earnings as defined in applicable SEC rules.

(4)	Entries include an adjustment for the one time dividend associated with our spin off of from Sara Lee. Balances in the plan were adjusted in the same manner as actual stockholders of Sara Lee received a distribution of shares of our common stock (in the ratio of one share of our common stock for every eight shares of Sara Lee common stock).

Potential Payments upon Termination or Change in Control

The termination benefits provided to our executive officers upon their voluntary termination of employment, or termination due to death or total and permanent disability, do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees. The following describes the potential payments to executive officer upon an involuntary severance or a termination of employment in connection with a change in control. The information presented in this section is computed assuming that the triggering event took place on December 29, 2006, the last business day of the six months ended December 30, 2006, and that the value of a share of our common stock is the closing price per share of our common stock as of December 29, 2006.

		Voluntary Termination		Involuntary Termination
			Retire-	For	Not for		Change
		Resignation(1)	ment(1)	Cause(1)	Cause		in Control

Richard A. Noll	Severance	$—	$—	$—	$1,600,000	(2)	$6,000,000	(3)
	Long-term incentive(4)	—	—	—	—		4,374,994
	Benefits and perquisites				16,000	(5)	257,210	(6)
	Tax gross-up(7)	—	—	—	—		3,334,024
	Total	$—	$—	$—	$1,616,000		$13,966,228
E. Lee Wyatt Jr.	Severance	$—	$—	$—	$550,000	(2)	$2,200,000	(3)
	Long-term incentive(4)	—	—	—	—		3,462,635
	Benefits and perquisites				16,000	(5)	216,873	(6)
	Tax gross-up(7)	—	—	—	—		1,644,906
	Total	$—	$—	$—	$566,000		$7,524,414
Lee A. Chaden	Severance	$—	$—	$—	$1,318,400	(2)	$3,315,691	(3)
	Long-term incentive(4)	—	—	—	—		1,521,280
	Benefits and perquisites				16,000	(5)	138,535	(6)
	Tax gross-up(7)	—	—	—	—		—
	Total	$—	$—	$—	$1,334,400		$4,975,506
Gerald W. Evans Jr.	Severance	$—	$—	$—	$850,000	(2)	$1,700,000	(3)
	Long-term incentive(4)	—	—	—	—		1,419,309
	Benefits and perquisites				16,000	(5)	97,402	(6)
	Tax gross-up(7)	—	—	—	—		—
	Total	$—	$—	$—	$866,000		$3,216,711
Michael Flatow	Severance	$—	$—	$—	$850,000	(2)	$1,700,000	(3)
	Long-term incentive(4)	—	—	—	—		1,419,309
	Benefits and perquisites				16,000	(5)	95,372	(6)
	Tax gross-up(7)	—	—	—	—		—
	Total	$—	$—	$—	$866,000		$3,214,681

(1)	Generally, if an executive is terminated by us for cause, or if an officer voluntarily resigns or retires, that officer will receive no severance benefit.

(2)	Generally, if an executive officer’s employment is terminated by us for any reason other than for cause, or if an executive officer terminates his or her employment at our request, we will pay that officer benefits for a period of 12 to 24 months depending on his or her position and combined continuous length of service with Hanesbrands and with Sara Lee. The monthly severance benefit that we would pay to each executive officer is based on the executive officer’s base salary (and, in limited cases, determined bonus), divided by 12. To receive these payments, the executive officer must sign an agreement that prohibits, among other things, the executive officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The executive officer also must agree to release any claims against us. Payments terminate if the terminated executive officer becomes employed by one of our competitors. The terminated executive officer also would receive a pro-rated payment under any incentive plans applicable to the fiscal year in which the termination occurs based on actual full fiscal year performance. We have not estimated a value for these incentive plan payments because the officer would be entitled to such payments if employed by us on the last day of our fiscal year, regardless of whether termination occurred.

(3)	Includes both involuntary company-initiated terminations of the named executive officer’s employment and terminations by the named executive officer due to “good reason” as defined in the officer’s Severance Agreement. The executive receives a lump sum payment, two times (or three times in the case of Mr. Noll) his or her cash compensation, consisting of base salary, the greater of their current target bonus or their average actual bonus over the prior three years and the matching contribution to the defined contribution plan in which the executive officer is participating (the amount of the contribution to the defined contribution plan is reflected in “Benefits and perquisites”). To receive these payments, the executive officer must sign an agreement that prohibits, among other things, the executive officer from working for our competitors, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information. The executive officer also must agree to release any claims against us. Payments terminate if the terminated executive officer becomes employed by one of our competitors. The terminated officer will also receive a pro-rated portion of his or her annual bonus for the fiscal year in which the termination occurs based upon actual performance as of the date of termination. We have not estimated a value for these payments because the officer would be entitled to such payments if employed by us on the last day of our fiscal year, regardless of whether termination occurred. The terminated officer will also receive a pro-rata portion of his or her long-term cash incentive plan payment for any performance period that is at least 50% completed prior to the executive officer’s termination date and the replacement of lost savings and retirement benefits through the SERP. We have not estimated the value for long-term cash incentive plan payments because we have not currently implemented such a plan.

(4)	Upon a change in control, as defined in the Omnibus Incentive Plan, all outstanding awards under the Omnibus Incentive Plan, including those to named executive officers, fully vest upon a change in control regardless of whether a termination of employment occurs, unless provided otherwise with respect to a particular award under the Omnibus Incentive Plan. None of the RSUs we have granted to date provide otherwise. All of the options we have granted to date, however, provide that acceleration upon a change in control will only occur if a termination of employment also occurs. Stock options are valued based upon the “spread” (i.e., the difference between the closing price of our common stock on December 29, 2006 and the exercise price of the stock options) on all unvested stock options; RSUs are valued based upon the number of unvested RSUs multiplied by the closing price of our common stock on December 29, 2006.

(5)	Reflects outplacement services ($16,000 for each of the named executive officers). The terminated executive officer’s eligibility to participate in our medical, dental and executive life insurance plans would continue for the same number of months for which he or she is receiving severance payments. However, these continued welfare benefits are available do not discriminate in scope, terms or operation in favor of our executive officers compared to the involuntary termination benefits offered to all salaried employees. The terminated executive officer’s participation in all other benefit plans would cease as of the date of termination of employment.

(6)	Reflects health and welfare benefits continuation ($145,210 for Mr. Noll, $84,488 for Mr. Wyatt, $69,799 for Mr. Chaden, $47,402 for Mr. Evans and $45,372 for Mr. Flatow), three years of scheduled contributions to our defined contribution plans ($96,000 for Mr. Noll, $44,000 for Mr. Wyatt, $52,736 for Mr. Chaden, $34,000 for Mr. Evans and $34,000 for Mr. Flatow), full vesting of any unvested retirement amounts ($72,385 for Mr. Wyatt), and outplacement services ($16,000 for each of the named executive officers). Terminated executive officers continue to be eligible to participate in our medical, dental and executive insurance plans during the severance period of two years (three years for Mr. Noll) following the executive officer’s termination date. In computing the value of continued participation in our medical, dental and executive insurance plans, we have assumed that the current cost to us of providing these plans will increase annually at a rate of 8%.

(7)	In the event that any payments made in connection with a change in control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we will make tax equalization payments with respect to the executive officer’s compensation for all federal, state and local income and excise taxes, and any penalties and interest, but only if the total payments made in connection with a change in control exceed 330% of such executive officer’s “base amount” (as determined under Section 280G(b) of the

Internal Revenue Code). Otherwise, the payments made to such executive officer in connection with a change in control that are classified as parachute payments will be reduced so that the value of the total payments to such executive officer is one dollar ($1) less than the maximum amount such executive officer may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code.

Director Compensation

Annual Compensation

We compensate each non-employee director for service on our board of directors as follows:

•	an annual cash retainer of $70,000, paid in quarterly installments;

•	an additional annual cash retainer of $10,000 for the chair of the Audit Committee (currently, Ms. Peterson), $5,000 for the chair of the Compensation and Benefits Committee (currently, Mr. Coker) and $5,000 for the chair of the Governance and Nominating Committee (currently, Mr. Johnson);

•	an additional annual cash retainer of $5,000 for each member of the Audit Committee other than the chair (currently, Mr. Griffin, Ms. Mathews and Mr. Mulcahy);

•	an annual grant of $70,000 in restricted stock units, with a one-year vesting schedule; these units will be converted at vesting into deferred stock units payable in stock six months after termination of service on our board of directors (as discussed below, the amount of this annual grant was recently increased to $95,000); and

•	reimbursement of customary expenses for attending board, committee and stockholder meetings.

Directors who are also our employees receive no additional compensation for serving as a director.

The following table further summarizes the compensation paid to the non-employee directors for the six months ended December 30, 2006.

Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)(1)	($)(2)	($)	($)	($)	($)	($)

Alice M. Peterson	40,000	9,205	—	—	—	—	49,205
Bobby J. Griffin	37,500	9,205	—	—	—	—	46,705
J. Patrick Mulcahy	37,500	9,205	—	—	—	—	46,705
Charles W. Coker	37,500	9,205	—	—	—		46,705
James C Johnson	37,500	9,205	—	—	—	—	46,705
Harry A. Cockrell	35,000	9,205	—	—	—	—	44,205
Andrew J. Schindler	35,000	9,205	—	—	—	—	44,205
Jessica T. Mathews(3)	17,500	—	—	—	—	—	17,500

(1)	For their service with us in 2006, we paid our directors an amount equal to half of their annual cash retainer and a grant of restricted stock units with one half the value of the annual grant.

(2)	The dollar values shown reflect the compensation cost of the awards, before reflecting forfeitures, over the requisite service period, as described in FAS 123R. The aggregate number of restricted stock units held by each non-employee director (other than Ms. Mathews) is 1,565.

(3)	Ms. Mathews was elected to the Board effective October 26, 2006; her annual retainer was pro rated accordingly and she did not receive an award of restricted stock units.

After reviewing information about the compensation paid to directors at the Benchmark Companies, the Compensation and Benefits Committee determined to increase the equity portion of annual director compensation from $70,000 to $95,000. We expect that the Compensation and Benefits Committee will conduct a similar review each year and may alter either the cash or equity portion of director compensation following any such review.

The Compensation and Benefits Committee also determined that the equity awards to the non-employee directors would continue to consist of RSUs with a one-year vesting schedule, but that, beginning with the 2008 annual grant, rather than converting to deferred stock units payable in stock six months after termination of service on our board of directors, they would be payable upon vesting in shares of our common stock on a one-for-one basis. The Compensation and Benefits Committee considered this appropriate in light of the stock ownership and retention guidelines which it implemented for the non-employee directors at the same time it implemented these changes in director compensation.

Non-Employee Director Deferred Compensation Plan

Under the Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan, or the “Director Deferred Compensation Plan,” a nonqualified, unfunded deferred compensation plan, our non-employee directors may defer all or a portion (not less than 25 percent) of their annual retainer. At the election of the director, amounts deferred under the Director Deferred Compensation Plan will earn a return equivalent to the return on an investment in an interest-bearing account earning interest based on the Federal Reserve’s published rate for five year constant maturity Treasury notes at the beginning of the calendar year, or be invested in a stock equivalent account and earn a return based on our stock price. Amounts deferred, plus any dividend equivalents or interest, will be paid in cash or in shares of our common stock as applicable. Any awards of restricted stock or RSUs to non-employee directors that are automatically deferred pursuant to the terms of the award are deferred under the Director Deferred Compensation Plan. Amounts deferred, plus any dividend equivalents or interest, will be paid in cash or in shares of our common stock, as applicable, with any shares of common stock being issued from the Omnibus Incentive Plan. The amount payable to participants will be payable either on the withdrawal date elected by the participant or upon the occurrence of certain events as provided under the Director Deferred Compensation Plan. A participant may designate one or more beneficiaries to receive any portion of the obligations payable in the event of death, however neither participants nor their beneficiaries may transfer any right or interest in the Director Deferred Compensation Plan.

Share Ownership and Retention Guidelines

We believe that our directors who are not employees of Hanesbrands should have a significant equity interest in our company. Our non-employee directors receive a substantial portion of their compensation in the form of equity-based compensation. In order to promote such equity ownership and further align the interests of these directors with our stockholders, we are adopting share retention and ownership guidelines for these directors. A non-employee director may not dispose of any shares of our common stock until such director holds shares of common stock with a value equal to at least three times the current annual equity retainer, and may then only dispose of shares in excess of those with that value. In addition to shares directly held by a non-employee director, shares held for such director in the Director Deferred Compensation Plan (including hypothetical share equivalents held in that plan) will be counted for purposes of determining whether the ownership requirements are met. A director will not be deemed to be in violation of these guidelines if the value of the shares held by such director declines after a disposition, such that the value is no longer at least equal to three times the value of the current annual equity retainer.

Under our insider trading policy, no director or employee of Hanesbrands is permitted to engage in “short sales” or “sales against the box” or trade in puts, calls or other options on our securities. The purpose of this prohibition is to avoid the appearance that any Hanesbrands director, officer or employee is trading on inside information.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Benefits Committee are Charles W. Coker, Harry A. Cockrell, James C. Johnson and Andrew J. Schindler, and no other directors served on the Compensation and Benefits Committee during the six months ended December 30, 2006. No interlocking relationship exists between our board of directors or Compensation and Benefits Committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

Prior to the spin off, we were a wholly owned subsidiary of Sara Lee. In connection with the spin off, we entered into a number of agreements with Sara Lee. For a description of these agreements, see “The Spin Off.” Effective upon the completion of the spin off, Sara Lee ceased to be a related party to us.

Director Independence

Eight of the ten members of our board of directors, Harry A. Cockrell, Charles W. Coker, Bobby J. Griffin, James C. Johnson, Jessica T. Mathews, J. Patrick Mulcahy, Alice M. Peterson and Andrew J. Schindler, are independent under New York Stock Exchange listing standards. In order to assist our board in making the independence determinations required by these standards, the board has adopted categorical standards of independence. These standards are contained in our Corporate Governance Guidelines, which are available in the “Investors” section of our website, www.hanesbrands.com. Each of these directors is also independent under the standards contained in our Corporate Governance Guidelines. In determining board independence, the board did not discuss, and was not aware of any, transactions, relationships or arrangements that existed with respect to any of these directors that were discussed under Item 13 of our most recent Form 10-K.

Our Audit Committee’s charter requires that, within one year of our listing on the New York Stock Exchange, the Audit Committee be composed of at least three members, who must be independent directors meeting the requirements of the New York Stock Exchange listing standards and the rules of the SEC. Each of the members of our Audit Committee, Mr. Griffin, Ms. Mathews, Mr. Mulcahy and Ms. Peterson, meets the standards of independence applicable to audit committee members under applicable SEC rules and New York Stock Exchange listing standards.

Our Compensation and Benefits Committee’s charter requires that, within one year of our listing on the New York Stock Exchange, all of the members of the Compensation and Benefits Committee must be independent directors who meet the requirements of the New York Stock Exchange listing standards, and that at least two of the directors appointed to serve on the Compensation and Benefits Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder). Each of the members of our Compensation and Benefits Committee, Mr. Cockrell, Mr. Coker, Mr. Johnson and Mr. Schindler, is a non-employee director within the meaning of Section 16 of the Exchange Act, an outside director within the meaning of Section 162(m) of the Internal Revenue Code and an independent director under applicable New York Stock Exchange listing standards.

Our Governance and Nominating Committee’s charter requires that, within one year of the Company’s listing on the New York Stock Exchange, all of the members of the Governance and Nominating Committee shall be independent directors who meet the requirements of the New York Stock Exchange listing standards. Each of the members of our Governance and Nominating Committee, Mr. Cockrell, Mr. Coker, Mr. Johnson and Mr. Schindler, is an independent director under applicable New York Stock Exchange listing standards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information, as of March 30, 2007 regarding beneficial ownership by (1) each person who is known by us to beneficially own more than 5% of our common stock, (2) each director and executive officer and (3) all of our directors and executive officers as a group. The address of each director and executive officer shown in the table below is c/o Hanesbrands Inc., 1000 East Hanes Mill Road, Winston-Salem, North Carolina 27105.

	Beneficial Ownership	Percentage of
Name and Address of Beneficial Owner	of our Common Stock(1)	Class

Capital Research and Management Company(2)	14,243,500	14.8%
Lee A. Chaden(3)	2,425	*
Richard A. Noll(3)	74,554	*
E. Lee Wyatt Jr.(3)	822	*
Gerald W. Evans Jr.(3)(4)	54,504	*
Kevin D. Hall	—	—
Joia M. Johnson	—	—
Joan P. McReynolds	15,380	*
Kevin W. Oliver(3)(5)	13,273	*
Harry A. Cockrell	—	—
Charles W. Coker(6)	8,162	*
Bobby J. Griffin	—	—
James C. Johnson	—	—
Jessica T. Mathews	—	—
J. Patrick Mulcahy	—	—
Alice M. Peterson	—	—
Andrew J. Schindler	—	—
All directors and executive officers as a group (15 persons)	169,120	*

*	Less than 1%.

(1)	Beneficial ownership is determined under the rules and regulations of the SEC, which provide that a person is deemed to beneficially own all shares of common stock that such person has the right to acquire within 60 days. Although shares that a person has the right to acquire in 60 days are counted for the purposes of determining that individual’s beneficial ownership, such shares generally are not deemed to be outstanding for the purpose of computing the beneficial ownership of any other person. Share numbers in this column include shares of common stock subject to options exercisable within 60 days of March 30, 2007 as follows:

Number of
Name	Options

Gerald W. Evans Jr.	52,029
Joan P. McReynolds	14,501
Richard A. Noll	71,011
Kevin W. Oliver	11,930
All directors and executive officers as a group	149,471

No restricted stock units held by any director or executive officer are vested or will vest within 60 days of March 30, 2007. No shares have been pledged as security by any of our executive officers or directors.

(2)	Information in this table and footnote regarding this beneficial owner is based on Amendment No. 1 filed February 12, 2007 to the Schedule 13G jointly filed by Capital Group International, Inc. (“CGI”) and Capital Guardian Trust Company (“CGT”) with the SEC. By virtue of Rule 13d-3 under the Exchange Act, CGI may be deemed to beneficially own 14,243,500 shares of our common stock. CGT, a bank as defined in Section 3(a)(6) of the Exchange Act, may be deemed to be the beneficial owner of 11,669,040 shares of our common stock as a result of its serving as the investment manager of various institutional accounts. CGI’s and CGT’s address is 11100 Santa Monica Blvd., Los Angeles, CA 90025.

(3)	Includes ownership through interests in the 401(k) Plan.

(4)	Mr. Evans owns one ordinary share of one of our subsidiaries, HBI Manufacturing (Thailand) Ltd., which represents less than one percent of the outstanding equity interests in that entity.

(5)	Includes 150 shares of our common stock owned by Mr. Oliver’s son, with respect to which Mr. Oliver disclaims beneficial ownership.

(6)	Includes 6,402 shares of our common stock owned by Mr. Coker’s spouse, with respect to which Mr. Coker disclaims beneficial ownership.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 30, 2006.

	Number of Securities to	Weighted Average
	be Issued Upon Exercise	Exercise Price of	Number of Securities
	of Outstanding Options,	Outstanding Options,	Remaining Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders	4,494,893	$22.37	11,052,107
Equity compensation plans not approved by security holders	—	—	—
Total	4,494,893	$22.37	11,052,107

THE SPIN OFF

On September 5, 2006, Sara Lee distributed 100% of our common stock to its stockholders of record as of August 18, 2006. As a result, we became an independent public company. In order to govern our ongoing relationship with Sara Lee and to provide mechanisms for an orderly transition, we and Sara Lee entered into certain agreements which govern our relationship and provide for the allocation of employee benefits, taxes and other liabilities and obligations. The following is a summary of the terms of the material agreements we entered into with Sara Lee prior to the spin off. Copies of these agreements were filed with the SEC on September 28, 2006 as exhibits to our annual report on Form 10-K for the year ended July 1, 2006. You may obtain copies of these agreements by contacting the SEC as described under “Where You Can Find More Information” or by contacting us at the address set forth under “Summary — Company Information.” When used in this section, “distribution date” refers to September 5, 2006, the date of the consummation of the spin off and “separation date” refers to August 31, 2006, the date on which Sara Lee transferred to us the assets and liabilities it attributed to its branded apparel Americas/Asia business.

Master Separation Agreement

The master separation agreement governs the contribution of Sara Lee’s branded apparel Americas/Asia business to us, the subsequent distribution of shares of our common stock to Sara Lee stockholders and other matters related to Sara Lee’s relationship with us. To effect the contribution, Sara Lee agreed to transfer all of the assets of the branded apparel Americas/Asia business to us and we agreed to assume, perform and fulfill all of the liabilities of the branded apparel Americas/Asia division in accordance with their respective terms, except for certain liabilities to be retained by Sara Lee. All assets transferred are generally transferred on an “as is,” “where is” basis.

Under the master separation agreement, we also agreed to use reasonable best efforts to obtain any required consents, substitutions or amendments required to novate or assign all rights and obligations under any contracts to be transferred in connection with the contribution. Sara Lee’s agreement to consummate the distribution was subject to the satisfaction of a number of conditions including the following:

•	the registration statement for our common stock being declared effective by the SEC;

•	any actions and filings with regard to applicable securities and blue sky laws of any state being taken and becoming effective or accepted;

•	our common stock being accepted for listing on the New York Stock Exchange, on official notice of distribution;

•	no legal restraint or prohibition preventing the consummation of the contribution or distribution or any other transaction related to the spin off being in effect;

•	Sara Lee’s receipt of a private letter ruling from the IRS or an opinion of counsel to the effect, among other things, that the spin off will qualify as a tax-free distribution for U.S. federal income tax purposes under Section 355 of the Internal Revenue Code and as part of a tax-free reorganization under Section 368(a)(1)(D) of the Internal Revenue Code;

•	the contribution becoming effective in accordance with the master separation agreement and the ancillary agreements;

•	Sara Lee receiving a satisfactory solvency opinion with regards to our company from an investment banking or valuation firm; and

•	our receipt of the proceeds of the borrowings under the Senior Secured Credit Facility, the Second Lien Credit Facility and the Bridge Loan Facility and distribution of $2.4 billion to Sara Lee.

We and Sara Lee agreed to waive, and neither we nor Sara Lee will be able to seek, consequential, special, indirect or incidental damages or punitive damages.

Tax Sharing Agreement

We also entered into a tax sharing agreement with Sara Lee. This agreement (i) governs the allocation of U.S. federal, state, local, and foreign tax liability between us and Sara Lee, (ii) provides for restrictions and indemnities in connection with the tax treatment of the distribution, and (iii) addresses other tax-related matters.

Under the tax sharing agreement, Sara Lee generally is liable for all U.S. federal, state, local, and foreign income taxes attributable to us with respect to taxable periods ending on or before September 5, 2006 and for certain income taxes attributable to us with respect to taxable periods beginning before September 5, 2006 ending after September 5, 2006. We have agreed to indemnify Sara Lee (and Sara Lee has agreed to indemnify us) for any tax detriments arising from an inter-group adjustment, but only to the extent we (or Sara Lee) realize a corresponding tax benefit.

Within 180 days after Sara Lee files its final consolidated tax return for the period that includes September 5, 2006, Sara Lee is required to deliver to us a computation of the amount of deferred taxes attributable to our United States and Canadian operations that would be included on our balance sheet as of September 6, 2006. If substituting the amount of deferred taxes as finally determined for the amount of estimated deferred taxes that were included on that balance sheet at the time of the spin off causes a decrease in the net book value reflected on that balance sheet, then Sara Lee will be required to pay us the amount of such decrease. If such substitution causes an increase in the net book value reflected on that balance sheet, then we will be required to pay Sara Lee the amount of such increase. For purposes of this computation, our deferred taxes are the amount of deferred tax benefits (including deferred tax consequences attributable to deductible temporary differences and carryforwards) that would be recognized as assets on our balance sheet computed in accordance with GAAP, but without regard to valuation allowances, less the amount of deferred tax liabilities (including deferred tax consequences attributable to deductible temporary differences) that would be recognized as liabilities on our balance sheet computed in accordance with GAAP, but without regard to valuation allowances. Neither we nor Sara Lee will be required to make any other payments to the other with respect to deferred taxes.

The tax sharing agreement also provides that we are liable for taxes incurred by Sara Lee that arise as a result of our taking or failing to take certain actions that result in the distribution failing to meet the requirements of a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code. We therefore have agreed that, among other things, we will not take any actions that would result in any tax being imposed on the spin off, including, subject to specified exceptions any of the following actions during the two-year period following the spin off:

•	selling or acquiring from any person, any of our equity securities;

•	disposing of assets that, in the aggregate, constitute more than 50% of our gross assets;

•	engaging in certain transactions with regard to our socks business;

•	dissolving, liquidating or engaging in any merger, consolidation, or other reorganization; or

•	taking any action that would cause Sara Lee to recognize gain under any gain recognition agreement to which Sara Lee is a party.

In addition, we have agreed not to engage in certain of the actions described above, whether before or after the two-year period following the spin off, if it is pursuant to an arrangement negotiated (in whole or in part) prior to the first anniversary of the spin off.

Notwithstanding the foregoing, we may engage in activities that are prohibited by the tax sharing agreement if we provide Sara Lee with an unqualified opinion of tax counsel or if Sara Lee receives a supplemental private letter ruling from the IRS, acceptable to Sara Lee, to the effect that these actions will not affect the tax-free nature of the spin off.

Employee Matters Agreement

We also entered into an employee matters agreement with Sara Lee. This agreement allocates responsibility for employee benefit matters on the date of and after the spin off, including the treatment of existing welfare benefit plans, savings plans, equity-based plans and deferred compensation plans as well as our establishment of new plans. Under the employee matters agreement, the 401(k) Plan assumed all liabilities from the Sara Lee 401(k) Plan related to our current and former employees and Sara Lee caused the accounts of our employees to be transferred to the 401(k) Plan. The Pension Plan assumed all liabilities from the Sara Lee Corporation Consolidated Pension and Retirement Plan related to our current and former employees, and Sara Lee caused the assets of these plans related to our current and former employees to be transferred to the Pension Plan.

We have also agreed to assume the liabilities for, and Sara Lee will transfer the assets of Sara Lee’s retirement plans related to pension benefits accrued by our current and former employees covered under Sara Lee’s Canadian retirement plan, obligations under Sara Lee’s nonqualified deferred compensation plan, and assume certain other defined contribution plans and defined pension plan. We also agreed to assume medical liabilities related to our employees under Sara Lee’s employee healthcare plan.

Master Transition Services Agreement

In connection with the spin off, we also entered into a master transition services agreement with Sara Lee. Under the master transition services agreement we and Sara Lee agreed to provide each other with specified support services related to among others:

•	human resources and financial shared services for a period of seven months with one 90-day renewal term;

•	tax-shared services for a period of one year with one 15-month renewal term; and

•	information technology services for a period ranging from six months with no renewal term to one year with indefinite renewal terms based on the service provided.

Each of these services is provided for a fee, which differs depending upon the service.

Real Estate Matters Agreement

Along with each of the other agreements relating to the spin off, we entered into a real estate matters agreement with Sara Lee. This agreement governs the manner in which Sara Lee will transfer to or share with us various leased and owned properties associated with the branded apparel business. The real estate matters agreement describes the property to be transferred or shared with us for each type of transaction (e.g., conveyance, assignments and subleases) and includes the standard forms of the proposed transfer documents (e.g., forms of conveyance and assignment) as exhibits. Under the agreement, we have agreed to accept the transfer of all of the properties allocated to us, even if such properties have been damaged by a casualty or other change in condition. We also have agreed to pay all costs and expenses required to effect the transfers (including landlord consent fees, landlord attorneys’ fees, title insurance fees and transfer taxes).

Indemnification and Insurance Matters Agreement

We also have entered into an indemnification and insurance matters agreement with Sara Lee. This agreement provides general indemnification provisions pursuant to which we have agreed to indemnify Sara Lee and its affiliates, agents, successors and assigns from all liabilities (other than liabilities related to tax, which are solely covered by the tax sharing agreement) arising from:

•	our failure to pay, perform or otherwise promptly discharge any of our liabilities;

•	our business;

•	any breach by us of the master separation agreement or any of the ancillary agreements; and

•	any untrue statement of a material fact or any omission to state a material fact required to be stated with respect to the information contained in our registration statement on Form 10 or our information statement that was distributed to Sara Lee stockholders.

Sara Lee has agreed to indemnify us and our affiliates, agents, successors and assigns from all liabilities (other than liabilities related to tax, which are solely covered by the tax sharing agreement) arising from:

•	its failure to pay, perform or otherwise promptly discharge any of its liabilities;

•	Sara Lee’s business;

•	any breach by Sara Lee of the master separation agreement or any of the ancillary agreements; and

•	with regard to sections relating to Sara Lee, any untrue statement of a material fact or any omission to state a material fact required to be stated with respect to the information contained in our registration statement on Form 10 or our information statement that was distributed to Sara Lee stockholders.

Further, under this agreement, we and Sara Lee have released each other from any liabilities existing or alleged to have existed on or before the date of the distribution. This provision does not preclude us or Sara Lee from enforcing the master separation agreement or any ancillary agreement we have entered into with each other.

The indemnification and insurance matters agreement contains provisions governing the recovery by and payment to us of insurance proceeds related to our business and arising on or prior to the date of the distribution and our insurance coverage. We have agreed to reimburse Sara Lee, to the extent it is required to pay, for amounts necessary to satisfy all applicable self-insured retentions, fronted policies, deductibles and retrospective premium adjustments and similar amounts not covered by insurance policies in connection with our liabilities.

Intellectual Property Matters Agreement

We also entered into an intellectual property matters agreement with Sara Lee. The intellectual property matters agreement provides for the license by Sara Lee to us of certain software. It also governs the wind-down of our use of certain of Sara Lee’s trademarks (other than those transferred to us in connection with the spin off).

DESCRIPTION OF CERTAIN INDEBTEDNESS

In connection with the spin off, on September 5, 2006, we entered into the $2.15 billion Senior Secured Credit Facility which includes the $500 million Revolving Loan Facility, that was undrawn at the time of the spin off, the $450 million Second Lien Credit Facility and the $500 million Bridge Loan Facility with various financial institution lenders, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as the co-syndication agents and the joint lead arrangers and joint bookrunners. Citicorp USA, Inc. is acting as administrative agent and Citibank, N.A. is acting as collateral agent for the Senior Secured Credit Facility and the Second Lien Credit Facility. Morgan Stanley Senior Funding, Inc. acted as the administrative agent for the Bridge Loan Facility. As a result of this debt incurrence, the amount of interest expense will increase significantly in periods after the spin off. We paid $2.4 billion of the proceeds of these borrowings to Sara Lee in connection with the consummation of the spin off. As noted above, we repaid all amounts outstanding under the Bridge Loan Facility with the proceeds of the offering of the Notes in December 2006.

Senior Secured Credit Facility

The Senior Secured Credit Facility provides for aggregate borrowings of $2.15 billion, consisting of: (i) a $250.0 million Term A loan facility (the “Term A Loan Facility”); (ii) a $1.4 billion Term B loan facility (the “Term B Loan Facility”); and (iii) the $500.0 million Revolving Loan Facility that was undrawn as of December 30, 2006. Any issuance of commercial paper would reduce the amount available under the Revolving Loan Facility. As of December 30, 2006, $122.5 million of standby and trade letters of credit were issued under this facility and $377.5 million was available for borrowing.

The Senior Secured Credit Facility is guaranteed by substantially all of our existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions for certain subsidiaries. We and each of the guarantors under the Senior Secured Credit Facility have granted the lenders under the Senior Secured Credit Facility a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in the following:

•	the equity interests of substantially all of our direct and indirect U.S. subsidiaries and 65% of the voting securities of certain foreign subsidiaries; and

•	substantially all present and future property and assets, real and personal, tangible and intangible, of Hanesbrands and each guarantor, except for certain enumerated interests, and all proceeds and products of such property and assets.

The final maturity of the Term A Loan Facility is September 5, 2012. The Term A Loan Facility will amortize in an amount per annum equal to the following: year 1 — 5.00%; year 2 — 10.00%; year 3 — 15.00%; year 4 — 20.00%; year 5 — 25.00%; year 6 — 25.00%. The final maturity of the Term B Loan Facility is September 5, 2013. The Term B Loan Facility will be repaid in equal quarterly installments in an amount equal to 1% per annum, with the balance due on the maturity date. The final maturity of the Revolving Loan Facility is September 5, 2011. All borrowings under the Revolving Loan Facility must be repaid in full upon maturity. Outstanding borrowings under the Senior Secured Credit Facility are prepayable without penalty.

At our option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (a) Base Rate loans, which shall bear interest at the higher of (i) 1/2 of 1% in excess of the federal funds rate and (ii) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case in effect from time to time, plus the applicable margin in effect from time to time (which is currently 0.75%), or (b) LIBOR-based loans, which shall bear interest at the LIBO Rate (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves), as determined by the administrative agent for the respective interest period plus the applicable margin in effect from time to time (which is currently 1.75%).

In February 2007, we entered into an amendment to the Senior Secured Credit Facility, pursuant to which the applicable margin with respect to Term B Loan Facility was reduced from 2.25% to 1.75% with respect to LIBOR-based loans and from 1.25% to 0.75% with respect to loans maintained as Base Rate loans. The amendment also provides that in the event that, prior to February 22, 2008, Hanesbrands: (i) incurs a new tranche of replacement loans constituting obligations under the Senior Secured Credit Facility having an effective interest rate margin less than the applicable margin for loans pursuant to the Term B Loan Facility (“Term B Loans”), the proceeds of which are used to repay or return, in whole or in part, principal of the outstanding Term B Loans, (ii) consummates any other amendment to the Senior Secured Credit Facility that reduces the applicable margin for the Term B Loans, or (iii) incurs additional Term B loans having an effective interest rate margin less than the applicable margin for Term B Loans, the proceeds of which are used in whole or in part to prepay or repay outstanding Term B Loans, then in any such case, Hanesbrands will pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term B Loans, a fee in an amount equal to 1.0% of the aggregate principal amount of all Term B Loans being replaced on such date immediately prior to the effectiveness of such transaction.

The Senior Secured Credit Facility requires us to comply with customary affirmative, negative and financial covenants. The Senior Secured Credit Facility requires that we maintain a minimum interest coverage ratio and a maximum total debt to earnings before income taxes, depreciation expense and amortization, or “EBITDA” ratio. The interest coverage covenant requires that the ratio of our EBITDA for the preceding four fiscal quarters to our consolidated total interest expense for such period shall not be less than 2 to 1 for each fiscal quarter ending after December 15, 2006. The interest coverage ratio will increase over time until it reaches 3.25 to 1 for fiscal quarters ending after October 15, 2009. The total debt to EBITDA covenant requires that the ratio of our total debt to our EBITDA for the preceding four fiscal quarters will not be more than 5.5 to 1 for each fiscal quarter ending after December 15, 2006. This ratio limit will decline over time until it reaches 3 to 1 for fiscal quarters after October 15, 2009. The method of calculating all of the components used in the covenants is included in the Senior Secured Credit Facility. As of December 30, 2006, we were in compliance with all covenants.

The Senior Secured Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after stated grace period; inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default of more than $50 million; certain judgments of more than $50 million; certain events related to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and a change in control (as defined in the Senior Secured Credit Facility).

Second Lien Credit Facility

The Second Lien Credit Facility provides for aggregate borrowings of $450 million by Hanesbrands’ wholly-owned subsidiary, HBI Branded Apparel Limited, Inc. The Second Lien Credit Facility is unconditionally guaranteed by Hanesbrands and each entity guaranteeing the Senior Secured Credit Facility, subject to the same exceptions and exclusions provided in the Senior Secured Credit Facility. The Second Lien Credit Facility and the guarantees in respect thereof are secured on a second-priority basis (subordinate only to the Senior Secured Credit Facility and any permitted additions thereto or refinancings thereof) by substantially all of the assets that secure the Senior Secured Credit Facility (subject to the same exceptions).

Loans under the Second Lien Credit Facility will bear interest in the same manner as those under the Senior Secured Credit Facility, subject to a margin of 2.75% for Base Rate loans and 3.75% for LIBOR based loans.

The Second Lien Credit Facility requires us to comply with customary affirmative, negative and financial covenants. The Second Lien Credit Facility requires that we maintain a minimum interest coverage ratio and a maximum total debt to EBITDA ratio. The interest coverage covenant requires that the ratio of our EBITDA for the preceding four fiscal quarters to our consolidated total interest expense for such period shall not be less than 1.5 to 1 for each fiscal quarter ending after December 15, 2006. The interest coverage ratio will increase over time until it reaches 2.5 to 1 for fiscal quarters ending after April 15, 2009. The total debt to EBITDA covenant requires that the ratio of our total debt to our EBITDA for the preceding four fiscal quarters will not be more than 6 to 1 for each fiscal quarter ending after December 15, 2006. This ratio will decline over time until it reaches 3.75 to 1 for fiscal quarters ending after October 15, 2009. The method of calculating all of the components used in the covenants is included in the Second Lien Credit Facility. As of December 30, 2006, we were in compliance with all covenants.

The Second Lien Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest, fees or other amounts after stated grace period; inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default of more than $60 million; certain judgments of more than $60 million; certain ERISA-related events; and a change in control (as defined in the Second Lien Credit Facility).

The Second Lien Credit Facility matures on March 5, 2014, may not be prepaid prior to September 5, 2007, and includes premiums for prepayment of the loan prior to September 5, 2009 based on the timing of the prepayment. The Second Lien Credit Facility will not amortize and will be repaid in full on its maturity date.

Bridge Loan Facility

Prior to its repayment in full, the Bridge Loan Facility provided for a borrowing of $500 million and was unconditionally guaranteed by each entity guaranteeing the Senior Secured Credit Facility. The Bridge Loan Facility was unsecured and was scheduled to mature on September 5, 2007. If the Bridge Loan Facility had not been repaid prior to or at maturity, the outstanding principal amount of the facility was to roll over into a rollover loan in the same amount that was to mature on September 5, 2014. Lenders that extended rollover loans to us would have been entitled to request that we issue “exchange notes” to them in exchange for the rollover loans, and also to request that we register such notes upon request. In December 2006, the proceeds from the issuance of the Notes were used to repay the entire outstanding principal of the Bridge Loan Facility. In connection with the issuance of the Notes, we recognized a $6 million loss on early extinguishment of debt for unamortized finance fees on our Bridge Loan Facility.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement in connection with the issuance of the Notes on December 14, 2006. Under the registration rights agreement, we have agreed that we will:

•	use commercially reasonable efforts to file a registration statement with the SEC with respect to the offer to exchange all of the outstanding Notes for new notes having terms substantially identical in all material respects to the outstanding notes except that they will not contain terms with respect to transfer restrictions;

•	use commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act;

•	promptly after the effectiveness of the registration statement, offer the Exchange Notes in exchange for surrender of the Notes;

•	keep the exchange offer open for at least 20 business days after the date notice of the exchange offer is mailed to the holders of the outstanding notes;

•	consummate the exchange offer not later than 40 business days after the date on which the registration statement is declared effective; and

•	file a shelf registration statement for the resale of the Notes if we cannot effect an exchange offer and in certain other circumstances.

We will pay additional interest on the Notes for the periods described below if:

•	if obligated to file a shelf registration statement, a shelf registration statement is not declared effective on or prior to the date that is nine months after the Notes’ issue date; or

•	the exchange offer is not consummated on or prior to the date that is nine months after the Notes’ issue date.

Where there is a registration default, the rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.00% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the exchange notes.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Notes accepted in the exchange offer. Any holder may tender some or all of its outstanding Notes pursuant to the exchange offer. However, outstanding Notes may be tendered only in integral multiples of $1,000.

The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that:

•	the Exchange Notes bear a Series B designation and a different CUSIP Number from the Notes;

•	the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

•	the holders of the Exchange Notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is consummated.

The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the indenture relating to the Notes.

As of the date of this prospectus, $500.0 million aggregate principal amount of the Notes were outstanding. We have fixed the close of business on          , 2007 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

Holders of Notes do not have any appraisal or dissenters’ rights under the Maryland General Corporation Law or the indenture relating to the Notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

We will be deemed to have accepted validly tendered Notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us.

If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, any unaccepted Notes will be returned, without expense, to the tendering holder thereof promptly following the expiration date of the exchange offer.

Holders who tender Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on          , 2007, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will make a press release or other public announcement, notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, (1) to delay accepting any Notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “— Termination or Amendment of the Exchange Offer” have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Such decision will also be communicated in a press release or other public announcement prior to 9:00 a.m., New York City time on the next business day following such decision. Any announcement of delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

The Exchange Notes will bear interest from their date of issuance. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on June 15, 2007. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Interest on the Exchange Notes is payable semi-annually on each June 15 and December 15, commencing on June 15, 2007.

Procedures for Tendering

Only a holder of Notes may tender Notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the Notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the Notes, letter of transmittal or an agent’s message and other required documents must be completed and received by the exchange agent at the address set forth below under “— Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the Notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreements contained in the letter of transmittal against the participant.

To participate in the exchange offer, each holder will be required to make the following representations to us:

•	Any Exchange Notes to be received by the holder will be acquired in the ordinary course of its business.

•	At the time of the commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of Securities Act, of the Exchange Notes.

•	The holder is not an affiliate (as defined in Rule 405 promulgated under the Securities Act) of Hanesbrands or the guarantors of the Exchange Notes or if the holder is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

•	If the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes.

•	If the holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities and will deliver a prospectus in connection with any resale of the Exchange Notes. We refer to these broker-dealers as participating broker-dealers.

The tender by a holder and our acceptance thereof will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent’s message.

The method of delivery of Notes and the letter of transmittal or agent’s message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner’s behalf. See “Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the Notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

If the letter of transmittal is signed by a person other than the registered holder of any Notes, the Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder’s name appears on the Notes with the signature thereon guaranteed by a member firm of the Medallion System.

If the letter of transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of Notes by causing DTC to transfer the Notes into the exchange agent’s account with respect to the Notes in accordance with DTC’s procedures for the transfer. Although delivery of the Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Notes not properly tendered or any Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes, provided however that, to the extent such waiver includes any condition to tender, we will waive such condition as to all tendering holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

Guaranteed Delivery Procedures

Holders who wish to tender their Notes and (1) whose Notes are not immediately available, (2) who cannot deliver their Notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

(A) the tender is made through a member firm of the Medallion System;

(B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the Notes or a confirmation of book-entry transfer of the Notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

(C) the properly completed and executed letter of transmittal of facsimile thereof, as well as the certificate(s) representing all tendered Notes in proper form for transfer or a confirmation of book-entry transfer of the Notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of Notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1) specify the name of the person having deposited the Notes to be withdrawn;

(2) identify the Notes to be withdrawn, including the certificate number(s) and principal amount of the Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Notes register the transfer of the Notes into the name of the person withdrawing the tender; and

(4) specify the name in which any Notes are to be registered, if different from that of the person depositing the Notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, which determination will be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Termination or Amendment of the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange Exchange Notes for, any Notes, and may, prior to the expiration of the exchange offer, terminate or amend the exchange offer as provided in this prospectus before the acceptance of the Notes, if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which we, in our sole judgment, believe might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

(2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which we, in our sole judgment, believe might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

(3) any governmental approval has not been obtained, which approval we, in our sole judgment, believe to be necessary for the consummation of the exchange offer as contemplated by this prospectus.

If we determine in our reasonable discretion that any of the events described above has occurred, we may (1) refuse to accept any Notes and return all tendered Notes to the tendering holders, (2) extend the exchange offer and retain all Notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the Notes (see “— Withdrawal of Tenders”) or (3) accept all properly tendered Notes which have not been withdrawn.

Exchange Agent

Branch Banking & Trust Company has been appointed to serve as exchange agent in connection with the exchange offer. The exchange agent and its affiliates have in the past provided, or are currently providing, banking, trust and other services to us. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier, Hand Delivery or Registered/Certified Mail:	Facsimile Transmission: (252) 246-4303

Branch Banking & Trust Company 223 West Nash Street Wilson, North Carolina 27893 Attn: Corporate Trust	For information or to confirm receipt of facsimile by telephone (call toll-free): (800) 682-6902

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates’ officers and regular employees.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the Exchange Notes.

Consequences of Failure to Exchange

The Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities. Accordingly, the Notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

With respect to resales of Exchange Notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives Exchange Notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where the Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.

DESCRIPTION OF THE EXCHANGE NOTES

The Notes were issued under an Indenture dated December 14, 2006, among Branch Banking & Trust Company as trustee (the “Trustee”), Hanesbrands Inc., as issuer of the Notes and the Initial Subsidiary Guarantors, as guarantors (the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following is a summary of the material provisions of the Indenture, but does not restate the Indenture in its entirety. You can find the definitions of certain capitalized terms used in the following summary under the subheading “— Definitions.” We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. A copy of the proposed form of Indenture is available upon request from HBI. For purposes of this “Description of the Exchange Notes,” the term “HBI” means Hanesbrands Inc. and its successors under the Indenture, excluding its subsidiaries. We refer to each of HBI and each Subsidiary Guarantor individually as an “Obligor” and to HBI and all Subsidiary Guarantors collectively as “Obligors.” Unless the context otherwise requires, references in this “Description of the Exchange Notes” to the “Notes” include the notes issued to the initial purchasers in a private transaction that was not subject to the registration requirements of the Securities Act and the Exchange Notes, which have been registered under the Securities Act.

General

The Notes are general senior unsecured obligations of HBI and were initially issued in an aggregate principal amount of $500.0 million. The Notes will mature on December 15, 2014. Subject to the covenants described below under “— Covenants” and applicable law, HBI may issue additional Notes (“Additional Notes”) under the Indenture. Any Notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer, and any Additional Notes would be treated as a single class for all purposes under the Indenture.

Each Note will bear interest at a rate per annum, reset semi-annually, equal to LIBOR plus 3.375%, as determined by the calculation agent (the “Calculation Agent”), which shall initially be the Trustee.

The amount of interest for each day that the Notes are outstanding (the “Daily Interest”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest amounts for each day in the Interest Period.

All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

The interest rate on the Notes will in no event be higher than the maximum rate permitted by applicable law.

Interest on the Notes will be payable semiannually on June 15 and December 15 of each year, commencing June 15, 2007. Interest will be paid to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date. Interest is computed on the basis of a 360 day year of twelve 30 day months on a U.S. corporate bond basis.

The Notes may be exchanged or transferred at the office or agency of HBI. Initially, the corporate trust office of the Trustee at 223 West Nash Street, Wilson, North Carolina 27893 will serve as such office. If you give HBI wire transfer instructions, HBI will pay all principal, premium and interest on your Notes in accordance with your instructions. If you do not give HBI wire transfer instructions, payments of principal, premium and interest will be made at the office or agency of the paying agent which will initially be the Trustee (acting in such capacity, the “Paying Agent”), unless HBI elects to make interest payments by check mailed to the Holders.

The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 of principal amount and multiples of $1,000. See “— Book-Entry; Delivery and Form.” No service charge will be made for any registration of transfer or exchange of Notes, but HBI may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Optional Redemption

At any time on or prior to December 15, 2008, HBI may redeem up to 35% of the principal amount of the Notes with the net cash proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of HBI at a redemption price equal to the product of (x) the sum of (1) 100% and (2) a percentage equal to the per annum rate of interest on the Notes then applicable on the date on which the notice of redemption is given and (y) the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remains outstanding after each such redemption and notice of any such redemption is mailed within 180 days of each such sale of Capital Stock.

HBI may redeem the Notes, in whole or in part, at any time on or after December 15, 2008. The redemption price for the Notes (expressed as a percentage of principal amount) will be as follows, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on December 15 of any year set forth below:

Redemption
Year	Price

2008	102.000%
2009	101.000%
2010 and there after	100.000%

At any time prior to December 15, 2008, HBI may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

HBI will give not less than 30 days’ nor more than 60 days’ notice of any redemption. If less than all of the Notes are to be redeemed, selection of the Notes for redemption will be made by the Trustee:

•	in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or

•	if the Notes are not listed on a national securities exchange, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

However, no Note of $1,000 in principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A new Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note.

Guarantees

Payment of the principal of, premium, if any, and interest on the Notes will be fully and unconditionally Guaranteed, jointly and severally, on an unsecured unsubordinated basis by each Restricted Subsidiary (other than HBI Playtex BATH LLC and those that are a Foreign Subsidiary or an Immaterial Subsidiary) existing on the Closing Date the equity interests of all of which are 100% owned, directly or indirectly, by HBI. In addition, each future Restricted Subsidiary (other than those that are a Foreign Subsidiary or an Immaterial Subsidiary) will Guarantee the payment of the principal of, premium if any, and interest on the Notes.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable Federal or state laws. Each Subsidiary Guarantor that makes a payment or distribution under its Note Guarantee will be entitled to contribution from any other Subsidiary Guarantor or HBI, as the case may be.

The Note Guarantee issued by any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer to any Person (other than an Affiliate of HBI) of all of the Capital Stock of such Subsidiary Guarantor or (2) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case, in compliance with the terms of the Indenture.

Ranking

The Notes will:

•	be general senior unsecured obligations of HBI;

•	rank equal in right of payment with all existing and future unsubordinated indebtedness of HBI;

•	rank senior in right of payment to all existing and future subordinated indebtedness of HBI;

•	be effectively junior to all of the obligations, including trade payables, of the Subsidiaries of HBI (other than Subsidiary Guarantors); and

•	be effectively subordinated to all secured indebtedness of HBI to the extent of the value of the assets securing such indebtedness.

The Note Guarantees will:

•	be general senior unsecured obligations of the Subsidiary Guarantors;

•	rank equal in right of payment with all existing and future unsubordinated indebtedness of the Subsidiary Guarantors;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Subsidiary Guarantors; and

•	be effectively subordinated to all secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness.

Assuming the offering had been completed as of December 30, 2006, (i) HBI and the Initial Subsidiary Guarantors would have had $2.0 billion of consolidated indebtedness outstanding, other than the Notes, all of which would have been senior indebtedness and would have been secured indebtedness and (ii) the Subsidiaries of HBI that are not Subsidiary Guarantors would have had $121 million of consolidated indebtedness and other liabilities outstanding. The Credit Agreement and the Second Lien Credit Agreement are secured by substantially all of the assets of HBI and its Subsidiaries (other than Foreign Subsidiaries). The Notes will be effectively subordinated to such indebtedness to the extent of such security interests.

Sinking Fund

There will be no sinking fund payments for the Notes.

Covenants

Overview

The Indenture contains covenants that limit HBI’s and its Restricted Subsidiaries’ ability, among other things, to:

•	incur additional debt and issue preferred stock;

•	pay dividends, acquire shares of capital stock, make payments on subordinated debt or make investments;

•	place limitations on distributions from Restricted Subsidiaries;

•	issue or sell capital stock of Restricted Subsidiaries;

•	issue guarantees;

•	sell or exchange assets;

•	enter into transactions with shareholders and affiliates;

•	create liens;

•	engage in unrelated businesses; and

•	effect mergers.

In addition, if a Change of Control occurs, each Holder of Notes will have the right to require HBI to repurchase all or a part of the Holder’s Notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Changes in Covenants when Notes Rated Investment Grade

If on any date following the date of the Indenture:

(1) the Notes are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of HBI, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by HBI as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes then, beginning on that day and subject to the provisions of the following paragraph, the covenants specifically listed under the following captions in this prospectus will be suspended:

(1) “— Limitation on Indebtedness;”

(2) “— Limitation on Restricted Payments;”

(3) “— Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries;”

(4) “— Limitation on Transactions with Shareholders and Affiliates;”

(5) “— Limitation on Asset Sales;” and

(6) clause (3) of the covenant described below under the caption “— Consolidation, Merger and Sale of Assets.”

During any period that the foregoing covenants have been suspended, HBI’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB−, respectively, the foregoing covenants will be reinstituted as of and from the date of such rating decline. Calculations under the reinstated “Limitation on Restricted Payments” or “Limitation on Indebtedness” covenants will be made as if the “Limitation on Restricted Payments” or “Limitation on Indebtedness” covenant, as the case may be, had been in effect since the date of the Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment or incurrence of Indebtedness made while such relevant covenant was suspended and it being understood that no actions taken by (or omissions of) HBI or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the covenants listed in clauses (1) through (6) above. There can be no assurance that the Notes will ever achieve an investment grade rating or that any such rating will be maintained.

Limitation on Indebtedness

(a) HBI will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and other Indebtedness existing on the Closing Date) and HBI will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock; provided, however, that HBI or any Subsidiary Guarantor may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2.0:1.0.

Notwithstanding the foregoing, HBI and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

(1) the incurrence by HBI and any Subsidiary Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of HBI and such Subsidiary Guarantor thereunder) (together with refinancings thereof) not to exceed $2.6 billion less any amount of such Indebtedness permanently repaid with the Net Proceeds of Asset Sales as provided under the “Limitation on Asset Sales” covenant;

(2) Indebtedness owed to HBI or any Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to HBI or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if HBI or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated in right of payment to the Notes, in the case of HBI, or the Note Guarantee, in the case of a Subsidiary Guarantor;

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness including the Notes (other than Indebtedness outstanding under clauses (1), (2), (5), (6), (7), (8), (9) and (13) and any refinancings thereof) in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or expressly subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness is Incurred by HBI or a Subsidiary Guarantor or by the Restricted Subsidiary that is the obligor on the Indebtedness to be refinanced or refunded;

(4) Indebtedness of HBI, to the extent the net proceeds thereof are (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or an Optional Redemption or (B) promptly deposited to defease the Notes as described under “— Defeasance” or “— Satisfaction and Discharge”;

(5) Guarantees of Indebtedness of HBI or any Restricted Subsidiary of HBI by any other Restricted Subsidiary of HBI; provided the Guarantee of such Indebtedness is permitted by and made in accordance with the “Limitation on Issuance of Guarantees by Restricted Subsidiaries” covenant;

(6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(7) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of property, plant or equipment of HBI and its Restricted Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) (provided that, such Indebtedness is incurred within 365 days of the acquisition of such property, plant or equipment) and (iii) in respect of Capitalized Lease Obligations; provided that, the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed the greater of (x) $200.0 million and (y) 5.0% of Total Assets;

(8) Indebtedness of Foreign Subsidiaries and Guarantees thereof in an aggregate outstanding principal amount not to exceed $225.0 million at any one time outstanding;

(9) Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Restricted Subsidiary;

(10) Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements, cash management and other Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts;

(11) Indebtedness incurred pursuant to a Permitted Securitization and Standard Securitization Undertakings;

(12) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations in supply agreements, in each case in the ordinary course of business; and

(13) additional Indebtedness of HBI or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (1) through (12) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $150.0 million.

(b) Notwithstanding any other provision of this “Limitation on Indebtedness” covenant, the maximum amount of Indebtedness that may be Incurred pursuant to this “Limitation on Indebtedness” covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies. The amount of any particular Indebtedness incurred in a foreign currency will be calculated based on the exchange rate for such currency vis-à-vis the U.S. dollar on the date of such incurrence.

(c) For purposes of determining any particular amount of Indebtedness under this “Limitation on Indebtedness” covenant, (x) Indebtedness outstanding under the Credit Agreement and the Second Lien Credit Agreement on the Closing Date shall be treated as Incurred pursuant to clause (1) of the second paragraph of part (a) of this “Limitation on Indebtedness” covenant, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in the “Limitation on Liens” covenant shall not be treated as Indebtedness. For purposes of determining compliance with this “Limitation on Indebtedness” covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of clause (a), HBI, in its sole discretion, may classify, and from time to time may reclassify, such item of Indebtedness.

(d) The Obligors will not Incur any Indebtedness if such Indebtedness is subordinate in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes (in the case of HBI) or the Note Guarantees (in the case of any Subsidiary Guarantor), in each case, to the same extent.

Limitation on Restricted Payments

HBI will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Stock) of HBI or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on common stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than HBI or any of its Restricted Subsidiaries;

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock (including options, warrants or other rights to acquire such shares of Capital Stock) of HBI or any Restricted Subsidiary;

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of HBI that is expressly subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is expressly subordinated in right of payment to a Note Guarantee; or

(4) make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”) if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing,

(B) HBI could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness” covenant, or

(C) the aggregate amount of all Restricted Payments made after the Closing Date would exceed the sum of:

(1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) less the amount of any net reduction in Investments included pursuant to clause (3) below that would otherwise be included in Adjusted Consolidated Net Income, accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately preceding the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, plus

(2) the aggregate Net Cash Proceeds received by HBI after the Closing Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of HBI, including the Net Cash Proceeds received by HBI from any issuance or sale permitted by the Indenture of convertible Indebtedness of HBI subsequent to the Closing Date, but only upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of HBI, or from the issuance to a Person who is not a Subsidiary of HBI of any options, warrants or other rights to acquire Capital Stock of HBI (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

(3) an amount equal to the net reduction in Investments in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case, to HBI or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (whether or not any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the aggregate amount of all Investments previously made by HBI or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant;

(3) the repurchase, redemption or other acquisition of Capital Stock of HBI or a Restricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of HBI (or options, warrants or other rights to acquire such Capital Stock); provided that such new options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;

(4) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of HBI (or options, warrants or other rights to acquire such Capital Stock); provided that such new options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, prior to the Stated Maturity of the Notes;

(5) payments or distributions, to dissenting stockholders required by applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of HBI that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of HBI;

(6) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of HBI; 120

(7) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof or payments in lieu of the issuance of fractional shares of Capital Stock;

(8) Investments by any Foreign Subsidiary in any other Foreign Subsidiary;

(9) the repurchase, redemption, retirement or otherwise acquisition of Capital Stock required by the employee stock ownership programs of HBI or required or permitted under employee agreements;

(10) other Investments in an amount not to exceed $120.0 million at any time outstanding; or

(11) Permitted Additional Restricted Payments;

provided that, in the case of clauses (2), (4) and (11), no Default (of the type described in clauses (1), (2), (9) or (10) under “— Events of Default”) or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2), (7) or (11) thereof or an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (3) or (4) thereof or an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause (6) thereof) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant have been met with respect to any subsequent Restricted Payments, and the Net Cash Proceeds from any issuance of

Capital Stock referred to in clause (3), (4) or (6) of the preceding paragraph shall not be included in such calculation. In the event the proceeds of an issuance of Capital Stock of HBI are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu with the Notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this “Limitation on Restricted Payments” covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

For purposes of determining compliance with this “Limitation on Restricted Payments” covenant, (x) (i) for a Restricted Payment or series of related Restricted Payments involving in excess of $25.0 million, the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors or (ii) for a Restricted Payment or series of related Restricted Payments involving $25.0 million or less, the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the chief financial officer, whose determination shall be conclusive and evidenced by a certificate to such effect and (y) in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this “Limitation on Restricted Payments” covenant, HBI, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

HBI will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (other than a Receivables Subsidiary) to (1) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by HBI or any other Restricted Subsidiary, (2) repay any Indebtedness owed to HBI or any other Restricted Subsidiary, (3) make loans or advances to HBI or any other Restricted Subsidiary or (4) transfer any of its property or assets to HBI or any other Restricted Subsidiary.

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Closing Date in the Credit Agreement, the Indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law;

(3) that are customary non-assignment provisions in contracts, agreements, leases, permits and licenses;

(4) that are purchase money obligations for property acquired and Capitalized Lease Obligations that impose restrictions on the property purchased or leased;

(5) existing with respect to any Person or the property or assets of such Person acquired by HBI or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(6) in the case of clause (4) of the first paragraph of this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of HBI or any Restricted Subsidiary not otherwise prohibited by the Indenture, or

(C) arising or agreed to in the normal course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of HBI or any Restricted Subsidiary in any manner material to HBI or any Restricted Subsidiary;

(7) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

(8) relating to a Subsidiary Guarantor and contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

(A) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by HBI in good faith); and

(B) HBI determines that any such encumbrance or restriction will not materially affect HBI’s ability to make principal or interest payments on the Notes;

(9) arising from customary provisions in joint venture agreements and other similar agreements;

(10) existing in the documentation governing any Permitted Securitization; or

(11) contained in any agreement governing Indebtedness permitted under clause (8) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent HBI or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (2) restricting the sale or other disposition of property or assets of HBI or any of its Restricted Subsidiaries that secure Indebtedness of HBI or any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

HBI will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) to HBI or a Wholly Owned Restricted Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the “Limitation on Restricted Payments” covenant if made on the date of such issuance or sale; or

(4) sales of Capital Stock (other than Disqualified Stock) (including options, warrants or other rights to purchase shares of such Capital Stock) of a Restricted Subsidiary, provided that HBI or such Restricted Subsidiary either (a) applies the Net Cash Proceeds of any such sale in accordance with the “Limitation on Asset Sales” covenant or (b) to the extent such sale is of preferred stock, such sale is permitted under the “Limitation on Indebtedness” covenant.

Limitation on Issuance of Guarantees by Restricted Subsidiaries

HBI will cause each Restricted Subsidiary other than a Foreign Subsidiary or an Immaterial Subsidiary to execute and deliver a supplemental indenture to the Indenture providing for a Guarantee (a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary.

HBI will not permit any Restricted Subsidiary which is not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness (“Guaranteed Indebtedness”) of HBI or any other Restricted Subsidiary (other than a Foreign Subsidiary or an Immaterial Subsidiary), unless (a) such Restricted Subsidiary promptly executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (also a “Subsidiary Guarantee”) of payment of the Notes by such Restricted Subsidiary and (b) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against HBI or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee until the Notes have been paid in full.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Subsidiary Guarantee or (B) subordinated in right of payment to the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Note Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(1) any sale, exchange or transfer, to any Person not an Affiliate of HBI, of all or substantially all of HBI’s and each Restricted Subsidiary’s Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or upon the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of the Indenture; or

(2) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

Limitation on Transactions with Shareholders and Affiliates

HBI will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of HBI or with any Affiliate of HBI or any Restricted Subsidiary, except upon terms no less favorable to HBI or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such a holder or an Affiliate.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which HBI or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to HBI or such Restricted Subsidiary from a financial point of view;

(2) any transaction solely between HBI and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries;

(3) the payment of reasonable regular fees to directors of HBI who are not employees of HBI and indemnification arrangements entered into by HBI consistent with past practices of HBI;

(4) transactions with a Person that is an Affiliate of HBI solely because HBI owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(5) transactions in connection with a Permitted Securitization including Standard Securitization Undertakings;

(6) any sale of shares of Capital Stock (other than Disqualified Stock) of HBI;

(7) any Permitted Investments or any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant;

(8) any agreement as in effect or entered into as of the Closing Date (as disclosed in this prospectus) or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) and any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Closing Date; and

(9) any employment agreement, change in control/severance agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by HBI or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto.

Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this “Limitation on Transactions with Shareholders and Affiliates” covenant and not covered by clauses (2) through (9) of this paragraph, (a) the aggregate amount of which exceeds $50.0 million in value, must be approved or determined to be fair in the manner provided for in clause (1)(A) or (B) above and (b) the aggregate amount of which exceeds $100.0 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

HBI will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien.

The foregoing limitation does not apply to:

(1) Liens existing on the Closing Date;

(2) Liens granted on or after the Closing Date on any assets or Capital Stock of HBI or its Restricted Subsidiaries created in favor of the Holders;

(3) Liens in connection with a Permitted Securitization;

(4) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant; provided that such Liens do not extend to or cover any property or assets of HBI or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(5) Liens to secure Indebtedness permitted under clause (1) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant;

(6) Liens (including extensions and renewals thereof) securing Indebtedness permitted under clause (7) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant; provided that, (i) such Lien is granted within 365 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

(7) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case, to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(8) Liens on any assets or properties of Foreign Subsidiaries to secure Indebtedness permitted under clause (8) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant;

(9) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (12) of the second paragraph of part (a) of the “Limitation on Indebtedness” covenant;

(10) other Liens securing Indebtedness or other obligations permitted under the Indenture and outstanding in an aggregate principal amount not to exceed $90.0 million; or

(11) Permitted Liens.

Limitation on Sale and Leaseback Transactions

HBI will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction involving any of its assets or properties whether now owned or hereafter acquired; provided, however, that HBI or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(a) the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the property so sold or otherwise transferred, as determined by a resolution of the Board of Directors;

(b) HBI or such Restricted Subsidiary, as applicable, would be permitted to grant a Lien to secure Indebtedness under the “Limitation on Liens” covenant in the amount of the Attributable Debt in respect of such Sale Leaseback Transaction;

(c) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, HBI and such Restricted Subsidiary comply with the “Limitation on Indebtedness” covenant; and

(d) HBI or such Restricted Subsidiary applies the proceeds received from such sale in accordance with the “Limitation on Asset Sales” covenant.

Limitation on Asset Sales

HBI will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (1) the consideration received by HBI or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of HBI or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to HBI or any Affiliate of HBI), provided that HBI, such Subsidiary Guarantor or such other Restricted Subsidiary is irrevocably released in writing from all liability under such Indebtedness, or (c) Replacement Assets.

HBI will, or will cause the relevant Restricted Subsidiary to:

(1) within twelve months after the date of receipt of any Net Cash Proceeds from an Asset Sale:

(A) apply an amount equal to such Net Cash Proceeds to permanently repay Indebtedness under any Credit Facility or other unsubordinated secured Indebtedness of HBI or any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case, owing to a Person other than HBI or any Affiliate of HBI (and to cause a corresponding permanent reduction in commitments if such repaid Indebtedness was outstanding under the revolving portion of a Credit Facility); or

(B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement) in Replacement Assets, and

(2) apply (no later than the end of the 12-month period referred to in clause (1)) any excess Net Cash Proceeds (to the extent not applied pursuant to clause (1)) as provided in the following paragraphs of this “Limitation on Asset Sales” covenant.

The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (1) of the preceding sentence and not applied as so required by the end of such period shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant totals at least $50.0 million, HBI must commence, not later than the last business day of such month, and consummate an Offer to Purchase from the Holders (and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to this “Limitation on Asset Sales” covenant, HBI may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and the amount of Excess Proceeds shall be reset to zero.

Pending the final application of any Net Proceeds, HBI may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

Limitation on Business Activities

HBI will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses.

Payments for Consent

HBI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Investments in HBI Playtex BATH LLC

HBI will not, and will not permit any of its Subsidiaries to, make any additional Investment in HBI Playtex BATH LLC or transfer any of their respective assets to HBI Playtex BATH LLC.

Repurchase of Notes upon a Change of Control

HBI must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.

There can be no assurance that HBI will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of Notes) required by the foregoing covenant (as well as may be required by the terms of any other securities or indebtedness of HBI which might be outstanding at the time).

The above covenant requiring HBI to repurchase the Notes will, unless consents are obtained, require HBI to repay all indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

HBI will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if (a) a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of the Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such offer to purchase or (b) a notice of redemption has been given pursuant to the provisions under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

SEC Reports and Reports to Holders

Whether or not required by the SEC’s rules and regulations, so long as any Notes are outstanding, HBI will furnish to the Holders or cause the Trustee to furnish to the Holders, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if HBI were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if HBI were required to file such reports.

All such reports will be prepared in all material respects in accordance with the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on HBI’s consolidated financial statements by HBI’s certified independent accountants.

In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, HBI will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

If, at any time after consummation of the exchange offer contemplated by the Registration Rights Agreement, HBI is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, HBI will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. HBI will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept HBI’s filings for any reason, HBI will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if HBI were required to file those reports with the SEC.

In addition, HBI and the Subsidiary Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

The following events will be defined as “Events of Default” in the Indenture:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by HBI or any of its Restricted Subsidiaries to comply with the provisions under the captions “Repurchase of Notes Upon a Change of Control” or “Consolidation, Merger and Sale of Assets”;

(4) failure by HBI or any of its Restricted Subsidiaries for 30 days after notice to HBI by the trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions under the captions “Limitation on Restricted Payments,” “Limitation on Indebtedness” or “Limitation on Asset Sales”;

(5) failure by HBI or any of its Restricted Subsidiaries for 60 days after notice to HBI by the trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by HBI or any of its Restricted Subsidiaries (or the payment of which is guaranteed by HBI or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default; or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(7) failure by HBI or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms its obligations under its Note Guarantee;

(9) HBI or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors; and

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against HBI or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

(B) appoints a custodian of HBI or any of its Restricted Subsidiaries that is a Significant Subsidiary or for all or substantially all of the property of HBI or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

(C) orders the liquidation of HBI or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

If an Event of Default (other than an Event of Default specified in clause (9) or (10) above that occurs with respect to HBI) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to HBI (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (6) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by HBI or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (9) or (10) above occurs with respect to HBI, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Holders of at least a majority in principal amount of the Notes by written notice to HBI and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see “— Modification and Waiver.”

The Holders of at least a majority in aggregate principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

(1) the Holder gives the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the Notes do not give the Trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest on, such Note, or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

Officers of HBI must certify, on or before a date not more than 90 days after the end of each fiscal year, that HBI and its Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. HBI will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Consolidation, Merger and Sale of Assets

HBI will not (1), directly or indirectly, consolidate or merge with or into another Person (whether or not HBI is the surviving corporation), or (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the property or assets of HBI and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets (the “Surviving Person”) shall be a corporation, limited partnership, limited liability company or other entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of HBI’s obligations under the Indenture, the Notes and the Registration Rights Agreement; provided, however, that if the Surviving Person is not a corporation, a corporation that has no material assets or liabilities other than the Notes shall become a co-issuer of the Notes pursuant to a supplemental indenture duly executed by the Trustee;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction on a pro forma basis HBI (or the Surviving Person, if applicable) could Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of the “Limitation on Indebtedness” covenant or (b) HBI’s (of the Surviving Person’s, if applicable) Fixed Charge Coverage Ratio is greater than that of HBI prior to the consummation of such transaction; and

(4) HBI will have delivered to the Trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) of this paragraph) and an opinion of counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that supplemental indenture is enforceable;

provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose of such transaction is to change the state of incorporation of HBI and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

No Subsidiary Guarantor will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(1) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor’s obligations under its Note Guarantee and the Registration Rights Agreement;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3) HBI will have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction and such supplemental indenture comply with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied and that such supplemental indenture is enforceable.

The foregoing requirements of this paragraph shall not apply to a consolidation or merger of any Subsidiary Guarantor with and into HBI or any other Subsidiary Guarantor, so long as HBI or such Subsidiary Guarantor survives such consolidation or merger.

Defeasance

Defeasance and Discharge

The Indenture provides that HBI will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the day of the deposit referred to below, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

(A) HBI has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes;

(B) HBI has delivered to the Trustee (1) either (x) an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of HBI’s exercise of its option under this “Defeasance” provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel and (2) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which HBI or any of its Subsidiaries is a party or by which HBI or any of its Subsidiaries is bound; and

(D) if at such time the Notes are listed on a national securities exchange, HBI has delivered to the Trustee an opinion of counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default.

The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clause (3) of the first paragraph under “— Consolidation, Merger and Sale of Assets” and all the covenants described herein under “— Covenants,” and clause (c) under “Events of Default” with respect to such clause (3) of the first paragraph under “— Consolidation, Merger and Sale of Assets,” clauses (4) and (5) under “Events of Default” with respect to such other covenants and clauses (6) and (7) under “Events of Default” shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (B)(2), (C) and (D) of the preceding paragraph and the delivery by HBI to the Trustee of an opinion of counsel to the effect that, among other things, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default.

In the event that HBI exercises its option to omit compliance with certain covenants and provisions of the Indenture with respect to the Notes as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Notes at the time of the acceleration resulting from such Event of Default. However, HBI will remain liable for such payments and HBI’s obligations or any Subsidiary Guarantor’s Note Guarantee with respect to such payments will remain in effect.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Notes when:

(1) either:

(A) all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust by HBI and thereafter repaid to HBI) have been delivered to the Trustee for cancellation or

(B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable pursuant to an optional redemption notice or otherwise or will become due and payable within one year, and HBI has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from HBI directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

(2) HBI has paid all other sums payable under the Indenture by HBI.

The Trustee will acknowledge the satisfaction and discharge of the Indenture if HBI has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Modification and Waiver

The Indenture may be amended, without the consent of any Holder, to:

(1) cure any ambiguity, defect or inconsistency in the Indenture;

(2) provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) conform the text of the indenture to any provisions of this description of Notes to the extent that a portion of this description of Notes was intended to be a verbatim recitation of the Indenture or the Notes;

(4) provide for the issuance of additional Notes under the Indenture to the extent otherwise so permitted under the terms of the Indenture;

(5) comply with the provisions described under “— Covenants — Consolidation, Merger and Sale of Assets” or “— Covenants — Limitation on Issuance of Guarantees by Restricted Subsidiaries”;

(6) comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(7) evidence and provide for the acceptance of appointment by a successor Trustee;

(8) to add a Subsidiary Guarantor; or

(9) make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any Holder.

Modifications and amendments of the Indenture may be made by HBI, the Subsidiary Guarantors and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes; provided, however, that no such modification or amendment may, without the consent of each Holder affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2) reduce the principal amount of, or premium, if any, or interest on, any Note;

(3) change the optional redemption dates or optional redemption prices of the Notes from that stated under the caption “— Optional Redemption”;

(4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(5) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(6) waive a default in the payment of principal of, premium, if any, or interest on the Notes (other than a rescission of acceleration of the Notes to the extent that such acceleration was initially instituted pursuant to a vote of the Holders);

(7) amend, change or modify the obligation of HBI to make and consummate an Offer to Purchase as described under the caption “Limitation on Asset Sales” after the obligation to make such an offer has arisen or the obligation of HBI to make and consummate an Offer to Purchase as described under the caption “Repurchase of Notes upon a Change of Control” after a Change of Control has occurred,

(8) release any Subsidiary Guarantor from its Note Guarantee, except as provided in the Indenture;

(9) amend or modify any of the provisions of the Indenture in any manner which subordinates the Notes issued thereunder in right of payment to any other Indebtedness of HBI or which subordinates any Note Guarantee in right of payment to any other Indebtedness of the Subsidiary Guarantor issuing any such Note Guarantee; or

(10) reduce the percentage or aggregate principal amount of Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

Governing Law

The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of any Obligor in the Indenture, or in any of the Notes or Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of HBI or any Subsidiary Guarantor or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Concerning the Trustee

Except during the continuance of a Default, the Trustee will not be liable, except for the performance of such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The Indenture and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of HBI or any Subsidiary Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

The Exchange Notes initially will be represented by one or more global notes in registered form without interest coupons (the “Global Notes”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

The Global Notes will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither HBI, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

HBI expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. HBI also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

HBI expects that DTC will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants.

HBI understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither HBI nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by HBI within 90 days, HBI will issue Certificated Notes in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes in accordance with the DTC’s rules and procedures in addition to those provided for under the Indenture.

Definitions

Set forth below are defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for other capitalized terms used in this “Description of the Notes” for which no definition is provided.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of HBI and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent that dividends or similar distributions have been paid by such Person to HBI or a Restricted Subsidiary;

(2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the “Limitation on Restricted Payments” covenant, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with HBI or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by HBI or any of its Restricted Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is at the time prohibited by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) any gains or losses (on an after-tax basis) attributable to asset dispositions;

(5) all extraordinary gains or extraordinary losses;

(6) the cumulative effect of a change in accounting principles;

(7) any non-cash compensation expenses recorded from grants of stock options, restricted stock, stock appreciation rights and other equity equivalents to officers, directors and employees, whether under FASB 123R or otherwise;

(8) any impairment charge or asset write off pursuant to FASB No. 142 and No. 144 or any successor pronouncement;

(9) (a) net cash charges associated with or related to any contemplated restructurings in an aggregate amount not to exceed in any Fiscal Year, the Permitted Cash Restructuring Charge Amount for such Fiscal Year and (b) net cash restructuring charges associated with or related to the Spin Off in an aggregate amount not to exceed, in any Fiscal Year, the Permitted Cash Spin-Off Charge Amount for such Fiscal Year;

(10) all other non-cash charges, including all non-cash charges associated with announced restructurings, whether announced previously or in the future (such non-cash restructuring charges being “Non-Cash Restructuring Charges”); and

(11) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at December 15, 2008 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”), plus (ii) all required interest payments due on the Note through December 15, 2008, (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note, if greater.

“Asset Acquisition” means (1) an investment by HBI or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with HBI or any of its Restricted Subsidiaries or (2) an acquisition by HBI or any of its Restricted Subsidiaries of the property and assets of any Person other than HBI or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

“Asset Disposition” means the sale or other disposition by HBI or any of its Restricted Subsidiaries of (1) all or substantially all of the Capital Stock of any Restricted Subsidiary or (2) all or substantially all of the assets that constitute a division or line of business of HBI or any of its Restricted Subsidiaries.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger or consolidation or Sale Leaseback Transaction) in one transaction or a series of related transactions by HBI or any of its Restricted Subsidiaries to any Person other than HBI or any of its Restricted Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary (other than sales of preferred stock that are permitted under the “Limitations on Indebtedness” covenant);

(2) all or substantially all of the property and assets of a division or line of business of HBI or any of its Restricted Subsidiaries; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of HBI or any of its Restricted Subsidiaries outside the ordinary course of business of HBI or such Restricted Subsidiary, and in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of HBI; provided that “Asset Sale” shall not include:

(a) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under the “Limitation on Restricted Payments” covenant;

(b) sales, transfers or other dispositions of assets with a fair market value not in excess of $25.0 million in any transaction or series of related transactions;

(c) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with the business of HBI or its Restricted Subsidiaries;

(d) the sale or discount of accounts receivable, but only in connection with the compromise or collection thereof, or the disposition of assets in connection with a foreclosure or transfer in lieu of a foreclosure or other exercise of remedial action;

(e) any exchange of like property similar to (but not limited to) those allowable under Section 1031 of the Internal Revenue Code; or

(f) sales or grants of licenses to use HBI’s or any Restricted Subsidiary’s patents, trade secrets, know-how and technology to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Average Life” means, at any date of determination with respect to any debt security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person, any duly authorized committee of such Board of Directors, or any Person to which the Board of Directors has properly delegated authority with respect to any particular matter. Unless otherwise indicated, the “Board of Directors” refers to the Board of Directors of HBI.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” means all monetary obligations of any Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, should be classified as Capitalized Leases and the Stated Maturity thereof shall be the date that the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or penalty is due thereunder.

“Change of Control” means such time as:

(1) the adoption of a plan relating to the liquidation or dissolution of HBI;

(2) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of HBI on a fully diluted basis; or

(3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of HBI (together with any new directors whose election to such Board or whose nomination for election by the stockholders of HBI was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of HBI then in office.

“Closing Date” means the date on which the Notes were originally issued under the Indenture.

“Commodity Agreement” means any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(1) Fixed Charges;

(2) amounts shown under the item “Taxes” on HBI’s income statement;

(3) depreciation expense;

(4) amortization expense;

(5)(a) non-cash compensation expense, or other non-cash expenses or charges, arising from the sale of stock, the granting of stock options, the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution or change of any such stock, stock option, stock appreciation rights or similar arrangements), (b) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, cash charges in respect of strategic market reviews, management bonuses and early retirement of Indebtedness, and related out-of-pocket expenses incurred by HBI or any of its Restricted Subsidiaries as a result of the Transaction, all determined in accordance with GAAP, (c) to the extent non-recurring and not capitalized, any financial advisory fees, accounting fees, legal fees and similar advisory and consulting fees and related costs and expenses of HBI and its Restricted Subsidiaries incurred as a result of Asset Acquisitions, Investments, Asset Sales permitted under the Indenture and the issuance of Capital Stock or Indebtedness permitted hereunder, all determined in accordance with GAAP and in each case eliminating any increase or decrease in income resulting from non-cash accounting adjustments made in connection with the related Asset Acquisition, Investment or Asset Sale, (d) to the extent the related loss is not added back pursuant to the definition of Adjusted Consolidated Net Income, all proceeds of business interruption insurance policies, (e) expenses incurred by HBI or any Restricted Subsidiary to the extent reimbursed in cash by a third party, and (f) extraordinary, unusual or non-recurring cash charges not to exceed $10,000,000 in any Fiscal Year; minus

(6) to the extent included in determining such Adjusted Consolidated Net Income, the sum of (a) reversals (in whole or in part) of any restructuring charges previously treated as Non-Cash Restructuring Charges in any prior period, (b) all non-cash items increasing Adjusted Consolidated Net Income, other than (A) the accrual of revenue consistent with past practice and (B) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase EBITDA in a prior period;

all as determined on a consolidated basis for HBI and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by HBI or any of its Restricted Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by HBI or any of its Restricted Subsidiaries); imputed interest with respect to Attributable Debt; and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, in each case, accrued or scheduled to be paid or to be accrued by HBI and its Restricted Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the capital securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Credit Agreement” means that certain Credit Agreement, dated as of September 5, 2006, among HBI as borrower, the guarantors party thereto, the several banks and other financial institutions or entities from time to time party thereto as lenders, Citicorp USA, Inc., as administrative agent, and Merrill Lynch. Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book runners.

“Credit Facilities” means, with respect to HBI and its Restricted Subsidiaries, one or more debt facilities (including the Credit Agreement and the Second Lien Credit Agreement), commercial paper facilities, or indentures providing for revolving credit loans, term, loans, notes or other financings or letters of credit, or other credit facilities, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Determination Date”, with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to the date that is 91 days after the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 91 days after the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is 91 days after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to HBI’s repurchase of such Notes as are required to be repurchased pursuant to the “Limitation on Asset Sales” and “Repurchase of Notes upon a Change of Control” covenants.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by (i) for a transaction or series of related transactions in excess of $25.0 million, the Board of Directors, whose determination shall be conclusive if evidenced by a resolution of the Board of Directors or (ii) for a transaction or series of related transactions involving $25.0 million or less, by the chief financial officer, whose determination shall be conclusive if evidenced by a certificate to such effect.

“Fiscal Year” means any period of fifty-two or fifty-three consecutive calendar weeks ending on the Saturday nearest to the last day of December, with respect to all periods beginning on or after July 2, 2006; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2007 Fiscal Year”) refer to the Fiscal Year ending on the Saturday nearest to the last day of December of such calendar year; provided that in the event that the Company gives notice to the Trustee that it intends to change its Fiscal Year, Fiscal Year will mean any period of fifty-two or fifty-three consecutive calendar weeks or twelve consecutive calendar months ending on the date set forth in such notice, provided, further, that the term “Fiscal Year 2006” means the period from the date of the indenture to December 30, 2006.

“Fixed Charge Coverage Ratio” means, for any Person on any Transaction Date, the ratio of (1) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the SEC or provided to the Trustee (the “Four Quarter Period”) to (2) the aggregate Fixed Charges during such Four Quarter Period. In making the foregoing calculation:

(A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the “Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date, in each case, as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;

(B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

(C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

(D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into HBI or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available; and provided further, that such pro forma calculation will take into account all adjustments required by Article 11 of Regulation S-X to be reflected, any adjustments permitted by Article 11 of Regulation S-X that HBI, in its reasonable judgment, elects to make and any Pro Forma Cost Savings arising from such transaction.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense plus

(2) the product of (x) the amount of all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends payable solely in Capital Stock of such Person or such Restricted Subsidiary (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal, as determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of HBI that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date as determined by the Public Company Accounting Oversight Board. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (1) the amortization of any expenses incurred in connection with the offering of the Notes and (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the normal course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the normal course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, all liabilities of such Person under foreign exchange contracts, commodity hedging agreements, currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Holder” means a holder of any Notes.

“Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary of HBI that is designated by HBI as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of HBI’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating profit for the most recent 12-month period for which income statement information is available not exceeding 5% of HBI’s consolidated revenues and operating profit, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied, provided, that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides credit support for any Indebtedness of HBI.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Indebtedness (to the extent provided for when the Indebtedness on which such interest is paid was originally issued) shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the normal course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations and Attributable Debt;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) to the extent not otherwise included in this definition, obligations under Commodity Agreements, Currency Agreements and Interest Rate Agreements (other than Commodity Agreements, Currency Agreements and Interest Rate Agreements designed solely to protect HBI or its Restricted Subsidiaries against fluctuations in commodity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(9) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that:

(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP;

(B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest; and

(C) Indebtedness shall not include:

(x) any liability for federal, state, local or other taxes;

(y) obligations in respect of performance, bid and surety bonds and completion guarantees in respect of activities being performed by, on behalf of or for the benefit of HBI or its Restricted Subsidiaries; or

(z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of HBI or any of its Restricted Subsidiaries pursuant to such agreements, in any case, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by HBI or any Restricted Subsidiary in connection with such disposition.

“Initial Subsidiary Guarantors” means each Restricted Subsidiary of HBI (other than HBI Playtex BATH LLC and those that are a Foreign Subsidiary or an Immaterial Subsidiary) existing on the Closing Date.

“Interest Period” means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the date of the Indenture and end on and include June 15, 2007.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement (whether fixed to floating or floating to fixed), interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement, but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of HBI or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by HBI or any of its Restricted Subsidiaries of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of the “Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries” covenant. For purposes of the definition of “Unrestricted Subsidiary” and the “Limitation on Restricted Payments” covenant, (a) the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced and (b) in the event HBI or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with the “Limitation on Asset Sales” covenant.

“Leverage Ratio” means, as of any date, the ratio of

(a) Total Debt outstanding on the last day of the most recently ended fiscal quarter for which reports have been filed with the SEC or provided to the Trustee to

(b) Consolidated EBITDA computed for the then most recent four fiscal quarters prior to such date for which reports have been filed with the SEC or provided to the Trustee;

provided that, for purposes of calculating the Leverage Ratio with respect to the four consecutive fiscal quarter period ending (i) December 30, 2006, Consolidated EBITDA shall be actual Consolidated EBITDA for the fiscal quarter ending on December 30, 2006 multiplied by four; (ii) March 31, 2007, Consolidated EBITDA shall be actual Consolidated EBITDA for the two fiscal quarter period ending on March 31, 2007 multiplied by two; and (iii) June 30, 2007, Consolidated EBITDA shall be actual Consolidated EBITDA for the three fiscal quarter period ending on June 30, 2007 multiplied by one and one-third.

“LIBOR”, with respect to an Interest Period, will be the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“London Banking Day” is any day in which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Material Adverse Effect” means a material adverse effect on (i) the business, financial condition, operations, performance, or assets of HBI or HBI and its Restricted Subsidiaries (other than a Receivables Subsidiary) taken as a whole, (ii) the rights and remedies of any Holder under the Indenture or the Registration Rights Agreement or (iii) the ability of HBI or its Restricted Subsidiaries to perform its obligations under the Indenture or the Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of HBI and its Restricted Subsidiaries, taken as a whole;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

(4) appropriate amounts to be provided by HBI or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Note Guarantee” means any Guarantee of the obligations of HBI under the Indenture and the Notes by any Subsidiary Guarantor.

“Offer to Purchase” means an offer to purchase Notes by HBI from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1) the provision of the Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase, which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless HBI defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000.

On the Payment Date, HBI shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an officers’ certificate specifying the Notes or portions thereof accepted for payment by HBI. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. HBI will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. HBI will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that HBI is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to an Offer to Purchase, HBI will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict.

“Permitted Additional Restricted Payment” means, for any Fiscal Year set forth below, Restricted Payments made by HBI in the amount set forth opposite such Fiscal Year:

Fiscal Year	Cash Amount

2006	$24.0 million
2007	$30.0 million
2008	$36.0 million
2009	$42.0 million
2010 and thereafter	$48.0 million

; provided, to the extent that the amount of Permitted Additional Restricted Payments made by HBI during any Fiscal Year is less than the aggregate amount permitted (including after giving effect to this proviso) for such Fiscal Year, then such unutilized amount may be carried forward and utilized by HBI to make Permitted Additional Restricted Payments in any succeeding Fiscal Year or Years and provided further that, for Fiscal Year 2009 and each Fiscal Year thereafter, the amounts set forth above in such Fiscal Years shall be increased by an additional $120.0 million so long as both before and after giving effect to such Restricted Payment, the Leverage Ratio is less than 3.75:1.00.

“Permitted Business” means the business of HBI and its Subsidiaries engaged in on the Closing Date and any other activities that are reasonably related, supportive, complementary, ancillary or incidental thereto or reasonable extensions thereof.

“Permitted Cash Restructuring Charge Amount” means, $120.0 million in the aggregate for Fiscal Year 2006 and all Fiscal Years ending after the Closing Date.

“Permitted Cash Spin-Off Charge Amount” means, for any Fiscal Year set forth below, the amount set forth opposite such Fiscal Year:

Fiscal Year	Cash Amount

2006	$20.0 million
2007	$55.0 million

“Permitted Investment” means:

(1) an Investment in HBI or a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Restricted Subsidiary;

(2) Temporary Cash Investments;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in satisfaction of judgments;

(5) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

(6) Commodity Agreements, Interest Rate Agreements and Currency Agreements intended to protect HBI or its Restricted Subsidiaries against fluctuations in commodity prices, interest rates or foreign currency exchange rates or manage interest rate risk;

(7) loans and advances to employees and officers of HBI and its Restricted Subsidiaries made in the ordinary course of business for bona fide business purposes not to exceed $12.0 million in the aggregate at any one time outstanding;

(8) Investments in securities of trade creditors or customers received

(a) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, or

(b) in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others, in each case arising in the ordinary course of business or otherwise in satisfaction of a judgment;

(9) Investments made by HBI or its Restricted Subsidiaries consisting of consideration received in connection with an Asset Sale made in compliance with the “Limitation on Asset Sales” covenant;

(10) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of HBI or at the time such Person merges or consolidates with HBI or any of its Restricted Subsidiaries, in either case, in compliance with the Indenture; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of HBI or such merger or consolidation;

(11) Investments in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person under a Permitted Securitization; provided that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables and related assets or any equity interests;

(12) Investments to the extent made in exchange for the Issuance of Capital Stock (other than Disqualified Stock) of HBI;

(13) any Investment made within 60 days after the date of the commitment to make the Investment, that when such commitment was made, would have complied with the terms of the Indenture;

(14) repurchases of the Notes; and

(15) other Investments made since the date of the Indenture that do not exceed, at any one time outstanding, $100.0 million.

“Permitted Liens” means:

(1) Liens in connection with a Permitted Securitization;

(2) Liens existing as of the Closing Date and disclosed in Item 7.2.3(c) of the disclosure schedule to the Credit Agreement securing Indebtedness existing as of the Closing Date which is identified in Item 7.2.2(c) of the disclosure schedule to the Credit Agreement and refinancings, refundings, reallocations, renewals or extensions of such Indebtedness; provided that, no such Lien shall encumber any additional property (except for accessions to such property and the products and proceeds thereof) and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date;

(3) Liens securing Indebtedness of the type permitted by clause (7) of the covenant entitled “Limitation on Indebtedness” that, (i) such Lien is granted within 270 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

(4) Liens securing Indebtedness permitted by under clause (7) of the covenant entitled “Limitation on Indebtedness”; provided that, such Liens existed prior to such Person becoming a Restricted Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person;

(5) Liens in favor of carriers, warehousemen, mechanics, repairmen, materialmen, customs and revenue authorities and landlords and other similar statutory Liens and Liens in favor of suppliers (including sellers of goods pursuant to customary reservations or retention of title, in each case) granted in the ordinary course of business for amounts not overdue for a period of more than 60 days or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(6) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds, performance and completion guarantees and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in the immediately preceding clause (i);

(7) judgment Liens that are being appealed in good faith or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default;

(8) easements, rights-of-way, covenants, conditions, building codes, restrictions, reservations, minor defects or irregularities in title and other similar encumbrances and matters that would be disavowed by a full survey of real property not interfering in any material respect with the value or use of the affected or encumbered real property to which such Lien is attached;

(9) Liens securing Indebtedness permitted by clause (8) of the covenant entitled “Limitation on Indebtedness”;

(10) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution and Liens attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business;

(11)(i) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of HBI or any of its Restricted Subsidiaries, (ii) other agreements with respect to the use and occupancy of real property entered into in the ordinary course of business or in connection with an Asset Sale permitted by the covenant entitled “Limitation on Asset Sales” or (iii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by HBI or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(12) Liens on the property of HBI or any of its Restricted Subsidiaries securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) Contingent Liabilities on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

(13) Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization;

(14) Liens upon specific items or inventory or other goods and proceeds of HBI or any of its Restricted Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods;

(15) Liens (i) (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired as a Permitted Investment to be applied against the purchase price for such Permitted Investment and (B) consisting of an agreement involving an Asset Sale permitted by the covenant entitled “Limitation on Asset Sales”, in each case under this clause (i), solely to the extent such Permitted Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on earnest money deposits of cash or Cash Equivalents made by HBI or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(16) Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law) regarding leases entered into by HBI or any of its Restricted Subsidiaries in the ordinary course of business;

(17) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the UCC) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by HBI or any of its Restricted Subsidiaries and (ii) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness and (iii) relating to pooled deposit or sweep accounts of HBI or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations in each case in the ordinary course of business and not prohibited by this Agreement;

(18) ground leases in respect of real property on which facilities owned or leased by HBI or any of its Restricted Subsidiaries are located or any Liens senior to any lease, sub-lease or other agreement under which HBI or any of its Restricted Subsidiaries uses or occupies any real property;

(19) Liens constituting security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(20) pledges or deposits of cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business;

(21) Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under State insurance guarantee funds relating to any such insurance policy, in each case securing Indebtedness permitted to be incurred pursuant to clause (12)(i) of the covenant entitled “Limitation on Indebtedness”; and

(22) Liens for taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect.

“Permitted Securitization” means any sale, transfer or other disposition by HBI or any of its Restricted Subsidiaries of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of HBI; provided that (i) the consideration to be received by HBI and its Restricted Subsidiaries other than a Receivables Subsidiary for any such disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom, and (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $500.0 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pro Forma Cost Savings” means with respect to any acquisition or disposition transaction, cost savings reasonably expected to be realized in connection with that transaction, as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors, in consultation with a nationally recognized accounting firm (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC).

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to HBI or any Restricted Subsidiary in connection with a Permitted Securitization, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations.

“Receivables Subsidiary” shall mean any Wholly Owned Restricted Subsidiary of HBI (or another Person in which HBI or any Restricted Subsidiary makes an Investment and to which HBI or one or more of its Restricted Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Restricted Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(i) is guaranteed by HBI or any Restricted Subsidiary (that is not a Receivables Subsidiary);

(ii) is recourse to or obligates HBI or any Restricted Subsidiary (that is not a Receivables Subsidiary); or

(iii) subjects any property or assets of HBI or any Restricted Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;

(b) with which neither HBI nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(c) to which neither HBI nor any Restricted Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the applicable Restricted Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Restricted Subsidiary giving effect to such designation and an officers certificate certifying, to the best of such officer’s knowledge and belief, that such designation complies with the foregoing conditions.

“Registration Rights Agreement” means the registration rights agreement, dated as of the Closing Date, among HBI, the Subsidiary Guarantors and the initial purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business).

“Representative Amount” means a principal amount of not less than U.S.$1.0 million for a single transaction in the relevant market at the relevant time.

“Restricted Subsidiary” means any Subsidiary of HBI other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means a transaction whereby a Person sells or otherwise transfers assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or otherwise transferred.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Second Lien Credit Agreement” means that certain Second Lien Credit Agreement, dated as of September 5, 2006, among HBI Branded Apparel Limited, Inc., as borrower, the guarantors party thereto, the several banks and other financial institutions or entities from time to time party thereto as lenders, Citicorp USA, Inc., as administrative agent, and Merrill Lynch. Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book runners.

“Significant Subsidiary” means, any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of the Indenture.

“Spin-Off” means the distribution of HBI’s common stock by Sara Lee Corporation to its stockholders.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by HBI or any Restricted Subsidiary which are reasonably customary in a securitization of Receivables.

“Stated Maturity” means, (1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Subsidiary Guarantor” means any Initial Subsidiary Guarantor and any other Restricted Subsidiary of HBI which provides a Note Guarantee of HBI’s obligations under the Indenture and the Notes pursuant to the “Limitation on Issuance of Guarantees by Restricted Subsidiaries” covenant.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

“Temporary Cash Investment” means any of the following:

(a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

(b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of HBI or any Subsidiary of HBI) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s;

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500.0 million;

(d) any repurchase agreement having a term of 30 days or less entered into with any commercial banking institution satisfying the criteria set forth in clause (c) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e) with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Person maintains its chief executive office or principal place of business or is organized provided such country is a member of the Organization for Economic Cooperation and Development, and which has a short-term commercial paper rating from S&P of at least “A-1” or the equivalent thereof or from Moody’s of at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within one year of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank; or

(f) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of any member nation of the European Union whose legal tender is the Euro and which are denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction, having (i) one of the three highest ratings from either Moody’s or S&P and (ii) maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of any such member nation of the European Union is pledged in support thereof.

“Total Assets” means the total consolidated assets of HBI and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of HBI filed with the SEC or delivered to the Trustee.

“Total Debt” means, on any date, the outstanding principal amount of all:

(1) obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(2) monetary obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker’s acceptances issued for the account of such Person;

(3) all Capitalized Lease Obligations of such Person; and

(4) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Securitization,

of HBI and its Subsidiaries (other than a Receivables Subsidiary), in each case exclusive of intercompany Indebtedness between HBI and its Subsidiaries and any Contingent Liability in respect of any of the foregoing.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Transaction” means, collectively, (i) the consummation of the Spin-Off, (ii) the payment by HBI to Sara Lee Corporation of dividends and other payments in the approximate amount of $2.4 billion, (iii) the transfer of all the assets and certain associated liabilities of the branded apparel Americas/Asia business of Sara Lee Corporation to HBI and the sale to HBI of certain related trademarks and other intellectual property, (iv) the entering into of the documents governing the Credit Agreement and Second Lien Credit Agreement and the making of the loans thereunder, (v) the receipt by HBI of the proceeds from unsecured increasing rate loans and the entering into of the related documents in an aggregate amount of $500.0 million (the “Bridge Loans”), (vi) the issuance of the Notes and the redemption of the Bridge Loans, and (vii) the payment of fees and expenses in connection and in accordance with the foregoing.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2008; provided, however, that if the period from the redemption date to December 15, 2008, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (1) any Foreign Supply Chain Entity (as defined in the Credit Agreement) listed on Item 1.1 of the Disclosure Schedule (as defined in the Credit Agreement) to the Credit Agreement, as of the Closing Date, (2) any Subsidiary of HBI that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (3) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of HBI) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, HBI or any Restricted Subsidiary; provided that (A) any Guarantee by HBI or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by HBI or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1.0 million or less or (II) if such Subsidiary has assets greater than $1.0 million, such designation would be permitted under the “Limitation on Restricted Payments” covenant; and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the “Limitation on Indebtedness” and “Limitation on Restricted Payments” covenants. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of HBI thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” of any specified Person, as of any date, means the Capital Stock of such Person (other than directors’ and foreign nationals’ qualifying shares) that is at the time entitled to vote in the election of the Board of Directors of such Person is owned by the referent Person.

SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Exchange Notes but does not purport to be a complete analysis of all the potential tax considerations. This summary is based on the provisions of the Internal Revenue Code, the Treasury regulations promulgated or proposed thereunder, judicial authority, published administrative positions of the IRS and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions. This summary deals only with holders that that will hold the Exchange Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (generally, property held for investment). This summary does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, S corporations, partnerships or other pass-through entities, insurance companies, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the U.S., and taxpayers subject to the alternative minimum tax. This summary also does not discuss Exchange Notes held as part of a hedge, straddle, synthetic security or conversion transaction, constructive sale, or other integrated transaction, or situations in which the functional currency of a U.S. holder is not the U.S. dollar. Moreover, the effect of any applicable estate, state, local or non-U.S. tax laws is not discussed.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE ESTATE TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

General

The term “U.S. holder” means a beneficial owner of an Exchange Note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the U.S., including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Internal Revenue Code;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the U.S. or any state thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if (i) a court within the U.S. is able to exercise primary jurisdiction over its administration and one or more “U.S. persons” within the meaning of the Internal Revenue Code has the authority to control all of its substantial decisions, or (ii) in the case of a trust that was treated as a domestic trust under the law in effect before 1997, a valid election is in place under applicable Treasury regulations to treat such trust as a domestic trust.

The term “non-U.S. holder” means a beneficial owner of a note that is not a U.S. holder.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Exchange Notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A holder that is a partner of a partnership purchasing the Exchange Notes should consult with its own tax advisor about the U.S. federal income tax consequences of purchasing, holding and disposing of the Exchange Notes.

U.S. holders

Interest

All of the Exchange Notes bear interest at a floating rate that is either a qualified floating rate or an objective rate under the rules regarding original issue discount. Moreover, we do not intend to issue the Exchange Notes at a discount that will exceed a de minimis amount of original issue discount within the meaning of Section 1273 of the Internal Revenue Code. Accordingly, interest on an Exchange Note will generally be includable in the gross income of a U.S. holder as ordinary income at the time the interest is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Additional Interest

In certain circumstances (see “Description of the Exchange Notes — Optional Redemption,” and “Description of the Exchange Notes — Repurchase of Notes upon a Change in Control”), we may be obligated to pay amounts in excess of the floating rate interest or principal on the Exchange Notes. It is possible that the IRS could assert that the additional amounts which we would be obliged to pay are “contingent payments.” In that case, the Exchange Notes may be treated as contingent payment debt instruments for U.S. federal income tax purposes, with the result that the timing, amount of income included and the character of income recognized may be different from the consequences discussed herein. However, the Treasury regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, contingencies which are remote or incidental as of the issue date are ignored. We believe that as of the issue date the likelihood of our paying additional amounts is remote and, accordingly, we do not intend to treat the Exchange Notes as contingent payment debt instruments. Such determination by us is binding on all U.S. holders unless a U.S. holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination, a U.S. holder might be required to accrue income on its Exchange Notes in excess of the floating rate interest and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of an Exchange Note before the resolution of the contingencies. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. holder. This discussion assumes that the Exchange Notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Exchange Offer

The exchange of Notes for Exchange Notes in the exchange offer will not constitute a taxable event to U.S. holders. Consequently, a U.S. holder will not recognize gain upon receipt of an Exchange Note, the U.S. holder’s tax basis in the Exchange Note will be the same as its tax basis in the corresponding Note immediately before the exchange, and the U.S. holder’s holding period in the Exchange Note will include the U.S. holder’s holding period in the Note exchanged therefor.

Market Discount and Bond Premium

A U.S. Holder who purchases an Exchange Note at a “market discount” that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code. A U.S. Holder who purchases an Exchange Note at a premium, (i.e., for an amount in excess of the amount payable at maturity), will be subject to the bond premium amortization rules of the Internal Revenue Code.

In general, “market discount” is the excess of a note’s issue price, within the meaning of Section 1273 of the Internal Revenue Code, over its purchase price. If a U.S. Holder purchases an Exchange Note at a “market discount,” any gain on sale of that Exchange Note attributable to the U.S. Holder’s unrecognized accrued market discount would generally be treated as ordinary income to the U.S. Holder. In addition, a U.S. Holder who acquires a debt instrument at a market discount may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry the debt instrument until the U.S. Holder disposes of the debt instrument in a taxable transaction. Instead of recognizing any market discount upon a disposition of a note and being required to defer any applicable interest expense, a U.S. Holder may elect to include market discount in income currently as the discount accrues. The current income inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year in which the election applies, and may not be revoked without the consent of the IRS.

In the event that an Exchange Note is treated as purchased at a premium, that premium will be amortizable by a U.S. Holder as an offset to interest income (with a corresponding reduction in the U.S. Holder’s tax basis) on a consent yield basis if the U.S. Holder elects to do so. This election will also apply to all other debt instruments held by the U.S. Holder during the year in which the election is made and to all debt instruments acquired after that year.

Redemption

If a Change of Control occurs, holders of the Exchange Notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of their Exchange Notes. Applicable Treasury regulations provide that the right of holders of the Exchange Notes to require redemption of the Exchange Notes upon the occurrence of a Change of Control will not affect the yield to maturity of the Exchange Notes if the likelihood of the occurrence, as of the date the Exchange Notes are issued, is remote or incidental. We intend to take the position that the likelihood of a repurchase as a result of a Change of Control is remote or incidental under applicable Treasury regulations and, thus, do not intend to treat this possibility as affecting the yield to maturity of the Exchange Notes (for purposes of the original issue discount provisions of the Internal Revenue Code).

We have the option to redeem all or a portion of the Exchange Notes at certain times prior to the maturity date. Under applicable Treasury regulations, we will be deemed to exercise any option to redeem the Exchange Notes if the exercise of such option would lower the yield of the debt instrument. We believe, and intend to take the position for purposes of determining yield and maturity (for purposes of the original issue discount provisions of the Internal Revenue Code), that we will not be treated as having exercised any option to redeem the Exchange Notes under these rules.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Exchange Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of an Exchange Note, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the sale, exchange, redemption, retirement or other taxable disposition (not including the amount allocable to accrued and unpaid interest) and (ii) that holder’s adjusted tax basis in the Exchange Note. The amount realized will be equal to the sum of the amount of cash and the fair market value of any property received in exchange for the Exchange Note. A U.S. holder’s adjusted tax basis in an Exchange Note generally will equal that holder’s cost reduced by any principal payments received and any bond premium amortized by such holder plus any market discount previously included in income by the holder. The capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the note is more than one year at the time of sale, exchange, redemption or other taxable disposition. Subject to limited exceptions, capital losses cannot be used to offset ordinary income. The deductibility of capital losses is subject to limitation.

A U.S. holder that sells an Exchange Note between interest payment dates will be required to treat as ordinary interest income an amount equal to interest that has accrued through the date of sale and has not been previously included in income.

Information Reporting and Backup Withholding Tax

In general, we must report certain information to the IRS with respect to payments of principal, premium, if any, and interest on an Exchange Note (including the payment of liquidated damages) and payments of the proceeds of the sale or other disposition of an Exchange Note to certain non-corporate U.S. holders. The payor (which may be us or an intermediate payor) will be required to withhold backup withholding tax at the applicable statutory rate if (i) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or establish an exemption from backup withholding, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a notified payee underreporting with respect to interest or dividends described in Section 3406(c) of the Internal Revenue Code or (iv) the payee has not certified under penalties of perjury that it has furnished a correct TIN and such U.S. holder is not subject to backup withholding under the Internal Revenue Code. Certain holders (including among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. U.S. holders should consult their personal tax advisor regarding their qualification for an exemption from backup withholding and the procedures for obtaining such exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished in a timely manner to the IRS.

Non-U.S. holders

Interest

Interest paid to a non-U.S. holder will not be subject to U.S. federal income or withholding tax of 30% (or, if applicable, a lower rate under an applicable income tax treaty) under the “portfolio interest” exception of the Internal Revenue Code provided that:

•	such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all of our classes of stock;

•	such holder is not a controlled foreign corporation that is related to us through sufficient stock ownership and is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	either (1) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a “U.S. person” within the meaning of the Internal Revenue Code and provides its name and address (generally by completing IRS Form W-8BEN), (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Exchange Notes on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a “U.S. person” and provides us or our paying agent with a copy of such statement or (3) the non-U.S. holder holds its Exchange Notes directly through a “qualified intermediary” and certain conditions are satisfied; and

•	the interest is not effectively connected with such holder’s conduct of a trade or business within the U.S.

Even if the above conditions are not met, a non-U.S. holder may be entitled to an exemption from U.S. federal withholding tax if the interest is effectively connected to a U.S. trade or business as described below or to a reduction in or an exemption from U.S. federal income and withholding tax on interest under an income tax treaty between the U.S. and the non-U.S. holder’s country of residence. To claim a reduction or exemption under an income tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN and claim the reduction or exemption on the form. In some cases, a non-U.S. holder may instead be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

The certification requirements described above may in some circumstances require a non-U.S. holder that claims the benefit of an income tax treaty to also provide its U.S. taxpayer identification number on IRS Form W-8BEN.

Exchange Offer

The exchange of Notes for Exchange Notes in the Exchange Offer will not constitute a taxable event for U.S. federal income tax purposes. See “— U.S. holders — Exchange Offer.”

Additional Interest

We believe that the possibility of additional interest is remote and, accordingly, we do not intend to treat the Exchange Notes as contingent payment debt instruments for U.S. federal income tax purposes. This discussion assumes that the Exchange Notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. See “— U.S. holders — Additional Interest.”

Sale, Exchange, Redemption or other Taxable Disposition of Exchange Notes

A non-U.S. holder of an Exchange Note generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on a sale, exchange, redemption or other taxable disposition of the note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “— Non-U.S. holders — Interest”) unless (i) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder or (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met.

U.S. Trade or Business

If interest or gain from a disposition of the Exchange Notes is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business and, if an income tax treaty applies and the non-U.S. holder maintains a U.S. “permanent establishment” to which the interest or gain is attributable, the non-U.S. holder may be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If interest income received with respect to the Exchange Notes is taxable on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally IRS Form W-8ECI). A foreign corporation that is a holder of a note may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain realized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the U.S.

Information Reporting and Backup Withholding Tax

U.S. backup withholding tax generally will not apply to payments on a note to a non-U.S. holder if the non-U.S. holder is exempt from withholding tax on interest as described above in “— Non-U.S. holders — Interest.” However, information reporting may still apply with respect to interest payments.

Payment of proceeds made to a non-U.S. holder outside the U.S. from a disposition of Exchange Notes effected through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting. However, payment of proceeds from a disposition of Exchange Notes by a non-U.S. holder effected through a non-U.S. office of a broker may be subject to information reporting (but generally not backup withholding) if the broker is (i) a U.S. person (within the meaning of the Internal Revenue Code); (ii) a controlled foreign corporation for U.S. federal income tax purposes; (iii) a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or (iv) a foreign partnership, if at any time during its tax year, one or more of its partners are U.S. persons, as defined in Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business.

Payment of the proceeds from a disposition by a non-U.S. holder of a note made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. holders should consult their own tax advisors regarding application of withholding and backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from withholding and backup withholding under current Treasury regulations. In this regard, the current Treasury regulations provide that a certification may not be relied on if we or our agent (or other payor) knows or has reason to know that the certification may be false. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

Each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of Exchange Notes received by it in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sales of the Exchange Notes by participating broker-dealers. Exchange Notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such Exchange Notes. Any participating broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

Prior to the exchange offer, there has not been any public market for the Notes. The Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this exchange offer. The holders of Notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we may be required to file a shelf registration statement with respect to their Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

That the exchange notes are binding obligations of the issuer will be passed upon on our behalf by Venable LLP. That the guarantees are binding obligations of the guarantors organized in the State of Delaware and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis LLP, a limited liability partnership that includes professional corporations, Chicago, Illinois. That the guarantees are binding obligations of the guarantor organized in the State of Colorado will be passed upon on our behalf by Hogan & Hartson LLP.

EXPERTS

The combined and consolidated financial statements of Hanesbrands Inc. as of December 30, 2006, July 1, 2006, July 2, 2005 and July 3, 2004, and for the six months ended December 30, 2006 and for each of the three years in the period ended July 1, 2006, included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the “SEC,” a registration statement on Form S-4 (Reg. No. 333-           ) with respect to the securities being offered hereby. This prospectus does not contain all of the information contained in the registration statement, including the exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities being offered hereby. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. As described below, the registration statement, including exhibits and schedules is on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549.

We make available free of charge at www.hanesbrands.com (in the “Investors” section) copies of materials we file with, or furnish to, the SEC. You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it. By referring to our website, www.hanesbrands.com, we do not incorporate our website or its contents into this prospectus or the registration statement of which this prospectus forms a part.

INDEX TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
AND FINANCIAL STATEMENT SCHEDULE

HANESBRANDS

Page

Combined and Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Combined and Consolidated Statements of Income for the six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004	F-3
Combined and Consolidated Balance Sheets at December 30, 2006, July 1, 2006 and July 2, 2005	F-4
Combined and Consolidated Statements of Stockholders’ or Parent Companies’ Equity for the six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004	F-5
Combined and Consolidated Statements of Cash Flows for the six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004	F-6
Notes to Combined and Consolidated Financial Statements	F-7
Financial Statement Schedule
Schedule II — Valuation and Qualifying Accounts	F-70

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Hanesbrands Inc.:

In our opinion, the accompanying combined and consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Hanesbrands Inc. at December 30, 2006, July 1, 2006, and July 2, 2005 and the results of its operations and its cash flows for the six months ended December 30, 2006 and each of the three years in the period ended July 1, 2006 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined and consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Notes 15 and 16 to the combined and consolidated financial statements, the Company changed the manner in which it accounts for its defined benefit pension and other postretirement plans effective December 30, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Greensboro, North Carolina
February 21, 2007, except for
Note 24 as to which the date is
April 25, 2007

HANESBRANDS

Combined and Consolidated Statements of Income
(in thousands, except per share amounts)

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Net sales	$2,250,473	$4,472,832	$4,683,683	$4,632,741
Cost of sales	1,530,119	2,987,500	3,223,571	3,092,026

Gross profit	720,354	1,485,332	1,460,112	1,540,715
Selling, general and administrative expenses	547,469	1,051,833	1,053,654	1,087,964
Gain on curtailment of postretirement benefits	(28,467)	—	—	—
Restructuring	11,278	(101)	46,978	27,466

Operating profit	190,074	433,600	359,480	425,285
Other expenses	7,401	—	—	—
Interest expense, net	70,753	17,280	13,964	24,413

Income before income taxes	111,920	416,320	345,516	400,872
Income tax expense (benefit)	37,781	93,827	127,007	(48,680)

Net income	$74,139	$322,493	$218,509	$449,552

Earnings per share:
Basic	$0.77	$3.35	$2.27	$4.67
Diluted	$0.77	$3.35	$2.27	$4.67
Weighted average shares outstanding:
Basic	96,309	96,306	96,306	96,306
Diluted	96,620	96,306	96,306	96,306

See accompanying notes to Combined and Consolidated Financial Statements.

HANESBRANDS

Combined and Consolidated Balance Sheets
(in thousands)

	December 30,	July 1,	July 2,
	2006	2006	2005

Assets
Cash and cash equivalents	$155,973	$298,252	$1,080,799
Trade accounts receivable less allowances of $27,709 at December 30, 2006, $28,817 in fiscal 2006, and $27,676 in fiscal 2005	488,629	536,241	595,247
Inventories	1,216,501	1,236,586	1,262,557
Deferred tax assets	136,178	102,498	30,745
Other current assets	73,899	48,765	59,800
Due from related entities	—	273,428	26,194
Notes receivable from parent companies	—	1,111,167	90,551
Funding receivable with parent companies	—	161,686	—

Total current assets	2,071,180	3,768,623	3,145,893

Property, net	556,866	617,021	558,657
Trademarks and other identifiable intangibles, net	137,181	136,364	145,786
Goodwill	281,525	278,655	278,781
Deferred tax assets	318,927	94,893	118,762
Other noncurrent assets	69,941	8,330	9,428

Total assets	$3,435,620	$4,903,886	$4,257,307

Liabilities and Stockholders’ or Parent Companies’ Equity
Accounts payable	$221,707	$207,648	$196,455
Bank overdraft.	834	275,385	—
Accrued liabilities and other
Payroll and employee benefits	121,703	141,535	115,080
Advertising and promotion	72,436	61,839	62,855
Restructuring	17,029	21,938	51,677
Other	153,833	156,060	163,691
Notes payable to banks	14,264	3,471	83,303
Current portion of long-term debt	9,375	—	—
Due to related entities	—	43,115	59,943
Funding payable with parent companies	—	—	317,184
Notes payable to parent companies	—	246,830	228,152
Notes payable to related entities	—	466,944	323,046

Total current liabilities	611,181	1,624,765	1,601,386

Long-term debt	2,484,000	—	—
Pension and postretirement benefits	203,750	8,218	1,149
Other noncurrent liabilities	67,418	41,769	52,410

Total liabilities	3,366,349	1,674,752	1,654,945

Stockholders’ or parent companies’ equity:
Preferred stock (50,000,000 authorized shares; $.01 par value) Issued and outstanding — None	—	—	—
Common stock (500,000,000 authorized shares; $.01 par value) Issued and outstanding — 96,312,458 at December 30, 2006	963	—	—
Additional paid-in capital	94,852	—	—
Retained earnings	33,024	—	—
Accumulated other comprehensive loss	(59,568)	(8,384)	(18,209)
Parent companies’ equity investment	—	3,237,518	2,620,571

Total stockholders’ or parent companies’ equity	69,271	3,229,134	2,602,362

Total liabilities and stockholders’ or parent companies’ equity	$3,435,620	$4,903,886	$4,257,307

See accompanying notes to Combined and Consolidated Financial Statements.

HANESBRANDS

Combined and Consolidated Statements of Stockholders’ or Parent Companies’ Equity
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(in thousands)

					Accumulated	Parent
			Additional		Other	Companies’
	Common Stock		Paid-In	Retained	Comprehensive	Equity
	Shares	Amount	Capital	Earnings	Loss	Investment	Total

Balances at June 28, 2003	—	$—	$—	$—	$(30,077)	$2,267,525	$2,237,448
Net income	—	—	—	—	—	449,552	449,552
Net transactions with parent companies	—	—	—	—	—	112,661	112,661
Translation adjustments	—	—	—	—	(6,680)	—	(6,680)
Net unrealized loss on qualifying cash flow hedges, net of tax	—	—	—	—	4,389	—	4,389

Balances at July 3, 2004	—	$—	$—	$—	$(32,368)	$2,829,738	$2,797,370

Net income	—	—	—	—	—	218,509	218,509
Net transactions with parent companies	—	—	—	—	—	(427,676)	(427,676)
Translation adjustments	—	—	—	—	15,187	—	15,187
Net unrealized loss on qualifying cash flow hedges, net of tax	—	—	—	—	(1,028)	—	(1,028)

Balances at July 2, 2005	—	$—	$—	$—	$(18,209)	$2,620,571	$2,602,362

Net income	—	—	—	$—	—	322,493	322,493
Net transactions with parent companies	—	—	—	—	—	294,454	294,454
Translation adjustments	—	—	—	—	13,518	—	13,518
Net unrealized loss on qualifying cash flow hedges, net of tax	—	—	—	—	(3,693)	—	(3,693)

Balances at July 1, 2006	—	$—	$—	$—	$(8,384)	$3,237,518	$3,229,134

Net income from July 2, 2006 through September 4, 2006	—	—	—	—	—	41,115	41,115
Net transactions with parent companies	—	—	—	—	—	(793,133)	(793,133)
Payments to Sara Lee Corporation in connection with the spin off	—	—	—	—	—	(2,400,000)	(2,400,000)
Consummation of spin off transaction on September 5, 2006, including distribution of Hanesbrands Inc. common stock by Sara Lee Corporation	96,306	963	84,537	—	—	(85,500)	—
Stock-based compensation	—	—	10,176	—	—	—	10,176
Exercise of stock options	6	—	139	—	—	—	139
Net income from September 5, 2006 through December 30, 2006	—	—	—	33,024	—	—	33,024
Translation adjustments	—	—	—	—	(5,989)	—	(5,989)
Minimum pension and post-retirement liability, net of tax	—	—	—	—	(63,677)	—	(63,677)
Adoption of SFAS 158, net of tax	—	—	—	—	19,079	—	19,079
Net unrealized loss on qualifying cash flow hedges, net of tax	—	—	—	—	(597)	—	(597)

Balances at December 30, 2006	96,312	$963	$94,852	$33,024	$(59,568)	$—	$69,271

See accompanying notes to Combined and Consolidated Financial Statements.

HANESBRANDS
Combined and Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Operating activities:
Net income	$74,139	$322,493	$218,509	$449,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	69,946	105,173	108,791	105,517
Amortization of intangibles	3,466	9,031	9,100	8,712
Impairment charges on intangibles	—	—	—	8,880
Restructuring	(812)	(4,220)	2,064	(1,548)
Gain on curtailment of postretirement benefits	(28,467)	—	—	—
Losses on early extinguishment of debt	7,401	—	—	—
Amortization of debt issuance costs	2,279	—	—	—
Stock compensation expense	15,623	—	—	—
Deferred taxes	3,485	(46,804)	66,710	31,259
Other	1,693	1,456	1,942	4,842
Changes in assets and liabilities:
Accounts receivable	22,004	59,403	(39,572)	2,553
Inventories	23,191	69,215	58,924	(78,154)
Other assets	(38,726)	21,169	45,351	(1,727)
Due to and from related entities	—	(5,048)	19,972	(8,827)
Accounts payable	17,546	(673)	1,076	(12,005)
Accrued liabilities and other	(36,689)	(20,574)	14,004	(37,618)

Net cash provided by operating activities	136,079	510,621	506,871	471,436

Investing activities:
Purchases of property and equipment	(29,764)	(110,079)	(67,135)	(63,633)
Acquisitions of business	(6,666)	(2,436)	(1,700)	—
Proceeds from sales of assets	12,949	5,520	8,959	4,507
Other	450	(3,666)	(204)	(2,133)

Net cash used in investing activities	(23,031)	(110,661)	(60,080)	(61,259)

Financing activities:
Principal payments on capital lease obligations	(3,088)	(5,542)	(5,442)	(4,730)
Borrowings on notes payable to banks	10,741	7,984	88,849	79,987
Repayments on notes payable to banks	(3,508)	(93,073)	(5,546)	(79,987)
Issuance of debt under credit facilities	2,600,000	—	—	—
Cost of debt issuance	(50,248)	—	—	—
Payments to Sara Lee Corporation	(2,424,606)	—	—	—
Repayment of debt under credit facilities	(106,625)	—	—	—
Issuance of Floating Rate Senior Notes	500,000	—	—	—
Repayment of bridge loan facility	(500,000)	—	—	—
Proceeds from stock options exercised	139	—	—	—
Increase (decrease) in bank overdraft.	(274,551)	275,385	—	—
Borrowings (repayments) on notes payable to related entities	—	143,898	(113,359)	(24,178)
Net transactions with parent companies	193,255	(1,251,962)	4,499	(13,782)
Net transactions with related entities	(195,381)	(259,026)	(10,378)	16,877

Net cash used in financing activities	(253,872)	(1,182,336)	(41,377)	(25,813)

Effect of changes in foreign exchange rates on cash	(1,455)	(171)	1,231	(26)

Increase (decrease) in cash and cash equivalents	(142,279)	(782,547)	406,645	384,338
Cash and cash equivalents at beginning of year	298,252	1,080,799	674,154	289,816

Cash and cash equivalents at end of period	$155,973	$298,252	$1,080,799	$674,154

See accompanying notes to Combined and Consolidated Financial Statements.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(1)   Background

On February 10, 2005, Sara Lee Corporation (“Sara Lee”) announced an overall transformation plan to drive long-term growth and performance, which included spinning off Sara Lee’s apparel business in the Americas and Asia (the “Branded Apparel Americas and Asia Business”). In connection with the spin off, Sara Lee incorporated Hanesbrands Inc., a Maryland corporation (“Hanesbrands” and, together with its consolidated subsidiaries, the “Company”), to which it would transfer the assets and liabilities related to the Branded Apparel Americas and Asia Business. On August 31, 2006, Sara Lee transferred to the Company substantially all the assets and liabilities, at historical cost, comprising the Branded Apparel Americas and Asia Business.

On September 5, 2006, as a condition to the distribution to Sara Lee’s stockholders of all of the outstanding shares of the common stock of Hanesbrands, the Company distributed to Sara Lee a cash dividend payment of $1,950,000 and repaid a loan from Sara Lee in the amount of $450,000, and Sara Lee distributed to its stockholders all of the outstanding shares of Hanesbrands’ common stock, with each stockholder receiving one share of Hanesbrands’ common stock for each eight shares of Sara Lee’s common stock that they held as of the August 18, 2006 record date. As a result of such distribution, Sara Lee ceased to own any equity interest in the Company and the Company became an independent, separately traded, publicly held company.

The Combined and Consolidated Financial Statements reflect the consolidated operations of Hanesbrands Inc. and its subsidiaries as a separate, stand-alone entity subsequent to September 5, 2006, in addition to the historical operations of the Branded Apparel Americas and Asia Business which were operated as part of Sara Lee prior to the spin off. These Combined and Consolidated Financial Statements do not include Sara Lee’s European branded apparel operations or its private label business in the U.K. which have historically been operated and managed separately from the Branded Apparel Americas and Asia Business and have been or will be disposed of separately by Sara Lee. Under Sara Lee’s ownership, certain of the Branded Apparel Americas and Asia Business’s operations were divisions of Sara Lee and not separate legal entities, while the Branded Apparel Americas and Asia Business’s foreign operations were subsidiaries of Sara Lee. Because a direct ownership relationship did not exist among the various units comprising the Branded Apparel Americas and Asia Business prior to the spin off on September 5, 2006, Sara Lee’s parent companies’ equity investment is shown in lieu of stockholders’ equity in the Combined and Consolidated Financial Statements. Subsequent to the spin off on September 5, 2006, the Company began accumulating its retained earnings and recognized the par value and paid-in-capital in connection with the issuance of approximately 96,306 shares of common stock.

Prior to the spin off on September 5, 2006, the Branded Apparel Americas and Asia Business utilized the services of Sara Lee for certain functions. These services included providing working capital, as well as certain legal, finance, internal audit, financial reporting, tax advisory, insurance, global information technology, environmental matters and human resource services, including various corporate-wide employee benefit programs. The cost of these services has been allocated to the Company and included in the Combined and Consolidated Financial Statements for periods prior to the spin off on September 5, 2006. The allocations were determined on the basis which Sara Lee and the Branded Apparel Americas and Asia Business considered to be reasonable reflections of the utilization of services provided by Sara Lee. A more detailed discussion of the relationship with Sara Lee prior to the spin off on September 5, 2006, including a description of the costs which have been allocated to the Branded Apparel Americas and Asia Business, as well as the method of allocation, is included in Note 19 to the Combined and Consolidated Financial Statements.

Management believes the assumptions underlying the Combined and Consolidated Financial Statements for these periods are reasonable. However, the Combined and Consolidated Financial Statements included

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

herein for the period through September 5, 2006 do not necessarily reflect the Branded Apparel Americas and Asia Business’s operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Branded Apparel Americas and Asia Business been a stand-alone company during the periods presented.

On October 26, 2006, our Board of Directors approved a change in our fiscal year end from the Saturday closest to June 30 to the Saturday closest to December 31. As a result of this change, the Combined and Consolidated Financial Statements include presentation of the transition period beginning on July 2, 2006 and ending on December 30, 2006. Fiscal years 2006, 2005 and 2004 included 52, 52, and 53-weeks, respectively. Unless otherwise stated, references to years relate to fiscal years.

The following table presents certain financial information for the six months ended December 30, 2006 and December 31, 2005.

	Six Months Ended
	December 30, 2006	December 31, 2005
		(unaudited)

Net sales	$2,250,473	$2,319,839
Cost of sales	1,530,119	1,556,860

Gross profit	720,354	762,979
Selling, general and administrative expenses	547,469	505,866
Gain on curtailment of postretirement benefits	(28,467)	—
Restructuring	11,278	(339)

Operating profit	190,074	257,452
Other expenses	7,401	—
Interest expense, net	70,753	8,412

Income before income taxes	111,920	249,040
Income tax expense	37,781	60,424

Net income	$74,139	$188,616

Earnings per share:
Basic	$0.77	$1.96
Diluted	$0.77	$1.96
Weighted average shares outstanding:
Basic	96,309	96,306
Diluted	96,620	96,306

(2)   Summary of Significant Accounting Policies

(a)	Combination and Consolidation

The Combined and Consolidated Financial Statements include the accounts of the Company, its controlled subsidiary companies which in general are majority owned entities, and the accounts of variable interest entities (VIEs) for which the Company is deemed the primary beneficiary, as defined by the Financial Accounting Standards Board’s (FASB) Interpretation No. 46, Consolidation of Variable Interest Entities (FIN 46) and related interpretations. Excluded from the accounts of the Company are Sara Lee entities which maintained legal ownership of certain of the Company’s divisions (Parent Companies) until the spinoff on

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

September 5, 2006. The results of companies acquired or disposed of during the year are included in the Combined and Consolidated Financial Statements from the effective date of acquisition, or up to the date of disposal. All intercompany balances and transactions have been eliminated in consolidation.

In January 2003, the FASB issued FIN 46, which addresses consolidation by business enterprises of VIEs that either: (1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) have equity investors that lack an essential characteristic of a controlling financial interest. Throughout calendar 2003, the FASB released numerous proposed and final FASB Staff Positions (FSPs) regarding FIN 46, which both clarified and modified FIN 46’s provisions. In December 2003, the FASB issued Interpretation No. 46 (FIN 46-R), which replaced FIN 46. FIN 46-R retains many of the basic concepts introduced in FIN 46; however, it also introduced a new scope exception for certain types of entities that qualify as a “business” as defined in FIN 46-R, revised the method of calculating expected losses and residual returns for determination of the primary beneficiary, included new guidance for assessing variable interests, and codified certain FSPs on FIN 46. The Company adopted the provisions of FIN 46-R in 2004.

The Company assessed its business relationship and the underlying contracts with certain vendors, as well as all other investments in businesses historically accounted for under the equity method, and determined that consolidation of certain VIEs was required.

In June 2002, the Company entered into a fixed supply contract with a third party sewing operation. The Company evaluated the contract, and although the Company had no equity interest in the business, it was determined that it was the primary beneficiary and beginning in 2004, the Company consolidated the business. In the first quarter of fiscal 2006, the terms of the supply contract changed and the operation no longer qualified for consolidation as a VIE. Beginning in 2005, the Company consolidated a second VIE, an Israeli manufacturer and supplier of yarn. The Company has a 49% ownership interest in the Israeli joint venture, however, based upon certain terms of the supply contract, the Company has a disproportionate share of expected losses and residual returns. The Company continues to consolidate this VIE through the six months ended December 30, 2006.

The effect of consolidating the above mentioned VIEs was the inclusion of $10,632 of total assets and $8,290 of total liabilities at December 30, 2006, $13,589 of total assets and $8,666 of total liabilities at July 1, 2006, and $21,396 of total assets and $13,219 of total liabilities at July 2, 2005 on the Combined and Consolidated Balance Sheets.

In relation to the Company’s ownership of the Israeli joint venture, the Company reported a minority interest of $5,574, $4,935 and $8,100 in the “Other noncurrent liabilities” line of the Combined and Consolidated Balance Sheets at December 30, 2006, July 1, 2006 and July 2, 2005, respectively.

(b)	Use of Estimates

The preparation of Combined and Consolidated Financial Statements in conformity with U.S. generally accepted accounting principles requires management to make use of estimates and assumptions that affect the reported amount of assets and liabilities, certain financial statement disclosures at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may vary from these estimates.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(c)	Foreign Currency Translation

Foreign currency-denominated assets and liabilities are translated into U.S. dollars at exchange rates existing at the respective balance sheet dates. Translation adjustments resulting from fluctuations in exchange rates are recorded as a separate component of other comprehensive loss within stockholders’ or parent companies’ equity. The Company translates the results of operations of its foreign operations at the average exchange rates during the respective periods. Gains and losses resulting from foreign currency transactions, the amounts of which are not material for any of the periods presented, are included in the “Selling, general and administrative expenses” line of the Combined and Consolidated Statements of Income.

(d)	Sales Recognition and Incentives

The Company recognizes sales when title and risk of loss passes to the customer. The Company records a sales reduction for returns and allowances based upon historical return experience. The Company earns royalty revenues through license agreements with manufacturers of other consumer products that incorporate certain of the Company’s brands. The Company accrues revenue earned under these contracts based upon reported sales from the licensee. The Company offers a variety of sales incentives to resellers and consumers of its products, and the policies regarding the recognition and display of these incentives within the Combined and Consolidated Statements of Income are as follows:

Discounts, Coupons, and Rebates

The Company recognizes the cost of these incentives at the later of the date at which the related sale is recognized or the date at which the incentive is offered. The cost of these incentives is estimated using a number of factors, including historical utilization and redemption rates. All cash incentives of this type are included in the determination of net sales. The Company includes incentives offered in the form of free products in the determination of cost of sales.

Volume-Based Incentives

These incentives typically involve rebates or refunds of cash that are redeemable only if the reseller completes a specified number of sales transactions. Under these incentive programs, the Company estimates the anticipated rebate to be paid and allocates a portion of the estimated cost of the rebate to each underlying sales transaction with the customer. The Company includes these amounts in the determination of net sales.

Cooperative Advertising

Under these arrangements, the Company agrees to reimburse the reseller for a portion of the costs incurred by the reseller to advertise and promote certain of the Company’s products. The Company recognizes the cost of cooperative advertising programs in the period in which the advertising and promotional activity first takes place. The Company generally includes the costs of these incentives in the determination of net sales, unless certain criteria under EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer, are met which would result in classification of the costs in the “Selling, general and administrative expenses” line of the Combined and Consolidated Statements of Income.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Fixtures and Racks

Store fixtures and racks are periodically provided to resellers to display Company products. The Company expenses the cost of these fixtures and racks in the period in which they are delivered to the resellers. The Company includes the costs of these amounts in the determination of net sales.

(e)	Advertising Expense

Advertising costs, which include the development and production of advertising materials and the communication of these materials through various forms of media, are expensed in the period the advertising first takes place. The Company recognized advertising expense in the “Selling, general and administrative expenses” caption in the Combined and Consolidated Statements of Income of $99,786 in the six months ended December 30, 2006, $190,934 in fiscal 2006, $179,980 in fiscal 2005 and $188,695 in fiscal 2004.

(f)	Shipping and Handling Costs

Revenue received for shipping and handling costs is included in net sales and was $11,711 in the six months ended December 30, 2006, $20,405 in fiscal 2006, $14,504 in fiscal 2005 and $14,418 in fiscal 2004. Shipping costs, that comprise payments to third party shippers, and handling costs, which consist of warehousing costs in the Company’s various distribution facilities, were $123,850 in the six months ended December 30, 2006, $235,690 in fiscal 2006, $246,770 in fiscal 2005 and $246,353 in fiscal 2004. The Company recognizes shipping, handling and distribution costs in the “Selling, general and administrative expenses” line of the Combined and Consolidated Statements of Income.

(g)	Catalog Expenses

The Company incurs expenses for printing catalogs for products to aid in the Company’s sales efforts. The Company initially records these expenses as a prepaid item and charges it against selling, general and administrative expenses over time as the catalog is distributed into the stream of commerce. Expenses are recognized at a rate that approximates historical experience with regard to the timing and amount of sales attributable to a catalog distribution.

(h)	Research and Development

Research and development costs are expensed as incurred and are included in the “Selling, general and administrative expenses” line of the Combined and Consolidated Statements of Income. Research and development expense was $23,460 in the six months ended December 30, 2006, $54,571 in fiscal year 2006, $51,364 in fiscal year 2005, $53,120 in fiscal year 2004.

(i)	Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less at the time of purchase are considered to be cash equivalents. Prior to the spin off from Sara Lee on September 5, 2006, a significant portion of our cash and cash equivalents were in the Company’s bank accounts that were part of Sara Lee’s global cash funding system. With respect to accounts in the Sara Lee global cash funding system, the bank had a right to offset the accounts of the Company against the other Sara Lee accounts.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(j)	Accounts Receivable Valuation

Accounts receivable are stated at their net realizable value. The allowance for doubtful accounts reflects the Company’s best estimate of probable losses inherent in the receivables portfolio determined on the basis of historical experience, specific allowances for known troubled accounts and other currently available information.

(k)	Inventory Valuation

Inventories are stated at the lower of cost or market. Rebates, discounts and other cash consideration received from a vendor related to inventory purchases are reflected as reductions in the cost of the related inventory item, and are therefore reflected in cost of sales when the related inventory item is sold. During the six months ended December 30, 2006, the Company elected to convert all inventory valued by the last-in, first-out, or “LIFO,” method to the first-in, first-out, or “FIFO,” method. In accordance with the Statement of Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections (SFAS 154), a change from the LIFO to FIFO method of inventory valuation constitutes a change in accounting principle. Historically, inventory valued under the LIFO method, which was 4% of total inventories, would have the same value if measured under the FIFO method. Therefore, the conversion has no retrospective reporting impact.

(l)	Property

Property is stated at historical cost and depreciation expense is computed using the straight-line method over the lives of the assets. Machinery and equipment is depreciated over periods ranging from three to 25 years and buildings and building improvements over periods of up to 40 years. A change in the depreciable life is treated as a change in accounting estimate and the accelerated depreciation is accounted for in the period of change and future periods. Additions and improvements that substantially extend the useful life of a particular asset and interest costs incurred during the construction period of major properties are capitalized. Repairs and maintenance costs are expensed as incurred. Upon sale or disposition of an asset, the cost and related accumulated depreciation are removed from the accounts.

Property is tested for recoverability whenever events or changes in circumstances indicate that its carrying value may not be recoverable. Such events include significant adverse changes in the business climate, several periods of operating or cash flow losses, forecasted continuing losses or a current expectation that an asset or an asset group will be disposed of before the end of its useful life. Recoverability of property is evaluated by a comparison of the carrying amount of an asset or asset group to future net undiscounted cash flows expected to be generated by the asset or asset group. If these comparisons indicate that an asset is not recoverable, the impairment loss recognized is the amount by which the carrying amount of the asset exceeds the estimated fair value. When an impairment loss is recognized for assets to be held and used, the adjusted carrying amount of those assets is depreciated over its remaining useful life. Restoration of a previously recognized impairment loss is not permitted under U.S. generally accepted accounting principles.

(m)	Trademarks and Other Identifiable Intangible Assets

The primary identifiable intangible assets of the Company are trademarks and computer software. Identifiable intangibles with finite lives are amortized and those with indefinite lives are not amortized. The estimated useful life of a finite-lived intangible asset is based upon a number of factors, including the effects of demand, competition, expected changes in distribution channels and the level of maintenance expenditures

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

required to obtain future cash flows. Finite-lived trademarks are being amortized over periods ranging from five to 30 years, while computer software is being amortized over periods ranging from two to ten years.

Identifiable intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used in evaluating elements of property. Identifiable intangible assets not subject to amortization are assessed for impairment at least annually and as triggering events occur. The impairment test for identifiable intangible assets not subject to amortization consists of comparing the fair value of the intangible asset to its carrying amount. An impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset. In assessing fair value, management relies on a number of factors to discount anticipated future cash flows including operating results, business plans and present value techniques. Rates used to discount cash flows are dependent upon interest rates and the cost of capital at a point in time. There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of intangible asset impairment.

(n)	Goodwill

Goodwill is the amount by which the purchase price exceeds the fair value of the assets acquired and liabilities assumed in a business combination. When a business combination is completed, the assets acquired and liabilities assumed are assigned to the reporting unit or units of the Company given responsibility for managing, controlling and generating returns on these assets and liabilities. The Company has determined that the reporting units are at the operating segment level. In many instances, all of the acquired assets and assumed liabilities are assigned to a single reporting unit and in these cases all of the goodwill is assigned to the same reporting unit. In those situations in which the acquired assets and liabilities are allocated to more than one reporting unit, the goodwill to be assigned to each reporting unit is determined in a manner similar to how the amount of goodwill recognized in a business combination is determined.

Goodwill is not amortized; however, it is assessed for impairment at least annually and as triggering events occur. The annual review is performed at the end of the second quarter of each fiscal year. Recoverability of goodwill is evaluated using a two-step process. The first step involves comparing the fair value of a reporting unit to its carrying value. If the carrying value of the reporting unit exceeds its fair value, the second step of the process involves comparing the implied fair value to the carrying value of the goodwill of that reporting unit. If the carrying value of the goodwill of a reporting unit exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to such excess.

In evaluating the recoverability of goodwill, it is necessary to estimate the fair values of the reporting units. In making this assessment, management relies on a number of factors to discount anticipated future cash flows including operating results, business plans and present value techniques. Rates used to discount cash flows are dependent upon interest rates and the cost of capital at a point in time. There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of goodwill impairment.

(o)	Stock-Based Compensation

The employees of the Company participated in the stock-based compensation plans of Sara Lee prior to the Company’s spin off on September 5, 2006. As a result of the spin off and consistent with the terms of the awards under Sara Lee’s plans, the outstanding Sara Lee stock options granted will generally expire six months after the spin off date. In connection with the spin off, vesting for all nonvested service-based Sara Lee restricted stock units (“RSUs”) was accelerated to the spin off date resulting in the recognition of $5,447

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

of additional compensation expense for the six months ended December 30, 2006. An insignificant number of performance-based Sara Lee RSUs remained unvested through the spin off date.

In connection with the spin off, the Company established the Hanesbrands Inc. Omnibus Incentive Plan of 2006, the (“Hanesbrands OIP”) to award stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares and cash to its employees, non-employee directors and employees of its subsidiaries to promote the interests of the Company and incent performance and retention of employees.

On July 3, 2005, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (SFAS No. 123(R)) using the modified prospective method. SFAS No. 123(R) requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based upon the grant date fair value of those awards. Under the modified prospective method of adopting SFAS No. 123(R), the Company recognized compensation cost for all share-based payments granted after July 3, 2005, plus any awards granted to employees prior to July 3, 2005 that remained unvested at that time. Under this method of adoption, no restatement of prior periods is required. The cumulative effect of adopting SFAS No. 123(R) was immaterial in fiscal 2006.

Prior to July 3, 2005, the Company recognized the cost of employee services received in exchange for Sara Lee equity-based instruments in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25). APB No. 25 required the use of the intrinsic value method, which measures compensation cost as the excess, if any, of the quoted market price of the stock over the amount the employee must pay for the stock. Compensation expense for substantially all equity-based awards was measured under APB No. 25 on the date the awards were granted. Under APB No. 25, no compensation expense has been recognized for stock options, replacement stock options and shares purchased by our employees under the Sara Lee Employee Stock Purchase Plan (Sara Lee ESPP) during the years prior to fiscal 2006. Compensation expense was recognized under APB No. 25 for the cost of Sara Lee RSUs granted to employees during the years prior to 2006.

During 2005 and 2004, had the cost of employee services received in exchange for equity instruments been recognized based on the grant-date fair value of those instruments in accordance with the provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation (SFAS 123), the Company’s net income would have been impacted as shown in the following table:

	Years Ended
	July 2,	July 3,
	2005	2004

Reported net income	$218,509	$449,552
Plus — stock-based employee compensation included in reported net income, net of related tax effects	6,606	4,270
Less — total stock-based employee compensation expense determined under the fair-value method for all awards, net of related tax effects	(10,854)	(9,402)

Pro forma net income	$214,261	$444,420

(p)	Income Taxes

For the periods prior to the spin off on September 5, 2006, income taxes were prepared on a separate return basis as if the Company had been a group of separate legal entities. As a result, actual tax transactions that would not have occurred had the Company been a separate entity have been eliminated in the preparation of Combined and Consolidated Financial Statements for such periods. Until the Company entered into a tax

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

sharing agreement with Sara Lee in connection with the spin off, there was no formal tax sharing agreement between the Company and Sara Lee. The tax sharing agreement allocates responsibilities between the Company and Sara Lee for taxes and certain other tax matters. Under the tax sharing agreement, Sara Lee generally is liable for all U.S. federal, state, local and foreign income taxes attributable to the Company with respect to taxable periods ending on or before September 5, 2006. Sara Lee also is liable for income taxes attributable to the Company with respect to taxable periods beginning before September 5, 2006 and ending after September 5, 2006, but only to the extent those taxes are allocable to the portion of the taxable period ending on September 5, 2006. The Company is generally liable for all other taxes attributable to it. Changes in the amounts payable or receivable by the Company under the stipulations of this agreement may impact the Company’s financial position and cash flows in any period.

Within 180 days after Sara Lee files its final consolidated tax return for the period that includes September 5, 2006, Sara Lee is required to deliver to the Company a computation of the amount of deferred taxes attributable to the Company’s United States and Canadian operations that would be included on the Company’s balance sheet as of September 6, 2006. If substituting the amount of deferred taxes as finally determined for the amount of estimated deferred taxes that were included on that balance sheet at the time of the spin off causes a decrease in the net book value reflected on that balance sheet, then Sara Lee will be required to pay the Company the amount of such decrease. If such substitution causes an increase in the net book value reflected on that balance sheet, then the Company will be required to pay Sara Lee the amount of such increase. For purposes of this computation, the Company’s deferred taxes are the amount of deferred tax benefits (including deferred tax consequences attributable to deductible temporary differences and carryforwards) that would be recognized as assets on the Company’s balance sheet computed in accordance with GAAP, but without regard to valuation allowances, less the amount of deferred tax liabilities (including deferred tax consequences attributable to deductible temporary differences) that would be recognized as liabilities on the Company’s balance sheet computed in accordance with GAAP, but without regard to valuation allowances. Neither the Company nor Sara Lee will be required to make any other payments to the other with respect to deferred taxes.

Deferred taxes are recognized for the future tax effects of temporary differences between financial and income tax reporting using tax rates in effect for the years in which the differences are expected to reverse. Given continuing losses in certain jurisdictions in which the Company operates on a separate return basis, a valuation allowance has been established for the deferred tax assets in these specific locations. Net operating loss carryforwards, charitable contribution carryforwards and capital loss carryforwards have been determined in these Combined and Consolidated Financial Statements as if the Company had been a group of legal entities separate from Sara Lee, which results in different carryforward amounts than those shown by Sara Lee. Prior to the spin off, Sara Lee periodically estimated the probable tax obligations using historical experience in tax jurisdictions and informed judgments. There are inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which the Company transacts business. The judgments and estimates made at a point in time may change based on the outcome of tax audits, as well as changes to or further interpretations of regulations. The Company adjusts its income tax expense in the period in which these events occur. If such changes take place, there is a risk that the tax rate may increase or decrease in any period.

(q)	Financial Instruments

The Company uses financial instruments, including forward exchange, option and swap contracts, to manage its exposures to movements in interest rates, foreign exchange rates and commodity prices. The use of these financial instruments modifies the exposure of these risks with the intent to reduce the risk or cost to the

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Company. The Company does not use derivatives for trading purposes and is not a party to leveraged derivative contracts.

The Company formally documents its hedge relationships, including identifying the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transaction. This process includes linking derivatives that are designated as hedges of specific assets, liabilities, firm commitments or forecasted transactions. The Company also formally assesses, both at inception and at least quarterly thereafter, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in either the fair value or cash flows of the hedged item. If it is determined that a derivative ceases to be a highly effective hedge, or if the anticipated transaction is no longer likely to occur, the Company discontinues hedge accounting, and any deferred gains or losses are recorded in the “Selling, general and administrative expenses” line of the Combined and Consolidated Financial Statements.

Derivatives are recorded in the Combined and Consolidated Balance Sheets at fair value in other assets and other liabilities. The fair value is based upon either market quotes for actively traded instruments or independent bids for nonexchange traded instruments.

On the date the derivative is entered into, the Company designates the type of derivative as a fair value hedge, cash flow hedge, net investment hedge or a natural hedge, and accounts for the derivative in accordance with its designation.

Natural Hedge

A derivative used as a hedging instrument whose change in fair value is recognized to act as an economic hedge against changes in the values of the hedged item is designated a natural hedge. For derivatives designated as natural hedges, changes in fair value are reported in earnings in the “Selling, general and administrative expenses” line of the Combined and Consolidated Statements of Income. Forward exchange contracts are recorded as natural hedges when the hedged item is a recorded asset or liability that is revalued in each accounting period, in accordance with SFAS No. 52, Foreign Currency Translation.

Cash Flow Hedge

A hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability is designated as a cash flow hedge. The effective portion of the change in the fair value of a derivative that is designated as a cash flow hedge is recorded in the “Accumulated other comprehensive loss” line of the Combined and Consolidated Balance Sheets. When the hedged item affects the income statement, the gain or loss included in accumulated other comprehensive income (loss) is reported on the same line in the Combined and Consolidated Statements of Income as the hedged item. In addition, both the fair value of changes excluded from the Company’s effectiveness assessments and the ineffective portion of the changes in the fair value of derivatives used as cash flow hedges are reported in the “Selling, general and administrative expenses” line in the Combined and Consolidated Statements of Income.

(r)	Business Acquisitions

All business acquisitions have been accounted for under the purchase method. Cash, the fair value of other assets distributed, securities issued unconditionally, and amounts of consideration that are determinable at the date of acquisition are included in determining the cost of an acquired business.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

In November 2006, the Company acquired an Asian sewing production facility for $6,666 in cash and the assumption of $3,560 of debt. Goodwill of $2,766 was recognized as a result of the purchase price exceeding the fair value of the assets and liabilities acquired.

In September 2005, the Company acquired a domestic yarn and textile production company for $2,436 in cash and the assumption of $84,000 of debt. The fair value of the assets acquired, net of liabilities assumed, approximated the purchase price based upon preliminary valuations and no goodwill was recognized as a result of the transaction. In fiscal 2005, purchases from the acquired business accounted for approximately 18% of the Company’s total cost of sales. Following the acquisition, substantially all of the yarn and textiles produced by the acquired business have been used in products produced by the Company, and those that were not have been sold to third parties.

(s)	Recently Issued Accounting Standards

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes: An Interpretation of FASB Statement No. 109 (FIN No. 48). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement principles for the financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. This interpretation is effective for fiscal years beginning after December 15, 2006 and as such, the Company will adopt FIN No. 48 in 2007. As a result of the implementation of FIN No. 48 in 2007, the Company recognized no adjustment in the liability for unrecognized income tax benefits.

Fair Value Measurements

The FASB has issued FAS 157, Fair Value Measurements, or “SFAS 157,” which provides guidance for using fair value to measure assets and liabilities. The standard also responds to investors’ requests for more information about (1) the extent to which companies measure assets and liabilities at fair value, (2) the information used to measure fair value, and (3) the effect that fair-value measurements have on earnings. SFAS 157 will apply whenever another standard requires (or permits) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value to any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of SFAS 157 on its results of operations and financial position.

Pension and Other Postretirement Benefits

In September 2006, the FASB issued SFAS No. 158, Employer’s Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132R), or “SFAS 158.” SFAS 158 requires an employer to recognize in its statement of financial position an asset for a plan’s over funded status, or a liability for a plan’s under funded status, measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year (with limited exceptions), and recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive loss and as a separate component of stockholders’ equity. The Company adopted the provision to recognize the funded status of a benefit plan and the disclosure requirements during the six months ended December 30, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end is effective for fiscal years ending after December 15, 2008. The Company plans to adopt the measurement date provision in 2007.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of SFAS 159 become effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact that SFAS 159 will have on its results of operations and financial position.

(t)	Revisions

A revision to the balance sheet classification was made to the fiscal 2006 and 2005 Combined and Consolidated Balance Sheets for the allowance for product returns of $12,811 and $20,153 for fiscal 2006 and 2005, respectively, which had previously been included in accounts receivable but has been reclassified into accrued liabilities. This revision had no impact on the Company’s previously reported net income or parent companies’ equity.

(3)  Stock-Based Compensation

The Company established the Hanesbrands OIP to award stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance shares and cash to its employees, non-employee directors and employees of its subsidiaries to promote the interests of the Company and incent performance and retention of employees.

On September 26, 2006, a number of awards were made to employees and non-employee directors under the Hanesbrands OIP. Two categories of these awards are intended to replace award values that employees would have received under Sara Lee incentive plans before the spin off. Three other categories of these awards were to attract and retain certain employees, including the Company’s 2006 annual awards.

Stock Options

The exercise price of each stock option equals the market price of Hanesbrands’ stock on the date of grant. Options can generally be exercised over a term of between five and seven years. Options vest ratably over two to three years with the exception of one category of award which vested immediately upon grant. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted average assumptions: weighted average expected volatility of 30%; weighted average expected term of 3.7 years; expected dividend yield of 0%; and risk-free interest rate ranging from 4.52% to 4.59%, with a weighted average of 4.55%.

The Company uses the volatility of peer companies for a period of time that is comparable to the expected life of the option to determine volatility assumptions. The Company utilized the simplified method outlined in SEC Staff Accounting Bulletin No. 107 to estimate expected lives for options granted during the period.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

A summary of the changes in stock options outstanding to the Company’s employees under the Hanesbrands OIP during the six months ended December 30, 2006 is presented below:

				Weighted-
				Average
		Weighted-		Remaining
		Average	Aggregate	Contractual
		Exercise	Intrinsic	Term
	Shares	Price	Value	(Years)

Options outstanding at July 1, 2006	—	$—	$—	—
Granted	2,955	22.37	—	—
Exercised	6	22.37	—	—
Forfeited	—	—	—	—

Options outstanding at December 30, 2006	2,949	$22.37	$3,686	5.99

Options exercisable at December 30, 2006	1,117	$22.37	$1,397	4.75

There were 1,123 options that vested during the six months ended December 30, 2006. As of December 30, 2006, the Company had unrecognized compensation expense related to stock option awards of $9,211. The total intrinsic value of options that were exercised during the six months ended December 30, 2006 was $8. The weighted average fair value of individual options granted during the six months ended December 30, 2006 was $6.55.

Stock Unit Awards

Restricted stock units (RSUs) of Hanesbrands’ stock are granted to certain Company employees and non-employee directors to incent performance and retention over periods ranging from one to three years. Upon the achievement of defined goals, the RSUs are converted into shares of the Company’s common stock on a one-for-one basis and issued to the grantees. All RSUs which have been granted under the Hanesbrands OIP vest solely upon continued future service to the Company. The cost of these awards is determined using the fair value of the shares on the date of grant, and compensation expense is recognized over the period during which the grantees provide the requisite service to the Company. A summary of the changes in the restricted stock unit awards outstanding under the Hanesbrands OIP during the six months ended December 30, 2006 is presented below:

Weighted-
		Weighted-		Average
		Average	Aggregate	Remaining
		Grant-Date	Intrinsic	Contractual
	Shares	Fair Value	Value	Term (Years)

Nonvested share units at July 1, 2006	—	$—	$—	—
Granted	1,546	22.37	—	—
Vested	—	—	—	—
Forfeited	—	—	—	—

Nonvested share units at December 30, 2006	1,546	$22.37	$36,516	2.41

Exercisable share units at December 30, 2006	—	$—	$—	—

As of December 30, 2006, the Company had unrecognized compensation expense related to stock unit awards of $27,380.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

For all share-based payments under the Hanesbrands OIP, during the six months ended December 30, 2006 the Company recognized total compensation expense of $10,176 and recognized a deferred tax benefit of $3,842. The Company satisfies the requirement for common shares for share-based payments to employees pursuant to the Hanesbrands OIP by issuing newly authorized shares.

The employees of the Company participated in the stock-based compensation plans of Sara Lee prior to the Company’s spin off on September 5, 2006. As a result of the spin off and consistent with the terms of the awards under Sara Lee’s plans, the outstanding Sara Lee stock options granted will generally expire six months after the spin off date. In connection with the spin off, vesting for all nonvested service-based Sara Lee RSUs was accelerated to the spin off date resulting in the recognition of $5,447 of additional compensation expense for the six months ended December 30, 2006. An insignificant number of performance-based Sara Lee RSUs remained unvested through the spin off date.

(4)  Restructuring

The reported results for the six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004 reflect amounts recognized for restructuring actions, including the impact of certain actions that were completed for amounts more favorable than previously estimated. The impact of restructuring on income before income taxes is summarized as follows:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Restructuring programs:
Six months ended December 30, 2006 Restructuring actions	$33,289	$—	$—	$—
Fiscal year 2006 Restructuring actions	(398)	4,119	—	—
Fiscal year 2005 Restructuring actions	(504)	(2,700)	54,012	—
Fiscal year 2004 Restructuring actions	90	(963)	(2,352)	29,014
Business Reshaping	—	(557)	(133)	(1,548)

Decrease (increase) in income before income taxes	$32,477	$(101)	$51,527	$27,466

The following table illustrates where the costs (income) associated with these actions are recognized in the Combined and Consolidated Statements of Income:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Cost of sales	$21,199	$—	$—	$—
Selling, general and administrative expenses	—	—	4,549	—
Restructuring	11,278	(101)	46,978	27,466

Decrease (increase) in income before income taxes	$32,477	$(101)	$51,527	$27,466

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The impact of these costs (income) on the Company’s business segments is summarized as follows:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Innerwear	$8,063	$(148)	$19,735	$7,904
Outerwear	22,879	(416)	17,437	5,684
Hosiery	2,228	(57)	2,986	2,420
International	(23)	(895)	4,536	8,914

Decrease (increase) in business segment operating profit	33,147	(1,516)	44,694	24,922
Decrease (increase) in general corporate expenses	(670)	1,415	6,833	2,544

Decrease (increase) in operating profit	$32,477	$(101)	$51,527	$27,466

Six Months Ended December 30, 2006 Restructuring Actions

During the six months ended December 30, 2006, the Company, in connection with its plans to migrate portions of its manufacturing operations to lower-cost manufacturing facilities, to improve alignment of sewing operations with the flow of textiles and to consolidate production capacity, approved various actions that will result in the closure of seven facilities. The seven facilities include four textile and sewing plants in the United States, Puerto Rico and Mexico and the three distribution centers in the United States. All actions are expected to be completed within a 12-month period. The net impact of these actions was to reduce income before income taxes by $33,289.

•	$12,090 of the net charge represents costs associated with the planned termination of 2,989 employees for employee termination and other benefits in accordance with benefit plans previously communicated to the affected employee group. This charge is reflected in the “Restructuring” line of the Combined and Consolidated Statement of Income. As of December 30, 2006, 2,082 employees had been terminated and the severance obligation remaining in accrued liabilities on the Combined and Consolidated Balance Sheet was $5,334.

•	$21,199 of the net charge represents accelerated depreciation of buildings and equipment for the period between the date on which the action was approved and actual closure of the facilities. This charge is reflected in the “Cost of Sales” line of the Combined and Consolidated Statement of Income.

The following table summarizes the charges taken for the restructuring activities approved during the six months ended December 30, 2006 and the related status as of December 30, 2006. Any accrued amounts remaining as of December 30, 2006 represent those cash expenditures necessary to satisfy remaining obligations, which will be paid in the next year.

				Accrued
	Cumulative			Restructuring
	Restructuring			as of
	Costs	Non-cash	Cash	December 30,
	Recognized	Charges	Payments	2006

Employee termination and other benefits	$12,090	$(15)	$(6,741)	$5,334
Accelerated depreciation	21,199	(21,199)	—	—

	$33,289	$(21,214)	$(6,741)	$5,334

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The following table summarizes planned and actual employee terminations by location and business segment as of December 30, 2006:

Number of Employees	Innerwear	Outerwear	Hosiery	Total

United States	714	263	143	1,120
Mexico	—	1,869	—	1,869

	714	2,132	143	2,989

Actions completed	—	1,997	85	2,082
Actions remaining	714	135	58	907

	714	2,132	143	2,989

Fiscal Year 2006 Restructuring Actions

During 2006, the Company approved a series of actions to exit certain defined business activities and to lower its cost structure. Each of these actions is to be completed within a 12-month period after being approved. The net impact of these actions was to reduce income before income taxes by $4,119 in fiscal 2006. The charge represents costs associated with terminating 460 employees and providing them with severance benefits in accordance with benefits previously communicated to the affected employee group. The specific locations of these employees are summarized in a table contained in this note. This charge is reflected in the “Restructuring” line of the Combined and Consolidated Statement of Income. As of December 30, 2006, 355 employees had been terminated and the severance obligation remaining in accrued liabilities on the Combined and Consolidated Balance Sheet was $1,858.

The following table summarizes the charges taken for the restructuring actions approved during 2006 and the related status as of December 30, 2006. Any accrued amounts remaining as of December 30, 2006 represent those cash expenditures necessary to satisfy remaining obligations, which will be primarily paid in the next year.

				Accrued
	Cumulative			Restructuring as of
	Restructuring	Non-Cash	Cash	December 30,
	Recognized	Charges	Payments	2006

Employee termination and other benefits	$3,721	$—	$(1,863)	$1,858

The following table summarizes planned and actual employee terminations by location and business segment as of December 30, 2006:

Number of Employees	Innerwear	Outerwear	International	Corporate	Total

United States	170	70	—	44	284
Mexico	—	—	176	—	176

	170	70	176	44	460

Actions completed	78	70	176	31	355
Actions remaining	92	—	—	13	105

	170	70	176	44	460

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Fiscal Year 2005 Restructuring Actions

During 2005, the Company approved a series of actions to exit certain defined business activities and to lower its cost structure. Each of these actions was to be completed within a 12-month period after being approved. In 2005 these actions reduced income before income taxes by $54,012.

During 2006, certain of these actions were completed for amounts more favorable than originally estimated. As a result, costs previously accrued were adjusted and resulted in an increase of $2,700 to income before income taxes. The $2,700 consists of a credit for employee termination benefits and resulted from actual costs to settle the obligations being lower than expected. The adjustment is reflected in the “Restructuring” line of the Combined and Consolidated Statement of Income.

During the six months ended December 30, 2006, certain of these actions were completed for amounts more favorable than originally estimated. As a result, costs previously accrued were adjusted and resulted in an increase of $504 to income before income taxes. The $504 consists of a credit for employee termination benefits and resulted from actual costs to settle obligations being lower than expected. The adjustment is reflected in the “Restructuring” line of the Combined and Consolidated Statement of Income.

After combining the amounts recognized in the six months ended December 30, 2006, in fiscal year 2006, and fiscal year 2005, the restructuring actions completed by the Company under these plans reduced income before income taxes by a total of $50,808. This charge reflects the cost associated with terminating 1,012 employees and providing them with severance benefits in accordance with existing benefit plans or local employment laws. The specific location of these employees is summarized in a table contained in this note. This cumulative charge is reflected in the “Restructuring” line in the Combined and Consolidated Statements of Income for the six months ended December 30, 2006, fiscal 2006 and fiscal 2005. As of the end of the six months ended December 30, 2006, all of the employees have been terminated and the severance obligation remaining in accrued liabilities on the Combined and Consolidated Balance Sheet was $8,027.

The following table summarizes the charges taken for the restructuring actions approved during 2005 and the related status as of December 30, 2006. Any accrued amounts remaining as of December 30, 2006 represent those cash expenditures necessary to satisfy remaining obligations, which will be primarily paid in the next year.

				Accrued
	Cumulative			Restructuring as of
	Restructuring	Non-Cash	Cash	December 30,
	Recognized	Charges	Payments	2006

Employee termination and other benefits	$43,418	$—	$(35,391)	$8,027
Noncancelable lease and other contractual obligations	2,841	—	(2,841)	—
Accelerated depreciation	4,549	(4,549)	—	—

	$50,808	$(4,549)	$(38,232)	$8,027

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The following table summarizes planned and actual employee terminations by location and business segment: All actions were completed as of December 30, 2006.

Number of Employees	Innerwear	Outerwear	Hosiery	International	Corporate	Total

United States	198	84	69	—	336	687
Canada	—	—	—	186	—	186
Mexico	—	—	—	139	—	139

	198	84	69	325	336	1,012

Fiscal Year 2004 Restructuring Actions

During 2004, the Company approved a series of actions to exit certain defined business activities and lower its cost structure. In 2004, these actions reduced income before income taxes by $29,014.

During 2005 and 2006, certain of these actions were completed for amounts more favorable than originally estimated. As a result, during 2005 and 2006, costs previously accrued were adjusted and resulted in an increase of $2,352 and $963 to income before income taxes, respectively. The $2,352 and the $963 are composed of credits for employee termination benefits and resulted from the actual costs to settle termination obligations being lower than expected and certain employees originally targeted for termination not being severed as originally planned. This adjustment is reflected in the “Restructuring” line of the respective years Combined and Consolidated Statements of Income.

During the six months ended December 30, 2006, certain of the termination benefits required additional funding above the original estimates, resulting in additional charges of $90 for employee termination benefits. The adjustment is reflected in the “Restructuring” line of the Combined and Consolidated Statement of Income.

After combining the amounts recognized in the six months ended December 30, 2006 and the fiscal years 2006, 2005, and 2004, the restructuring actions completed by the Company under these action plans reduced income before income taxes by a total of $25,789. This charge reflects the cost associated with terminating 4,425 employees and providing them with severance benefits in accordance with existing benefit plans or local employment laws. The specific location of these employees is summarized in a table contained in this note. This cumulative charge is reflected in the “Restructuring” line in the Combined and Consolidated Statements of Income for fiscal years 2006, 2005 and 2004. As of the end of the six months ended December 30, 2006, all of the employees have been terminated and the severance obligation remaining in accrued liabilities on the Combined and Consolidated Balance Sheet was $36.

The following table summarizes the cumulative charges taken for the restructuring actions approved during 2004 and the related status as of December 30, 2006. Any accrued amounts remaining as of the end of 2006 represent those cash expenditures necessary to satisfy remaining obligations, which will be primarily paid in the next year.

			Accrued
	Cumulative		Restructuring as of
	Restructuring	Cash	December 30,
	Recognized	Payments	2006

Employee termination and other benefits	$25,789	$(25,753)	$36

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The following table summarizes the employee terminations by location and business segment. All actions were completed as of December 30, 2006.

		Puerto Rico
	United	and
Number of Employees	States	Latin America	Total

Innerwear	319	950	1,269
Outerwear	46	2,549	2,595
Hosiery	185	—	185
International	—	353	353
Corporate	23	—	23

Total	573	3,852	4,425

Business Reshaping

Beginning in the second quarter of 2001, the Company’s management approved a series of actions to exit certain defined business activities. The final series of actions was approved in the second quarter of 2002. Each of these actions was to be completed in a 12-month period after being approved. All actions included in this program have been completed.

During the six months ended December 30, 2006, cash payments of $84 were made for obligations related to these actions, resulting in an ending accrual balance of $1,774 at December 30, 2006.

(5)  Inventories

Inventories consisted of the following:

	December 30,	July 1,	July 2,
	2006	2006	2005

Raw materials	$111,503	$104,728	$93,813
Work in process	197,645	196,170	181,556
Finished goods	907,353	935,688	987,188

	$1,216,501	$1,236,586	$1,262,557

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(6)  Property, Net

Property is summarized as follows:

	December 30,	July 1,	July 2,
	2006	2006	2005

Land	$22,234	$29,023	$22,033
Buildings and improvements	412,558	463,146	405,277
Machinery and equipment	1,154,329	1,124,517	1,138,428
Construction in progress	22,928	32,235	41,005
Capital leases	19,787	25,966	28,358

	1,631,836	1,674,887	1,635,101
Less accumulated depreciation	1,074,970	1,057,866	1,076,444

Property, net	$556,866	$617,021	$558,657

The total depreciation expense recognized in the six months ended December 30, 2006 and fiscal years ended 2006, 2005 and 2004, was $69,946, $105,173, $108,791 and $105,517, respectively.

(7)  Notes Payable to Banks

The Company had the following short-term obligations at December 30, 2006, July 1, 2006 and July 2, 2005:

		Principal Amount
	Interest	December 30,	July 1,	July 2,
	Rate	2006	2006	2005

364-day credit facility	3.16%	$—	$—	$81,972
Short term revolving facility in China	5.02%	6,554	3,471	—
Other	8.22%	7,710	—	1,331

		$14,264	$3,471	$83,303

During the six months ended December 30, 2006, the Company amended its short-term revolving facility arrangement with a Chinese branch of a U.S. bank. The facility, renewable annually, was initially in the amount of RMB 30 million and was increased to RMB 56 million ($7,168) as of December 30, 2006. Borrowings under the facility accrue interest at the prevailing base lending rates published by the People’s Bank of China from time to time less 10%. As of December 30, 2006, $6,554 was outstanding under this facility with $614 of borrowing available. The Company was in compliance with the covenants contained in this facility at December 30, 2006.

The Company had other short-term obligations amounting to $7,710 which consisted of a short-term revolving facility arrangement with an Indian branch of a U.S. bank amounting to INR 220 million ($4,991) of which $3,877 was outstanding at December 30, 2006 which accrues interest at 10.5%, and multiple short-term credit facilities and promissory notes acquired as part of the Company’s acquisition of a sewing facility in Thailand, totaling THB 241 million ($6,774) of which $3,833 was outstanding at December 30, 2006 which accrues interest at an average rate of 5.9%.

Historically, the Company maintained a 364-day short-term non-revolving credit facility under which the Company could borrow up to 107 million Canadian dollars at a floating rate of interest that was based upon

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

either the announced bankers acceptance lending rate plus 0.6% or the Canadian prime lending rate. Under the agreement, the Company had the option to borrow amounts for periods of time less than 364 days. The facility expired at the end of the 364-day period and the amount of the facility could not be increased until the next renewal date. During fiscal 2004 and 2005 the Company and the bank renewed the facility. At the end of fiscal 2005, the Company had borrowings under this facility of $81,972 at an interest rate of 3.16%. In 2006, the borrowings under this agreement were repaid at the end of the year and the facility was closed.

Total interest paid on notes payable was $308, $2,588, $4,041 and $3,945 in the six months ended December 30, 2006 and fiscal years ended 2006, 2005 and 2004, respectively.

(8)  Long-term debt

In connection with the spin off on September 5, 2006, the Company entered into a $2,150,000 senior secured credit facility (the “Senior Secured Credit Facility”), a $450,000 senior secured second lien credit facility (the “Second Lien Credit Facility”) and a $500,000 bridge loan facility (the “Bridge Loan Facility”). The Bridge Loan Facility was paid off in full through the issuance of $500,000 of floating rate senior notes (the “Floating Rate Senior Notes”) issued in December 2006. The outstanding balances at December 30, 2006 are reported in the “Current portion of long-term debt” and “Long-term debt” lines of the Combined and Consolidated Balance Sheet. The following paragraphs describe these facilities.

Senior Secured Credit Facility

The Senior Secured Credit Facility provides for aggregate borrowings of $2,150,000, consisting of: (i) a $250,000 Term A loan facility (the “Term A Loan Facility”); (ii) a $1,400,000 Term B loan facility (the “Term B Loan Facility”); and (iii) a $500,000 revolving loan facility (the “Revolving Loan Facility”). The Senior Secured Credit Facility is guaranteed by substantially all of Hanesbrands’ U.S. subsidiaries and is secured by equity interests in substantially all of Hanesbrands’ direct and indirect U.S. subsidiaries and 65% of the voting securities of certain foreign subsidiaries and substantially all present and future assets of Hanesbrands and the guarantors. At the Company’s option, borrowings under the Senior Secured Credit Facility may be maintained from time to time as (a) Base Rate loans, which shall bear interest at the higher of (i) 1/2 of 1% in excess of the federal funds rate and (ii) the rate published in the Wall Street Journal as the “prime rate” (or equivalent), in each case in effect from time to time, plus the applicable margin in effect from time to time (which is currently 0.75% for the Term A Loan Facility and the Revolving Loan Facility and 1.25% for the Term B Loan Facility), or (b) LIBOR based loans, which shall bear interest at the LIBO Rate (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves), as determined by the administrative agent for the respective interest period plus the applicable margin in effect from time to time (which is currently 1.75% for the Term A Loan Facility and the Revolving Loan Facility and 2.25% for the Term B Loan Facility). The final maturity of the Term A Loan Facility is September 5, 2012. The Term A Loan Facility amortizes in an amount per annum equal to the following: year 1—5.00%; year 2—10.00%; year 3—15.00%; year 4—20.00%; year 5—25.00%; year 6—25.00%. The final maturity of the Term B Loan Facility is September 5, 2013. The Term B Loan Facility is payable in equal quarterly installments in an amount equal to 1% per annum, with the balance due on the maturity date. The final maturity of the Revolving Loan Facility is September 5, 2011. As of December 30, 2006, the Company had $0 outstanding under the Revolving Loan Facility, $122,549 of standby and trade letters of credit issued and outstanding under this facility and $377,451 of borrowing availability. At December 30, 2006, the interest rates on the Term A Loan Facility and the Term B

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Loan Facility were 7.13% and 7.63% respectively. Outstanding borrowings under the Senior Secured Credit Facility are prepayable without penalty.

The Senior Secured Credit Facility requires the Company to comply with customary affirmative, negative, and financial covenants, and includes customary events of default. As of December 30, 2006, the Company was in compliance with all covenants.

Second Lien Credit Facility

The Second Lien Credit Facility provides for aggregate borrowings of $450,000 by Hanesbrands’ wholly-owned subsidiary, HBI Branded Apparel Limited, Inc. The Second Lien Credit Facility is unconditionally guaranteed by Hanesbrands and each entity guaranteeing the Senior Secured Credit Facility. The Second Lien Credit Facility and the guarantees in respect thereof are secured on a second-priority basis (subordinate only to the Senior Secured Credit Facility and any permitted additions thereto or refinancings thereof) by substantially all of the assets that secure the Senior Secured Credit Facility. Loans under the Second Lien Credit Facility bear interest in the same manner as those under the Senior Secured Credit Facility, subject to a margin of 2.75% for Base Rate loans and 3.75% for LIBOR based loans. The Second Lien Credit Facility matures on March 5, 2014, may not be prepaid prior to September 5, 2007, and includes premiums for prepayment of the loan prior to September 5, 2009 based upon timing of the prepayments. The Second Lien Credit Facility will not amortize and will be repaid in full on its maturity date. At December 30, 2006 the interest rate on the Second Lien Credit Facility was 9.13%. The Second Lien Credit Facility requires the Company to comply with customary affirmative, negative, and financial covenants, and includes customary events of default. As of December 30, 2006, the Company was in compliance with all covenants.

Bridge Loan Facility

Prior to its repayment in full, the Bridge Loan Facility provided for a borrowing of $500,000 and was unconditionally guaranteed by each entity guaranteeing the Senior Secured Credit Facility. The Bridge Loan Facility was unsecured and was scheduled to mature on September 5, 2007. If the Bridge Loan Facility had not been repaid prior to or at maturity, the outstanding principal amount of the facility was to roll over into a rollover loan in the same amount that was to mature on September 5, 2014. Lenders that extended rollover loans to the Company would have been entitled to request that the Company issue “exchange notes” to them in exchange for the rollover loans, and also to request that the Company register such notes upon request. All amounts outstanding were repaid through the issuance of Floating Rate Senior Notes as described below.

Floating Rate Senior Notes

On December 14, 2006, the Company issued $500,000 aggregate principal amount of Floating Rate Senior Notes due 2014. The Floating Rate Senior Notes are senior unsecured obligations that rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness. The Floating Rate Senior Notes bear interest at an annual rate, reset semi-annually, equal to the London Interbank Offered Rate, or LIBOR, plus 3.375%. Interest is payable on the Floating Rate Senior Notes on June 15 and December 15 of each year beginning on June 15, 2007. The Floating Rate Senior Notes will mature on December 15, 2014. The net proceeds from the sale of the Floating Rate Senior Notes were approximately $492,000. These proceeds, together with working capital, were used to repay in full the $500,000 outstanding under the Bridge Loan Facility. The Floating Rate Senior Notes are guaranteed by substantially all of the Company’s domestic subsidiaries. The Floating Rate Senior Notes are redeemable on or after December 15, 2008, subject to premiums based upon timing of the prepayments.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Future principal payments for all of the facilities described above are as follows: $9,375 due in fiscal year 2007, $34,375 due in fiscal year 2008, $54,625 due in fiscal year 2009, $67,125 due in fiscal year 2010, $57,375 due in fiscal year 2011 and $2,270,500 thereafter. Reflected in these future principal payments was a $100,000 prepayment made during the six months ended December 30, 2006. This prepayment relieved any requirement for the Company to make mandatory payments on the Term B Loan Facility through fiscal 2008.

During the six months ended December 30, 2006, the Company incurred $50,248 in debt issuance costs in connection with the issuance of the Senior Secured Credit Facility, the Second Lien Facility, Bridge Loan Facility and the Floating Rate Senior Notes. Debt issuance costs are amortized to interest expense over the respective lives of the debt instruments, which range from five to eight years. As of December 30, 2006, the net carrying value was $40,568 which is included in other noncurrent assets in the Combined and Consolidated Balance Sheet. The Company’s debt issuance cost amortization was $2,279 for the six months ended December 30, 2006. During the six months ended December 30, 2006, the Company recognized $7,401 of losses on early extinguishment of debt which is comprised of a $6,125 loss for unamortized debt issuance costs on the Bridge Loan Facility in connection with the issuance of the Floating Rate Senior Notes and a $1,276 loss related to unamortized debt issuance costs on the Senior Secured Credit Facility for the prepayment of $100,000 of principal in December 2006 As discussed above, the proceeds from the issuance of the Floating Rate Senior Notes were used to repay the entire outstanding principal of the Bridge Loan Facility.

Total cash paid for interest related to the long term debt during the six months ended December 30, 2006 was $68,569.

(9)  Comprehensive Income (Loss)

SFAS No. 130, Reporting Comprehensive Income, requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, minimum pension liabilities and unrealized gains and losses on qualifying cash flow hedges, shall be reported, net of their related tax effect, to arrive at comprehensive income. The Company’s comprehensive income is as follows:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Net income	$74,139	$322,493	$218,509	$449,552
Translation adjustments	(5,989)	13,518	15,187	(6,680)
Net unrealized income (loss) on cash flow hedges, net of tax	(597)	(3,693)	(1,028)	4,389
Minimum pension liability, net of tax	(9,864)	—	—	—

Comprehensive income	$57,689	$332,318	$232,668	$447,261

The balances reported in the above table are net of the federal, state and foreign statutory tax rates, as applicable.

In connection with the spin off on September 5, 2006, the Company assumed obligations relating to the Company’s current and former employees included within Sara Lee sponsored pension and retirement plans, including $53,813 of additional minimum pension liability that has not been reflected in comprehensive income for the six months ended December 30, 2006 but is, however, included in accumulated other comprehensive loss at December 30, 2006.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

During the six months ended December 30, 2006, the Company adopted one provision of SFAS 158 which requires a company to report the unfunded positions of employee benefit plans on the balance sheet while all other deferred charges are reported as a component of accumulated other comprehensive income. The impact of adopting the SFAS 158 provision was $19,079, net of tax, which is not reflected in comprehensive income but is, however, included in accumulated other comprehensive loss at December 30, 2006.

The components of accumulated other comprehensive loss are as follows:

		Net Unrealized	Pension		Accumulated
	Cumulative	Income (Loss)	and		Other
	Translation	on Cash Flow	Post-	Income	Comprehensive
	Adjustment	Hedges	Retirement	Taxes	Loss

Balance at July 3, 2004	$(33,600)	$1,883	$—	$(651)	$(32,368)
Other comprehensive income (loss) activity	15,187	(1,408)	—	380	14,159

Balance at July 2, 2005	$(18,413)	$475	$—	$(271)	$(18,209)
Other comprehensive income (loss) activity	13,518	(6,051)	—	2,358	9,825

Balance at July 1, 2006	$(4,895)	$(5,576)	$—	$2,087	$(8,384)
Other comprehensive income (loss) activity	(5,989)	(1,050)	(72,412)	28,267	(51,184)

Balance at December 30, 2006	$(10,884)	$(6,626)	$(72,412)	$30,354	$(59,568)

(10)  Leases

The Company leases certain buildings, equipment and vehicles under agreements that are classified as capital leases. The building leases have original terms that range from ten to 15 years, while the equipment and vehicle leases generally have terms of less than seven years.

The gross amount of plant and equipment and related accumulated depreciation recorded under capital leases were as follows:

	December 30,	July 1,	July 2,
	2006	2006	2005

Buildings	$7,624	$7,624	$8,258
Machinery and equipment	3,700	3,700	3,660
Vehicles	8,463	14,642	16,440

	19,787	25,966	28,358
Less accumulated depreciation	17,883	21,439	20,132

Net capital leases	$1,904	$4,527	$8,226

Depreciation expense for capital lease assets was $1,003 in the six months ended December 30, 2006, $3,233 in fiscal 2006, $4,467 in fiscal 2005 and $4,321 in fiscal 2004.

Rental expense under operating leases was $27,590 in the six months ended December 30, 2006, $54,874 in fiscal 2006, $52,055 in fiscal 2005 and $45,997 in fiscal 2004.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 30, 2006 were as follows:

		Capital	Operating
		Leases	Leases

Year:
	2007	$1,290	$32,440
	2008	752	27,121
	2009	533	22,531
	2010	—	17,588
	2011	—	12,606
	Thereafter	—	15,099

	Total minimum lease payments	2,575	$127,385
	Less amount representing interest	339

	Present value of net minimum capital lease payments	2,236
	Less current installments of obligations under capital leases	1,136

	Obligations under capital leases, excluding current installments	$1,100

(11)  Commitments and Contingencies

The Company is a party to various pending legal proceedings, claims and environmental actions by government agencies. In accordance with SFAS No. 5, Accounting for Contingencies, the Company records a provision with respect to a claim, suit, investigation, or proceeding when it is probable that a liability has been incurred and the amount of the loss can reasonably be estimated. Any provisions are reviewed at least quarterly and are adjusted to reflect the impact and status of settlements, rulings, advice of counsel and other information pertinent to the particular matter. The recorded liabilities for these items were not material to the Combined and Consolidated Financial Statements of the Company in any of the years presented. Although the outcome of such items cannot be determined with certainty, the Company’s legal counsel and management are of the opinion that the final outcome of these matters will not have a material adverse impact on the consolidated financial position, results of operations or liquidity.

License Agreements

The Company is party to several royalty-bearing license agreements for use of third-party trademarks in certain of their products. The license agreements typically require a minimum guarantee to be paid either at the commencement of the agreement, by a designated date during the term of the agreement or by the end of the agreement period. When payments are made in advance of when they are due, the Company records a prepayment and amortizes the expense in the “Cost of sales” line of the Combined and Consolidated Income Statements uniformly over the guaranteed period. For guarantees required to be paid at the completion of the agreement, royalties are expensed through “Cost of sales” as the related sales are made. Management has reviewed all license agreements and concluded that these guarantees do not fall under Statement of Financial Accounting Standards Interpretation No. 45 Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, and accordingly, there are no liabilities recorded at inception of the agreements.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

For the six months ended December 30, 2006 and fiscal years 2006, 2005 and 2004, the Company incurred royalty expense of approximately $16,401, $12,554, $10,571 and $9,570, respectively. During the six months ended December 30, 2006, the Company incurred expense of $9,675 in connection with the buy out of a license agreement and the settlement of certain contractual terms relating to another license agreement. The $9,675 was recorded in the “Selling, general and administrative expenses” line of the Combined and Consolidated Statement of Income.

Minimum amounts due under the license agreements are approximately $6,294 in 2007, $320 in 2008, and $280 in 2009. There are no minimum amounts due after fiscal year 2009.

(12)  Intangible Assets and Goodwill

(a)	Intangible Assets

The primary components of the Company’s intangible assets and the related accumulated amortization are as follows:

		Accumulated	Net Book
	Gross	Amortization	Value

Six months ended December 30, 2006:
Intangible assets subject to amortization:
Trademarks and brand names	$182,520	$53,616	$128,904
Computer software	33,091	24,814	8,277

	$215,611	$78,430

Net book value of intangible assets			$137,181

		Accumulated	Net Book
	Gross	Amortization	Value

Fiscal year 2006:
Intangible assets subject to amortization:
Trademarks and brand names	$182,914	$50,815	$132,099
Computer software	26,963	24,368	2,595
Other intangibles	1,873	203	1,670

	$211,750	$75,386

Net book value of intangible assets			$136,364

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

		Accumulated	Net Book
	Gross	Amortization	Value

Fiscal year 2005:
Intangible assets subject to amortization:
Trademarks and brand names	$89,457	$26,457	$63,000
Computer software	24,721	22,836	1,885
Other intangibles	1,873	16	1,857

	$116,051	$49,309	66,742

Trademarks and brand names not subject to amortization			79,044

Net book value of intangible assets			$145,786

The amortization expense for intangibles subject to amortization was $3,466 in the six months ended December 30, 2006, $9,031 in fiscal 2006, $9,100 in fiscal 2005, and $8,712 in fiscal 2004. The estimated amortization expense for the next five years, assuming no change in the estimated useful lives of identifiable intangible assets or changes in foreign exchange rates is as follows: $7,346 in 2007, $7,834 in 2008, $7,608 in 2009, $6,249 in 2010, and $5,146 in 2011.

No impairment charges were recognized in the six months ended December 30, 2006, fiscal 2006 or fiscal 2005. However, as a result of the annual impairment review, the Company concluded that certain trademarks had lives that were no longer indefinite. As a result of this conclusion, trademarks with a net book value of $79,044 and $51,524 in fiscal 2006 and fiscal 2005 and, respectively, were moved from the indefinite lived category and amortization was initiated over a 30 year period.

(b)	Goodwill

Goodwill and the changes in those amounts during the period are as follows:

Net book value at July 2, 2005	$278,781
Foreign exchange	(126)

Net book value at July 1, 2006	$278,655
Acquisition of business	2,766
Foreign exchange	104

Net book value at December 30, 2006	$281,525

There was no impairment of goodwill in any of the periods presented.

(13)  Guarantees

Due to the historical relationship between Sara Lee and the Company prior to the spin off on September 5, 2006, there are various contracts under which Sara Lee has guaranteed certain third-party obligations relating to the Company’s business. Typically, these obligations arise from third-party credit facilities guaranteed by Sara Lee and as a result of contracts entered into by the Company’s entities and authorized by Sara Lee, under which Sara Lee agrees to indemnify a third-party against losses arising from a breach of representations and covenants related to such matters as title to assets sold, the collectibility of receivables, specified environmental matters, lease obligations and certain tax matters. In each of these circumstances, payment by Sara Lee is

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

conditioned on the other party making a claim pursuant to the procedures specified in the contract, which procedures allow Sara Lee to challenge the other party’s claims. In addition, Sara Lee’s obligations under these agreements may be limited in terms of time and/or amount, and in some cases Sara Lee or the related entities may have recourse against third-parties for certain payments made by Sara Lee. It is not possible to predict the maximum potential amount of future payments under certain of these agreements, due to the conditional nature of Sara Lee’s obligations and the unique facts and circumstances involved in each particular agreement. Historically, payments made by Sara Lee under these agreements have not been material, and no amounts are accrued for these items on the Combined and Consolidated Balance Sheets.

As of December 30, 2006, these contracts included the guarantee of credit limits with third-party banks, and guarantees over supplier purchases. The Company had not guaranteed or undertaken any obligation on behalf of Sara Lee or any other related entities as of December 30, 2006.

(14)  Financial Instruments and Risk Management

(a)	Interest rate swaps

In connection with the spin off from Sara Lee on September 5, 2006, the Company incurred debt of $2,600,000 plus an unfunded revolver with capacity of $500,000, all of which bears interest at floating rates. During the six months ended December 30, 2006, the Company has executed certain interest rate cash flow hedges in the form of swaps and caps in order to mitigate the Company’s exposure to variability in cash flows for the future interest payments on a designated portion of borrowings.

The Company records gains and losses on these derivative instruments using hedge accounting. Under this accounting method, gains and losses are deferred into accumulated other comprehensive loss until the hedged transaction impacts the Company’s earnings. However, on a quarterly basis hedge ineffectiveness will be measured and any resulting ineffectiveness will be recorded as gain or losses in the respective measurement period.

During the six months ended December 30, 2006, the Company deferred losses of $2,743 into accumulated other comprehensive loss. There was no gain or loss recorded in earnings as a result of hedge ineffectiveness for the six months ended December 30, 2006.

	Notional	Interest Rates
Interest Rate Swaps	Principal	Receive	Pay

3 year: Receive variable-pay fixed	$200,000	3-month LIBOR	5.18%
4 year: Receive variable-pay fixed	100,000	3-month LIBOR	5.14%
5 year: Receive variable-pay fixed	200,000	3-month LIBOR	5.15%

(b)	Forward Exchange, Option Contracts and Caps

The Company uses forward exchange and option contracts to reduce the effect of fluctuating foreign currencies on short-term foreign currency-denominated transactions, foreign currency-denominated investments, other known foreign currency exposures and to reduce the effect of fluctuating commodity prices on raw materials purchased for production. Gains and losses on these contracts are intended to offset losses and gains on the hedged transaction in an effort to reduce the earnings volatility resulting from fluctuating foreign currency exchange rates and fluctuating commodity prices.

Cotton is the primary raw material the Company uses to manufacture many of its products and is purchased at market prices. In fiscal 2006, the Company started to use commodity financial instruments to hedge the price of cotton, for which there is a high correlation between the hedged item and the hedged

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

instrument. The notional amounts outstanding under the futures contracts were 0 and 38,700 bales of cotton at December 30, 2006 and July 1, 2006, respectively. The notional amounts outstanding under the options contracts were 108,000 and 170,000 bales of cotton at December 30, 2006 and July 1, 2006, respectively.

Historically, the principal currencies hedged by the Company include the European euro, Mexican peso, Canadian dollar and Japanese yen. The following table summarizes by major currency the contractual amounts of the Company’s foreign exchange forward contracts in U.S. dollars. The bought amounts represent the net U.S. dollar equivalent of commitments to purchase foreign currencies, and the sold amounts represent the net U.S. dollar equivalent of commitments to sell foreign currencies. The foreign currency amounts have been translated into a U.S. dollar equivalent value using the exchange rate at the reporting date. Forward exchange contracts mature on the anticipated cash requirement date of the hedged transaction, generally within one year. There were no open foreign exchange forward contracts at December 30, 2006.

	July 1,	July 2,	July 3,
	2006	2005	2004

Foreign currency—bought (sold):
Canadian dollar	$(30,155)	$(36,413)	$(34,701)
European euro	1,006	1,388	2,459
Japanese yen	(5,837)	(17,078)	(10,404)
Mexican peso	—	(15,830)	(13,799)
Colombian peso	9,579	4,550	—
Other	—	(1,365)	—

The Company held foreign exchange option contracts to reduce the foreign exchange fluctuations on anticipated purchase transactions. There were no open option contracts at December 30, 2006. The following table summarizes the notional amount of option contracts to sell foreign currency, in U.S. dollars:

	July 1,	July 2,	July 3,
	2006	2005	2004

Foreign currency—sold:
European euro	$11,066	$12,285	$1,302
Japanese yen	6,029	—	—

For the interest rate swaps and caps and all forward exchange and option contracts, the following table summarizes the net derivative gains or losses deferred into accumulated other comprehensive loss and reclassified to earnings in the six months ended December 30, 2006 and fiscal years 2006, 2005 and 2004.

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Net accumulated derivative gain (loss) deferred at beginning of year	$(5,576)	$475	$1,883	$(4,740)
Deferral of net derivative gain (loss) in accumulated other comprehensive loss	(2,604)	(4,452)	(1,620)	3,585
Reclassification of net derivative loss (gain) to income	1,554	(1,599)	212	3,038

Net accumulated derivative gain (loss) at end of year	$(6,626)	$(5,576)	$475	$1,883

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The Company expects to reclassify into earnings during the next 12 months net loss from accumulated other comprehensive loss of approximately $6,626 at the time the underlying hedged transactions are realized. During the six months ended December 30, 2006 and the years ended July 1, 2006, July 2, 2005 and July 3, 2004 the Company recognized expense of $0, $0, $554 and $306, respectively, for hedge ineffectiveness related to cash flow hedges. Amounts reported for hedge ineffectiveness are not included in accumulated other comprehensive loss and therefore, not included in the above table.

There were no derivative losses excluded from the assessment of effectiveness or gains or losses resulting from the disqualification of hedge accounting for the six months ended December 30, 2006 and fiscal years 2006, 2005 and 2004.

(c)	Fair Values

The carrying amounts of cash and cash equivalents, trade accounts receivable, notes receivable, accounts payable and long term debt approximated fair value as of December 30, 2006, July 1, 2006, and July 2, 2005. The fair value of long term debt approximates the carrying value as all the credit facilities are at floating rates. The carrying amounts of the Company’s notes payable to parent companies, notes payable to banks, notes payable to related entities and funding receivable/payable with parent companies approximated fair value as of December 30, 2006, July 1, 2006, and July 2, 2005, primarily due to the short-term nature of these instruments. The fair values of the remaining financial instruments recognized in the Combined and Consolidated Balance Sheets of the Company at the respective year ends were:

	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Currency swaps	$—	$—	$—	$56,258
Interest rate swaps	(2,743)	—	—	—
Foreign currency forwards and options	—	1,168	348	1,434
Interest rate options	711	—	—	—
Commodity forwards and options	1,597	(1,216)	—	—

The fair value of the swaps is determined based upon externally developed pricing models, using financial market data obtained from swap dealers. The fair value of the forwards and options is based upon quoted market prices obtained from third-party institutions.

(d)	Currency Swaps

The Company has issued certain foreign currency-denominated debt instruments to a related entity and utilizes currency swaps to reduce the variability of functional currency cash flows related to the foreign currency debt.

The Company records gains and losses on these derivative instruments using mark-to-market accounting. Under this accounting method, the changes in the market value of outstanding financial instruments are recognized as gains or losses in the period of change. All derivatives using mark-to-market accounting were settled in 2005.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The fair value of currency swaps is determined based upon externally developed pricing models, using financial data obtained from swap dealers.

		Weighted Average
	Notional	Interest Rates(2)
Currency Swap	Principal(1)	Receive	Pay

2004: Receive variable — pay variable	$247,875	2.5	1.7

(1)	The notional principal is the amount used for the calculation of interest payments that are exchanged over the life of the swap transaction and is equal to the amount of foreign currency or dollar principal exchanged at maturity, if applicable.

(2)	The weighted-average interest rates are at the balance sheet date.

(e)	Concentration of Credit Risk

Trade accounts receivable due from customers that the Company considers highly leveraged were $107,783 at December 30, 2006, $121,870 at July 1, 2006, $100,314 at July 2, 2005 and $79,598 at July 3, 2004. The financial position of these businesses has been considered in determining allowances for doubtful accounts.

(15)  Defined Benefit Pension Plans

Prior to the spin off from Sara Lee on September 5, 2006, employees who met certain eligibility requirements participated in defined benefit pension plans sponsored by Sara Lee. These defined benefit pension plans included employees from a number of domestic Sara Lee business units. All obligations pursuant to these plans have historically been obligations of Sara Lee and as such, were not included on the Company’s historical Combined and Consolidated Balance Sheets, prior to September 5, 2006. The annual cost of the Sara Lee defined benefit plans was allocated to all of the participating businesses based upon a specific actuarial computation which was followed consistently. In addition to participation in the Sara Lee sponsored plans, the Company sponsors two noncontributory defined benefit plans, the Playtex Apparel, Inc. Pension Plan (the “Playtex Plan”) and the National Textiles, L.L.C. Pension Plan (the “National Textiles Plan”), for certain qualifying individuals.

On January 1, 2006, benefits under the Sara Lee Corporation Consolidated Pension and Retirement Plan (the “Sara Lee Pension Plan”) and the defined benefit portion of the Sara Lee Supplemental Executive Retirement Plan were frozen. Further, all Sara Lee retirement plans covering only Company employees (such as the Playtex Apparel Pension Plan) were transferred to the Company, and any Sara Lee retirement plans covering both Sara Lee employees and Company employees (such as the Sara Lee Corporation Consolidated Pension and Retirement Plan) were legally partitioned such that the Company’s employees have been separated from the Sara Lee plans and the Company is effectively the legal sponsor of a new partitioned plans. Specifically, effective as of January 1, 2006, the Company created the Hanesbrands Inc. Pension and Retirement Plan (the “Hanesbrands Pension Plan”), a new frozen defined benefit plan to receive assets and liabilities accrued under the Sara Lee Pension Plan that are attributable to current and former Company employees.

Total assets for the Hanesbrands Pension Plan remain within the master trust of Sara Lee. A final transfer of assets from the Sara Lee master trust to the trust funding the new Hanesbrands Pension Plan will occur in fiscal 2007 once the allocation of assets and liabilities has been completed in accordance with governmental regulations. The fair value of plan assets included in the annual valuations represents a best estimate based

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

upon a percentage allocation of total assets of the Sara Lee trust and will be adjusted once the final transfer is made.

In connection with the spin off on September 5, 2006, the Company assumed Sara Lee’s obligations under the Sara Lee Corporation Consolidated Pension and Retirement Plan, the Sara Lee Supplemental Executive Retirement Plan, the Sara Lee Canada Pension Plans and certain other plans that related to the Company’s current and former employees. Prior to the spin off the obligations were not included in the Company’s Combined and Consolidated Financial Statements. The obligations and costs related to all of these plans, in addition to those obligations and costs related to the Playtex Plan and the National Textiles Plan, are included in the Company’s Combined and Consolidated Financial Statements as of December 30, 2006.

On September 29, 2006, SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” was issued. The objectives of SFAS 158 are for an employer to a) recognize the overfunded status of a plan as an asset and the underfunded status of a plan as a liability in the balance sheet and to recognize changes in the funded status in comprehensive income or loss, and b) measure the funded status of a plan as of the date of its balance sheet date. Additional minimum pension liabilities and related intangible assets are also derecognized upon adoption of the new standard. SFAS 158 requires initial application of the requirement to recognize the funded status of a benefit plan and the related disclosure provisions as of the end of fiscal years ending after December 15, 2006. SFAS 158 requires initial application of the requirement to measure plan assets and benefit obligations as of the balance sheet date as of the end of fiscal years ending after December 15, 2008. The Company adopted part (a) of the statement as of December 30, 2006. The following table summarizes the effect of required changes in the additional minimum pension liabilities (AML) as of December 30, 2006 prior to the adoption of SFAS 158 as well as the impact of the initial adoption of SFAS 158:

	Prior to AML	AML	Post AML,	FAS 158	Post AML,
	and FAS 158	Adjustment	Pre FAS 158	Adjustment	Post FAS 158

Prepaid pension asset	$—	$—	$—	$1,356	$1,356
Accrued pension liability	$90,491	$48,100	$138,591	$61,566	$200,157
Intangible asset	$—	$436	$436	$(436)	$—
Accumulated other comprehensive income, net of tax	$—	$(63,677)	$(63,677)	$(2,854)	$(66,531)
Deferred tax asset	$—	$40,541	$40,541	$1,238	$41,779

The annual expense incurred by the Company for these defined benefit plans is as follows:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Participation in Sara Lee sponsored defined benefit plans	$725	$30,835	$46,675	$67,340
Hanesbrands sponsored benefit plans	2,182	—	—	—
Playtex Apparel, Inc. Pension Plan	(30)	(234)	9	753
National Textiles L.L.C. Pension Plan	(425)	(1,059)	—	—

Total pension plan expense	$2,452	$29,542	$46,684	$68,093

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The components of net periodic benefit cost and other amounts recognized in other comprehensive loss of the Company’s noncontributory defined benefit pension plans were as follows:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Service cost	$384	$—	$1	$2
Interest cost	17,848	5,291	1,274	1,297
Expected return on assets	(17,011)	(6,584)	(1,510)	(1,226)
Amortization of:
Transition asset	(98)	—	—	—
Prior service cost	(1)	—	232	232
Net actuarial loss	605	—	12	448

Net periodic pension cost	$1,727	$(1,293)	$9	$753

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Loss
Net loss	$111,505
Prior service credit	(385)

Total recognized in other comprehensive loss	111,120

Total recognized in net periodic benefit cost and other comprehensive loss	$112,847

The estimated net loss and prior service cost for the defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next fiscal year are $2,692 and $43, respectively.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The funded status of the Company’s defined benefit pension plans at the respective year ends was as follows:

	December 30,	July 1,	July 2,
	2006	2006	2005

Projected benefit obligation:
Beginning of year	$113,305	$22,456	$23,910
Assumption of obligations	745,550	—	—
Service cost	378	—	1
Interest cost	16,781	5,292	1,274
Benefits paid	(18,427)	(7,129)	(1,635)
Net transfer in due to acquisition	—	94,011	—
Plan amendments	401	—	—
Actuarial (gain) loss	27,543	(1,325)	(1,094)

End of year	885,531	113,305	22,456

Fair value of plan assets:
Beginning of year	101,507	19,443	20,026
Assumption of assets	531,322	—	—
Actual return on plan assets	20,831	3,544	1,051
Net transfer in due to acquisition	—	85,649	—
Employer contributions	51,497	—	—
Benefits paid	(18,427)	(7,129)	(1,634)

End of year	686,730	101,507	19,443

Funded status	$(198,801)	$(11,798)	$(3,013)

Unrecognized prior service cost		—	—

Unrecognized net loss		3,580	1,864

Net amounts recognized		$(8,218)	$(1,149)

Amounts recognized in the Company’s Combined and Consolidated Balance Sheets consist of:

Noncurrent assets	$1,355	$—	$—
Current liabilities	(2,441)	—	—
Noncurrent liabilities	(197,715)	(11,798)	(3,013)
Accumulated other comprehensive loss	(108,310)	3,580	1,864

At December 30, 2006 the amounts recognized in accumulated other comprehensive loss consists of:

Prior service cost	$(385)
Actuarial loss	(107,925)

$(108,310)

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Accrued benefit costs related to the Company’s defined benefit pension plans are reported in the “Other noncurrent assets”, “Accrued liabilities—Payroll and employee benefits” and “Pension and postretirement benefits” lines of the Combined and Consolidated Balance Sheets.

(a)	Measurement Date and Assumptions

A September 30 measurement date was used to value plan assets and obligations for the Company’s defined benefit pension plans for the six months ended December 30, 2006, and a March 31 measurement date for all previous periods. The weighted average actuarial assumptions used in measuring the net periodic benefit cost and plan obligations for the periods presented were as follows:

			July 1,		July 2,	July 3,
	December 30, 2006		2006		2005	2004

Net periodic benefit cost:
Discount rate	5.77%		5.60%		5.50%	5.50%
Long-term rate of return on plan assets	7.57		7.76		7.83	7.75
Rate of compensation increase	3.60	(1)	4.00	(1)	4.50	5.87
Plan obligations:
Discount rate	5.77%		5.80%		5.60%	5.50%
Rate of compensation increase	3.60	(1)	4.00	(1)	4.00	4.50

(1)	The compensation increase assumption applies to the Canadian plans and portions of the Hanesbrands nonqualified retirement plans, as benefits under these plans are not frozen at December 30, 2006 and July 1, 2006.

(b)	Plan Assets, Expected Benefit Payments, and Funding

The allocation of pension plan assets as of the respective period end measurement dates is as follows:

	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Asset category:
Equity securities	63%	61%	58%	61%
Debt securities	32	38	31	33
Real estate	—	—	4	4
Cash and other	5	1	7	2

The investment objectives for the pension plan assets are designed to generate returns that will enable the pension plans to meet their future obligations.

The Company plans to contribute a minimum of $33,000 to the pension plans in fiscal 2007. Expected benefit payments to the plans are as follows: $48,321 in fiscal 2007, $47,851 in fiscal 2008, $47,497 in fiscal 2009, $48,089 in fiscal 2010, $48,403 in fiscal 2011 and $260,725 thereafter.

(16)  Postretirement Healthcare and Life Insurance Plans

Prior to the spin off from Sara Lee on September 5, 2006, employees who met certain eligibility requirements participated in post-retirement healthcare and life insurance sponsored by Sara Lee. These plans included employees from a number of domestic Sara Lee business units. All obligations pursuant to these plans have historically been obligations of Sara Lee and as such, were not included on the Company’s

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

historical Condensed Combined and Consolidated Balance Sheets, prior to September 5, 2006. The annual cost of the Sara Lee defined benefit plans was allocated to all of the participating businesses based upon a specific actuarial computation which was followed consistently.

In connection with the spin off on September 5, 2006, the Company assumed Sara Lee’s obligations under the Sara Lee postretirement plans. The obligations and costs related to all of these plans are included in the Company’s Combined and Consolidated Financial Statements as of September 30, 2006.

In December 2006, the Company changed the postretirement plan benefits to (a) pass along a higher share of retiree medical costs to all retirees effective February 1, 2007, (b) eliminate company contributions toward premiums for retiree medical coverage effective December 1, 2007, (c) eliminate retiree medical coverage options for all current and future retirees age 65 and older and (d) eliminate future postretirement life benefits. The gain on curtailment represents the unrecognized amounts associated with prior plan amendments that were being amortized into income over the remaining service period of the participants prior to the December 2006 amendments. A postretirement benefit income of $28,467 is recorded in the Combined and Consolidated Statement of Income for the six months ended December 30, 2006. The Company will record a final gain on curtailment of plan benefits in December 2007.

On September 29, 2006, SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” was issued. The objectives of SFAS 158 are for an employer to a) recognize the overfunded status of a plan as an asset and the underfunded status of a plan as a liability in the balance sheet and to recognize changes in the funded status in comprehensive income or loss, and b) measure the funded status of a plan as of the date of its balance sheet date. Additional minimum pension liabilities and related intangible assets are also derecognized upon adoption of the new standard. SFAS 158 requires initial application of the requirement to recognize the funded status of a benefit plan and the related disclosure provisions as of the end of fiscal years ending after December 15, 2006. SFAS 158 requires initial application of the requirement to measure plan assets and benefit obligations as of the balance sheet date as of the end of fiscal years ending after December 15, 2008. The Company adopted part (a) of the statement as of December 30, 2006. The following table summarizes the effect of the initial adoption of SFAS 158:

	Pre-FAS 158	FAS 158 Adjustment	Post FAS 158

Accrued Postretirement Liability	$44,358	$(35,897)	$8,461
Accumulated Other Comprehensive Income, net of tax	$—	$21,933	$21,933
Deferred Tax Liability	$—	$13,964	$13,964

The postretirement plan expense incurred by the Company for these postretirement plans is as follows:

	Six Months Ended	Year Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Hanesbrands postretirement health care and life insurance plans	$237	—	—	—
Participation in Sara Lee sponsored postretirement and life insurance plans	214	6,188	7,794	6,899

	$451	6,188	7,794	6,899

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The components of the Company’s postretirement health-care and life insurance plans for the six months ended December 30, 2006 was as follows:

Six Months Ended
December 30,
2006

Service costs	$470
Interest cost	967
Expected return on assets	(2)
Amortization of:
Transition asset	64
Prior service cost	(1,456)
Net actuarial loss	194

Net periodic pension cost	$237

Other Changes in Plan Assets and Benefit Obligations Recognized in Other Comprehensive Loss
Net loss	$(10,206)
Transition asset	79
Prior service credit	46,024

Total recognized gain in other comprehensive loss	35,897

Total recognized in net periodic benefit cost and other comprehensive loss	$35,660

The Company will record postretirement benefit income related to the plan in fiscal 2007, primarily representing the amortization of negative prior service costs, which will be partially offset by service costs, interest costs on the accumulated benefit obligation and actuarial gains and losses accumulated in the plan. The Company expects to record a final gain on curtailment of plan benefits in December 2007 of approximately $35,897, the entire remaining balance in other comprehensive income.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The funded status of the Company’s postretirement health-care and life insurance plans at year end was as follows:

December 30, 2006

Projected benefit obligation:
Beginning of year	$50,793
Service cost	470
Interest cost	967
Benefits paid	(1,824)
Plan curtailments	(2,127)
Plan amendments	(40,920)
Actuarial (gain) loss	1,288

End of year	8,647

Fair value of plan assets:
Beginning of year	184
Actual return on plan assets	2
Employer contributions	1,824
Benefits paid	(1,824)

End of year	186

Funded status and accrued benefit cost recognized	$(8,461)

Amounts recognized in the Company’s Combined and Consolidated Balance Sheet consist of:
Current liabilities	$(2,426)
Noncurrent liabilities	(6,035)

$(8,461)

Amounts recognized in accumulated other comprehensive loss consist of:
Prior service credit	46,024
Initial net asset	79
Actuarial loss	(10,206)

Other comprehensive gain recognized	$35,897

Accrued benefit costs related to the Company’s postretirement healthcare and life insurance plans are reported in the “Accrued liabilities—Payroll and employee benefits” and “Pension and postretirement benefits” lines of the Combined and Consolidated Balance Sheets.

(a) Measurement Date and Assumptions

A September 30 measurement date was used to value plan assets and obligations for the Company’s postretirement healthcare and life insurance plans. The weighted average actuarial assumptions used in measuring the net periodic benefit cost and plan obligations for these plans at the measurement date were as follows: discount rate of 5.58% for plan obligations and net periodic benefit cost; and long term rate of return on plan assets of 3.70%.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The assumed health care cost trend rate for fiscal year 2007 is 8.5% for participants under the age of 65 years, and 9.5% for participants over the age of 65 years, with an assumed decrease of 1% each year thereafter until fiscal year 2011 when the ultimate trend rate is expected to be maintained. Because a final curtailment of plan benefits is expected to occur in December 2007, a 1% increase or decrease in the assumed health care cost trend rate would not be expected to have an impact on the total service and interest cost components for the six months ended December 30, 2006 or the postretirement benefit obligation as of December 30, 2006.

(b) Contributions and Benefit Payments

The Company expects to make a contribution of $3,278 in fiscal 2007. Expected benefit payments to the plans are as follows: $3,278 in fiscal 2007, $615 in fiscal 2008, $628 in fiscal 2009, $642 in fiscal 2010, $654 in fiscal 2011 and $3,426 thereafter.

(17)  Income Taxes

The provision for income tax computed by applying the U.S. statutory rate to income before taxes as reconciled to the actual provisions were:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Income before income taxes:
Domestic	30.4%	23.4%	(35.5)%	4.2%
Foreign	69.6	76.6	135.5	95.8

	100.0%	100.0%	100.0%	100.0%

Tax expense at U.S. statutory rate	35.0%	35.0%	35.0%	35.0%
Tax on remittance of foreign earnings	8.1	3.3	14.5	4.7
Finalization of tax reviews and audits	—	—	(5.8)	(32.0)
Foreign taxes less than U.S. statutory rate	(11.6)	(8.3)	(7.7)	(10.8)
Taxes related to earnings previously deemed permanently invested	—	—	9.1	—
Benefit of Puerto Rico foreign tax credits	—	(4.5)	(7.3)	(8.2)
Other, net	2.3	(3.0)	(1.0)	(0.8)

Taxes at effective worldwide tax rates	33.8%	22.5%	36.8%	(12.1)%

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Current and deferred tax provisions (benefits) were:

	Current	Deferred	Total

Six Months ended December 30, 2006
Domestic	$17,918	$5,848	$23,766
Foreign	14,711	(3,511)	11,200
State	1,667	1,148	2,815

	$34,296	$3,485	$37,781

Year ended July 1, 2006
Domestic	$119,598	$(27,103)	$92,495
Foreign	18,069	(1,911)	16,158
State	2,964	(17,790)	(14,826)

	$140,631	$(46,804)	$93,827

Year ended July 2, 2005
Domestic	$28,332	$74,780	$103,112
Foreign	30,655	(8,070)	22,585
State	1,310	—	1,310

	$60,297	$66,710	$127,007

Year ended July 3, 2004
Domestic	$(95,476)	$43,322	$(52,154)
Foreign	13,497	(12,063)	1,434
State	2,040	—	2,040

	$(79,939)	$31,259	$(48,680)

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Cash payments for income taxes	$18,687	$14,035	$16,099	$11,753

Cash payments above represent cash tax payments made by the Company in foreign jurisdictions. During the periods presented, tax payments made in the U.S. were made by Sara Lee on the Company’s behalf and were settled in the funding payable with parent companies account.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The deferred tax assets and liabilities at the respective year-ends were as follows:

	December 30,	July 1,	July 2,
	2006	2006	2005

Deferred tax assets:
Nondeductible reserves	$11,598	$14,580	$14,424
Inventory	77,750	97,633	99,887
Property and equipment	11,807	—	—
Intangibles	161,690	—	—
Capital loss	—	23,149	248,118
Accrued expenses	63,640	39,871	36,468
Employee benefits	90,180	65,105	49,412
Charitable contributions	—	—	11,216
Net operating loss and other tax carryforwards	42,579	37,641	40,913
Other	14,423	7,237	8,361

Gross deferred tax assets	473,667	285,216	508,799
Less valuation allowances	(14,591)	(47,127)	(269,633)

Deferred tax assets	459,076	238,089	239,166

Deferred tax liabilities:
Prepaids	3,971	5,803	5,837
Property and equipment	—	2,601	12,283
Intangibles	—	30,604	29,029
Foreign dividends declared but not received	—	8,828	50,645

Deferred tax liabilities	3,971	47,836	97,794

Net deferred tax assets	$455,105	$190,253	$141,372

The valuation allowance for deferred tax assets as of December 30, 2006, July 1, 2006, and July 2, 2005 was $14,591, $47,127, and $269,633, respectively. The net change in the total valuation allowance for the six months ended December 30, 2006 and fiscal years ended July 1, 2006 and July 2, 2005 was ($32,536), ($222,506), and $1,301, respectively.

The valuation allowance relates in part to deferred tax assets established under SFAS No. 109 for loss carryforwards at December 30, 2006, July 1, 2006, and July 2, 2005, of $11,736, $21,123, and $18,116, respectively, and to foreign goodwill of $2,855 at December 30, 2006, $2,855 at July 1, 2006, and $3,399 at July 2, 2005.

In addition, a $248,118 valuation allowance existed for capital losses resulting from the sale of U.S. apparel capital assets in 2001 and 2003. Of these capital losses $224,969 expired unused at July 1, 2006.

During the six months ended December 30, 2006, deferred tax assets and the related valuation allowance were reduced by $23,149 for the remaining capital losses and $9,387 in foreign net operating losses retained by Sara Lee.

Since Sara Lee retained the liabilities related to income tax contingencies for all periods prior to the spin off, such amounts have been reflected in the “Parent companies’ equity investment” line of the Combined and Consolidated Balance Sheets.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Within 180 days after Sara Lee files its final consolidated tax return for the period that includes September 5, 2006, Sara Lee is required to deliver to the Company a computation of the amount of deferred taxes attributable to the Company’s United States and Canadian operations that would be included on the Company’s balance sheet as of September 6, 2006. If substituting the amount of deferred taxes as finally determined for the amount of estimated deferred taxes that were included on that balance sheet at the time of the spin off causes a decrease in the net book value reflected on that balance sheet, then Sara Lee will be required to pay the Company the amount of such decrease. If such substitution causes an increase in the net book value reflected on that balance sheet, then the Company will be required to pay Sara Lee the amount of such increase. For purposes of this computation, the Company’s deferred taxes are the amount of deferred tax benefits (including deferred tax consequences attributable to deductible temporary differences and carryforwards) that would be recognized as assets on the Company’s balance sheet computed in accordance with GAAP, but without regard to valuation allowances, less the amount of deferred tax liabilities (including deferred tax consequences attributable to deductible temporary differences) that would be recognized as liabilities on the Company’s balance sheet computed in accordance with GAAP, but without regard to valuation allowances. Neither the Company nor Sara Lee will be required to make any other payments to the other with respect to deferred taxes.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances.

At December 30, 2006, the Company has net operating loss carryforwards of approximately $127,384 which will expire as follows:

Years Ending:

December 29, 2007	$3,541
January 3, 2009	1,570
January 2, 2010	660
January 1, 2011	64
December 31, 2011 and thereafter	121,549

The Company recognized a $50,000 tax charge related to the repatriation of the earnings of foreign subsidiaries to the U.S. in 2005.

In addition, the Company recognized a $31,600 tax charge for extraordinary dividends associated with the American Jobs Creation Act of 2004 (Act). On October 22, 2004, the President of the United States signed the Act which created a temporary incentive for U.S. corporations to repatriate accumulated income earned abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations.

At December 30, 2006, applicable U.S. federal income taxes and foreign withholding taxes have not been provided on the accumulated earnings of foreign subsidiaries that are expected to be permanently reinvested. If these earnings had not been permanently reinvested, deferred taxes of approximately $64,100 would have been recognized in the Combined and Consolidated Financial Statements.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(18)  Stockholders’ Equity

The Company is authorized to issue up to 500,000 shares of common stock, par value $0.01 per share, and up to 50,000 shares of preferred stock, par value $0.01 per share, and permits the Company’s board of directors, without stockholder approval, to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company is authorized to issue. At December 30, 2006, 96,312 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding. Included within the 50,000 shares of preferred stock, 500 shares are designated Junior Participating Preferred Stock, Series A (the “Series A Preferred Stock”) and reserved for issuance upon the exercise of rights under the rights agreement described below.

Preferred Stock Purchase Rights

Pursuant to a stockholder rights agreement entered into by the Company prior to the spin off, one preferred stock purchase right will be distributed with and attached to each share of the Company’s common stock. Each right will entitle its holder, under the circumstances described below, to purchase from the Company one one-thousandth of a share of the Series A Preferred Stock at an exercise price of $75 per right. Initially, the rights will be associated with the Company’s common stock, and will be transferable with and only with the transfer of the underlying share of common stock. Until a right is exercised, its holder, as such, will have no rights as a stockholder with respect to such rights, including, without limitation, the right to vote or to receive dividends.

The rights will become exercisable and separately certificated only upon the rights distribution date, which will occur upon the earlier of: (i) ten days following a public announcement by the Company that a person or group (an “acquiring person”) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of its outstanding shares of common stock (the date of the announcement being the “stock acquisition date”); or (ii) ten business days (or later if so determined by our board of directors) following the commencement of or public disclosure of an intention to commence a tender offer or exchange offer by a person if, after acquiring the maximum number of securities sought pursuant to such offer, such person, or any affiliate or associate of such person, would acquire, or obtain the right to acquire, beneficial ownership of 15% or more of our outstanding shares of the Company’s common stock.

Upon the Company’s public announcement that a person or group has become an acquiring person, each holder of a right (other than any acquiring person and certain related parties, whose rights will have automatically become null and void) will have the right to receive, upon exercise, common stock with a value equal to two times the exercise price of the right. In the event of certain business combinations, each holder of a right (except rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right.

The Company may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by the board of directors) at any time prior to the earlier of the stock acquisition date and the rights expiration date. Immediately upon the action of the board of directors authorizing any redemption, the rights will terminate and the holders of rights will only be entitled to receive the redemption price. At any time after a person becomes an acquiring person and prior to the earlier of (i) the time any person, together with all affiliates and associates, becomes the beneficial owner of 50% or more of the Company’s outstanding common stock and (ii) the occurrence of a business combination, the board of directors may cause the Company to exchange for all or part of the then-outstanding and exercisable rights shares of its common stock at an exchange ratio of one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(19)  Relationship with Sara Lee and Related Entities

Effective upon the completion of the spin off on September 5, 2006, Sara Lee ceased to be a related party to the Company. The Company paid a dividend to Sara Lee of $1,950,000 and repaid a loan in the amount of $450,000 which is reflected in the Combined and Consolidated Statement of Stockholders’ or Parent Companies’ Equity. An additional payment of approximately $26,306 was paid to Sara Lee in order to satisfy all outstanding payables from the Company to Sara Lee and Sara Lee subsidiaries.

Prior to the spin off on September 5, 2006, the Company participated in a number of Sara Lee administered programs such as cash funding systems, insurance programs, employee benefit programs and workers’ compensation programs. In connection with the spin off from Sara Lee, the Company assumed $299,000 in unfunded employee benefit liabilities for pension, postretirement and other retirement benefit qualified and nonqualified plans, and $37,554 of liabilities in connection with property insurance, workers’ compensation, and other programs.

Included in the historical information are costs of certain services such as business insurance, medical insurance, and employee benefit plans and allocations for certain centralized administration costs for treasury, real estate, accounting, auditing, tax, risk management, human resources and benefits administration. Centralized administration costs were allocated to the Company based upon a proportional cost allocation method. These allocated costs are included in the “Selling, general and administrative expenses” line of the Combined and Consolidated Statement of Income and the “Parent companies’ equity investment” line of the Combined and Consolidated Balance Sheet. For the six months ended December 30, 2006, the total amount allocated for centralized administration costs by Sara Lee was $0.

In connection with the spin off, the Company entered into the following agreements with Sara Lee:

•	Master Separation Agreement. This agreement governs the contribution of Sara Lee’s branded apparel Americas/Asia business to the Company, the subsequent distribution of shares of Hanesbrands’ common stock to Sara Lee stockholders and other matters related to Sara Lee’s relationship with the Company. To effect the contribution, Sara Lee agreed to transfer all of the assets of the branded apparel Americas/Asia business to the Company and the Company agreed to assume, perform and fulfill all of the liabilities of the branded apparel Americas/Asia division in accordance with their respective terms, except for certain liabilities to be retained by Sara Lee.

•	Tax Sharing Agreement. This agreement governs the allocation of U.S. federal, state, local, and foreign tax liability between the Company and Sara Lee, provides for restrictions and indemnities in connection with the tax treatment of the distribution, and addresses other tax-related matters. This agreement also provides that the Company is liable for taxes incurred by Sara Lee that arise as a result of the Company taking or failing to take certain actions that result in the distribution failing to meet the requirements of a tax-free distribution under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code. The Company therefore has generally agreed that, among other things, it will not take any actions that would result in any tax being imposed on the spin off.

•	Employee Matters Agreement. This agreement allocates responsibility for employee benefit matters on the date of and after the spin off, including the treatment of existing welfare benefit plans, savings plans, equity-based plans and deferred compensation plans as well as the Company’s establishment of new plans.

•	Master Transition Services Agreement. Under this agreement, the Company and Sara Lee agreed to provide each other, for varying periods of time, with specified support services related to among others,

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

human resources and financial shared services, tax-shared services and information technology services. Each of these services is provided for a fee, which differs depending upon the service.

•	Real Estate Matters Agreement. This agreement governs the manner in which Sara Lee will transfer to or share with the Company various leased and owned properties associated with the branded apparel business.

•	Indemnification and Insurance Matters Agreement. This agreement provides general indemnification provisions pursuant to which the Company and Sara Lee have agreed to indemnify each other and their respective affiliates, agents, successors and assigns from certain liabilities. This agreement also contains provisions governing the recovery by and payment to the Company of insurance proceeds related to its business and arising on or prior to the date of the distribution and its insurance coverage.

•	Intellectual Property Matters Agreement. This agreement provides for the license by Sara Lee to the Company of certain software, and governs the wind-down of the Company’s use of certain of Sara Lee’s trademarks (other than those being transferred to the Company in connection with the spin off).

During the periods presented prior to the spin off on September 5, 2006, the Company participated in a number of corporate-wide programs administered by Sara Lee. These programs included participation in Sara Lee’s Global Cash Funding System, insurance programs, employee benefit programs, worker’s compensation programs, and tax planning services. As part of the Company’s participation in Sara Lee’s Global Cash Funding System, Sara Lee provided all funding used for working capital purposes or other investment needs. These funding amounts are reflected in these financial statements and described further below. Sara Lee has issued debt for general corporate purposes and this debt and related interest have not been allocated to these financial statements. The following is a discussion of the relationship with Sara Lee, the services provided and how they have been accounted for in the Company’s financial statements.

(a)	Amounts due to or from Parent Companies and Related Entities

The amounts due (to) from parent companies and related entities were as follows:

	July 1,	July 2,
	2006	2005

Due from related entities	$273,428	$26,194
Funding receivable with parent companies	161,686	—
Notes receivable from parent companies	1,111,167	90,551
Due to related entities	(43,115)	(59,943)
Funding payable with parent companies	—	(317,184)
Notes payable to parent companies	(246,830)	(228,152)
Notes payable to related entities	(466,944)	(323,046)

Net amount due (to) from parent companies and related entities	$789,392	$(811,580)

(b)	Allocation of Corporate Costs

The costs of certain services that were provided by Sara Lee to the Company during the periods presented have been reflected in these financial statements, including charges for services such as business insurance, medical insurance and employee benefit plans and allocations for certain centralized administration costs for treasury, real estate, accounting, auditing, tax, risk management, human resources and benefits administration. These allocations of centralized administration costs were determined using a proportional cost allocation

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

method on bases that the Company and Sara Lee considered to be reasonable, including relevant operating profit, fixed assets, sales, and payroll. Allocated costs are included in the “Selling, general and administrative expenses” line of the Combined and Consolidated Income Statements and the “Parent companies’ equity investment” line of the Combined and Consolidated Balance Sheets. The total amount allocated for centralized administration costs by Sara Lee in the six months ended December 30, 2006 and the fiscal years ended 2006, 2005 and 2004 was $0, $37,478, $34,213 and $32,568, respectively. For the six months ended December 30, 2006, there were no costs allocated as the Company’s infrastructure was in place and did not significantly benefit from these services from Sara Lee. These costs represent management’s reasonable allocation of the costs incurred. However, these amounts may not be representative of the costs necessary for the Company to operate as a separate standalone company. The “Net transactions with parent companies” line item in the Combined and Consolidated Statements of Parent Companies’ Equity primarily reflects dividends paid to parent companies and costs paid by Sara Lee on behalf of the Company.

(c)	Global Cash Funding System

During the periods presented prior to the spin off on September 5, 2006, the Company participated in Sara Lee’s Global Cash Funding System. Sara Lee maintained a separate program for domestic operating locations and foreign locations.

Domestic Cash Funding System—In the Domestic Cash Funding System, the Company’s domestic operating locations maintained a bank account with a specific bank as directed by Sara Lee. These funding system bank accounts were linked together and were globally managed by Sara Lee. The Company recorded two types of transactions in the funding system bank account as follows — (1) cash collections from the Company’s operations were deposited into the account, and (2) any cash borrowings or charges which were used to fund operations were taken from the account. Cash collections deposited into this account generally included all cash receipts made by the operating locations. Cash borrowings made by the Company from the Sara Lee cash concentration system were used to fund operating expenses. Interest was not earned or paid on the domestic cash funding system account. A portion of cash in the Company’s bank accounts during the periods presented was part of the funding system utilized by Sara Lee where the bank had a right of offset for the Company accounts against other Sara Lee accounts.

For the periods presented prior to the spin off on September 5, 2006, transactions between the Company and Sara Lee consisted of the following:

	July 1,	July 2,
	2006	2005

Payable (receivable) balance at beginning of period	$317,184	$(55,379)
Cash collections from operations	(2,225,050)	(1,180,617)
Cash borrowings and other payments	1,746,180	1,553,180

(Receivable) payable balance at end of period	$(161,686)	$317,184

Average balance during the period	$77,749	$130,902

The receivable or payable at the end of each period is reported in the “Funding receivable with parent companies” or “Funding payable with parent companies” line of the Combined and Consolidated Balance Sheets. These amounts were generally settled on a monthly basis, and therefore have been shown in current assets or liabilities on the Combined and Consolidated Balance Sheets. The “Net transactions with parent companies” line on the Combined and Consolidated Statements of Cash Flows primarily reflects the cash activity in the funding (receivable) payable with parent and cash activity in the “Parent companies’ equity investment” line in the balance sheet.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

Foreign Cash Pool System—The Company maintained a bank account with a bank selected by Sara Lee in each foreign operating location. Within each country, one Sara Lee entity is designated as the cash pool leader and the individual bank accounts that each subsidiary maintains were linked with the country’s cash pool leader account. During each day, under the cash pooling arrangement, each individual participant can either deposit funds into the cash pool account from the collection of receivables or withdraw funds from the account to fund working capital or other cash needs of the business. At the end of the day, the cash pool leader sweeps all cash balances in the country’s cash pool accounts into the cash pool leader’s account, or funds any overdrawn accounts so that each cash pool participant account has a zero balance at the end of the day. The cash pool leader controls all funds in the leader’s account. As cash is swept into or out of a cash pool account, an intercompany payable or receivable is established between the cash pool leader and the participant. The net receivable or payable balance in the intercompany account earns interest or pays interest at the applicable country’s market rate. The net interest income (expense) recognized on the cash pool intercompany account by the Company for the six months ended December 30, 2006 and fiscal years ended 2006, 2005 and 2004 was ($60), ($1,092), $84 and $579, respectively. At the end of the six months ended December 30, 2006 and fiscal years ended 2006, 2005 and 2004, the Company reported the cash pool balances of $0, $1,109, $14,458 and $42,913, respectively, in the “Due from related entities” line and $0, $39,739, $40,740 and $49,970, respectively, in the “Due to related entities” line of the Combined and Consolidated Balance Sheets. Sara Lee and the Company did not intend on repaying any of these outstanding amounts upon completion of the spin off and therefore these amounts are shown in current assets or liabilities on the Combined and Consolidated Balance Sheet.

(d)	Intercompany Loans

Certain of the Company’s divisions had various short-term loans to and from Sara Lee and other parent companies prior to the spin off. The purpose of these loans was to provide funds for certain working capital or other capital and operating requirements of the business. These loans maintained fixed interest rates ranging from 3.60% to 5.66%, 1.8% to 5.60%, and 1.32% to 5.60%, at July 1, 2006, July 2, 2005 and July 3, 2004, respectively. The balances are reported in the short-term “Notes payable to parent companies” line and the short-term “Notes receivable from parent companies” line in the Combined and Consolidated Balance Sheets. Sara Lee and the Company did not intend on repaying these outstanding amounts upon the completion of the spin off and therefore have shown these amounts in current assets or liabilities on the Combined and Consolidated Balance Sheets.

(e)	Other Transactions with Sara Lee Related Entities

During all periods presented prior to the spin off on September 5, 2006, the Company’s entities engaged in certain transactions with other Sara Lee businesses that are not part of the Company, which included the purchase and sale of certain inventory, the exchange of services, and royalty arrangements involving the use of trademarks or other intangibles.

Transactions with related entities are summarized in the table below:

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Sales to related entities	$5	$1,630	$1,999	$1,365
Net royalty income	2,026	1,554	3,152	3,782
Net service expense	7	4,449	8,915	10,170
Interest expense	7,878	23,036	30,759	32,041
Interest income	4,926	5,807	16,275	6,795

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

The outstanding balances, excluding interest, resulting from such transactions are reported in the “Due to related entities” and the “Due from related entities” lines of the Combined and Consolidated Balance Sheets. Interest income and expense with related entities are reported in the “Interest expense, net” line of the Combined and Consolidated Statements of Income. The remaining balances included in this line represent interest with third parties.

In addition to trade transactions, certain divisions within the Company had outstanding loans payable to related entities during the periods presented. The purpose of these loans was to provide additional capital to support operating requirements. These loans maintained fixed interest rates consistent with those related to intercompany loans with parent companies. The balances are reported in the “Notes payable to related entities” line of the Combined and Consolidated Balance Sheets.

(20)  Business Segment Information

During the six months ended December 30, 2006, the Company changed its internal reporting structure such that operations are managed and reported in five operating segments, each of which is a reportable segment: Innerwear, Outerwear, Hosiery, International and Other. These segments are organized principally by product category and geographic location. Management of each segment is responsible for the assets and operations of these businesses. Prior to the six months ended December 30, 2006, the Company managed and reported its operations in four operating segments, each of which was a reportable segment: Innerwear, Outerwear, Hosiery and International.

The types of products and services from which each reportable segment derives its revenues are as follows:

•	Innerwear sells basic branded products that are replenishment in nature under the product categories of women’s intimate apparel, men’s underwear, kids’ underwear, sock, thermals and sleepwear.

•	Outerwear sells basic branded products that are seasonal in nature under the product categories of casualwear and activewear.

•	Hosiery sells products in categories such as panty hose and knee highs.

•	International relates to the Europe, Asia, Canada and Latin America geographic locations which sell products that span across the innerwear, outerwear and hosiery reportable segments.

•	Other is comprised of sales of non finished products such as fabric and certain other materials in the United States, Asia and Latin America in order to maintain asset utilization at certain manufacturing facilities.

Prior to the six months ended December 30, 2006, the Company evaluated segment operating performance based upon a definition of segment operating profit that included restructuring and related accelerated depreciation charges. Beginning in the six months ended December 30, 2006, the Company began evaluating the operating performance of its segments based upon a new definition of segment operating profit, which is defined as operating profit before general corporate expenses, amortization of trademarks and other identifiable intangibles and restructuring and related accelerated depreciation charges. In connection with this change, the Company no longer allocates goodwill and trademarks and other identifiable intangibles to its operating segments for the purposes of evaluating operating performance. Prior period segment results have been conformed to the new measurements of segment financial performance. The accounting policies of the segments are consistent with those described in Note 2, “Summary of Significant Accounting Policies.”

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Net sales(1)(2):
Innerwear	$1,295,868	$2,627,101	$2,703,637	$2,668,876
Outerwear	616,298	1,140,703	1,198,286	1,141,677
Hosiery	144,066	290,125	338,468	382,728
International	197,729	398,157	399,989	410,889
Other	19,381	62,809	88,859	86,888

Total segment net sales	2,273,342	4,518,895	4,729,239	4,691,058
Intersegment	(22,869)	(46,063)	(45,556)	(58,317)

Total net sales	$2,250,473	$4,472,832	$4,683,683	$4,632,741

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Segment operating profit:
Innerwear	$172,008	$344,643	$300,796	$366,988
Outerwear	21,316	74,170	68,301	47,059
Hosiery	36,205	39,069	40,776	38,113
International	15,236	37,003	32,231	38,248
Other	(288)	127	(174)	35

Total segment operating profit	244,477	495,012	441,930	490,443
Items not included in segment operating profit:
General corporate expenses	(46,927)	(52,482)	(21,823)	(28,980)
Amortization of trademarks and other identifiable intangibles	(3,466)	(9,031)	(9,100)	(8,712)
Gain on curtailment of postretirement benefits	28,467	—	—	—
Restructuring	(11,278)	101	(46,978)	(27,466)
Accelerated depreciation	(21,199)	—	(4,549)	—

Total operating profit	190,074	433,600	359,480	425,285
Other expenses	(7,401)
Interest expense, net	(70,753)	(17,280)	(13,964)	(24,413)

Income before income taxes	$111,920	$416,320	$345,516	$400,872

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	December 30,	July 1,	July 2,
	2006	2006	2005

Assets:
Innerwear	$1,354,183	$2,664,833	$2,517,796
Outerwear	761,653	798,724	707,690
Hosiery	110,400	155,098	144,312
International	222,561	298,698	268,492
Other	21,798	43,367	44,837

	2,470,595	3,960,720	3,683,127
Corporate(3)	965,025	943,166	574,180

Total assets	$3,435,620	$4,903,886	4,257,307

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Depreciation expense for fixed assets:
Innerwear	$20,945	$52,815	$61,336	$53,764
Outerwear	10,417	22,525	18,727	20,500
Hosiery	4,960	12,645	11,356	15,172
International	1,529	2,783	3,123	7,479
Other	2,287	4,143	2,857	2,983

	40,138	94,911	97,399	99,898
Corporate	29,808	10,262	11,392	5,619

Total depreciation expense for fixed assets	$69,946	$105,173	$108,791	$105,517

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Additions to long-lived assets:
Innerwear	$4,447	$32,667	$22,223	$38,032
Outerwear	1,580	47,242	25,675	13,513
Hosiery	1,426	4,279	2,233	5,156
International	985	5,025	2,912	3,261
Other	189	659	365	79

	8,627	89,872	53,408	60,041
Corporate	21,137	20,207	13,727	3,592

Total additions to long-lived assets	$29,764	$110,079	$67,135	$63,633

(1)	Includes sales between segments. Such sales are at transfer prices that are at cost plus markup or at prices equivalent to market value.

(2)	Intersegment sales included in the segment’s net sales are as follows:

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Six Months Ended	Years Ended
	December 30,	July 1,	July 2,	July 3,
	2006	2006	2005	2004

Innerwear	$2,287	$5,293	$4,844	$5,516
Outerwear	9,671	16,062	13,098	17,970
Hosiery	9,575	21,302	21,079	26,434
International	1,355	3,406	6,535	8,397
Other	(19)	—	—	—

Total	22,869	46,063	45,556	58,317

(3)	Principally cash and equivalents, certain fixed assets, net deferred tax assets, goodwill, trademarks and other identifiable intangibles, and certain other noncurrent assets.

Sales to Wal-Mart, Target and Kohl’s were substantially in the Innerwear and Outerwear segments and represented 28%, 15% and 6% of total sales in the six months ended December 30, 2006, respectively.

Worldwide sales by product category for Innerwear, Outerwear, Hosiery and Other were $1,433,772, $668,595, $151,594 and $19,381, respectively, in the six months ended December 30, 2006.

(21)  Geographic Area Information

	Six Months Ended or at		Years Ended or at
	December 30,		July 1,		July 2,		July 3,
	2006		2006		2005		2004
		Long-Lived		Long-Lived		Long-Lived		Long-Lived
	Sales	Assets	Sales	Assets	Sales	Assets	Sales	Assets

United States	$2,058,506	$718,489	$4,105,168	$862,280	$4,307,940	$770,917	$4,257,886	$846,311
Mexico	38,920	19,194	77,516	35,376	79,352	42,897	97,848	45,745
Central America	23,793	104,420	3,185	49,166	4,511	98,168	4,304	101,015
Japan	43,707	16,302	85,898	4,979	91,337	6,202	85,129	7,126
Canada	57,898	6,008	118,798	6,828	113,782	7,496	109,228	7,904
Other	27,649	111,159	80,637	73,411	84,762	57,544	76,981	24,547

	2,250,473	$975,572	4,471,202	$1,032,040	4,681,684	$983,224	4,631,376	1,032,648

Related party	—		1,630		1,999		1,365

	$2,250,473		$4,472,832		$4,683,683		4,632,741

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(22)  Quarterly Financial Data (Unaudited)

	First	Second	Third	Fourth	Total

Six month period ending December 30, 2006:
Net sales	$1,118,968	$1,131,505	*	*	$2,250,473
Gross profit	365,631	354,723			720,354
Net income	50,345	23,794			74,139
Basic earnings per share	0.52	0.25			0.77
Diluted earnings per share	0.52	0.25			0.77
Fiscal 2006:
Net sales	$1,137,960	$1,181,878	$1,032,861	$1,120,133	4,472,832
Gross profit	369,518	393,460	340,893	381,461	1,485,332
Net income	82,603	106,012	74,593	59,285	322,493
Basic earnings per share	0.86	1.10	0.77	0.62	3.35
Diluted earnings per share	0.86	1.10	0.77	0.62	3.35
Fiscal 2005:
Net sales	$1,217,359	$1,239,144	$1,071,830	$1,155,350	4,683,683
Gross profit	388,128	382,432	328,776	360,776	1,460,112
Net income (loss)	101,406	100,921	25,166	(8,984)	218,509
Basic earnings per share	1.05	1.05	0.26	(0.09)	2.27
Diluted earnings per share	1.05	1.05	0.26	(0.09)	2.27
Fiscal 2004:
Net sales	$1,181,892	$1,146,289	$1,084,327	$1,220,233	4,632,741
Gross profit	395,054	377,737	368,891	399,033	1,540,715
Net income	84,705	79,227	82,644	202,976	449,552
Basic earnings per share	0.88	0.82	0.86	2.11	4.67
Diluted earnings per share	0.88	0.82	0.86	2.11	4.67

*	The six months ended December 30, 2006 contains only first and second quarter results as a result of changing our fiscal year end to the Saturday closest to December 31.

The amounts above include the impact of restructuring and curtailment as described in notes 4 and 16, respectively, to the Combined and Consolidated Financial Statements.

(23)  Subsequent Event

On February 1, 2007, the Company announced that its Board of Directors has granted authority for the repurchase of up to 10,000 shares of the Company’s common stock. Share repurchases will be made periodically in open-market transactions, and are subject to market conditions, legal requirements and other factors. Additionally, management has been granted authority to establish a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 in connection with share repurchases, which will allow the Company to repurchase shares in the open market during periods in which the stock trading window is otherwise closed for the Company and certain of its officers and employees pursuant to the Company’s insider trading policy.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

(24)  Consolidating Financial Information

In accordance with the indenture governing the Company’s $500 million Floating Rate Senior Notes issued on December 14, 2006, certain of the Company’s subsidiaries have guaranteed the Company’s obligations under the Floating Rate Senior Notes. The following presents the condensed consolidating financial information separately for:

(i)	Hanesbrands (on an unconsolidated basis), the issuer of the guaranteed obligations;

(ii)	Divisional entities, on a combined basis, representing operating divisions 100% owned by Hanesbrands;

(iii)	Guarantor subsidiaries, on a combined basis, as specified in the indenture governing the Floating Rate Senior Notes;

(iv)	Non-guarantor subsidiaries, on a combined basis;

(v)	Consolidating entries and eliminations representing adjustments to (a) eliminate intercompany transactions between or among Hanesbrands, the guarantor subsidiaries and the non-guarantor subsidiaries, (b) eliminate intercompany profit in inventory, (c) eliminate the investments in our subsidiaries and (d) record consolidating entries; and

(vi)	Hanesbrands Inc. on a consolidated basis.

As described in Note 1, a separate legal entity did not exist for Hanesbrands Inc. prior to the spin off from Sara Lee because a direct ownership relationship did not exist among the various units comprising the Branded Apparel Americas and Asia Business. In connection with the spin off from Sara Lee, each guarantor subsidiary became a 100% owned direct or indirect subsidiary of Hanesbrands Inc. as of September 5, 2006. Therefore, a parent company entity is not presented for fiscal periods prior to the spin-off.

The Floating Rate Senior Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary. Each entity in the consolidating financial information follows the same accounting policies as described in the combined and consolidated financial statements, except for the use by the Parent Company and guarantor subsidiaries of the equity method of accounting to reflect ownership interests in subsidiaries which are eliminated upon consolidation.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Condensed Consolidating Balance Sheet
	December 30, 2006
					Consolidating
	Parent	Divisional	Guarantor	Non-Guarantor	Entries and
	Company(1)	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Cash and cash equivalents	$—	$60,960	$154	$94,859	$—	$155,973
Trade accounts receivable	—	408,751	9,369	70,509	—	488,629
Inventories	—	959,274	128,773	226,188	(97,734)	1,216,501
Deferred tax assets and other current assets	—	55,481	142,183	27,329	(14,916)	210,077

Total current assets	—	1,484,466	280,479	418,885	(112,650)	2,071,180

Property, net	—	298,755	96,147	161,964	—	556,866
Trademarks and other identifiable intangibles, net	—	13,301	114,205	9,675	—	137,181
Goodwill	—	213,376	16,935	51,214	—	281,525
Investments in subsidiaries	69,271	—	175,594	266,347	(511,212)	—
Deferred tax assets and other noncurrent assets	—	144,281	233,608	245,879	(234,900)	388,868

Total assets	$69,271	$2,154,179	$916,968	$1,153,964	$(858,762)	$3,435,620

Liabilities and Stockholders’ Equity
Accounts payable	$—	$162,281	$20,109	$44,855	$(4,704)	$222,541
Accrued liabilities	—	189,243	29,784	292,788	(146,814)	365,001
Notes payable to banks	—	—	—	14,264	—	14,264
Current portion of long-term debt	—	9,375	—	—	—	9,375

Total current liabilities	—	360,899	49,893	351,907	(151,518)	611,181

Long-term debt	—	2,034,000	450,000	—	—	2,484,000
Other noncurrent liabilities		238,271	20,525	8,567	3,805	271,168

Total liabilities	—	2,633,170	520,418	360,474	(147,713)	3,366,349

Stockholders’ equity	69,271	(478,991)	396,550	793,490	(711,049)	69,271

Total liabilities and stockholders’ equity	$69,271	$2,154,179	$916,968	$1,153,964	$(858,762)	$3,435,620

(1)	Parent Company refers to Hanesbrands Inc. without its subsidiaries or divisions.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Condensed Consolidating Balance Sheet
	July 1, 2006
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Cash and cash equivalents	$261,055	$(268,239)	$305,436	$—	$298,252
Trade accounts receivable	455,823	17,603	62,815	—	536,241
Inventories	969,903	127,206	277,529	(138,052)	1,236,586
Deferred tax assets and other current assets	23,118	106,702	21,438	5	151,263
Due from related entities	43	—	1,034	272,351	273,428
Notes receivable from parent companies	308,011	1,026,740	259,378	(482,962)	1,111,167
Funding receivable with parent companies	164,890	(2,548)	(656)	—	161,686

Total current assets	2,182,843	1,007,464	926,974	(348,658)	3,768,623

Property, net	345,600	117,417	154,004	—	617,021
Trademarks and other identifiable intangibles, net	128,766	188	7,410	—	136,364
Goodwill	225,722	17,190	35,743	—	278,655
Investments in subsidiaries	—	154,646	268,096	(422,742)	—
Deferred tax assets and other noncurrent assets	11,084	79,646	17,235	(4,742)	103,223

Total assets	$2,894,015	$1,376,551	$1,409,462	$(776,142)	$4,903,886

Liabilities and Parent Companies’ Equity
Accounts payable and bank overdraft.	$406,453	$27,544	$49,036	$—	$483,033
Accrued liabilities and other	253,627	52,854	77,496	(2,605)	381,372
Notes payable to banks	—	—	3,471	—	3,471
Due to related entities	(67,824)	—	59,841	51,098	43,115
Notes payable to parent companies	(118,990)	982	351,194	13,644	246,830
Notes payable to related entities	119,012	321,841	26,091	—	466,944

Total current liabilities	592,278	403,221	567,129	62,137	1,624,765

Other noncurrent liabilities	20,561	11,493	12,998	4,935	49,987

Total liabilities	612,839	414,714	580,127	67,072	1,674,752

Parent companies’ equity	2,281,176	961,837	829,335	(843,214)	3,229,134

Total liabilities and parent companies’ equity	$2,894,015	$1,376,551	$1,409,462	$(776,142)	$4,903,886

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Condensed Consolidating Balance Sheet
	July 2, 2005
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Assets
Cash and cash equivalents	$(9,620)	$976,433	$113,986	$—	$1,080,799
Trade accounts receivable	522,527	8,492	64,228	—	595,247
Inventories	1,184,905	103,949	294,752	(321,049)	1,262,557
Deferred tax assets and other current assets	39,088	33,792	17,660	5	90,545
Due from related entities	23	88	16,646	9,437	26,194
Notes receivable from parent companies	132,044	(46,251)	185,419	(180,661)	90,551

Total current assets	1,868,967	1,076,503	692,691	(492,268)	3,145,893

Property, net	376,551	56,848	125,258	—	558,657
Trademarks and other identifiable intangibles, net	131,146	18	14,622	—	145,786
Goodwill	225,722	17,189	35,870	—	278,781
Investments in subsidiaries	—	157,199	252,539	(409,738)	—
Deferred tax assets and other noncurrent assets	9,103	105,398	13,689	—	128,190

Total assets	$2,611,489	$1,413,155	$1,134,669	$(902,006)	$4,257,307

Liabilities and Parent Companies’ Equity
Accounts payable	$143,138	$8,843	$44,474	$—	$196,455
Accrued liabilities and other	296,001	36,487	63,417	(2,602)	393,303
Notes payable to banks	—	—	83,303	—	83,303
Due to related entities	(47,863)	30	63,311	44,465	59,943
Funding payable with parent companies	336,975	(16,509)	656	(3,938)	317,184
Notes payable to parent companies	39,455	786	143,609	44,302	228,152
Notes payable to related entities	—	323,046	—	—	323,046

Total current liabilities	767,706	352,683	398,770	82,227	1,601,386

Other noncurrent liabilities	28,719	4,874	19,966	—	53,559

Total liabilities	796,425	357,557	418,736	82,227	1,654,945

Parent companies’ equity	1,815,064	1,055,598	715,933	(984,233)	2,602,362

Total liabilities and parent companies’ equity	$2,611,489	$1,413,155	$1,134,669	$(902,006)	$4,257,307

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Consolidating Statement of Income
	Six Months Ended December 30, 2006
					Consolidating
	Parent	Divisional	Guarantor	Non-Guarantor	Entries and
	Company(1)	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$—	$2,239,788	$298,380	$1,197,146	$(1,484,841)	$2,250,473
Cost of sales	—	1,583,683	412,274	1,042,006	(1,507,844)	1,530,119

Gross profit	—	656,105	(113,894)	155,140	23,003	720,354
Selling, general and administrative expenses	—	452,483	57,249	60,291	(22,554)	547,469
Gain on curtailment of postretirement benefits	—	(28,467)	—	—	—	(28,467)
Restructuring	—	2,970	2,036	6,272	—	11,278

Operating profit (loss)	—	229,119	(173,179)	88,577	45,557	190,074
Other expenses	—	7,401	—	—	—	7,401
Equity in earnings (loss) of subsidiaries	74,139	—	20,948	(219)	(94,868)	—
Interest expense, net	—	56,234	15,043	(524)	—	70,753

Income (loss) before income taxes	74,139	165,484	(167,274)	88,882	$(49,311)	111,920
Income tax expense	—	—	32,265	5,516	—	37,781

Net income (loss)	$74,139	$165,484	$(199,539)	$83,366	$(49,311)	$74,139

(1)	Parent Company refers to Hanesbrands Inc. without its subsidiaries or divisions.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Consolidating Statement of Income
	Year Ended July 1, 2006
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$4,645,494	$947,083	$2,453,589	$(3,573,334)	$4,472,832
Cost of sales	3,687,964	791,992	2,075,249	(3,567,705)	2,987,500

Gross profit	957,530	155,091	378,340	(5,629)	1,485,332
Selling, general and administrative expenses	774,972	162,128	113,508	1,225	1,051,833
Restructuring	701	(201)	(601)	—	(101)

Operating profit (loss)	181,857	(6,836)	265,433	(6,854)	433,600
Equity in earnings (loss) of subsidiaries	—	47,447	79,770	(127,217)	—
Interest expense, net	1,605	8,820	6,855	—	17,280

Income (loss) before income taxes	180,252	31,791	338,348	(134,071)	416,320
Income tax expense	—	83,291	10,536	—	93,827

Net income (loss)	$180,252	$(51,500)	$327,812	$(134,071)	$322,493

	Consolidating Statement of Income
	Year Ended July 2, 2005
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$4,926,503	$753,516	$2,273,019	$(3,269,355)	$4,683,683
Cost of sales	3,917,590	482,605	1,917,714	(3,094,338)	3,223,571

Gross profit	1,008,913	270,911	355,305	(175,017)	1,460,112
Selling, general and administrative expenses	800,140	146,791	102,635	4,088	1,053,654
Restructuring	42,307	4,770	(99)	—	46,978

Operating profit (loss)	166,466	119,350	252,769	(179,105)	359,480
Equity in earnings (loss) of subsidiaries	—	68,317	39,579	(107,896)	—
Interest expense, net	11,950	6,442	(4,428)	—	13,964

Income before (loss) income taxes	154,516	181,225	296,776	(287,001)	345,516
Income tax expense	—	115,816	11,191	—	127,007

Net income (loss)	$154,516	$65,409	$285,585	$(287,001)	$218,509

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Consolidating Statement of Income
	Year Ended July 3, 2004
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net sales	$4,789,499	$800,735	$2,372,452	$(3,329,945)	$4,632,741
Cost of sales	3,813,957	526,395	2,013,778	(3,262,104)	3,092,026

Gross profit	975,542	274,340	358,674	(67,841)	1,540,715
Selling, general and administrative expenses	851,158	174,844	64,837	(2,875)	1,087,964
Restructuring	13,953	5,128	8,385	—	27,466

Operating profit (loss)	110,431	94,368	285,452	(64,966)	425,285
Equity in earnings (loss) of subsidiaries	—	63,149	33,379	(96,528)	—
Interest expense, net	14,506	7,300	2,607	—	24,413

Income (loss) before income taxes	95,925	150,217	316,224	(161,494)	400,872
Income tax (benefit)	—	(45,168)	(3,512)	—	(48,680)

Net income (loss)	$95,925	$195,385	$319,736	$(161,494)	$449,552

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Condensed Consolidating Statement of Cash Flows
	Six Months Ended December 30, 2006
					Consolidating
	Parent	Divisional	Guarantor	Non-Guarantor	Entries and
	Company(1)	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$—	$246,008	$(536,747)	$121,821	$304,997	$136,079

Investing activities:
Purchases of property and equipment	—	(14,077)	(2,527)	(13,160)	—	(29,764)
Acquisitions of business	—	—	—	(6,666)	—	(6,666)
Proceeds from sales of assets	—	1,269	4,123	7,557	—	12,949
Other	—	132,988	(114,692)	(16,760)	(1,086)	450

Net cash provided by (used in) investing activities	—	120,180	(113,096)	(29,029)	(1,086)	(23,031)

Financing activities:
Principal payments on capital lease obligations	—	(3,046)	(42)	—	—	(3,088)
Borrowings on notes payable to banks	—	—	—	10,741	—	10,741
Repayments on notes payable to banks	—	—	—	(3,508)	—	(3,508)
Issuance of debt under credit facilities	—	2,150,000	450,000	—	—	2,600,000
Cost of debt issuance	—	(41,958)	(8,290)	—	—	(50,248)
Payments to Sara Lee Corporation	—	(1,974,606)	(450,000)	—	—	(2,424,606)
Repayment of debt under credit facilities	—	(106,625)	—	—	—	(106,625)
Issuance of Floating Rate Senior Notes	—	500,000	—	—	—	500,000
Repayment of bridge loan facility	—	(500,000)	—	—	—	(500,000)
Proceeds from stock options exercised	—	139	—	—	—	139
Increase (decrease) in bank overdraft.	—	—	(275,385)	834	—	(274,551)
Net transactions with parent companies	—	(742,738)	1,523,794	(283,890)	(303,911)	193,255
Net transactions with related entities	—	152,551	(321,841)	(26,091)	—	(195,381)

Net cash provided by (used in) financing activities	—	(566,283)	918,236	(301,914)	(303,911)	(253,872)

Effect of changes in foreign exchange rates on cash	—	—	—	(1,455)	—	(1,455)

Increase (decrease) in cash and cash equivalents	—	(200,095)	268,393	(210,577)	—	(142,279)
Cash and cash equivalents at beginning of year	—	261,055	(268,239)	305,436	—	298,252

Cash and cash equivalents at end of year	$—	$60,960	$154	$94,859	$—	$155,973

(1)	Parent Company refers to Hanesbrands Inc. without its subsidiaries or divisions.

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Condensed Consolidating Statement of Cash Flows
	Year Ended July 1, 2006
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$1,014,001	$(312,762)	$427,471	$(618,089)	$510,621

Investing activities:
Purchases of property and equipment	(60,878)	(5,900)	(43,301)	—	(110,079)
Acquisitions of business	—	(2,436)	—	—	(2,436)
Proceeds from sales of assets	4,731	84	705	—	5,520
Other	(4,433)	(4,636)	1,741	3,662	(3,666)

Net cash provided by (used in) investing activities	(60,580)	(12,888)	(40,855)	3,662	(110,661)

Financing activities:
Principal payments on capital lease obligations	(5,227)	(315)	—	—	(5,542)
Borrowings on notes payable to banks	—	—	7,984	—	7,984
Repayments on notes payable to banks	—	—	(93,073)	—	(93,073)
Increase in bank overdraft.	—	275,385	—	—	275,385
Borrowings on notes payable to related entities	119,012	(1,205)	26,091	—	143,898
Net transactions with parent companies	(537,505)	(1,192,887)	(135,997)	614,427	(1,251,962)
Net transactions with related entities	(259,026)	—	—	—	(259,026)

Net cash provided by (used in) financing activities	(682,746)	(919,022)	(194,995)	614,427	(1,182,336)

Effect of changes in foreign exchange rates on cash	—	—	(171)	—	(171)

Increase (decrease) in cash and cash equivalents	270,675	(1,244,672)	191,450	—	(782,547)
Cash and cash equivalents at beginning of year	(9,620)	976,433	113,986	—	1,080,799

Cash and cash equivalents at end of year	$261,055	$(268,239)	$305,436	$—	$298,252

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Condensed Consolidating Statement of Cash Flows
	Year Ended July 2, 2005
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$213,706	$199,883	$260,470	$(167,188)	$506,871

Investing activities:				—
Purchases of property and equipment	(44,044)	(4,048)	(19,043)	—	(67,135)
Acquisitions of business	—	—	(1,700)	—	(1,700)
Proceeds from sales of assets	8,358	169	432	—	8,959
Other	10,733	2,033	(12,970)	—	(204)

Net cash provided by (used in) investing activities	(24,953)	(1,846)	(33,281)	—	(60,080)

Financing activities:
Principal payments on capital lease obligations	(5,384)	(58)	—	—	(5,442)
Borrowings on notes payable to banks	—	—	88,849	—	88,849
Repayments on notes payable to banks	—	—	(5,546)	—	(5,546)
Repayments on notes payable to related entities	—	(113,341)	(18)	—	(113,359)
Net transactions with parent companies	(53,191)	265,818	(375,316)	167,188	4,499
Net transactions with related entities	(10,378)	—	—	—	(10,378)

Net cash provided by (used in) financing activities	(68,953)	152,419	(292,031)	167,188	(41,377)

Effect of changes in foreign exchange rates on cash	—	—	1,231	—	1,231

Increase (decrease) in cash and cash equivalents	119,800	350,456	(63,611)	—	406,645
Cash and cash equivalents at beginning of year	(129,420)	625,977	177,597	—	674,154

Cash and cash equivalents at end of year	$(9,620)	$976,433	$113,986	$—	$1,080,799

HANESBRANDS

Notes to Combined and Consolidated Financial Statement — (Continued)
Six months ended December 30, 2006 and years ended July 1, 2006, July 2, 2005 and July 3, 2004
(dollars in thousands, except per share data)

	Condensed Consolidating Statement of Cash Flows
	Year Ended July 3, 2004
				Consolidating
	Divisional	Guarantor	Non-Guarantor	Entries and
	Entities	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net cash provided by (used in) operating activities	$(182,504)	$241,332	$287,938	$124,670	$471,436

Investing activities:
Purchases of property and equipment	(48,687)	(9,062)	(5,884)	—	(63,633)
Proceeds from sales of assets	1,854	5	2,648	—	4,507
Other	(7,648)	38,347	115,736	(148,568)	(2,133)

Net cash provided by (used in) investing activities	(54,481)	29,290	112,500	(148,568)	(61,259)

Financing activities:
Principal payments on capital lease obligations	(4,730)	—	—	—	(4,730)
Borrowings on notes payable to banks	—	—	79,987	—	79,987
Repayments on notes payable to banks	—	—	(79,987)	—	(79,987)
Repayments on notes payable to related entities	—	(24,178)	—	—	(24,178)
Net transactions with parent companies	59,791	183,276	(280,747)	23,898	(13,782)
Net transactions with related entities	16,877	—	—	—	16,877

Net cash provided by (used in) financing activities	71,938	159,098	(280,747)	23,898	(25,813)

Effect of changes in foreign exchange rates on cash	—	—	(26)	—	(26)

Increase (decrease) in cash and cash equivalents	(165,047)	429,720	119,665	—	384,338
Cash and cash equivalents at beginning of year	35,627	196,257	57,932	—	289,816

Cash and cash equivalents at end of year	$(129,420)	$625,977	$177,597	$—	$674,154

HANESBRANDS

VALUATION AND QUALIFYING ACCOUNTS
Six months ended December 30, 2006 and years ended July 1, 2006 and July 2, 2005
(dollars in thousands, except per share data)

		Additions
	Balance at	Charged to			Balance
	Beginning	costs and			at End
Description	of Year	Expenses	Deductions(1)	Other(2)	of Year

Allowance for trade accounts receivable year-ended:
Six months ended December 30, 2006	28,817	19,508	(20,530)	(86)	27,709
Fiscal year ended July 1, 2006	27,676	56,883	(56,128)	386	28,817
Fiscal year ended July 2, 2005	34,237	68,752	(76,369)	1,056	27,676

(1)	Represents accounts receivable write-offs.

(2)	Represents primarily currency translation adjustments.

Offer to Exchange
$500,000,000 of Floating Rate Senior Notes due 2014, Series B
for any and all outstanding
$500,000,000 of Floating Rate Senior Notes due 2014

PROSPECTUS

We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.

Until          , 2007, all dealers that buy, sell or trade the Exchange Notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

, 2007

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Maryland

Registrant Hanesbrands Inc. is a Maryland corporation. Section 2-405.2 of MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment or other adjudication as material to the cause of action adjudicated in the proceeding. Our charter contains a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by MGCL.

Section 2-418(d) of MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director of the corporation who has been successful, on the merits or otherwise, in the defense of any proceeding to which such director was made a party by reason of the director’s service in that capacity. Section 2-418(b) permits a corporation to indemnify its present or former directors against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with any proceeding to which the director is made a party by reason of the director’s service as a director, unless it is established that (1) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If, however, the proceeding was one by or in the right of the corporation and the director was adjudged liable to the corporation, the corporation may not indemnify the director. MGCL also permits a Maryland corporation to pay a director’s expenses in advance of the final disposition of an action to which the director is a party upon receipt by the corporation of (1) a written affirmation by the director of the director’s good faith belief that the director has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that the director did not meet the necessary standard of conduct. Section 2-418 of the MGCL defines a director as any person who is or was a director of a corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan. Section 2-418(j)(2) of MGCL also permits a Maryland corporation to indemnify and advance expenses to its officers, employees and agents to the extent that it may indemnify and advance expenses to its directors.

Our bylaws obligate us, to the maximum extent permitted by MGCL, to indemnify any of our present or former directors or officers or those of our subsidiaries who (1) is made a party to a proceeding by reason of such person’s service in that capacity or (2) while a director or officer and at our request, serves or served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee from and against any claim or liability to which that person may become subject or which that person may incur by reason of such person’s services in such capacity and to pay or reimburse that person’s reasonable expenses in advance of final disposition of a proceeding. This indemnity could apply to liabilities under the Securities Act in certain circumstances.

Our bylaws also permit us, with the approval of our board of directors, to indemnify and advance expenses to (1) a person who served a predecessor in any of the capacities described above or (2) any of our employees or agents, or any employee or agent of a predecessor.

We also maintain indemnity insurance as permitted by Section 2-418 of MGCL, pursuant to which our officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related losses under the Securities Act or the Exchange Act.

Delaware

BA International, L.L.C., Caribesock, Inc., Caribetex, Inc., CASA International, LLC, Ceibena Del, Inc., Hanes Menswear, LLC, Hanes Puerto Rico, Inc., Hanesbrands Distribution, Inc., HBI Branded Apparel Enterprises, LLC, HBI Branded Apparel Limited, Inc., HbI International, LLC, HBI Sourcing, LLC, Inner Self, LLC, Jasper-Costa Rica, L.L.C., National Textiles, L.L.C., Playtex Dorado, LLC, Playtex Industries, Inc., Seamless Textiles, LLC, UPCR, Inc. and UPEL, Inc. are organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Liability Company Agreements of each of BA International, L.L.C., CASA International, LLC, Hanes Menswear, LLC, HBI Branded Apparel Enterprises, LLC, HbI International, LLC, HBI Sourcing, LLC, Inner Self, LLC, National Textiles, L.L.C., Playtex Dorado, LLC and Seamless Textiles, LLC provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any manager, officer, employee or agent of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, a manager, officer, employee or agent of the companies. The Limited Liability Company Agreement of Jasper-Costa Rica, L.L.C. provides, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of the member.

The charter documents of each of Caribesock, Inc., Caribetex, Inc., Ceibena Del, Inc., Hanesbrands Distribution, Inc., HBI Branded Apparel Limited, Inc., Playtex Industries, Inc., UPCR, Inc. and UPEL, Inc. provide for the indemnification of directors and officers to the fullest extent authorized by the DGCL. The charter documents of Hanes Puerto Rico, Inc. are silent as to indemnification.

The bylaws of each of Caribesock, Inc., Caribetex, Inc., Ceibena Del, Inc., Hanes Puerto Rico, Inc., Hanesbrands Distribution, Inc., UPCR, Inc. and UPEL, Inc. provide, subject to certain exceptions, for the indemnification of all current and former directors, officers, employees or agents against expenses, judgments, fines and amounts paid in connection with actions (other than actions by or in the right of the corporation) taken against such person by reason of the fact that he or she was a director, officer, employee or agent of the corporation. The bylaws of Playtex Industries, Inc. and HBI Branded Apparel Limited, Inc. provide generally for the indemnification of directors and officers to the fullest extent authorized by the DGCL.

Colorado

Hanesbrands Direct, LLC is organized under the laws of the State of Colorado.

Section 7-80-104(1)(k) of the Colorado Limited Liability Company Act permits a company to indemnify a member or manager or former member or manager of the limited liability company as provided in section 7-80-407. Under Section 7-80-407, a limited liability company shall reimburse a member or manager for payments made, and indemnify a member or manager for liabilities incurred by the member or manager, in the ordinary conduct of the business of the limited liability company or for the preservation of its business or property if such payments were made or liabilities incurred without violation of the member’s or manager’s duties to the limited liability company.

The Hanesbrands Direct, LLC Limited Liability Company Agreement provides, to the fullest extent authorized by the Colorado Limited Liability Company Act, for the indemnification of any manager, director, officer, employee or agent of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a manager, director, officer, employee or agent of the company.

Notwithstanding the Limited Liability Company Agreement, the company may not indemnify a director under the Colorado Limited Liability Company Act: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

The documents listed in the Index to Exhibits are filed as part of this Registration Statement.

(b) Financial Statement Schedule

The financial statement schedule listed in the Index to Combined and Consolidated Financial Statements is filed as part of this Registration Statement.

Item 22.	Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanesbrands Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HANESBRANDS INC.

/s/  Richard A. Noll
Richard A. Noll
Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Lee A. Chaden Lee A. Chaden	Executive Chairman and Director	April 25, 2007

/s/ Richard A. Noll Richard A. Noll	Chief Executive Officer and Director (principal executive officer)	April 25, 2007

/s/ E. Lee Wyatt Jr. E. Lee Wyatt Jr.	Executive Vice President, Chief Financial Officer (principal financial officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	April 25, 2007

/s/ Harry A. Cockrell Harry A. Cockrell	Director	April 25, 2007

/s/ Charles W. Coker Charles W. Coker	Director	April 25, 2007

/s/ Bobby J. Griffin Bobby J. Griffin	Director	April 25, 2007

/s/ James C. Johnson James C. Johnson	Director	April 25, 2007

/s/ Jessica T. Mathews Jessica T. Mathews	Director	April 25, 2007

/s/ J. Patrick Mulcahy J. Patrick Mulcahy	Director	April 25, 2007

/s/ Alice M. Peterson Alice M. Peterson	Director	April 25, 2007

/s/ Andrew J. Schindler Andrew J. Schindler	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, BA International, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

BA INTERNATIONAL, L.L.C.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Caribesock, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

CARIBESOCK, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Caribetex, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

CARIBETEX, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, CASA International, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

CASA INTERNATIONAL, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Ceibena Del, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

CEIBENA DEL, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanes Menswear, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HANES MENSWEAR, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanes Puerto Rico, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HANES PUERTO RICO, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanesbrands Direct, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HANESBRANDS DIRECT, LLC

/s/  Michael O. Ernst
Michael O. Ernst
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Michael O. Ernst Michael O. Ernst	President (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Joia M. Johnson Joia M. Johnson	Manager	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Hanesbrands Distribution, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HANESBRANDS DISTRIBUTION, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, HBI Branded Apparel Enterprises, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HBI BRANDED APPAREL ENTERPRISES, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, HBI Branded Apparel Limited, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HBI BRANDED APPAREL LIMITED, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, HbI International, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HBI INTERNATIONAL, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, HBI Sourcing, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

HBI SOURCING, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Joia M. Johnson Hanesbrands Inc., as sole member of HBI Sourcing, LLC By: Joia M. Johnson, Executive Vice President, General Counsel and Corporate Secretary		April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Inner Self, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

INNER SELF, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Jasper-Costa Rica, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

JASPER-COSTA RICA, L.L.C.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Industria Textileras del Este, S. de R.L., as sole member By: Catherine A. Meeker Fourth Manager		April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, National Textiles, L.L.C. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

NATIONAL TEXTILES, L.L.C.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

/s/ Grady L. Crosby Grady L. Crosby	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Playtex Dorado, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

PLAYTEX DORADO, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Playtex Industries, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

PLAYTEX INDUSTRIES, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, Seamless Textiles, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

SEAMLESS TEXTILES, LLC

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Manager (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Manager	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, UPCR, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

UPCR, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act, UPEL, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina on April 25, 2007.

UPEL, INC.

/s/  Joia M. Johnson
Joia M. Johnson
President

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Lee A. Chaden, Richard A. Noll, E. Lee Wyatt Jr. and Joia M. Johnson, and each one of them, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

/s/ Joia M. Johnson Joia M. Johnson	President and Director (principal executive officer)	April 25, 2007

/s/ Dale W. Boyles Dale W. Boyles	Vice President and Controller (principal financial officer and principal accounting officer)	April 25, 2007

/s/ Catherine A. Meeker Catherine A. Meeker	Director	April 25, 2007

INDEX TO EXHIBITS

References in this Index to Exhibits to the “Registrant” are to Hanesbrands Inc.

Exhibit
Number	Description

3.1	Articles of Amendment and Restatement of Hanesbrands Inc. (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).
3.2	Articles Supplementary (Junior Participating Preferred Stock, Series A) (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).
3.3	Amended and Restated Bylaws of Hanesbrands Inc. (incorporated by reference from Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).
3.4	Certificate of Formation of BA International, L.L.C.
3.5	Limited Liability Company Agreement of BA International, L.L.C.
3.6	Certificate of Incorporation of Caribesock, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent.
3.7	Bylaws of Caribesock, Inc.
3.8	Certificate of Incorporation of Caribetex, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent.
3.9	Bylaws of Caribetex, Inc.
3.10	Certificate of Formation of CASA International, LLC.
3.11	Limited Liability Company Agreement of CASA International, LLC.
3.12	Certificate of Incorporation of Ceibena Del, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent.
3.13	Bylaws of Ceibena Del, Inc.
3.14	Certificate of Formation of Hanes Menswear, LLC, together with Certificate of Conversion from a Corporation to a Limited Liability Company Pursuant to Section 18-214 of the Limited Liability Company Act and Certificate of Change of Location of Registered Office and Registered Agent.
3.15	Limited Liability Company Agreement of Hanes Menswear, LLC.
3.16	Certificate of Incorporation of HPR, Inc., together with Certificate of Merger of Hanes Puerto Rico, Inc. into HPR, Inc. (now known as Hanes Puerto Rico, Inc.).
3.17	Bylaws of Hanes Puerto Rico, Inc.
3.18	Articles of Organization of Sara Lee Direct, LLC, together with Articles of Amendment reflecting the change of the entity’s name to Hanesbrands Direct, LLC.
3.19	Limited Liability Company Agreement of Sara Lee Direct, LLC (now known as Hanesbrands Direct, LLC).
3.20	Certificate of Incorporation of Sara Lee Distribution, Inc., together with Certificate of Amendment of Certificate of Incorporation of Sara Lee Distribution, Inc. reflecting the change of the entity’s name to Hanesbrands Distribution, Inc.
3.21	Bylaws of Sara Lee Distribution, Inc. (now known as Hanesbrands Distribution, Inc.).
3.22	Certificate of Formation of HBI Branded Apparel Enterprises, LLC.
3.23	Operating Agreement of HBI Branded Apparel Enterprises, LLC.
3.24	Certificate of Incorporation of HBI Branded Apparel Limited, Inc.
3.25	Bylaws of HBI Branded Apparel Limited, Inc.
3.26	Certificate of Formation of HbI International, LLC.
3.27	Limited Liability Company Agreement of HbI International, LLC.
3.28	Certificate of Formation of SL Sourcing, LLC, together with Certificate of Amendment to the Certificate of Formation of SL Sourcing, LLC reflecting the change of the entity’s name to HBI Sourcing, LLC.

Exhibit
Number	Description

3.29	Limited Liability Company Agreement of SL Sourcing, LLC (now known as HBI Sourcing, LLC).
3.30	Certificate of Formation of Inner Self, LLC.
3.31	Limited Liability Company Agreement of Inner Self, LLC.
3.32	Certificate of Formation of Jasper-Costa Rica, L.L.C.
3.33	Amended and Restated Limited Liability Company Agreement of Jasper-Costa Rica, L.L.C.
3.34	Certificate of Formation of United States Knitting, L.L.C., together with Certificate of Amendment reflecting the change of the entity’s name to National Textiles, L.L.C. and subsequent Certificate of Amendment.
3.35	Amended and Restated Limited Liability Company Agreement of National Textiles, L.L.C.**
3.36	Certificate of Formation of Playtex Dorado, LLC, together with Certificate of Conversion from a Corporation to a Limited Liability Company Pursuant to Section 18-214 of the Limited Liability Company Act.
3.37	Amended and Restated Limited Liability Company Agreement of Playtex Dorado, LLC.
3.38	Certificate of Incorporation of Playtex Industries, Inc.
3.39	Bylaws of Playtex Industries, Inc.
3.40	Certificate of Formation of Seamless Textiles, LLC, together with Certificate of Conversion from a Corporation to a Limited Liability Company Pursuant to Section 18-214 of the Limited Liability Company Act.
3.41	Limited Liability Company Agreement of Seamless Textiles, LLC.
3.42	Certificate of Incorporation of UPCR, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent.
3.43	Bylaws of UPCR, Inc.
3.44	Certificate of Incorporation of UPEL, Inc., together with Certificate of Change of Location of Registered Office and Registered Agent.
3.45	Bylaws of UPEL, Inc.
4.1	Rights Agreement between Hanesbrands Inc. and Computershare Trust Company, N.A., Rights Agent. (incorporated by reference from Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).
4.2	Form of Rights Certificate (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).
4.3	Placement Agreement, dated December 11, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 15, 2006).
4.4	Indenture, dated as of December 14, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., and Branch Banking and Trust Company, as Trustee (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2006).
4.5	Registration Rights Agreement with respect to Floating Rate Senior Notes due 2014, dated as of December 14, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., and HSBC Securities (USA) Inc. (incorporated by reference from Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 20, 2006).
5.1	Opinion of Venable LLP regarding the validity of certain securities offered hereby.**
5.2	Opinion of Kirkland & Ellis LLP regarding the validity of certain securities offered hereby.**
5.3	Opinion of Hogan & Hartson LLP regarding the validity of certain securities offered hereby.**

Exhibit
Number	Description

10.1	Hanesbrands Inc. Omnibus Incentive Plan of 2006 (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.2	Form of Stock Option Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006 (incorporated by reference from Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.3	Form of Restricted Stock Unit Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006. (incorporated by reference from Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.4	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006 (incorporated by reference from Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.5	Form of Non-Employee Director Stock Option Grant Notice and Agreement under the Hanesbrands Inc. Omnibus Incentive Plan of 2006 (incorporated by reference from Exhibit 10.5 to the Registrant’s Transition Report on Form 10-K filed with the Securities and Exchange Commission on February 22, 2007).*
10.6	Hanesbrands Inc. Retirement Savings Plan (incorporated by reference from Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.7	Hanesbrands Inc. Supplemental Employee Retirement Plan (incorporated by reference from Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.8	Hanesbrands Inc. Performance-Based Annual Incentive Plan (incorporated by reference from Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.9	Hanesbrands Inc. Executive Deferred Compensation Plan (incorporated by reference from Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.10	Hanesbrands Inc. Executive Life Insurance Plan (incorporated by reference from Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.11	Hanesbrands Inc. Executive Long-Term Disability Plan (incorporated by reference from Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.12	Hanesbrands Inc. Employee Stock Purchase Plan of 2006 (incorporated by reference from Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.13	Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan (incorporated by reference from Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.14	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and Richard A. Noll (incorporated by reference from Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.15	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and Joan P. McReynolds (incorporated by reference from Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.16	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and Kevin D. Hall (incorporated by reference from Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*

Exhibit
Number	Description

10.17	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and Michael Flatow (incorporated by reference from Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.18	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and Gerald W. Evans Jr. (incorporated by reference from Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.19	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and E. Lee Wyatt Jr. (incorporated by reference from Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).
10.20	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and Lee A. Chaden (incorporated by reference from Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.21	Severance/Change in Control Agreement dated September 1, 2006 between the Registrant and Kevin W. Oliver (incorporated by reference from Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 5, 2006).*
10.22	Severance/Change in Control Agreement dated March 5, 2007 between the Registrant and Joia M. Johnson.
10.23	Master Separation Agreement dated August 31, 2006 between the Registrant and Sara Lee Corporation (incorporated by reference from Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).
10.24	Tax Sharing Agreement dated August 31, 2006 between the Registrant and Sara Lee Corporation (incorporated by reference from Exhibit 10.22 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).
10.25	Employee Matters Agreement dated August 31, 2006 between the Registrant and Sara Lee Corporation (incorporated by reference from Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).
10.26	Master Transition Services Agreement dated August 31, 2006 between the Registrant and Sara Lee Corporation (incorporated by reference from Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).
10.27	Real Estate Matters Agreement between the Registrant and Sara Lee Corporation (incorporated by reference from Exhibit 10.25 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).
10.28	Indemnification and Insurance Matters Agreement dated August 31, 2006 between the Registrant and Sara Lee Corporation (incorporated by reference from Exhibit 10.26 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).
10.29	Intellectual Property Matters Agreement dated August 31, 2006 between the Registrant and Sara Lee Corporation (incorporated by reference from Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).
10.30	First Lien Credit Agreement dated September 5, 2006 (the “Senior Secured Credit Facility”) between the Registrant and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-syndication agents and the joint lead arrangers and joint bookrunners, Citicorp USA, Inc. as administrative agent and Citibank, N.A. as collateral agent (incorporated by reference from Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).†
10.31	First Amendment dated February 22, 2007 among Hanesbrands Inc. and the Lenders (as that term is defined in the Senior Secured Credit Facility) to the Senior Secured Credit Facility (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2007).

Exhibit
Number	Description

10.32	Second Lien Credit Agreement dated September 5, 2006 between HBI Branded Apparel Limited, Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-syndication agents and the joint lead arrangers and joint bookrunners, Citicorp USA, Inc. as administrative agent and Citibank, N.A. as collateral agent (incorporated by reference from Exhibit 10.29 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).†
10.33	Bridge Loan Agreement dated September 5, 2006 between the Registrant, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as co-syndication agents and the joint lead arrangers and joint bookrunners and Morgan Stanley Senior Funding, Inc. as administrative agent (incorporated by reference from Exhibit 10.30 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 28, 2006).†
12.1	Ratio of Earnings to Fixed Charges.
21.1	Subsidiaries of the Registrant.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature pages hereto).
25.1	Statement of eligibility of trustee on Form T-1 of Branch Banking & Trust Company, as trustee.
99.1	Form of Letter of Transmittal.
99.2	Form of Tender Instructions.
99.3	Form of Notice of Guaranteed Delivery.

*	Agreement relates to executive compensation.

**	To be filed by amendment.

†	Portions of this exhibit were redacted pursuant to confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.